Exhibit 10.17
Execution Version
Confidential

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO BRACKETED ASTERISKS [**].

ENGINEERING, PROCUREMENT AND
CONSTRUCTION AGREEMENT

for the

MARCELLUS LNG PRODUCTION FACILITY I

between

BRADFORD COUNTY REAL ESTATE PARTNERS LLC,
COMPANY

and

BLACK & VEATCH CONSTRUCTION, INC.
CONTRACTOR

DATED January 8, 2019

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EXHIBITS
Exhibit A	– Scope of Work
Exhibit B	– Site Diagrams – Areas and Restrictions
Exhibit C	– Contract Price; Provisional Sum Equipment
Exhibit D	– Schedule
Attachment 1 – Contract Schedule
Exhibit E	– Insurance
Exhibit F	– Pre-Commissioning; Commissioning; Start-Up; and Training
Exhibit G	– Testing; Minimum Acceptance Criteria; Performance Guarantees; Performance Liquidated Damages
Exhibit H	– EH&S and Quality Control Requirements
Exhibit I	– Major Subcontractors; Procurement Procedure
Exhibit J	– Form of Progress Reports
Exhibit K	– [Not Used]
Exhibit L	– Permits
Exhibit M	– [Not Used]
Exhibit N	– Key Personnel; Key Personnel LDs; Contractor’s Representative
Exhibit O	– Document Control Procedures and Coordination; Submission Requirements; Document Reference System
Exhibit P	– [Not Used]
Exhibit Q	– Third Party Agreements
Exhibit R	– Tier 2 Contingency Events
Exhibit S	– Rely Upon Information
Exhibit T	– Company-Installed Facilities & Planned Interface Activities
ANNEXURES
Annexure 1	– Required Waivers
Annexure 2	– Parent Company Guarantee
Annexure 3	– Letter of Credit
Annexure 4	– Notices; Statements; Certificates
Annexure 5	– Forms of Invoices
v

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

This Engineering, Procurement and Construction Agreement (this “Agreement”) is made as of the 8th day of January 2019 (the “Effective Date”), by and between Bradford County Real Estate Partners LLC (“Company”) and Black & Veatch Construction, Inc. (“Contractor”). Company and Contractor are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Company desires to develop, build, own, and operate a natural gas processing facility and all associated infrastructure for the receipt and liquefaction of natural gas, and the handling, storage and dispatch of LNG by non-pipeline modes of transport such as truck and rail, to be located at Wyalusing, Pennsylvania;

WHEREAS, Contractor desires to perform or provide, and Company desires to obtain, on a lump sum price turn-key basis, the design, engineering, scheduling, procurement, fabrication, manufacture, construction, erection, installation, pre-commissioning, commissioning, start-up, demonstration, testing, and warranty of the Facility in accordance with the terms and conditions of this Agreement;

WHEREAS, Contractor desires and has the personnel, equipment, materials, experience and expertise to complete the Work (as hereinafter defined); and

WHEREAS, Contractor has agreed to (a) perform the Work for the Contract Price of six hundred and seventy-two million and no/100 dollars ($672,000,000.00), (b) achieve power block first fire by December 15, 2020, (c) pursue Substantial Completion by March 15, 2021, and (d) guarantee the performance of the Facility, based on a nameplate capacity of two million, two hundred and thirty thousand metric tonnes of LNG per annum (2.23 MTPA).

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
WORK

Section 1.1          Work.

(a)          Contractor shall carry out and complete the design, planning, engineering, procurement, construction, commissioning, start-up, demonstration, and testing of the Facility and all other work and services necessary in connection therewith (the “Work”), including as described in the scope of work (including the plot plan, GA, PFDs, PIDs and data and technical information required to apply for, or obtain Permits described or referenced therein) attached hereto as Exhibit A (the “Scope of Work”).

(b)          As part of the Work, Contractor shall, at its sole cost and expense (i) complete the basic and detailed engineering and design of the Facility; (ii) procure and supply all goods and materials necessary to complete all of the Work; (iii) transport, handle, properly store, assemble, erect, construct, install, commission, and test all goods and materials necessary to complete all of the Work; (iv) arrange, perform and cooperate with all inspections, tests and audits of the Site, the Facility, all Materials, and the Work, as applicable, that are required by Applicable Law or this Agreement, or are reasonably requested by Company from time to time; (v) perform all necessary civil works related to the Project; (vi) obtain and maintain in force, and ensure that each member of Contractor Group obtains and maintains in force, all Contractor Permits; (vii) prepare a complete set of Inspection Documents; and (viii) prepare a complete set of As-Built Documents.

Section 1.2          Title and Risk of Loss.

(a)          Contractor warrants good title to the Work, the Facility, and all Materials supplied under this Agreement. Title to all property created by the Work (including Documents) or incorporated into the Facility shall pass to Company on the earliest of (i) payment therefor by Company, (ii) delivery thereof to the Site, or (iii) termination of this Agreement; provided, however, that title to underlying Intellectual Property Rights shall be governed by Article 11 and the Black & Veatch License Agreement. Irrespective of any transfer in title to any portion of the Work or the Facility, from the period of time beginning with the commencement of the Work until Contractor receives the Handover Certificate from Company, Contractor shall bear all risk of loss (except as noted in Section 1.2(b)), and shall take full responsibility for the care of, the Work, all Materials, and the Facility. If any damage or loss shall occur to the Work, any Materials, or the Facility before the Handover Date, Contractor shall promptly repair and make good the same (at no cost or expense to Company, except as noted in Section 1.2(b)), so that, as of the Handover Date, the Work, the Materials, and the Facility comply in every respect with the requirements of this Agreement. Contractor represents that it has not filed, and Contractor shall not file or permit (and shall ensure its Subcontractors do not file or permit), any Liens against Company’s or any of its Affiliates’ property, other than to secure payment of undisputed amounts due and payable by Company pursuant to Section 7.3(d) of this Agreement.

(b)          Notwithstanding the above, Contractor shall not be required to bear the costs of repairing, replacing or otherwise remedying any physical loss or damage to the Facility or to any Materials in transit to the Site or located at the Site, if and to the extent:

(i)          such costs are not insured under the BAR Policy or the Marine Cargo Policy  (the “Property Policies”) because of Company’s failure to maintain such Property Policies in full force and effect at all times required under the Agreement;

(ii)          Company receives payment on a claim under a Property Policy with respect to the relevant costs, but does not pay such proceeds to Contractor to reimburse Contractor for its costs to repair or replace the loss or damage;

(iii)          (A) coverage for such costs is denied under the relevant Property Policy because the relevant physical loss or damage is the subject of a specific policy exception or specific policy limit under the relevant Property Policy, and (B) such denial of coverage is not the result of an act or omission of any member of Contractor Group; or

(iv)          the proceeds of the relevant Property Policy are insufficient to cover the cost of repair or replacement of the loss or damage because of insurer adjustments not attributable to Contractor Group, provided, however, that in each case Contractor shall bear the first two hundred fifty thousand and no/100 dollars ($250,000.00) of any such costs, without any right to reimbursement, except to the extent that the relevant physical loss or damage was directly caused by Company Group’s negligence or willful misconduct.

(c)          If any physical loss or damage to the Facility or any Materials arises in respect of which, pursuant to Section 1.2(b), Contractor is not required to bear some or all of the remedial cost, Company shall be deemed to have directed Contractor to perform such remedial work through a Company Instruction deemed issued on the date the relevant physical loss or damage occurred, and Contractor shall be entitled to a Change to the extent of any incremental Direct Cost of performing or reperforming the Work. Such changes to the Contract Price (and to the project schedule to the extent the physical loss or damage is caused by a Change Event for which schedule relief is permitted under Article 8) shall be made consistent with Article 8.

Section 1.3          Physical and Security Requirements.

(a)          Contractor shall prepare and implement a safety and security plan (the “EH&S Plan”) incorporating the requirements set forth in Exhibit H and otherwise set forth in this Agreement. Contractor shall submit such proposed EH&S Plan to Company within thirty (30) Days following the Effective Date hereof. Contractor shall make such amendments and modifications to the EH&S Plan as may be reasonably requested by Company following its review of the proposed EH&S Plan, as required to conform to the requirements set forth in Exhibit H and otherwise set forth in this Agreement. Once completed and agreed by the Parties, the EH&S Plan developed pursuant to this Section 1.3(a) shall form part of this Agreement.

(b)          Contractor shall not be entitled to any adjustment to the Schedule or the Contract Price or to any other relief as a result of Contractor’s failure prior to Handover Date to protect all Materials, the Work, and other property as described in the EH&S Plan. All risks, costs and expenses in connection with any repairs or restoration necessary or required by reason of unauthorized obstruction, damage or use shall be borne by Contractor, except to the extent caused by a member of Company Group.

Section 1.4          Personnel.

(a)          Contractor shall comply and cause Subcontractors to comply with all Applicable Law concerning industrial relations or otherwise applying to any of its or their employees or agents, and shall duly pay and afford to them all their legal rights.

(b)          Contractor shall employ and cause to be employed by Subcontractors only personnel who are appropriately qualified, skilled and experienced in their respective trades or occupations in connection with the Work. Contractor shall not employ, or permit any Subcontractor to employ, in connection with its performance under this Agreement anyone not skilled or qualified or otherwise unfit to perform the work assigned to such Person. Contractor agrees to promptly remove (or to require any Subcontractor to remove) from its services in connection with the Work any Person who does not meet the foregoing requirements. In addition, Contractor agrees that within forty-eight (48) hours after receipt of written notice from Company, it shall remove from the Work any employee or agent of Contractor or any Subcontractor who, in Company’s reasonable opinion, is unsafe, incompetent, careless, or unqualified to perform the Work assigned to such Person, creates an unsafe or hostile work environment, persists in any conduct which is prejudicial to safety, health, or the protection of the environment, disregards the terms and conditions of this Agreement, or is interrupting, interfering with or impeding the timely and proper completion of the Work. Contractor shall replace any such employee or agent at its sole cost and expense.

(c)          Contractor is responsible for maintaining labor relations in such manner that there is harmony among Contractor, Subcontractor, and their respective employees, contractors and agents. Contractor shall inform Company promptly of any labor dispute, anticipated labor dispute, request or demand by a labor organization, its representatives or members which may reasonably be expected to affect the Work. Contractor further agrees to inform Company, before any commitments are made, during the negotiations of any agreements or understandings with local or national labor organizations. In the event of any labor dispute that threatens to adversely affect the progress of the Work, Company reserves the right to restrict additional hiring of workers.

(d)          Except to the extent relief is granted by Article 8, Contractor is solely responsible for (i) labor disputes, work slowdowns, work stoppages, secondary boycotts, walkouts, riots, social unrest, civil disturbances, lockouts, strikes, rebellion, terrorist or anti-government acts, and other similar occurrences targeted specifically at any member of Contractor Group (other than nationwide or regional labor disputes); and (ii) any unavailability of laborers or Subcontractors (“Contractor Labor Disturbances”).

Section 1.5          Hazardous Materials.

(a)          Contractor shall not, nor shall it permit or allow any Subcontractor to, bring any Hazardous Materials onto the Site or any Work Area without Company’s prior written consent; provided, however, that, with prior Notice to Company, Contractor and its Subcontractors may bring onto the Site or any Work Area such Hazardous Materials as are necessary to perform the Work so long as the transportation, storage and use of such Hazardous Materials brought onto the Site or any Work Area is done in compliance with all Applicable Law. Contractor shall remain responsible and liable for all Hazardous Materials so brought onto the Site or relevant Work Area, including the storage, transportation, disposal, and the remediation of any release to the environment of such Hazardous Materials. Contractor (or its applicable Subcontractor) shall be designated as the generator of all such Hazardous Materials brought onto the Site or relevant Work Area on all waste manifests. Contractor shall bear all responsibility and liability for any Hazardous Materials that are brought or generated on the Site or any Work Area by any member of Contractor Group, except to the extent a release of such Hazardous Materials is caused by Company’s negligence or willful misconduct.

(b)          Contractor shall remove from the Site and any Work Area and (in Contractor’s name on its own or through a Subcontractor) dispose of all Hazardous Materials and non-Hazardous Materials generated at or brought onto the Site or any Work Area by any member of Contractor Group during the performance of the Work in the appropriate off-Site locations that are permitted to receive such waste, except to the extent of any release thereof into the environment as a result of Company’s negligence or willful misconduct. All such clean-up and disposal shall be conducted, and the Site and Work Area shall be maintained, by Contractor in accordance with (i) Good Industry Practice, (ii) all Applicable Laws and (iii) any Site reclamation or restoration requirements contained within Permits for the Work.

(c)          Contractor shall promptly deliver to Company (i) notice of any known, pending or threatened Claim that relates to any disposal or release of any Hazardous Materials or violations of Applicable Law with respect to Hazardous Materials relating to or arising from the performance of the Work, (ii) a description of any verbal communications with a Government Authority regarding any such Claim, and (iii) upon their becoming available, copies of written communications from or to any Government Authority relating to any such Claim. Contractor shall provide Company with copies of all documents that it is required to file or maintain under Applicable Laws, including any Hazardous Materials manifests relating to the Work or the Facility, prior to filing any such documents.

(d)          If Contractor encounters Existing Hazardous Materials not identified in the Phase 1 Environmental Report or the Phase 2 Environmental Report, in each case, described in Exhibit S (“Unidentified Hazardous Materials”) and if reasonable precautions will be inadequate to prevent foreseeable pollution, damage to the environment, or bodily injury or death to persons resulting from such Unidentified Hazardous Materials, including asbestos or polychlorinated biphenyl (PCB), encountered by Contractor, Contractor shall, upon recognizing the condition and, to the extent reasonably necessary, promptly notify the Company, avoid or stop (as necessary) work in the affected area and promptly report the condition to Company in writing so that Company may arrange for the containment, removal, or remediation (as applicable) thereof. When any Unidentified Hazardous Material has been removed, contained or otherwise addressed by Company, Work in the affected area may commence or resume (as applicable) upon agreement of the Parties. Contractor shall cooperate as necessary to provide Company with information to enable Company to ensure that the applicable Government Authorities receive all notices of the pre-existing contamination required under Applicable Laws. Contractor is not required to take any actions with respect to Unidentified Hazardous Materials on the Site or any Work Area, unless otherwise agreed upon by the Parties. With respect to delays and costs incurred by Contractor due to such Unidentified Hazardous Materials, Contractor is entitled to a Change to the extent provided in Article 8. Contractor shall ensure that the presence of identified Existing Hazardous Materials is not exacerbated or disturbed by the Work.

(e)          Contractor shall properly complete and maintain material safety data sheets (“MSDS”) covering all Hazardous Materials generated at or brought onto the Site or any Work Area by any member of Contractor Group during the performance of the Work. Such MSDS shall be maintained at the Site and made available to Company upon reasonable request.

Section 1.6          Site and Site Data; Concealed Conditions.

(a)          Contractor represents and warrants, as of the Effective Date, with respect to the Work, that it (i) has made all investigations and inspections that it deems necessary to perform the Work, (ii) has conducted a review of, and is satisfied with the accuracy and sufficiency of, the legal descriptions of the Site, easements and other real property documents provided by Company to Contractor prior to the applicable Effective Date, and (iii) understands the soil and sub-soil conditions, climate, terrain, hydrology and other difficulties that it may encounter in performing the Work in accordance with the Schedule. Except as set forth in Section 1.6(b) and Section 8.5(b), notwithstanding any other provision of this Agreement, Contractor assumes all risks with respect to, and shall not be entitled to any adjustment to the Schedule or the Contract Price or any relief from other obligations hereunder due to any conditions existing or arising at the Site or in the Work Area (or Defects resulting therefrom), including: (A) the nature or condition of the Site upon which the Work is to be performed and/or upon which the Facility is to be located (including conditions relating to access, soil, sub-soil, topography, geology, geography or hydrology), and (B) climatic conditions (including rain, snow, wind, temperature and other weather conditions) and seasons, other than Excessive Named Storm Interruptions, regardless of the magnitude, severity, duration, or frequency of such climatic conditions or seasons.

(b)          Notwithstanding Section 1.6(a), if any Soil Conditions, man-made objects, rock formations, caverns, seismic faults, artificial obstructions, fossils, antiquities or other things of archeological interest are encountered at the Site that (i) are not identified in, and were not reasonably inferable in accordance with Good Industry Practice from, the Scope of Work, Specifications or Company-Provided Information provided to or obtained by Contractor prior to the Effective Date; (ii) were not known to Contractor prior to the Effective Date; and (iii) could not have been discovered by Contractor acting in accordance with Good Industry Practice prior to the Effective Date (including by reviewing the Company-Provided Information or during any visual inspection of the Site and its surroundings) (such conditions, the “Concealed Conditions”), then Article 8 shall apply in respect of such Concealed Conditions.

(c)          Without limiting the generality of the foregoing, Contractor shall field-check all dimensions for field fabrications before commencing such fabrications. Should Contractor find differences between actual dimensions in the field and the dimensions contained in this Agreement or in documents provided for or by Company (if any), Contractor shall notify Company promptly of the differences. Any reworking of fabrications necessitated by Contractor’s failure to discover such differences shall be done at Contractor’s sole cost and expense.

(d)          If Contractor finds or observes any valuable substances, minerals, artifacts, resources or remains on the Site or other lands possessed by Company or its Affiliates, Contractor shall (i) immediately notify Company of the same and hereby conveys any rights it may now or hereafter have to the same to Company or such Affiliate, as directed by Company and (ii) comply with all Applicable Laws and Company Instructions with respect thereto.

Section 1.7          Interfaces.

(a)          Contractor acknowledges and agrees that (i) the Work interfaces with the Interface Work, (ii) the Interface Contractors will be executing work on parts of the Site, or adjacent to the Site, at the same time as Contractor is performing the Work, all as described in Exhibit T (the “Planned Interface Activities”), and (iii) Interface Contractors may require Contractor to provide information to them to coordinate the design and construction of the Interface Work and the Company-Installed Facilities with the Facility. Contractor shall coordinate, liaise and cooperate with the Interface Contractors and timely provide any information in relation to the Work and the Facility to such Interface Contractors as they reasonably require. Contractor will take all reasonably necessary steps to cooperate with and grant such access to such Interface Contractors to ensure that interfacing with other facilities and work in relation to the Project occurs in accordance with this Agreement, including the Schedule, so as to facilitate the interfacing and performance obligations of such Interface Contractors.

(b)          Except as provided in Article 8 with respect to Unplanned Interface Activities, Contractor acknowledges and agrees that (i) no act or omission by an Interface Contractor will, whether or not it causes any delay, disruption or interference to the Work, constitute a Company Event of Default and (ii) Company will not be liable upon any Claim or Loss arising out of or in any way in connection with (A) the Interface Contractors carrying out the Interface Work or (B) any act or omission of an Interface Contractor.

(c)          Contractor warrants that the Contract Price and the Contract Schedule contain sufficient allowances for the assumption by Contractor of the obligations and risks under this Section 1.7.

Section 1.8          Third Party Property. Contractor shall ensure that the members of Contractor Group (a) perform the Work (i) in a manner that minimizes inconvenience and disruption to all Third Parties, Utilities and public areas; and (ii) in compliance with the terms of all Third Party Agreements; and (b) rehabilitate all Third Party property and public areas upon completion of the Work to remedy any damage thereto caused by the Work. Contractor has included in the Contract Price all costs and expenses (including the cost of all physical works and allowance for any delay or disruption) and made allowance in the Schedule and in determining the Milestone Dates for all activities and delays, in each case as may be required for compliance with the Third Party Agreements during performance of the Work.

Section 1.9          Access. Contractor shall allow Company, and to the extent authorized in advance in writing by Company, the Financing Entities (to the extent of the rights granted to them by the Company or its Affiliates in any financing document), the Independent Engineer, any Government Authority and any other Third Party (other than a LNG Technology Competitor), the freedom of access at all reasonable times to (a) all places where any Work is performed, including Contractor’s premises and (b) all Documents in Contractor Group’s possession (with the right to copy the same, subject to any applicable restrictions under the Black & Veatch License Agreement), for the purpose of reviewing the conduct and progress of the Work; provided, that such access shall not materially interfere with Contractor’s ability to perform the Work. Contractor shall also make available to such Persons all Documents in Contractor’s possession, prepared for or in the course of preparation for, performance of the Work, including the Work performed by its Subcontractors, subject to any applicable restrictions under the Black & Veatch License Agreement. Contractor agrees to provide the facilities and services as are reasonably requested by Company, any Government Authority and/or any authorized Third Party except an LNG Technology Competitor in order to review the Facility or the Work. Contractor’s obligation pursuant to Section 1.9(b) includes an obligation to provide to Company upon any termination of this Agreement, and at any other time reasonably requested by Company (but no more than once each calendar quarter), an up-to-date copy of all electronic files relating to the Project that are stored on Contractor’s document management system.

Section 1.10          Utilities; Work Area. Contractor shall obtain and pay for Utilities and Work Areas in accordance with Section 5.1 and Section 13 of Exhibit A and the Third Party Agreements.

Section 1.11          Transit; Transportation; Traffic. Contractor shall manage all transit, transportation of goods, and control of traffic in accordance with Section 4.9 of Exhibit A.

Section 1.12          Design Obligations.

(a)          Contractor may rely upon the accuracy and correctness of the Rely Upon Information; provided, however, that Contractor shall (i) promptly notify Company of any inaccuracies, errors and omissions that it might discover in, and seek from Company any clarification needed in connection with, the Rely Upon Information, (ii) exercise Good Industry Practice in the use of Rely Upon Information, and (iii) not be relieved of its obligation to complete the Work (as modified by an Approved Change addressing any inaccuracy or error in the Rely Upon Information), notwithstanding any error or inaccuracy in the Rely Upon Information. If the Work is prevented or delayed or Contractor incurs additional costs due to (A) any inaccuracy of or errors in any Rely Upon Information, or (B) Company’s modification or revision of any Rely Upon Information, then subject to Article 8, and except to the extent such delay or cost is caused or contributed to by Contractor’s breach of this Section 1.12, Contractor shall be entitled to a Change and to an adjustment to the Performance Guarantees to the extent provided in Exhibit G to the extent provided in Article 8.

(b)          Subject to Section 1.12(a): (i) Contractor is responsible for the correctness and accuracy of all designs, Specifications, Drawings, data and other technical Documents relating to the Work that: (A) are contained in this Agreement (including the Exhibits); (B) have otherwise been provided to Contractor by or on behalf of Company prior to the Effective Date (except for Rely Upon Information); or (C) are prepared or approved by or on behalf of Contractor or any Subcontractor, and any discrepancies, errors or omissions therein, whether or not any of the foregoing have been approved by Company; and (ii) Company gives no warranty as to, and shall have no responsibility for, the accuracy, sufficiency, suitability or completeness of any information, data or technical document provided to Contractor under or in connection with this Agreement, and Contractor shall not be entitled to any adjustment to the Schedule or the Contract Price as a result of any discrepancies, errors or omissions within or between the foregoing.

(c)          In addition to the responsibilities under Section 1.12(b), but subject to Section 1.12(a), Contractor shall be responsible for the correctness and accuracy of any designs, specifications, drawings, data and other technical documents incorporated into, or relied upon to complete, the Work that are provided to Contractor by or on behalf of Company from and after the Effective Date and any discrepancies, errors or omissions therein, and Contractor takes full responsibility for the foregoing as though prepared by Contractor itself (whether or not this is the case), regardless as to whether any of the foregoing have been approved by Company. Contractor affirms that it has reviewed, and has the skills and experience necessary to review, all designs, specifications, drawings, data and other technical documents provided to it by or on behalf of Company as of the Effective Date (and thereafter pursuant to a Company Instruction) and warrants that such designs, specifications, drawings, data and other technical documents, together with the Scope of Work, will be sufficient to carry out the Work and deliver the Facility in full compliance with the requirements of this Agreement.

(d)          Contractor represents and warrants that it shall (i) complete the design and the basic and detailed engineering of the Facility in accordance with the Basis of Design and otherwise in accordance with this Agreement; (ii) submit such design and basic and detailed engineering to Company for its comments and approval in accordance with Exhibit O and shall assume the risk of commencing the construction before such approval is obtained; (iii) promptly inform Company upon its discovery of any inconsistency within the Basis of Design, or between the Basis of Design and other design or engineering documents; and (iv) ensure that the design and the basic and detailed engineering and the subsequent construction is or shall be based upon and in full compliance with all the specifications and requirements in the Basis of Design and such design and basic and detailed engineering shall provide for an operable and maintainable Facility that is safe to operate for the Design Life.

Section 1.13          Endorsement.

(a)          Except to the extent otherwise provided in Section 1.12(a): (i) Contractor represents and warrants that it prepared the Scope of Work and has fully checked and verified all aspects of the Scope of Work, Basis of Design and any other documents referenced in Section 1.12(a), and (ii) Contractor hereby endorses the Scope of Work as being a suitable design basis to satisfy the requirements set forth in this Agreement and waives and releases Company from and against all Claims and Losses, and shall bear all cost and expense, arising out of or in connection with any errors, omissions, deficiencies, inaccuracies, contradictions, ambiguities or discrepancies found in the Scope of Work.

(b)          Except to the extent that a Company Instruction modifies the Scope of Work (and then only to the extent provided for in Section 1.12(a) and Article 8), Contractor shall have no entitlement to any adjustment to the Schedule or the Contract Price or to any other relief, in respect of (i) the Scope of Work (including incorporating the Scope of Work, Basis of Design or any other document referenced in Section 1.12 into the detailed design) and other documents referenced in Section 1.12 or (ii) their respective suitability for completion of Work in accordance with the requirements of this Agreement.

Section 1.14          Drawings, Data, Samples and Work Product.

(a)          Exhibit O sets forth the procedures for submission of designs, Drawings, Specifications, diagrams, samples, procedures, certificates, data, data books and job books by Contractor to Company and Company’s review and approval thereof.

(b)          Review and approval by Company of designs, Drawings, Specifications, diagrams, samples, procedures, certificates, data, data books, job books or other Documents does not constitute acceptance or approval of such materials and Documents developed or selected by Contractor, nor is it a warranty, guarantee or representation by Company with respect to any such documentation or the method or manner of performing the Work. Any approval by Company shall only constitute permission to proceed and shall not relieve Contractor from its obligations under this Agreement and shall not diminish or modify any such obligations, nor shall such approval create any responsibility by Company for the accuracy of such materials and Documents.

(c)          Any information set forth in any Specifications and not shown on the Drawings, or shown on the Drawings and not set forth in the Specifications, shall be considered as if shown or mentioned in both. If any difference or discrepancy between the Drawings and Specifications occurs, a discrepancy in figures occurs or any other discrepancy or conflict in the Drawings and Specifications occurs, Contractor shall provide Notice to Company, and the Parties shall mutually determine such difference or discrepancy in accordance with Section 15.2(c). Any interpretation by Contractor without such determination by Company shall be at Contractor’s own risk and expense.

(d)          Contractor shall maintain in its engineering offices and at the Site a complete copy of all approved construction Drawings and Specifications, kept current with all agreed changes, modifications and additions and shall at all times provide Company with access to the same and shall deliver copies to Company upon the request of Company or upon the termination of this Agreement for any reason.

Section 1.15          As-Built Documentation; Inspection Documents.

(a)          Contractor shall prepare, and keep up-to-date throughout the execution of the Work, (i) a complete set of “as-built” Documents (including a complete set of Drawings) which accurately record the actual installed configuration of the executed Work and all equipment and other appurtenances of the Facility, showing the exact as-built locations, sizes and details of the Work as constructed, as more specifically defined in Exhibit A (the “As-Built Documents”); and (ii) the Inspection Documents.

(b)          Contractor shall provide by no later than the times and dates set forth for each in Exhibit A, for review by Company in accordance with Exhibit O and Section 1.14, the As-Built Documents and Inspection Documents, which in each case shall (i) be up to date; (ii) fully and accurately record all of the executed Work and the state of the Facility as of the date on which they are issued; and (iii) be submitted in each of the formats required by Exhibit O. Contractor shall not be permitted to commence the Guarantee Tests until the relevant set of Inspection Documents and the then-current redline of As-Built Documents has been provided to Company by Contractor.

Section 1.16          Asset Management Information; Training.

(a)          Contractor shall prepare and submit to Company’s Representative, for review and comment, the Asset Management Information in accordance with the procedures and requirements set forth in Exhibit A.

(b)          Contractor shall provide a reasonable number of personnel designated by Company (in Company’s reasonable discretion) to attend a training course designed and administered by Contractor, which shall be based on the outline of the program contained in Exhibit F.

Section 1.17          Spare Parts.

(a)          Contractor shall provide all spare parts needed during construction, start-up, testing and commissioning of the Facility, and which may be required due to any negligence or failure of performance (including repairs or re-testing due to failure of performance) of Contractor (the “Commissioning Spare Parts”). The cost of all Commissioning Spare Parts is included in the Contract Price, and all Commissioning Spare Parts which Company wishes to retain as operational spare parts shall remain with Company at no additional cost after Substantial Completion is achieved.

(b)          No later than one (1) Year prior to the Guaranteed Substantial Completion Date, Contractor shall deliver to Company a detailed list of all manufacturer and Contractor-recommended spare parts (including capital spare parts) and special tools for operating and maintaining the Facility (include all components and systems therein) for two (2) Years following Substantial Completion. Company may specify by Company Instruction which items on the list it wishes Contractor to purchase and have delivered to the Site. If any such spare parts or special tools have a lead time of more than one (1) Year, Contractor shall use all commercially reasonable efforts to provide Company with adequate notice to allow Company to order and acquire the same prior to the Guaranteed Substantial Completion Date.

Section 1.18          Quality Assurance/Quality Control. Contractor shall prepare and implement a quality assurance, quality control and inspection program incorporating the requirements set forth in Exhibit H (the “Quality Plan”) that shall be capable of demonstrating Contractor’s compliance with the requirements of this Agreement. Such plan shall be submitted to Company’s Representative for approval within thirty (30) Days of the Effective Date hereof. Once completed and agreed by the Parties, the Quality Plan developed pursuant to this Section 1.18 shall form part of this Agreement. Neither compliance with the Quality Plan by Contractor nor approval or monitoring of the Quality Plan by Company shall relieve Contractor of liability for any of its other duties, obligations or responsibilities under this Agreement. Company’s Representative, or any Third Party designated by Company’s Representative (except an LNG Technology Competitor) shall be entitled to audit any aspect of the Quality Plan and Company’s Representative may, based upon such audit, require that corrective action be taken in respect of any deficiency in the Quality Plan identified thereby.

Section 1.19          Sufficiency. Subject to Section 1.12(a) and Article 8, regardless of any information provided by, or on behalf of, Company, including in any documents provided to Contractor by Company, Contractor shall be deemed by its own means and at its own responsibility to have obtained all necessary information as to risks, contingencies and all other circumstances that may influence or affect Contractor’s performance of the Work in accordance with this Agreement and the adequacy of the resources available to Contractor with respect thereto and to have satisfied itself as to: (a) the accuracy, sufficiency and completeness of information; (b) all conditions and circumstances affecting the cost of completing the Work, including applicable Taxes and Duties and Applicable Law; (c) adequate availability and transportation of Materials and Construction Equipment; (d) breakdown or other failure of equipment under the control of or provided by Contractor or its Subcontractors; (e) all Materials and Construction Equipment that are to be delivered (and the risk of breakdown or other failure of such Materials and Construction Equipment); (f) the extent and nature of the Work; (g) the Schedule; (h) the availability of laborers, Subcontractors, equipment or any other items or supplies; and (i) the superintendence, labor and all other things whether of a temporary or permanent nature, required in and for the carrying out and completion of the Work and the remedying of Defects therein.

Section 1.20          Key Project Personnel.

(a)          Exhibit N identifies the key Personnel of Contractor who will be assigned to the Work (“Key Personnel”). Contractor shall not remove or reassign any of the Key Personnel without Company’s prior written approval, which shall not be unreasonably withheld, delayed, or conditioned by Company (it being agreed that the lack of an available replacement with at least equal qualifications and experience shall be reasonable grounds for withholding such approval); provided, however, that Contractor may remove any of the Key Personnel upon written notice to Company, but without Company’s prior written approval, if (i) Contractor permanently ceases to employ (and has no other contractual relationship with) the relevant Key Personnel or (ii) the relevant Key Personnel dies, retires, or has a disability or disease that necessitates his or her reassignment to another role (and is so reassigned in compliance with all Applicable Laws) (collectively, the “Permitted Replacements”). All requests for the substitution of any of the Key Personnel (including Permitted Replacements) shall include (A) a detailed explanation and reason for the request and (B) the resume of professional education and experience of the replacement candidate for such Key Personnel of equal or greater qualifications and experience. Should Company approve the replacement of any Key Personnel, Contractor shall allow for an overlap of at least one (1) Month during which both the Key Personnel to be replaced and the Company-approved new Key Personnel shall work together.

(b)          If Contractor, in breach of this Section 1.20, removes any Key Personnel, Contractor shall pay to Company liquidated damages in the amounts specified on Exhibit N (“Key Personnel LDs”); provided, that Key Personnel LDs shall not be payable for Permitted Replacements. Payment of such Key Personnel LDs shall be Company’s sole and exclusive remedy and Contractor’s sole and exclusive liability for breach of this Section 1.20.

Section 1.21          Contractor’s Representative.

(a)          As at the Effective Date, the name and particulars of the individual that Contractor has appointed as Contractor’s Representative are specified in Exhibit N. Contractor shall not revoke the appointment of Contractor’s Representative nor appoint a replacement for Contractor’s Representative without the prior written consent of Company’s Representative.

(b)          Unless stated otherwise in this Agreement, Contractor’s Representative is authorized to give and receive (on behalf of Contractor) all Notices and other communications under this Agreement. Whenever Contractor’s Representative is unavailable, a suitable delegate may, subject to Section 1.21(c), perform the duties of Contractor’s Representative.

(c)          Contractor’s Representative may (i) delegate any of his or her powers, functions and authorities to any competent Person and (ii) revoke any such delegation at any time. Company shall be entitled to rely on any such delegate’s authority to the same extent as Contractor’s Representative’s authority; provided, however, that any such delegation or revocation shall:  (A) be in writing and signed by Contractor’s Representative; (B) specify the powers, functions and authorities being delegated or revoked and the duration of the delegation or revocation; and (C) take effect only upon receipt by Company’s Representative of a copy of the written delegation or revocation complying with the foregoing clause (i) and (ii).

ARTICLE 2
COMPANY OBLIGATIONS

Section 2.1          Access. Subject to any limitations specified in this Agreement (including in Exhibit B, Exhibit D and Exhibit T), Company shall provide Contractor with non-exclusive access to the Site to perform the Work during normal working hours and on normal work Days at the Site, as provided in the Scope of Work (and at such other times and on such other Days as may be agreed to by Company). Such access by Company shall be subject to full compliance by Contractor Group with (a) requirements of this Agreement and all Applicable Laws and (b) all instructions and conditions concerning such access that are provided by Company to Contractor at any time. Company shall ensure that any activities of the Company Contractors, including the Interface Contractors, that are not contemplated by Exhibit B, Exhibit D or Exhibit T do not unreasonably interfere with Contractor’s orderly performance of the Work.

Section 2.2          Applicable Laws; Permits.

(a)          Company shall obtain and maintain in force, and ensure that each member of Company Group obtains and maintains in force (as necessary), all Company Permits; provided, however, that Company shall not be liable to Contractor (by way of Change entitlement or otherwise) for any failure to obtain or maintain in force any Company Permit to the extent that such failure is caused by a breach of this Agreement by Contractor, including any breach of the representation and warranty set forth in Section 2.2(c). Company shall provide all reasonable assistance to Contractor in connection with Contractor’s efforts to obtain and maintain the Contractor Permits, including by signing and submitting any applications or other documentation required to be in Company’s name.

(b)          In the performance of the Work, Contractor shall comply, and shall ensure its Subcontractors comply, with all Applicable Laws, Good Industry Practice, and all procedures, guidelines and policies of Company as may be communicated in writing by Company to Contractor from time to time. Contractor shall be responsible for determining, at its sole cost and expense, whether or not any of the Work is at variance with any Applicable Laws. If any of the Work is so at variance, Contractor shall promptly give Notice to Company of such variance and, at its sole cost and expense, promptly take any necessary steps to ensure the Work shall comply with all Applicable Laws. Contractor shall perform the Work such that the Project complies with, and can be operated in compliance with, Applicable Laws and Good Industry Practice.

(c)          Contractor hereby endorses the Work Product utilized as forming the basis for Company’s applications for the Company Permits and included therein and hereby represents and warrants that such information is true and correct, was prepared in accordance with the Performance Standards and does not require any material modification in order for Contractor to carry out the Work and complete the Facility.

Section 2.3          Company-Provided Information. Except as provided in Section 1.6(b) and Section 1.12(a): (a) Company makes no representation as to, and Contractor shall not be entitled to rely upon and shall assume responsibility for, the sufficiency, accuracy, completeness, correctness and appropriateness of the Company-Provided Information; (b) the nature and contents of any Company-Provided Information (including any error therein, omission therefrom or insufficiency thereof) shall not relieve Contractor from any of its obligations under this Agreement; and (c) Contractor shall not be entitled to any Change, and waives all Claims and defenses, based upon any insufficiency of, error in or omission from the Company-Provided Information.

Section 2.4          Company’s Representative’s Duties and Authority.

(a)          Company’s Representative shall carry out the duties specified for Company’s Representative in this Agreement. Company’s Representative shall be Contractor’s primary contact, and Contractor may consult with Company’s Representative at all reasonable times. Only Company Instructions issued by Company’s Representative shall be binding on Company, and Company’s Representative is the sole Person authorized to issue and sign Company Instructions and Approved Changes.

(b)          Company’s Representative (i) shall have no authority to relieve Contractor of any of its duties, obligations, responsibilities or any liability of Contractor under this Agreement, except to the extent of duly issued Company Instructions and Approved Changes resulting in Change and Scope Adjustments, and (ii) shall have no other authority to amend, waive or vary the terms of this Agreement.

(c)          Company may replace the individual appointed as Company’s Representative at any time and at its sole discretion upon Notice to Contractor.

(d)          Company’s Representative may (i) delegate any of his or her powers, functions and authorities to any competent Person (including to any Interface Contractor) and (ii) revoke any such delegation at any time. Contractor shall be entitled to rely on any such delegate’s authority to the same extent as Company’s Representative’s authority; provided, however, that any such delegation or revocation shall (A) be in writing and signed by Company’s Representative; (B) specify the powers, functions and authorities being delegated or revoked and the duration of the delegation or revocation; and (C) take effect only upon receipt by Contractor’s Representative of a copy of the written delegation or revocation complying with the foregoing clauses (A) and (B).

Section 2.5          Company Operating Personnel.

(a)          Company shall furnish qualified Operating Personnel in accordance with the requirements of Section 6.6(b). Any Operating Personnel hired by Company whom the Parties agree will be seconded to Contractor (“Secondees”) shall, from the date on which their employment commences until the Handover Date, be seconded to Contractor pursuant to a secondment agreement, the form of which shall be agreed between Company and Contractor prior to Notice to Proceed (the “Secondment Agreement”). Contractor shall be responsible for any loss of or damage to the Work or the Facility or delays to the Work directly or indirectly arising out of or in connection with the acts or omissions of Secondees, without regard to fault or to the cause or causes thereof (including loss or damage resulting from the sole, joint, or concurrent negligence, but not including the gross negligence or willful misconduct of such Operating Personnel).

(b)          Within one hundred twenty (120) Days after the Effective Date, Company and Contractor shall agree upon a procedure for the recruitment of Operating Personnel, which shall provide at a minimum that (i) Company shall manage the recruitment process, but Contractor shall have the right, acting reasonably, to advise Company to not hire any proposed Operating Personnel that Contractor has reason to believe is unqualified, underqualified or otherwise unsuitable for the applicable role, and (ii) all Operating Personnel shall have been vetted and hired by the end of the twenty-fourth (24th) month after the Effective Date.

ARTICLE 3
WARRANTY AND PERFORMANCE STANDARDS

Section 3.1          Warranty. Contractor guarantees and warrants that the Work, the Facility, Materials and the Work Product will be complete and will meet the following standards (the “Performance Standards”): (a) complying with all Applicable Laws, all Applicable Codes and Standards, all Permits and this Agreement; (b) being completed in a diligent and workmanlike manner and in accordance with the Specifications, Scope of Work, Quality Plan, Good Industry Practice and all other requirements of this Agreement; and (c) being new and of good quality, free from encumbrances, and free from defects in title, materials, workmanship, design and engineering (collectively, the “Warranty”).

Section 3.2          Remedies.

(a)          At all times during performance of the Work and during the Warranty Period, Contractor shall, at its sole cost, expense and risk, correct (by repair, replacement, reinstatement or other means satisfactory to Company) all Defects and any damage caused to the Facility by Defects or the correction of such Defects.

(b)          If any Endemic Defect arises, occurs or becomes apparent during the Warranty Period, Contractor will (i) conduct a detailed investigation to ascertain the cause of the Endemic Defect; (ii) develop and agree with Company on a plan to rectify the Endemic Defect, and comply with such plan; and (iii) correct the Endemic Defect and undertake all necessary works of repair, modification and/or rectification to the Recurring Element(s) at all locations where the Recurring Element(s) has been incorporated into the Facility.

(c)          Any Defective Work or damaged portion of the Facility that is repaired, replaced or otherwise remedied (as applicable) during the applicable Warranty Period shall be re-warranted on the basis of the same warranties in Section 3.1, and the Warranty Period for such Defective Work or damaged portion of the Facility, as repaired, replaced or otherwise remedied, shall be extended accordingly until the later of (i) twelve (12) Months from the date of completion of such repair, replacement and/or remedy (as applicable) not to exceed thirty (30) Months from the date of achievement of Substantial Completion or (ii) the end of the original Warranty Period. This Section 3.2 shall continue to apply in full in respect of such Defective Work or damaged portion of the Facility that is repaired, replaced and/or remedied (as applicable). Should the Facility or any part of the Project be shut down following Substantial Completion as a result of a Defect, the Warranty Period shall be extended by an amount of time equal to the duration of such shut-down; such extensions not to exceed ninety (90) Days in the aggregate.

Section 3.3          Failure to Remedy Defects.

(a)          If Contractor fails to take material steps to commence correction of a Defect and/or damage caused to the Facility by a Defect within a reasonable period of time not to exceed three (3) Business Days after discovery of the Defect and/or damage by Contractor or notice of the Defect and/or damage by Company, or does not remedy such Defect within a reasonable time given the nature of the Defect and/or damage, then Company or Company’s Representative may, after giving advance notice, fix a date or time on or by which Contractor must correct the Defect and/or damage caused by the Defect.

(b)          If Contractor fails to remedy a Defect and/or damage to the Facility caused by a Defect (in each case, other than a Defect corrected by Company under Section 3.3(c)) by the date fixed under Section 3.3(a), then Company may, in addition to the other remedies that it has under this Agreement, carry out or engage others to carry out the work required to remedy such Defect and/or damage to the Facility in a reasonable manner and at Contractor’s sole cost and expense, and Contractor shall reimburse Company for the direct cost and expense properly incurred by Company in carrying out the work necessary to remedy such Defect and/or damage to the Facility, or, if Contractor fails to reimburse Company for such cost and expense, Company shall have the right and authority to (i) withhold, set-off, or otherwise deduct against or from any sums payable to Contractor under this Agreement, pursuant to Section 7.9, and/or (ii) draw down on the Letter of Credit in the amount of such cost and expense, in each case plus interest at the Prime Rate plus three percent (3%) from the date that Company incurred such costs until the date of reimbursement.

(c)          If, during the Warranty Period, Company has an urgent operational or safety need to correct any Defect or damage to the Facility caused by a Defect and Contractor is not available to carry out such correction within the timeframe necessary to address such urgent need, then (i) Company may correct such Defect or damage to the Facility caused by a Defect (and take such other actions as Section 3.2 requires), (ii) Contractor shall promptly reimburse Company for the reasonable costs incurred by Company to correct such Defect or damage to the Facility caused by a Defect, and (iii) the Warranty shall remain in full force and effect for the remainder of the Warranty Period, except for deficiencies in the portion of the Work repaired or replaced by Company or its other contractors.

Section 3.4          Assignability of Warranties; Enforcement of Subcontractor Warranties.

(a)          The warranties made in this Agreement shall be for the benefit of Company and its successors and permitted assigns and the respective successors and permitted assigns of any of them, and are fully transferable and assignable.

(b)          Contractor shall be fully responsible and liable to Company for all Defects, Defective Work, damage to the Facility caused by Defects, or Endemic Defects and all obligations and liabilities arising under or in connection with this Agreement with respect to such Defects, Defective Work and damage to the Facility caused by Defects, or Endemic Defects, including where the relevant Work is performed by Subcontractors. Without limiting the foregoing, all warranties obtained by Contractor from Subcontractors shall run to the benefit of Contractor, but Contractor shall use all commercially reasonable efforts to ensure that such warranties shall permit Contractor, prior to assignment to Company, the right (upon written agreement of the Parties) to authorize Company to deal with Subcontractors on Contractor’s behalf. Such surviving warranties, together with duly executed instruments assigning such surviving warranties to Company, shall be delivered to Company concurrently with the end of the Warranty Period. This Section 3.4(b) shall not in any way be construed to limit Contractor’s liability under this Agreement for the entire Work or its obligation to enforce Subcontractor warranties.

Section 3.5          Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT, CONTRACTOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, IN FACT OR BY LAW, WHETHER OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE QUALITY OF THE GOODS OR MATERIALS FURNISHED, OR RELATING TO THE WORK OR FACILITY, PURSUANT TO THIS AGREEMENT. THE PARTIES AGREE THAT THE REMEDIES SET FORTH IN THIS ARTICLE 3 ARE COMPANY’S EXCLUSIVE REMEDIES AT ALL TIMES AFTER THE HANDOVER DATE FOR A BREACH OF WARRANTY, BREACH OF THE PERFORMANCE STANDARDS, OR ANY OTHER CLAIM FOR DEFECTIVE WORK, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE; PROVIDED, HOWEVER, THAT THIS SECTION 3.5 SHALL NOT LIMIT (I) COMPANY’S RIGHTS UNDER THIS AGREEMENT WITH RESPECT TO ANY FAILURE BY CONTRACTOR TO ACHIEVE THE MINIMUM ACCEPTANCE CRITERIA OR (II) THE TERMS OF ANY ARRANGEMENTS BETWEEN COMPANY AND CONTRACTOR REGARDING THE IMPLEMENTATION OF A REMEDIAL PLAN AFTER THE HANDOVER DATE.

ARTICLE 4
COMMENCEMENT

Section 4.1          Conditions Precedent.

(a)          Company shall give Contractor Notice at least ten (10) Business Days prior to the date on which Company anticipates issuing the Notice to Proceed (the “Anticipated NTP Notice”). By the date specified in such Anticipated NTP Notice, Contractor shall (i) furnish the Letter of Credit in accordance with the requirements of Section 7.8; (ii) deliver to Company a certificate signed by a duly authorized officer of Contractor, certifying that, to the best of Contractor’s knowledge, after making due and proper inquiry, no Change Event has occurred for which the Parties have not agreed to an Approved Change, except as identified in such certificate; and (iii) deliver to Company evidence that Contractor has put in place the minimum insurance coverages set forth in Exhibit E.

(b)          Unless and until (i) Contractor has satisfied the requirements of Section 4.1(a) and furnished all other Performance Security required under Section 7.8, (ii) the Parties have agreed to the terms of the Black & Veatch License Agreement and the Secondment Agreement, and (iii) Company has issued a Notice to Proceed, Company shall be under no obligation whatsoever to proceed with the Project, or issue a Notice to Proceed. If Company terminates this Agreement prior to satisfaction of any of the foregoing conditions precedent (including Company’s issuance of a Notice to Proceed), Company shall have no payment obligations or other liability whatsoever to Contractor or any member of Contractor Group whether direct or indirect, in contract, tort or otherwise in relation to or arising out of or in connection with any transactions contemplated under or in connection with this Agreement or otherwise, except for liability under Section 4.2(b) with respect to any Work performed under an LNTP.

Section 4.2          Limited Notice to Proceed.

(a)          At any time prior to the date of issuance of a Notice to Proceed, Company may issue one (1) or more limited notices to proceed in the form attached hereto in Annexure 4-1 (together with the First LNTP, each an “LNTP”) which shall authorize Contractor to commence performance of a specified portion of the Work. Any LNTP shall specify the maximum total cost of such specified Work, and Contractor shall perform and be paid for such specified Work on a reimbursable basis pursuant to the terms and conditions of this Agreement, regardless of whether a Notice to Proceed is subsequently issued. If a Notice to Proceed is subsequently issued, all payments made by Company to Contractor with respect to Work performed under any LNTP shall be netted or offset against the amounts becoming due hereunder.

(b)          The issuance of an LNTP shall not in any way limit or restrict Company’s rights or Contractor’s obligations under this Section 4.2, and shall not waive the requirement for the conditions precedent set forth in Section 4.1 to be satisfied before Company becomes obligated to perform any other obligations under this Agreement; provided, however, that Company shall be obligated to pay for Work performed under an LNTP in accordance with Section 4.2(a). Contractor shall under no circumstances be entitled to payment of any amount in excess of the maximum total cost of Work specified by Company in any LNTP for the performance of the Work so specified. The First LNTP is deemed a LNTP issued pursuant to this Section 4.2 for all purposes under this Agreement.

Section 4.3          Notice to Proceed; Progress of the Work. Company may issue a Notice to Proceed at any time after ten (10) Business Days after delivery of the Anticipated NTP Notice. However, if Company fails to issue the Notice to Proceed within thirty (30) Days of the delivery of the Anticipated NTP Notice, then Contractor shall deliver an invoice to Company for its Direct Costs for undertaking the conditions precedent required by Section 4.1(a) and Company shall pay Contractor such invoiced amount within ten (10) Days of receipt of Contractor’s invoice (such payment to be credited against the invoice issued by Contractor upon the Notice to Proceed). Following receipt of the Notice to Proceed, Contractor shall (a) commence performance of its obligations under this Agreement from the date of the issuance of the Notice to Proceed; (b) regularly and diligently progress the Work in accordance with this Agreement to ensure that each Milestone is achieved by the applicable Milestone Date; and (c) achieve Substantial Completion by the Guaranteed Substantial Completion Date. Contractor shall not suspend the progress of all or any part of the Work at any time, except where directed by a court or by Company under Section 13.5 or as permitted under Section 13.2 or elsewhere in this Agreement.

Section 4.4          NTP Outside Date. Contractor represents and warrants that it has made sufficient allowance in the Schedule and the Contract Price for the fact that Company may not issue the Notice to Proceed until [**] Days after the Effective Date (the “NTP Outside Date”); provided that Company continues to issue LNTPs to Contractor sufficient to allow Contractor to perform the activities required to maintain the Project Schedule between the Effective Date and issuance of the Notice To Proceed. If Company issues the Notice to Proceed after the NTP Outside Date, Contractor shall be entitled to a Change to the extent provided in Article 8.

ARTICLE 5
SCHEDULE; REPORTING; COMPLETION

Section 5.1          Schedule.

(a)          The Contract Schedule is attached hereto as Attachment 1 of Exhibit D. Contractor shall, within thirty (30) Days following the Effective Date, issue a detailed and comprehensive Work schedule compliant with Primavera P6, level 2, and within sixty (60) Days following the Effective Date, issue a detailed and comprehensive master Work schedule, consistent with the Contract Schedule and the requirements set forth in Exhibit D, setting forth the timing of all activities, items, elements and phases of the Work, including each Milestone Date, compliant with Primavera P6, level 3 (as approved by Company in accordance with Exhibit D, the “Schedule”). The Schedule (i) shall include task break-downs and cost-loading in accordance with the principles set forth in Exhibit D, (ii) shall be in a mutually agreed computer format (or as otherwise specified in Exhibit A), (iii) shall use critical path method software specified in Exhibit D or otherwise acceptable to Company, and (iv) shall be printed in a tabular bar chart format, and the original version shall be considered final only after approved in writing by Company. Throughout the performance of the Work, Contractor shall maintain a Project working schedule containing the same information and level of detail as the Schedule showing the actual progress and projected progress of the Work measured against the Schedule (such schedule as revised or updated from time to time in accordance with this Agreement, the “Project Working Schedule”).

(b)          Contractor shall continuously, expeditiously and diligently perform the Work in accordance with the Schedule. Contractor must achieve Substantial Completion by the Guaranteed Substantial Completion Date, and Contractor shall use reasonable endeavors to achieve all other Milestones by the applicable Milestone Date.

(c)          Except as expressly provided in Article 8, the Schedule shall not be adjusted, and Contractor shall not receive any other relief in respect of the timing of the Work, for any reason.

Section 5.2          Progress Reports; Progress Meetings.

(a)          Contractor shall be responsible for the maintenance of complete and accurate records of all Work and shall prepare and submit to Company in accordance with Exhibit O the reports and other information required by this Agreement or otherwise reasonably requested by Company in connection with the Work. Such reports and other records shall be accompanied by a certification by Contractor’s Representative or an officer of Contractor that the information provided is true and correct.

(b)          Contractor shall prepare and furnish to Company Weekly and Monthly progress reports in the form set forth in Exhibit J, including (i) consolidated quantity and resource loaded schedule of the Work to be performed, including a critical path schedule, actual progress of the Work performed, and delay and acceleration analyses where appropriate, and (ii) the S-curves (each, respectively, a “Weekly Progress Report” and a “Monthly Progress Report,” and both, a “Progress Report”). Each Progress Report shall clearly identify any deviations from, or changes to, the projected date for completion of any activity as shown in the version of the Schedule that was last delivered to Company.

(c)          Each Monthly Progress Report shall include at least: (i) the status of engineering, procurement, fabrication, transportation and delivery of Materials to be supplied hereunder, the status of the Work and Contractor Permits, an up-to-date report of Materials on Site, Subcontractors on Site, the latest Project Working Schedule, a forecast plan for the subsequent Month, an evaluation of any identified or potential problem areas in respect of performance of the Work, and a report on Contractor’s safety performance during the Month in which such report relates; (ii) any expected deviations from the cash flow forecast as compared to the Project Working Schedule; (iii) the status of any Claims or potential Claims by or against Contractor or Company in relation to the Work; (iv) any issues or anticipated difficulties in complying with the Project Quality Plan; and (v) any other topic for discussion for the Monthly Progress Meeting or any other items notified by Company by prior Notice.

(d)          Contractor shall attend and participate in a Monthly progress meeting with Company and such other Persons as Company may invite to such meeting (the “Monthly Progress Meeting”), at the date, time, location and with the attendance of the representatives as notified by Company in writing within a reasonable amount of time prior to such Monthly Progress Meeting (the “Monthly Progress Meeting Notice”). Contractor shall attend the Monthly Progress Meeting with the representation and information appropriate to the agenda and otherwise in accordance with the Monthly Progress Meeting Notice. Company may invite such other Persons to attend Monthly Progress Meetings as Company reasonably requires. Contractor may, subject to Company’s prior written approval, invite such other Persons to attend Monthly Progress Meetings as Contractor reasonably requires. At such Monthly Progress Meetings, Company shall update Contractor on the status of all Company Permits.

(e)          As soon as Contractor has construction power and internet access at the Site, Contractor shall obtain, and shall provide Company with, real-time access to live imagery of the Wyalusing, Pennsylvania site recorded and stored by OxBlue (or an equivalent imaging specialist acceptable to Company); such imagery to include a live feed, interactive content, time-lapse video, and panoramic views.

Section 5.3          Early Warning. Contractor shall deliver written Notice to Company as soon as reasonably possible after Contractor becomes aware of any matter which could (a) entitle Contractor to a Change in accordance with Article 8, (b) delay the achievement of any Milestone by the applicable Milestone Date, or (c) impair, affect or otherwise impact the performance of the Facility (any such Notice, an “Early Warning”). Within five (5) Business Days after delivery of an Early Warning, the Parties and any relevant representatives shall meet (in person or via teleconference) at a mutually agreed time and location to (i) discuss the relevant risk factor set forth in the Early Warning, (ii) make and consider proposals for avoiding or reducing the relevant risk factor, (iii) seek solutions which will mitigate the effect of such risk factor for all Parties, and (iv) determine the actions which will be taken by Contractor to address the relevant risk factor. Notwithstanding anything to the contrary in this Section 5.3, the issuance of an Early Warning does not automatically entitle Contractor to a Change, and Contractor shall only be entitled to a Change to the extent provided for in Article 8.

Section 5.4          Recovery and Recovery Plan. At all times, Contractor shall use its reasonable best efforts to mitigate the effects of any delay to the progress of the Work, howsoever caused, and comply with the requirements of this Agreement with regard to such delay. Without limiting the generality of the foregoing:

(a)          If any Progress Report delivered, or required to be delivered, indicates (or other evidence exists) that Substantial Completion is scheduled to occur more than ten (10) Days after the Guaranteed Substantial Completion Date, Company may require Contractor to submit a plan for minimizing such delay, in which case, Contractor shall, within five (5) Business Days after such discussion, submit to Company and the Independent Engineer for review a plan to minimize such delay consistent with Good Industry Practice, including its recommendations for the most effective remedy (the “Recovery Plan”). To the extent consistent with Good Industry Practice, Contractor shall provide in its Recovery Plan for increases in Contractor’s labor force, number of shifts worked, overtime operations and Days of work per Week to the extent necessary to recover the Schedule to the maximum extent possible.

(b)          The Recovery Plan shall (i) be based on Contractor’s best judgment as to how it can regain compliance (or if not possible consistent with Good Industry Practice, minimize non-compliance) with the Schedule; (ii) be prepared in accordance with Good Industry Practice; and (iii) contain a level of detail sufficient for Contractor to direct, manage and perform the Work. Contractor shall give due consideration to all comments received from Company or the Independent Engineer during Company’s or the Independent Engineer’s review of the Recovery Plan, and shall provide Company and the Independent Engineer with a written statement setting out Contractor’s reasons for not implementing any of such Person’s comments. Contractor shall implement the Recovery Plan and shall incorporate the Recovery Plan into the Project Working Schedule in accordance with Exhibit D. The preparation, execution and implementation of the Recovery Plan shall be at Contractor’s sole cost and expense.

Section 5.5          Schedule Optimization.

(a)          From and after the Effective Date, throughout the execution of the Work, Contractor shall regularly and diligently seek to identify and implement plans and measures for the performance of the Work that will or may result in the overall acceleration of the Work, relative to the Contract Schedule (each, a “Schedule Optimization”). To the extent that Schedule Optimization can be implemented without any net increase to Contractor’s cost of completing the Work, Contractor shall implement the same without any right to a Change. However, once the Schedule Optimization Allowance is exhausted, Contractor is no longer obligated to propose any Schedule Optimization which is expected to result in a demonstrable net increase in the Direct Costs to Contractor of completing the Work.

(b)          If Contractor intends to implement Schedule Optimization that it expects to result in a demonstrable net increase in the Direct Costs to Contractor of completing the Work, Contractor shall, before commencing such Schedule Optimization, provide written notice of the relevant Schedule Optimization opportunity, setting out the following information (i) a description of the Schedule Optimization; (ii) a description of any Scope Adjustments necessary to implement the Schedule Optimization; (iii) any other material impacts on or risks to the Work; (iv) a revised Project Working Schedule clearly showing the acceleration (relative to the then-current Project Working Schedule) that the Schedule Optimization is planned to achieve; and (v) the expected net increase in the Direct Costs to Contractor of completing the Work (taking into account money saved as a result of time saved) (a “Schedule Optimization Notice”). Provided Contractor submits a complete Schedule Optimization Notice, Contractor may implement the relevant Schedule Optimization without the requirement for any further approval of such Schedule Optimization and such implementation shall constitute a Change Event for the purpose of Article 8; provided, however, that (A) Contractor shall be entitled to an adjustment to the Contract Price only, without any adjustment to the Guaranteed Substantial Completion Date and (B) Contractor shall bear all Direct Costs of Schedule Optimization to the extent that the net increase (as reflected in Changes to which Contractor is entitled pursuant to Article 8) exceeds the Schedule Optimization Allowance. Under no circumstances will the Schedule Optimization Allowance be applied to Contractor’s costs of preparing or implementing any Recovery Plan or otherwise recovering from the impacts of Contractor delays, which shall be solely borne by Contractor. Any amount of the Schedule Optimization Allowance not used to implement Schedule Optimizations or paid to Contractor pursuant to Section 6.1(d) shall be used to supplement the Tier 2 Contingency with Company’s prior written consent. At least once every thirty (30) Days during the performance of the Work, Contractor and Company shall meet to discuss then-current and then-planned Schedule Optimization.

(c)          Company may also unilaterally direct Contractor by Company Instruction to accelerate the Work by actions which must comply with Good Industry Practice, among other things, establishing additional shifts, paying or authorizing overtime, providing additional construction equipment or expediting equipment or materials ordering (a “Company Acceleration Direction”). If Company so directs Contractor to accelerate the Work, Contractor shall (i) immediately commence and diligently perform the acceleration of the Work as directed by Company, and (ii) no later than the tenth (10th) Business Day after such directive (A) prepare and submit to Company for Company’s review an updated Project Working Schedule to explain and display how it intends to accelerate the Work and how that acceleration will affect the critical path, and (B) participate in a conference with Company, and with any other Person, including Subcontractors and the Independent Engineer, whom Company designates to participate, to review and evaluate the updated Project Working Schedule. Any revisions to the updated Project Working Schedule necessary as a result of Company’s review shall be resubmitted for review by Company no later than the tenth (10th) Day after such meeting. In the event of a Company Instruction for Schedule acceleration pursuant hereto, Company’s sole liability shall be to pay to Contractor any documented costs clearly and solely attributable to such acceleration, plus a mark-up of [**] percent ([**]%) for overhead and profit.

(d)          Under no circumstances shall such Approved Change or Company Instruction for Schedule Optimization or Schedule acceleration change the Guaranteed Substantial Completion Date.

Section 5.6          Notice of RFSU.

(a)          Contractor shall give the Company’s Representative written notice of the estimated Date for RFSU at the following intervals prior to the estimated Date for RFSU: (i) nine (9) Months; (ii) six (6) Months; (iii) three (3) Months; (iv) one (1) Month; and (v) one (1) Week.

(b)          When Contractor determines it has achieved RFSU, Contractor shall notify the Company’s Representative in writing and provide him or her with an executed certificate in the form of Annexure 4-3. Thereafter, and subject to Section 5.6(d), the Company’s Representative shall inspect the Work. Following such inspection, Company shall within ninety-six (96) hours of receipt of such notice or of receipt of a notice under Section 5.6(c) (as the case may be): (i) if RFSU has been achieved, provide to Contractor a document signed by Company in the form of Annexure 4-4, certifying RFSU and attaching the RFSU Punch-List (an “RFSU Certificate”); or (ii) if RFSU has not been achieved, issue a notice to Contractor attaching an RFSU Checklist.

(c)          If Company issues a notice under Section 5.6(b)(ii), Contractor shall proceed with the Work and, when it considers it has achieved RFSU, give the Company’s Representative written notice to that effect, after which Section 5.6(b) will reapply, except that Company has only seventy-two (72) hours to reply. If Contractor disputes any such Notice issued by Company, Contractor may immediately commence the Dispute resolution process set forth in Section 14.3.

(d)          Contractor acknowledges and agrees that the Company’s Representative may invite any other Person to attend any inspection provided for by this Section 5.6, including representatives of the Independent Engineer and the Financing Entities.

(e)          Contractor shall complete or correct (as applicable) all RFSU Punch-List Items at such times and locations as may be agreed between the Parties.

Section 5.7          Notice of Substantial Completion.

(a)          Contractor shall give the Company’s Representative written notice of the estimated date for Substantial Completion at the following intervals prior to the estimated date for Substantial Completion: (i) six (6) Months; (ii) three (3) Months; (iii) one (1) Month; and (iv) one (1) Week.

(b)          When Contractor determines it has achieved Substantial Completion, Contractor shall notify the Company’s Representative in writing and provide him or her with an executed certificate in the form of Annexure 4-5 (a “Notice of Substantial Completion”). Thereafter, and subject to Section 5.7(d), the Company’s Representative shall inspect the Work. Following such inspection, Company shall within ninety-six (96) hours of receipt of such notice or of receipt of a notice under Section 5.7(c) (as the case may be): (i) if Substantial Completion has been achieved, provide to Contractor a document signed by Company in the form of Annexure 4-6, certifying Substantial Completion and attaching the Substantial Completion Punch-List (a “Substantial Completion Certificate”); or (ii) if Substantial Completion has not been achieved, issue a Notice to Contractor attaching a Substantial Completion Checklist;

(c)          If Company issues a Notice under Section 5.7(b)(ii), Contractor shall proceed with the Work and, when it considers it has achieved Substantial Completion, give the Company’s Representative written Notice to that effect, after which Section 5.7(b) will reapply, except that Company has only seventy-two (72) hours to reply. If Contractor disputes any such Notice issued by Company, Contractor may immediately commence Dispute resolution as set forth in Section 14.3.

(d)          Contractor acknowledges and agrees that the Company’s Representative may invite any other Person to attend any inspection provided for by this Section 5.7, including representatives of the Independent Engineer and the Financing Entities.

(e)          Contractor shall complete or correct (as applicable) all items listed on the Substantial Completion Punch-List at such times and locations as may be agreed by the Parties.

(f)          If all Substantial Completion conditions other than approval of or agreement on the Substantial Completion Punch-List are satisfied on a date prior to the date on which the Substantial Completion Punch-List is approved or agreed, then the date on which Substantial Completion occurred will be deemed to be the date on which all other Substantial Completion conditions were satisfied, notwithstanding the later issuance of the Substantial Completion Certificate.

Section 5.8          Handover. Contractor shall transfer care, custody and control of, and risk of loss to, the Facility to Company when Company has provided written notice to Contractor requiring such transfer (such notice, a “Handover Certificate,” and the point in time at which the foregoing conditions are satisfied, the “Handover Date”). Company is not obligated to, but may, issue the Handover Certificate prior to Contractor achieving Substantial Completion. If Company issues the Handover Certificate prior to Contractor achieving Substantial Completion, (a) Company shall provide reasonable access to the Facility and the Site for Contractor to complete the Work, and (b) Contractor shall remain obligated to complete the Work and achieve Substantial Completion in accordance with the Schedule.

Section 5.9          Final Completion.

(a)          “Final Completion” occurs at the point in the performance of the Work when (i) Substantial Completion has occurred; (ii) all items on the Substantial Completion Punch-List have been completed; (iii) no Contractor default shall have occurred and be continuing; (iv) all Work (other than Performance Remedial Work and correction of Defects during the Warranty Period) shall have been fully and completely performed in accordance with the Performance Standards and the other provisions of this Agreement; (v) Contractor has provided to Company all Documents required under the Scope of Work or this Agreement to be provided to Company; (vi) the Substantial Completion requirements remain satisfied (it being understood, however, that this sub-clause (vi) does not require Contractor to run a further Performance Test and demonstrate compliance with the Minimum Acceptance Criteria); (vii) a final conditional lien waiver has been duly executed by Contractor and delivered to Company in accordance with Section 7.4; (viii) final unconditional lien waivers substantially the same as the form set forth in Annexure 1-6 have been duly executed by (and delivered to Company in accordance with Section 7.4) from (A) all first-tier Subcontractors, and (B) all Major Subcontractors of any sub-tier performing Work directly or indirectly for an on-Site first-tier Major Subcontractor; and (ix) Contractor has removed all of its construction materials, temporary facilities, waste material, surplus material and garbage from the Site and Work Areas.

(b)          Contractor shall continuously, expeditiously and diligently perform the Work in accordance with this Agreement to achieve Final Completion promptly after achieving Substantial Completion. In connection with Contractor’s performance of the Substantial Completion Punch-List, Defect correction or other Work required to be completed between Substantial Completion and Final Completion, Contractor shall not unreasonably interfere with the operation of the Facility by Company (or its designee) and Company shall cooperate with Contractor in a commercially reasonable manner to permit adequate and timely performance of Contractor’s obligations. When Contractor believes the Work has achieved Final Completion, Contractor shall notify the Company’s Representative in writing and provide him or her with an executed certificate in the form of Annexure 4-7 (a “Notice of Final Completion”). Within fifteen (15) Business Days of receiving Notice of Final Completion from Contractor pursuant to this Section 5.9(b) (during which time Contractor shall provide all information reasonably requested by Company evidencing Final Completion), Company’s Representative shall either:

(i)          issue a document signed by Company in the form of Annexure 4-8, certifying Final Completion and confirming the date on which Final Completion was achieved (a “Final Completion Certificate”); or

(ii)          provide Notice to Contractor that it has not yet achieved Final Completion, listing the items of Work that remain to be completed, remedied or re-performed before Final Completion is achieved.

ARTICLE 6
DELAY; TESTING; PERFORMANCE; LIQUIDATED DAMAGES

Section 6.1          Delay Liquidated Damages; Bonus.

(a)          If Substantial Completion occurs after the Guaranteed Substantial Completion Date, Contractor shall pay to Company, as liquidated damages, [**] dollars ($[**]) per Day (or any portion thereof) for each Day after the [**] Day following the Guaranteed Substantial Completion Date (such [**] period, the “LD Grace Period”), until the Day Substantial Completion occurs (as such dollar amount may be adjusted pursuant to Section 6.1(b), the “Delay Liquidated Damages”). Contractor’s maximum liability to Company for Delay Liquidated Damages as provided under this Article 6 in aggregate shall be an amount equal to eight percent (8%) of the Contract Price.

(b)          Subject to Section 6.1(c), the Delay Liquidated Damages amounts for delay in achieving Substantial Completion shall be adjusted to equal the following amounts upon achievement of any of the following “Milestones” by the applicable “Target Date,” each of which shall solely apply independently for the purpose of reducing the Delay Liquidated Damages to the stated amount (i.e., regardless of whether the earlier Milestone(s) were achieved by the applicable Target Date(s)):

Milestone	Target Date	Delay Liquidated Damages (Dollars per calendar Day or any portion thereof)
[**]	[**]	$[**]
[**]	[**]	$[**]
[**]	[**]	$[**]
[**]	[**]	$[**]
[**]	[**]	$[**]

(c)          If Contractor fails to achieve the Minimum Acceptance Criteria during the first Guarantee Test, then notwithstanding the achievement of any of the above Milestones by the applicable Target Date(s), the Delay Liquidated Damages rate shall revert to the amount specified in Section 6.1(a) for all periods in which Delay Liquidated Damages may accrue, including those periods (if any) that precede the relevant Guarantee Test failure.

(d)          If Contractor achieves Substantial Completion on or before March 15, 2021 (for the purpose of this Section 6.1(d), the “Bonus Date”), Company shall pay to Contractor a timely completion bonus in an amount equal to [**] percent ([**]%) of any unused portion of the Schedule Optimization Allowance. The Bonus Date shall not be adjusted on account of Change Events or for any other reason.

Section 6.2          Testing.

(a)          Unless otherwise provided in this Agreement, Contractor is responsible for, and shall perform, all pre-commissioning, commissioning, start-up, and testing of Materials, the Work and the Facility, including the RFSU Tests and the Guarantee Tests, at its expense and in accordance with the requirements set forth in this Agreement and as set forth in greater detail in Exhibit F and Exhibit G. Should Company, pursuant to any Company Instruction, direct tests in addition to those required by this Agreement, subject to the requirements of Article 8, Contractor shall be entitled to a Change.

(b)          Contractor shall provide for Company’s review and approval detailed plans and procedures for testing the Work (including the RFSU Tests and Guarantee Test), which shall be consistent with, and comply with, the requirements specified in Exhibit G, at least sixty (60) Days before any test is scheduled to be carried out. Such test plans will be at Contractor’s expense. Any required certificates from relevant authorities or equipment manufacturers indicating the certification of any testing shall form part of this Agreement and be added to and identified in Exhibit G.

(c)          Company, the Independent Engineer and their respective agents and representatives, may attend any tests or inspections carried out by members of Contractor Group in connection with this Agreement. Where Contractor has complied with its testing and inspection notification obligations hereunder and Company fails to attend or be represented at any test or inspection, or it is agreed between the Parties that Company will not so attend or be represented, then Contractor may proceed with the relevant test or inspection in the absence of a representative of Company Group.

(d)          Contractor shall provide Company with a certified report of the results of any test or inspection carried out pursuant to this Agreement by or on behalf of Contractor.

Section 6.3          RFSU Tests.

(a)          Contractor shall give to Company Notice at least five (5) Business Days prior to the dates on which Contractor plans to commence any RFSU Test, specifying the exact date and time at which the RFSU Tests will commence and the precise location at the Site where the witnesses shall meet. Subject to Section 6.3(b): (i) Contractor shall only carry out RFSU Tests in the presence of Company and the Independent Engineer; and (ii) the results of any RFSU Tests performed in the absence of Company shall be invalid.

(b)          If Company or the Independent Engineer is unable to attend an RFSU Test duly notified in accordance with Section 6.3(a), Company may only require Contractor to delay the performance of such RFSU Tests by a maximum of three (3) Business Days to enable Company or the Independent Engineer to attend such RFSU Tests, following which Contractor may proceed with the RFSU Tests, regardless of whether Company or the Independent Engineer is present.

Section 6.4          Minimum Acceptance Criteria. Contractor guarantees that the Facility shall achieve the Minimum Acceptance Criteria set forth in Exhibit G as demonstrated by the Guarantee Tests.

Section 6.5          Performance Guarantees. Subject to Section 6.10(a), Contractor guarantees that the Facility shall achieve the Performance Guarantees set forth in Exhibit G, as demonstrated by the Guarantee Tests.

Section 6.6          Guarantee Tests.

(a)          Contractor.

(i)          Contractor shall perform the Guarantee Test only after meeting all pre-conditions to commencement of the Guarantee Test as are specified in this Agreement. Contractor shall furnish supervisory personnel and all consumables (other than those listed in Exhibit G, as provided by Company), spare parts and tools required for the safe and efficient pre-commissioning, commissioning and start-up of the Facility and completion of the Guarantee Test.

(ii)          From the Effective Date until the Handover Date, Contractor shall in accordance with Exhibit A and Exhibit G, comply with all requirements for the handling, metering, sampling and composition analysis of all Natural Gas and LNG. Following the Handover Date, Company shall perform Natural Gas and LNG handling, metering, sampling and composition analysis in accordance with the requirements set forth in Exhibit G.

(iii)          Subject to Section 6.8, Contractor shall have successfully completed the Guarantee Test if the Facility achieves all Minimum Acceptance Criteria during a single Guarantee Test and either: (A) Contractor has satisfied its liability for all Performance Liquidated Damages due under Section 6.11 based on the results of such Guarantee Test; or (B) during a single Guarantee Test the Facility satisfies all Performance Guarantees.

(b)          Company.

(i)          After the later of (A) Contractor’s successful completion of the RFSU Tests and (B) the date specified in the Schedule, Company shall, to the extent necessary for start-up and performance of the Guarantee Test (1) provide Natural Gas, (2) offtake any LNG produced at the Facility, and (3) make the Operating Personnel available to assist with start-up, commissioning and testing (collectively, the “Company Services”). Subject to Section 6.6(b)(ii) and Article 8, Contractor shall be entitled to a Change if Company fails to provide the Company Services in accordance with the requirements of this Agreement.

(ii)          Company shall not be liable for, and Contractor shall not be entitled to relief hereunder (including adjustment to the Date for RFSU, the Guaranteed Substantial Completion Date, the elements of the Contract Price, the Minimum Acceptance Criteria, or the Performance Guarantees) due to, any failure by Company to provide the Company Services to the extent directly caused or contributed to by an act or omission of a member of Contractor Group.

Section 6.7          Notice of Guarantee Test.

(a)          Contractor shall give to Company and the Independent Engineer separate written Notices at least fifteen (15) Business Days in advance of the dates on which it will be ready to commence the first Guarantee Test, and a further written Notice at least three (3) Business Days in advance of the commencement of each Guarantee Test, specifying the exact date and time at which the relevant Guarantee Test will commence and the precise location at the Facility where the witnesses shall meet.

(b)          If Company or the Independent Engineer is unable to attend a Guarantee Test duly notified in accordance with Section 6.7(a), Company may only require Contractor to delay the performance of the relevant Guarantee Test by a maximum of three (3) Business Days to enable Company or the Independent Engineer to attend. Thereafter, Contractor may proceed with such Guarantee Test regardless of whether Company or the Independent Engineer is present.

(c)          Subject to and without modifying the Parties’ respective indemnity obligations pursuant to Article 10, Contractor shall bear risk of loss or damage to the Facility during the performance of all Guarantee Tests. Neither the performance nor completion of any of the Guarantee Tests shall constitute a taking-over of the Facility under Section 5.8 or otherwise.

Section 6.8          Results of Guarantee Tests and Retesting.

(a)          Within ten (10) Business Days after the completion of a Guarantee Test, Contractor shall submit a final statement of the results thereof, in the form set forth on Annexure 4-10, certified as true and accurate (a “Contractor’s Performance Statement”). After submitting a Contractor’s Performance Statement, Contractor shall promptly provide such further reasonable information and assistance as may be required by Company for the purpose of determining the results of the Guarantee Test; provided that Company requests such further reasonable information within three (3) Business Days of receiving Contractor’s Performance Statement.

(b)          Within five (5) Business Days following receipt of a Contractor’s Performance Statement and all other information requested pursuant to Section 6.8(a), Company shall verify the results of the Guarantee Test and issue to Contractor a test result statement in the form set forth in Annexure 4-11 (“Final Results Statement”), which shall (i) record the results, as verified or otherwise determined by Company acting reasonably, of the Guarantee Test; (ii) certify whether the Minimum Acceptance Criteria have been achieved; (iii) certify whether each of the Performance Guarantees have been achieved; and (iv) certify the date on which the Guarantee Test was commenced and completed.

Section 6.9          Failure to Achieve Minimum Acceptance Criteria.

(a)          If, during any Guarantee Test or any Guarantee Test Repetition (whether performed before or after the Handover Date), Contractor fails to achieve the Minimum Acceptance Criteria, Contractor shall, at Contractor’s sole risk, cost and expense, perform remedial Work to correct the failure to achieve the Minimum Acceptance Criteria and thereafter, upon five (5) Business Days’ prior written notice to Company, perform a Guarantee Test Repetition.

(b)          If by the one hundred eightieth (180th) Day after the Guaranteed Substantial Completion Date, the Facility has not achieved any or all of the Minimum Acceptance Criteria during a single Guarantee Test or Guarantee Test Repetition, Company may at its sole option either:

(i)          require Contractor to perform, at Contractor’s sole risk, cost and expense, and pursuant to a Remedial Plan that has been approved by Company pursuant to Section 6.11, remedial Work to correct the failure to achieve the Minimum Acceptance Criteria and thereafter repeat the Guarantee Test; or

(ii)          issue a Final Results Statement stipulating that notwithstanding the Facility’s failure to achieve any or all of the Minimum Acceptance Criteria, the Facility is deemed to have achieved the Minimum Acceptance Criteria, in which case Contractor shall pay to Company the maximum amount of all Performance Liquidated Damages, the maximum amount of Delay Liquidated Damages (both subject to Section 6.15), and the cost and expense to Company of performing, or engaging any other Person to perform, remedial Work to cause the Facility to achieve the Minimum Acceptance Criteria; or

(iii)          terminate the Agreement and pursue all rights and remedies against Contractor under this Agreement, at law or in equity, subject to Company’s responsibility to mitigate damages.

(c)          Company may exercise the remedies provided in Section 3.3 with respect to any failure by Contractor to perform remedial Work required under this Section 6.9; provided, that engineering tasks to determine remedial Work required shall be considered a material step under Section 3.3 for purposes of this Section 6.9.

Section 6.10          Failure to Achieve Performance Guarantees.

(a)          If, during the Guarantee Test, the Facility achieves all of the Minimum Acceptance Criteria but fails to achieve one or more of the Performance Guarantees, then, subject to Contractor having achieved all other conditions of Substantial Completion (i) Company shall issue a Handover Certificate, (ii) Contractor shall pay Performance Liquidated Damages in respect of the performance shortfall, and (iii) on the terms set forth in Section 6.10(b), Contractor may have an opportunity to complete one (1) or more Guarantee Test Repetitions in order to satisfy the Performance Guarantees and to have the Performance Liquidated Damages adjusted based on the outcome thereof.

(b)          Subject to the following terms, Contractor shall be entitled to perform one or more Guarantee Test Repetitions during the one hundred and eighty (180) Days immediately following the Handover Date (the “Performance Remedial Period”):

(i)          Within the first sixty (60) Days after the Handover Date or failed Performance Test Repetition (as applicable), Contractor shall deliver to Company a Remedial Plan outlining the measures that Contractor believes will improve the performance of the Facility (such measures “Performance Remedial Work”).

(ii)          The Remedial Plan submitted pursuant to Section 6.10(b)(i) must have been approved by Company (using commercially reasonable discretion) in accordance with Section 6.11.

(iii)          The start date for the Performance Remedial Work to be performed at the Site must occur prior to the expiry of the Performance Remedial Period.

(c)          If Contractor satisfies the requirements of Section 6.10(b) (as determined by Company in its reasonable discretion), Contractor shall be entitled to (i) at Contractor’s sole cost and expense, and pursuant to the Remedial Plan, carry out the necessary remedial Work to remedy the failure to achieve the Performance Guarantees, (ii) subject to compliance with the notice requirements of Section 6.7(a), perform a Guarantee Test Repetition and (iii) upon completion of the foregoing remedial Work and Guarantee Test Repetition, reissue the Contractor’s Performance Statement in compliance with the requirements of Section 6.8(a).

Section 6.11          Performance of Remedial Work. Whenever Contractor proposes remedial Work pursuant to Section 6.10:

(a)          Contractor shall submit a plan for the performance of such remedial Work (“Remedial Plan”) to Company for review and approval, given in Company’s commercially reasonable discretion. Each Remedial Plan shall, at a minimum, specify (i) the remedial Work that Contractor proposes to perform, (ii) the commencement date of such remedial Work, (iii) the component that will be tested after such remedial Work is performed, (iv) the tests in addition to the Guarantee Test (if any) that will be performed on such component or Materials and (v) any required shut-down of the Facility for such remedial Work and tests. Company shall, and shall use its commercially reasonable efforts to cause the other members of Company Group to, reasonably cooperate with Contractor in the implementation of the Remedial Plan.

(b)          The remedial Work described in the Remedial Plan shall (i) be designed and intended to cause the Facility to minimize if not eliminate any shortfalls in satisfying all Performance Guarantees, without material negative effects on any part of the Facility (including long-term effects), (ii) have a reasonable probability of success, (iii) not involve a material risk of damaging any part of the Facility, and (iv) incorporate reasonable measures to minimize disruption to the production, storage, or dispatch of LNG by Company.

(c)          If a Remedial Plan is approved by Company in writing, Contractor shall proceed with all due dispatch to carry out and complete the remedial Work and repeat the Guarantee Test and any other tests required by this Agreement in respect of the Work and/or the Facility, and remove from the Site any defective or rejected Work or parts of the Facility, as may be applicable, all at Contractor’s own risk and expense.

Section 6.12          Performance Liquidated Damages.

(a)          If the Facility fails to achieve any or all of the Performance Guarantees during the Guarantee Test, then Contractor shall, as a condition to achieving Substantial Completion, fully satisfy (by payment or setoff) the liquidated damages calculated in accordance with this Section 6.12 and Exhibit G (“Performance Liquidated Damages”), which shall not, in the aggregate, exceed eight percent (8%) of the Contract Price.

(b)          If one or more Guarantee Test Repetitions are carried out pursuant to Section 6.10(c), the Performance Liquidated Damages shall be recalculated by reference to the last Guarantee Test completed and Contractor shall pay to Company (if the final Performance Liquidated Damages increase) or Company shall pay to Contractor (if the final Performance Liquidated Damages decrease), as applicable, the difference between the amount of the Performance Liquidated Damages paid by Contractor pursuant to Section 6.12(a) and the final Performance Liquidated Damages amount determined pursuant to this Section 6.12(b). Provided that Contractor achieves the Minimum Acceptance Criteria, and without limiting the terms of any arrangements between Company and Contractor regarding the implementation of a Remedial Plan, the remedies specified in Section 6.10(a) and this Section 6.12 shall be Company’s sole and exclusive remedies with respect to Contractor’s failure to achieve the Performance Guarantees.

Section 6.13          No Relief from Performance. The payment by Contractor of Delay Liquidated Damages payable pursuant to this Agreement shall not relieve Contractor from its obligations to complete the Work in accordance with this Agreement and to cause the Facility to achieve the Minimum Acceptance Criteria, nor from any other duties, obligations or liabilities under this Agreement, including its liabilities under Section 6.9 with respect to any failure to achieve the Minimum Acceptance Criteria.

Section 6.14          Ownership of LNG. Company shall own all LNG produced at the Facility during any Guarantee Test or Guarantee Test Repetition, and Contractor shall have no claim to any such LNG. Company shall provide all services necessary for offtake of LNG produced during any Guarantee Test.

Section 6.15          Liability for Liquidated Damages.

(a)          The Parties acknowledge and agree that the Performance Liquidated Damages, Delay Liquidated Damages and Key Personnel LDs payable under this Agreement (i) are a genuine pre-estimate of the anticipated or actual Loss that will be suffered or incurred by Company as a result of the applicable event; (ii) do not constitute penalties and are agreed upon and fixed because of the difficulty of ascertaining the exact amount of Loss that Company would suffer in such circumstances; (iii) shall be applicable regardless of the actual Loss that Company sustains; and (iv) will be recoverable from Contractor as a debt due and payable to Company. Contractor hereby waives any right to contest the validity or enforceability of the Performance Liquidated Damages, Delay Liquidated Damages or Key Personnel LDs provisions of this Agreement.

(b)          Contractor’s total liability for Delay Liquidated Damages shall not exceed eight percent (8%) of the Contract Price.

(c)          Contractor’s total liability for Performance Liquidated Damages shall not exceed eight percent (8%) of the Contract Price.

(d)          Contractor’s total aggregate liability for Delay Liquidated Damages, Performance Liquidated Damages and Key Personnel LDs shall not exceed fifteen percent (15%) of the Contract Price.

(e)          Subject to the Company’s rights under Section 5.4, unless and until Contractor’s liability for Delay Liquidated Damages reaches the cap specified in Section 6.15(b) and/or Section 6.15(d) (at which point Company shall also have the remedies set forth in Article 13), (i) the payment of Delay Liquidated Damages shall be Contractor’s sole and exclusive liability for Contractor’s unexcused failure to achieve the Guaranteed Substantial Completion Date, (ii) Company’s sole and exclusive remedy for Contractor’s unexcused failure to achieve the Guaranteed Substantial Completion Date, (iii) all other remedies under this Agreement, at law, or in equity for failure to achieve Substantial Completion by the Guaranteed Substantial Completion Date are waived; (iv) failure to achieve Substantial Completion by the Guaranteed Substantial Completion Date is not to be deemed to be a Contractor Event of Default, and (v) Company shall not, prior to expiration of the LD Grace Period, be entitled to draw upon Contractor’s Performance Security in respect of a failure to achieve Substantial Completion by the Guaranteed Substantial Completion Date.

ARTICLE 7
COMPENSATION

Section 7.1          Contract Price.

(a)          Subject to Section 7.3(c), Company shall pay to Contractor, in full and final consideration for the complete performance of the Work and delivery of the Documents, and all other obligations of Contractor hereunder, the sum of six hundred and seventy-two million and no/100 dollars ($672,000,000.00) (as it may be adjusted pursuant to Section 7.2 or Article 8, the “Contract Price”). The Contract Price does not include Pennsylvania sales or use taxes on Materials (“State Sales Taxes”), which shall be reimbursed in addition to the Contract Price.

(b)          Contractor represents and warrants that it has satisfied itself as to the correctness and sufficiency of all of the elements of the Contract Price. Contractor shall be responsible for, and bear, all costs, schedule and other risk of, all events and circumstances (other than Change Events (and then subject to the limitations and restrictions set forth in Article 8)) that impact the cost of completing the Work or Contractor’s progress of the Work (“Contractor Risk Events”), without the right to any Change. Contractor shall use Good Industry Practice and due diligence to mitigate and/or overcome the circumstances and impacts of all Change Events and Contractor Risk Events, including by (i) deploying resources to areas of the Site or Work Area that are not impacted by the relevant Change Event or Contractor Risk Event; and (ii) expending monies, working overtime and working over weekends and holidays to the extent consistent with Good Industry Practice.

(c)          The Contract Price is (i) inclusive of (A) all Contractor overhead, contingency, profit, expenditures and other burdens associated with the labor, work, services, equipment or materials specified in the Scope of Work or reasonably necessary for or inferred or implied as part of any obligation of Contractor hereunder, (B) all Taxes and Duties (other than State Sales Taxes) levied by any Applicable Law, including sales and use tax levied or imposed upon or in connection with the Project or the Work, the payment of which shall be the responsibility of Contractor as, provided under Section 7.6; and (C) the Provisional Sum; and (ii) fixed and firm and not subject to any revision, escalation or adjustment of any kind, other than in accordance with Section 7.2 or pursuant to an Approved Change in accordance with Article 8. Contractor Rates are inclusive of all Contractor overhead, profit, small tools, employee taxes, and other burdens, but labor rates do not include equipment and materials.

Section 7.2          Provisional Sum Equipment.

(a)          The Contract Price includes a provisional sum of one hundred and sixty-two million and no/100 dollars ($162,000,000.00) (the “Provisional Sum”), which is Contractor’s estimate of what the sum of the fixed prices under the Subcontracts for the purchase of the Provisional Sum Equipment (measured as of the relevant Subcontract execution dates) will be. The Provisional Sum is exclusive of State Sales Taxes and Excess Technical Assistance Charges. If, on the date when the last first-tier Subcontract for Provisional Sum Equipment is executed, the sum of all fixed prices under first-tier Subcontracts for the purchase of Provisional Sum Equipment (measured as of the relevant first-tier Subcontract execution dates) (the “Provisional Sum Equipment Final Price”) is less than the Provisional Sum, the Contract Price shall be automatically adjusted in accordance with the following formula:

Adjusted Contract Price = CP – D

where

“CP” means the Contract Price immediately prior to adjustment in accordance with this Section 7.2.

“D” means the amount determined by subtracting the Provisional Sum Equipment Final Price from the Provisional Sum.

(b)          Contractor bears all risk of the Provisional Sum Equipment Final Price exceeding the Provisional Sum and shall not be entitled to any adjustment to the Contract Price in such circumstances; provided, however, that if the aggregate of all reasonable, verifiable, standalone charges for technical field assistance (exclusive of performance testing assistance and performance of warranty obligations) under all Subcontracts for Provisional Sum Equipment, measured as of the date of execution of each, exceeds the aggregate of (i) D (as calculated pursuant to Section 7.2(a) above); plus (ii) [**] dollars ($[**]) (“Excess Technical Assistance Charges”), Contractor shall be entitled to a Change pursuant to Section 8.3(b)(xiii). Contractor has the sole discretion to decide which equipment bid to accept and award the relevant Subcontract therefor, provided that this sentence shall not relieve Contractor from any liability arising under this Agreement in connection with such Subcontract, including as a result of any failure to satisfy the Performance Standards, the Minimum Acceptance Criteria or any Performance Guarantee.

(c)          For the supply of any of the Provisional Sum Equipment, Contractor shall, on a fully open book basis, conduct a competitive bid process with, and obtain satisfactory and compliant fixed price bids (after technical and commercial evaluation adjustments) from, at least two (2) qualified bidders; provided that Contractor may pursue sole source procurement (i) for liquid expanders and (ii) when other qualified bidders refuse to bid after having been given a reasonable opportunity to do so.

(d)          With respect to each Subcontract for the supply of any of the Provisional Sum Equipment, Contractor shall submit to Company or upload to a virtual data room to which Company has unrestricted access (i) a worksheet describing the relevant portion of the Provisional Sum Equipment, identifying each bidder and specifying each bidder’s proposed contract price for the relevant Subcontract, (ii) complete, unredacted copies of each bidder’s submittals, including all pricing information and contract terms and (iii) Contractor’s selection for the award of the Subcontract.

(e)          Contractor shall provide Company with full access (either in physical form or in a virtual data room) to all information and documents (i) exchanged or communicated between Contractor and any bidders or potential Subcontractors for the supply of Provisional Sum Equipment, including all pricing information necessary to determine the Provisional Sum Equipment Final Price and the amount of any Excess Technical Assistance Charges or (ii) relating to Contractor’s review or analysis of any of the foregoing information or documents, at the same time as Contractor delivers, receives or generates (as applicable) such information or documents.

Section 7.3          Invoicing.

(a)          On or before the tenth (10th) Day of each calendar Month and the twenty-fifth (25th) Day of each calendar Month, Contractor shall submit to Company an invoice package strictly in accordance with the form set forth in Annexure 5-1 (“Invoice”), in the manner and at the notice address for Company set forth in Section 14.16 and in accordance with this Article 7.

(b)          Amounts payable pursuant to this Agreement shall only be invoiced by Contractor after Company has agreed that the relevant Payment Milestone and/or progress of the Work has been achieved, which entitles Contractor to such payment pursuant to Exhibit C. Contractor shall structure Payment Milestones such that there is coverage for a rolling 3-months of advance billing. Contractor shall also include in its monthly invoice amounts sufficient to cover cancellation costs for all its equipment Subcontracts (“Cancellation Costs”). On the terms set forth in Exhibit C, Company may elect to either (i) pay Cancellation Costs in return for a letter of credit provided by Contractor in the amount of such payment, issued by an Acceptable Credit Provider in a form substantially the same as that set forth in Annexure 3, (ii) secure such Cancellation Costs with a letter of credit entitling Contractor to draw on such letter of credit if and when a Contractor entitlement to be paid such Cancellation Costs arises under Article 13, (iii) furnish a limited payment guarantee issued in the amount of the Cancellation Costs by a creditworthy Affiliate of Company, or (iv) provide a combination of the foregoing. Cancellation Costs paid by Company shall be credited against future invoices in accordance with the crediting schedule set forth in Exhibit C.

(c)          It shall be a pre-condition to Contractor’s right to payment of each Invoice submitted by Contractor for payment of the Contract Price under this Agreement that each of the following conditions have been satisfied at the time that the applicable Invoice is submitted and remain satisfied at the time that the applicable Invoice would otherwise fall due: (i) the Work progress to which the Invoice relates for which Contractor claims payment has been successfully achieved or completed (as applicable) in accordance with the requirements of this Agreement; (ii) the amount is the subject of an Invoice that strictly complies with the requirements of this Article 7 and Annexure 5; (iii) Contractor has submitted to Company the Monthly Progress Report for the Month to which the Invoice relates; (iv) Contractor (A) has provided and is maintaining all Performance Security required to be provided (including required replacements and increases in value); and (B) has placed, provided the required evidence of, and is maintaining, the insurance policies in accordance with Exhibit E, and each of the foregoing documents remain valid and enforceable; (v) Contractor has furnished all Required Waivers; and (vi) the Independent Engineer has approved the payment of such Invoice.

(d)          Subject to Section 7.3(c) and Section 7.9, Company shall pay the undisputed portion of invoices from Contractor within fifteen (15) Days of receipt by Company of a correct and deficiency-free invoice accompanied by the appropriate document in accordance with this Agreement. No payment made hereunder by Company shall be considered as approval or acceptance of any Work or a waiver of any claim or right Company may have hereunder. All payments shall be subject to correction in subsequent payments.

Section 7.4          Interim Lien Waivers. On or before submission of each Invoice (other than the final Invoice, for which the requirements are set forth in Section 7.5), Contractor shall furnish to Company the following documents: (a) an interim lien waiver in the form set out in Annexure 1-1 from Contractor; (b) interim lien waivers in a form substantially the same as that set out in Annexure 1-2 from all first-tier Major Subcontractors whose work and/or services in connection with the Work are ongoing; and (c) final conditional lien waivers in a form substantially the same as that set out in Annexure 1-5 from all first-tier Major Subcontractors whose work and/or services in connection with the Work are complete, and such documents shall have been duly executed in accordance with all requirements of Applicable Laws.

Section 7.5          Final Invoice. Upon the issuance of a Final Completion Certificate, Contractor shall, in addition to any other requirements in this Agreement, submit a fully executed final Invoice in the form attached hereto in Annexure 5-2 complying with all other requirements of this Article 7, along with (a) a statement summarizing and reconciling all previous Invoices, payments and Approved Changes (including a statement of all outstanding Invoices); (b) a statement confirming that all payrolls, Taxes and Duties, Contractor Taxes, bills for equipment and materials and any other indebtedness connected with the Work for which Contractor and/or its Subcontractors are liable have been paid; (c) a final conditional lien waiver in the form set out in Annexure 1-3 duly executed by Contractor; and (d) final unconditional lien waivers in a form substantially the same as that set out in Annexure 1-6 duly executed by (i) all first-tier Subcontractors, and (ii) all Major Subcontractors of any sub-tier performing Work directly or indirectly for an on-Site first-tier Subcontractor. No later than five (5) Days after receipt by Contractor of Company’s payment of the final Invoice, Contractor shall provide to Company final unconditional lien waivers in the form set out in Annexure 1-4 duly executed by Contractor.

Section 7.6          Taxes, Fees, and other Charges.

(a)          Subject to Contractor’s right under Section 7.1(a) to be reimbursed State Sales Taxes, Contractor shall pay and be solely responsible for the ascertainment of, timely filing for, and prompt payment of, any Taxes and Duties levied by any Applicable Law (i) on or because of the performance of the Work by Contractor or any Subcontractor; (ii) on or because of any payment to, or the Work of, Contractor or any Subcontractor; (iii) on or because of the ownership, use or incorporation of any equipment, supplies, material or labor in the performance of this Agreement by Contractor; (iv) on or because of the use of Construction Equipment, including personal property taxes and applicable sales/use taxes, other than on personal property owned or controlled by Company; (v) on or because of the repatriation of any of Contractor’s or any Subcontractor’s material or equipment; or (vi) that are measured by wages, salaries or other remuneration paid to Persons employed by Contractor or any Subcontractor, or that arise by virtue of their employment (collectively, “Contractor Taxes”). Contractor Taxes include (A) any payroll or other related employment compensation taxes for Contractor’s employees, federal, state and any other taxes that may be assessed on Contractor’s revenue or income from the Project, (B) engineering and business license costs and (C) all Taxes and Duties related to Construction Equipment. All Contractor Taxes have been included in the Contract Price.

(b)          Where applicable, Company shall furnish to Contractor, within forty-five (45) Days of Effective Date, a certificate complying with state and local governmental laws, regulations and ordinances identifying any components of the Work, the Facility or any Materials to be considered exempt from the State Sales Taxes. Contractor shall cooperate with Company to establish appropriate procedures with respect to, and shall minimize, the amount of State Sales Taxes to the extent reasonably possible under Applicable Law. Contractor is responsible for all personal property taxes and sales and use taxes on the Construction Equipment; Company is responsible for all real and personal property taxes (other than Contractor Taxes) imposed on Company Group in connection with the Project, including on (i) any Materials or other portions of the Facility to which Company has title at the time such taxes are assessed and (ii) any items supplied by Company Contractors that are incorporated into the Facility.

(c)          If requested to do so by Company, within twenty (20) Days of such request, Contractor shall provide to Company evidence, satisfactory to Company, showing Contractor’s compliance with the requirements of this Section 7.6. If requested to do so by Company, within twenty (20) Days of such request Contractor shall furnish to Company a written confirmation from relevant tax authorities evidencing Contractor’s registration for tax purposes in all jurisdictions required for the performance of the Work. Delayed responses by relevant tax authorities shall reasonably extend this deadline to ten (10) Days from receipt of the response of such tax authority.

(d)          Should any Applicable Law require withholding of any Taxes and Duties due by Contractor from payments to Contractor, Company shall deduct such amounts to be withheld from the payment due to Contractor and shall remit the amount withheld to the proper tax authorities, unless Contractor demonstrates, to Company’s satisfaction, exemption from such withholding. Any amounts withheld by Company shall be deemed part of the compensation paid to Contractor. Contractor shall complete, sign and return to Company any forms regarding withholding or other taxpayer information which Company requests from and supplies to Contractor. Company shall provide Contractor evidence of any amounts withheld and remitted to the proper tax authorities.

(e)          If Contractor fails to pay any amount that it is required to pay under this Section 7.6, Company shall have the right, without loss of any other right or remedy, to make the payment for Contractor and collect the amount of such payment from Contractor in accordance with Section 7.9.

(f)          Contractor shall hold a valid, current Pennsylvania sales and use tax Permit. To the extent the Work under any Subcontracts is subject to State Sales Taxes or a Subcontractor has a place of business in Pennsylvania, Contractor shall require the relevant Subcontractor to hold a valid, current Pennsylvania sales and use tax Permit.

(g)          Contractor shall keep full and detailed accounts of (i) all Taxes and Duties, and other amounts paid or payable by Contractor or any Subcontractor to any Government Authority in connection with the performance of the Work and (ii) all rebates, refunds, credits or similar payments received by Contractor or any Subcontractor, or which Contractor or any Subcontractor is eligible to receive from any Government Authority.

Section 7.7          Audit.

(a)          Contractor shall keep full and detailed books, logs, records, daily reports, accounts, schedules, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents as may be required under Applicable Law in connection with this Agreement, and as necessary to fully and accurately document and evidence each element of the Contract Price and all variables used to calculate the same (including all man-hours, equipment and materials utilized by Contractor) (“Books and Records”). Contractor shall maintain all such Books and Records in accordance with GAAP and shall retain all such Books and Records for a minimum period of six (6) Years after Substantial Completion, or such greater period of time as may be required under Applicable Law.

(b)          Company shall have the right to audit and inspect Contractor’s Books and Records relating to (i) each Provisional Sum element of the Contract Price, the value of each Change, any other incremental payment claimed by Contractor hereunder, and any variables used to calculate the same, or (ii) any investigation by a Government Authority having a reasonable nexus to the Contract Price. Company may exercise its rights under Section 7.7(b)(i) at all reasonable times during the performance of the Work and for a period of one (1) Year after the end of the Warranty Period; provided, however, that Contractor shall not be required to provide access to any fixed rates, lump sums, or costs expressed in terms of percentages of other costs, in each case to the extent used to determine the original Contract Price or used to determine any Change agreed between the Parties on a lump sum basis. Company may exercise its rights under Section 7.7(b)(ii) at all reasonable times in connection with any investigation by a Government Authority that relates to this Agreement. Upon reasonable notice, Company and any of its representatives or invitees who have a legitimate “need to know” for Project purposes may (A) audit or have audited Contractor’s Books and Records; provided, however, that Contractor shall not be required to disclose Contract Price of Contractor rate build-ups or break-downs, except as related to valuation of the Provisional Sum Equipment or Changes paid on a reimbursable basis (but not lump sum Changes, fixed rates, or costs expressed in terms of percentages of other costs), and (B) have reasonable access to all places where any Work is performed, including Contractor’s premises, for the purpose of reviewing the conduct and progress of Work. When requested by Company, Contractor shall provide the auditors with reasonable access to, and reasonably requested copies of, any and all Books and Records. All such information in such Books and Records shall be treated as Confidential Information by Company and its representatives and invitees. If Contractor fails to comply with this Section 7.7, Company may withhold all related payments and other amounts to which Contractor would otherwise be entitled under this Agreement until Contractor fully complies unless Contractor is disputing Company’s right to access such information.

Section 7.8          Performance Security.

(a)          Contractor shall provide to Company and at all times maintain the following as security for the due performance of Contractor’s obligations under this Agreement:

(i)          On or before the date specified in the Anticipated NTP Notice, an irrevocable standby letter of credit (the “Letter of Credit”) in an amount equal to [**] percent ([**]%) of the Contract Price, in a form substantially the same as that set out in Annexure 3, executed by an Acceptable Credit Provider thereunder; such Letter of Credit is to be (A) adjusted upon Substantial Completion to an amount equal to [**] percent ([**]%) of the Contract Price and (B) returned in full when the Warranty Period has expired; and

(ii)          On or before the Effective Date, a parent company guarantee from Guarantor in the form set forth in Annexure 2 (the “Parent Company Guarantee,” and together with the Letter of Credit, the “Performance Security”).

(b)          Where any Approved Change or any Approved Changes, in combination, have the result of increasing or decreasing the Contract Price by an amount equal to or greater than [**] percent ([**]%) of the then-current Contract Price, Contractor shall, by the date that is ten (10) Business Days after the effective date of the last Approved Change, increase or decrease (as applicable) the value of the Letter of Credit proportionately (including, if necessary, obtaining an additional Letter of Credit for the additional amount required under this Section 7.8, or substituting in full the Letter of Credit).

(c)          If (i) the issuer (an “LC Issuer”) of the Letter of Credit, as applicable, ceases to be an Acceptable Credit Provider; (ii) the Letter of Credit is amended or modified without the prior written consent of Company; (iii) any provision of the Letter of Credit ceases to be valid and binding on or enforceable against such LC Issuer; or (iv) such LC Issuer disaffirms any of its obligations under the Letter of Credit, then Contractor shall (A) give Notice thereof to Company within three (3) Business Days after Contractor becomes aware of such circumstance and (B) replace the applicable existing letter of credit with a letter of credit issued by an Acceptable Credit Provider no later than the date that is ten (10) Business Days after the earlier of (1) Contractor’s receipt of Notice from Company of the applicable circumstance and (2) Contractor becoming aware of the applicable circumstance.

(d)          Company may demand payment on or draw upon the Performance Security (i) to protect Company against, or compensate Company for, any Claim or Loss (A) arising out of or relating to a breach by Contractor of any obligation under this Agreement, (B) for which Company is Indemnified by Contractor hereunder and for which the CGL/EL insurance carrier does not provide, or has refused, coverage, or (C) for any cost and expense incurred by Company in carrying out work (or in engaging others to carry out the work) to remedy a Defect or damaged caused to the Facility by a Defect or the correction thereof; (ii) to satisfy any liability of Contractor to Company for Delay Liquidated Damages; (iii) pursuant to Section 7.9 with respect to any Set-Off Event (provided, however, that before demanding payment on the Letter of Credit, Company shall first exhaust its rights under Section 7.9); or (iv) if, at the relevant time, the Letter of Credit will expire in less than thirty (30) Days or the issuer thereof ceases to be an Acceptable Credit Provider and Contractor does not furnish a replacement of the Letter of Credit, as applicable, issued by an Acceptable Credit Provider within ten (10) Business Days of Company’s demand therefor.

(e)          The Letter of Credit shall be returned by Company no later than ten (10) Business Days following the expiration of the Warranty Period.

(f)          Company may, without the prior consent of Contractor, assign any or all of its rights, title and interest in, to and under the Performance Security to the Financing Entities as collateral security in connection with any financing.

Section 7.9          Set-off; Withholding. In addition to any withholding of payment of amounts set forth in an Invoice that are in bona fide dispute, and any correction of previous payments, Company shall have the right, after notice to Contractor, to withhold, set-off, net, recoup or otherwise deduct against or from any sums payable to Contractor under this Agreement (a) such amounts as Company reasonably determines to be necessary to compensate Company for, or protect Company against, any actual Claim or Loss arising out of or in connection with any breach of this Agreement, or any matter with respect to which Contractor is required to Indemnify any member of Company Group hereunder and for which the CGL/EL insurance carrier does not provide, or has refused, coverage, (b) [**] percent ([**]%) of the value attributable to each incomplete Punch-List Item until such incomplete Punch-List Item is completed by Contractor in accordance with this Agreement, at which time Contractor shall submit an Invoice in respect of such completed Punch-List Item and (c) any amounts paid to any Subcontractor by Company in accordance with Article 9 (any such event, a “Set-Off Event”).

Section 7.10          No Contractor Set-off. Unless otherwise agreed by Company in writing, Contractor may not set-off or otherwise deduct any sums payable by Company to Contractor under this Agreement against or from any payment due to Company by Contractor under this Agreement.

ARTICLE 8
CHANGE

Section 8.1          Scope Adjustments. This Article 8 describes all circumstances in which (a) the Schedule, the Guaranteed Substantial Completion Date and the Contract Price shall be adjusted (such adjustments, “Changes”), and (b) additions, deletions, alterations and/or modifications to or from the Work (including acceleration or other changes to the timing thereof) and/or the Facility (“Scope Adjustments”) may be implemented. The rights and remedies expressly set forth in this Article 8 shall be Contractor’s sole and exclusive rights and remedies with respect to Change Events and Scope Adjustments.

Section 8.2          Company Instruction. Company may, at any time and for any reason, instruct Contractor to implement a Scope Adjustment by providing written notice thereof to Contractor expressly referencing this Section 8.2 (a “Company Instruction”). Contractor shall comply with all Company Instructions and implement the same continuously, diligently and without delay or suspension, regardless of whether Company has partially approved, rejected, or is continuing to assess a Change Request, or any dispute or difference exists between Company and Contractor with respect to such Company Instruction.

Section 8.3          Change Events.

(a)          Contractor shall be entitled to a Change only to the extent that Change Events or Tier 1 Contingency Events occur on or after the applicable Effective Date, and then only to the extent provided in this Article 8. Unless Company instructs Contractor otherwise, Contractor shall perform all Work that is necessary for Contractor to satisfy its obligations under this Agreement following and in light of the effects of a Change Event or Tier 1 Contingency Event, continuously, diligently and without delay or suspension for any reason.

(b)          “Change Event” means:

(i)	the implementation of a Company Instruction by Contractor (including any associated cost of increasing the value of the Letter of Credit pursuant to Section 7.8(b));
(ii)
Schedule Optimization; provided, however, that (A) Contractor shall be entitled to an adjustment to the Contract Price only, without any adjustment to the Guaranteed Substantial Completion Date and (B) Contractor shall bear all Direct Costs of Schedule Optimization to the extent that the net increase exceeds the amount of [**] dollars ($[**]);

(iii)	a suspension by Contractor pursuant to Section 13.3(c);
(iv)	a suspension instructed by Company pursuant to Section 13.5;
(v)	the presence beneath the Site of Concealed Conditions;
(vi)	a material breach of this Agreement by Company;
(vii)	Company’s failure to provide access to the Site in accordance with the requirements of Section 2.1;
(viii)	the occurrence of Unplanned Interface Activities;
(ix)
Company failure to provide the Company Services in accordance with the requirements of Section 6.6(b), including failure to provide, or timely provide, sufficient Operating Personnel, Natural Gas feedstock, or trucks for LNG offtake;

(x)	a Change of Law;
(xi)	Force Majeure;
(xii)	an error in Rely Upon Information, to the extent provided in Section 1.12;
(xiii)
a Tier 2 Contingency Event; provided, however, that (A) for any Tier 2 Contingency Event (other than a [**]), Contractor shall be entitled to a Change to the Contract Price, without any adjustment to the Guaranteed Date for Substantial Completion or any other Contractor obligations, and (B) Contractor’s right to a Change to the Contract Price is capped in accordance with Section 8.5(b); or

(xiv)
Loss or damage to the Facility addressed by Section 1.2(c) provided that Contractor’s sole right is to a Contract Price adjustment to the extent contemplated by Section 1.2(c), with no adjustment to the Guaranteed Date for Substantial Completion except as expressly provided in Section 1.2(c).

(c)          [**]

Section 8.4          Tier 1 Contingency. Company has reserved a fund of nineteen million and no/100 dollars ($19,000,000.00) to pay for the cost of incremental Work that Contractor is required to perform as a result of demonstrable [**] (“Tier 1 Contingency Events”). If, at any time, Contractor identifies any Tier 1 Contingency Event, Contractor shall promptly notify Company of the Tier 1 Contingency Event and its effect on the cost of performing the Work. To the extent that any such Tier 1 Contingency Event results in an actually incurred incremental Direct Cost of performing the Work, Contractor shall be entitled to a Change to the Contract Price (but not the Guaranteed Substantial Completion Date); provided, however, that in aggregate, Changes under this Section 8.4 shall not exceed nineteen million and no/100 dollars ($19,000,000.00) (the “Tier 1 Contingency”).

Section 8.5          Adjustments.

(a)          Adjustments to the Contract Price to which Contractor is entitled due to any Tier 1 Contingency Event or Change Event (i) may be agreed and specified as a lump sum amount in an Approved Change, and (ii) in the absence of such agreement, shall be determined based on (A) the reasonable and verifiable amounts directly paid by Contractor to Subcontractors, plus a mark-up of [**] percent ([**]%), and (B) for Work to which the Contractor Rates apply, an amount calculated by multiplying the applicable Contractor Rate by the verifiable man-hours engaged in performing the Work or verifiable materials and equipment used to complete the Work (as the case may be), in each case minus any amount incurred due to any Contractor failure to comply with its mitigation obligations (which amount shall be borne solely by Contractor).

(b)          Notwithstanding any provision of this Agreement to the contrary:

(i)          with respect to Change Events of the type described in Section 8.3(b)(iv), Section 8.3(b)(xi) or any [**], the Contract Price shall only be adjusted on account of the following costs:

(A)          standby costs resulting from suspension or delay resulting therefrom impacting on the critical path, which shall be calculated as the actual idle time for Contractor’s or its Subcontractor’s Personnel and equipment at the Site and any dedicated project-management Personnel (whether at the Site or at Contractor’s head office) affected by such suspension or delay, multiplied by the applicable standby rates set forth or described in Exhibit C; provided, however, that Company may at any time during such delay or suspension direct Contractor to partially or fully demobilize its Personnel or equipment, in which case the Contract Price shall also be adjusted by the Direct Costs incurred by Contractor for such demobilization and subsequent remobilization;

(B)          with respect to any repair, replacement or reperformance of the Work required as a result any Force Majeure impact (including repair of damage or overcome impediments caused by the Force Majeure or its impacts, mobilization or demobilization of Personnel or equipment, and mitigation of the effect of Force Majeure impacts), Contractor shall be entitled to receive (1) the proceeds of insurance payable in respect thereof, as provided in Exhibit E, and (2) any other amount payable by Company to Contractor pursuant to Section 1.2(b); and

(C)          storage costs for Materials that would otherwise not have been incurred by Contractor.

(ii)          Contractor’s right to an increase to Contract Price with respect to Tier 2 Contingency Events, in the aggregate, shall not exceed the Tier 2 Contingency, howsoever and whenever they may occur; [**].

(iii)          Any unused Tier 2 Contingency remaining at Final Completion may be retained by Company, or applied by Company to Project-related expenditures (including to pay for or reimburse the cost to Company of any other Approved Changes), in Company’s sole discretion; provided, however, that if all of the conditions set forth in Section 8.10 are satisfied, Contractor shall be entitled to the bonus payment calculated pursuant thereto.

(c)          Contractor shall only be entitled to adjustment of the Guaranteed Substantial Completion Date to the extent that (i) a Change Event directly and proximately causes a delay to activities on the critical path to achieving Substantial Completion by the Guaranteed Substantial Completion Date, (ii) Contractor has complied with its mitigation obligations hereunder and cannot recover from such delay, notwithstanding such efforts, (iii) Contractor is not concurrently delayed by any event or circumstance of which Contractor accepts risk and (iv) adjustment to the Guaranteed Substantial Completion Date is not otherwise precluded or limited pursuant to any term of this Agreement. For Change Events triggered by a suspension, Contractor shall be entitled to a schedule adjustment equal to the length of the suspension plus reasonable periods allowed for de-mobilization and re-mobilization.

(d)          The Float available in the Contract Schedule at any time is for the benefit of the Project and shall not be considered for the exclusive use of either Company or Contractor. As such, Float shall be treated as an expiring resource available to both Parties on a nondiscriminatory basis. Float shall be monitored, accounted for, and maintained in accordance with critical path methodology. Contractor shall not (i) sequester, misrepresent or otherwise manipulate Float in the Contract Schedule, including any manipulation of network logic to remove Float that would otherwise be available; or (ii) use any float suppression techniques in the Contract Schedule, including utilization of any “As Late as Possible” constraints. For the avoidance of doubt, the LD Grace Period is for Contractor’s sole benefit and shall not be shortened in connection with any delay to the Work or adjustment to the Contract Schedule.

Section 8.6          Change Request.

(a)          Contractor shall, no more than ten (10) Days after (i) the date on which Company issues a Company Instruction, or (ii) Contractor became aware of, the first occurrence of any other Change Event or Contingency Event, submit to Company written notice of the relevant event or circumstance and its anticipated impacts on the Work. Within thirty (30) Days of such event or circumstance, Contractor shall submit to Company a written request for a Change, which shall include: (A) a description of the relevant event or circumstance (including whether or not, and if so on what basis, Contractor considers a Contingency Event to have occurred); (B) a description of any necessary Scope Adjustments; (C) the claimed adjustment to the Guaranteed Substantial Completion Date; and (D) the claimed adjustment to the Contract Price (and if the Change Event is a Contingency Event, the Contingency remaining as of the date of such Change Request) (a “Change Request”). Company may accept a Change Request by countersigning the same. If Company does not agree with any part of a Change Request, and the Parties subsequently agree upon Contractor’s Change rights, Company may require Contractor to resubmit a Change Request that records the agreed Changes, for countersignature by Company.

(b)          Contractor’s failure to submit a Change Request in relation to any Company Instruction, other Change Event or Contingency Event within the thirty (30)-Day time limit prescribed under Section 8.6(a) shall constitute an irrevocable waiver by Contractor of any entitlement to a Change in respect of the relevant Company Instruction, other Change Event or Contingency Event, and an irrevocable release by Contractor of Company Group from any and all Claims related to the applicable Company Instruction, other Change Event or Contingency Event. Upon countersignature by Company, a Change Request shall constitute an irrevocable waiver and release by Contractor of any and all Claims with respect to the relevant Change Event or Contingency Event, or the subject matter of the Change Request, howsoever arising and howsoever related to the relevant Change Event or Contingency Event.

Section 8.7          Detailed Design Not a Change. Except as provided in Section 8.4 (Tier 1 Contingency Event), (a) Contractor shall not be entitled to any adjustment of the Schedule or the Contract Price where the Scope of Work is not affected or where the claimed Change is merely a closer definition, change in detail or alteration in the manner in which the Work is to be carried out or is a normal engineering development; and (b) should any Work or Material be required that is not specified in this Agreement, but that, by exercise of Contractor’s stated expertise and application of Good Industry Practice, can be considered necessary for the proper execution of the Work, then Contractor shall perform such Work and furnish such Material as if so denoted, without any right to a Change.

Section 8.8          Change Accounts and Cost. Costs and expenses incurred by Contractor pursuant to this Article 8 in relation to the preparation of submissions in support of any proposal in respect of a Change or Change Request shall be for Contractor’s account; provided that Contractor shall be reimbursed for its reasonable Direct Costs in responding to a Company Instruction if Company decides not to implement the Company Instruction.

Section 8.9          Longstop. Without prejudice to the time limits referred to in Section 8.6(a), Contractor shall not be entitled to make a claim for a Change Event, in respect of a Change pursuant to this Article 8, after issuance of the Final Completion Certificate by Company.

Section 8.10          Change Minimization Bonus. If, at the later of (a) the end of the Warranty Period, or (b) the point in time when all outstanding Change claims have been finally settled, the total aggregate Changes to the Contract Price (including on account of Contingency Events or Change Events of any other category, or any other contractual basis or legal theory) are less than the Tier 2 Contingency (“Contingency Savings”), then Company shall pay to Contractor a bonus of [**] percent ([**]%) of the Contingency Savings.

ARTICLE 9
SUBCONTRACTING

Section 9.1          Major Subcontractors.

(a)          Contractor’s subcontracting and procurement process shall be conducted in accordance with the procedures set forth in Exhibit I. Contractor shall not, without Company’s prior written consent, directly subcontract any portion of the Work in excess of [**] dollars ($[**]). Subcontracts with Subcontractors within the list of Major Subcontractors in Exhibit I are hereby approved by Company. Contractor may at any time submit to Company for its written approval the names of any Subcontractors it desires to use in the performance of the Work and a summary of the Work that Contractor wishes to allocate to such Subcontractors.

(b)          Each first-tier Major Subcontractor shall execute a consent and agreement to and acknowledgment of, the terms and conditions of Section 9.5, substantially in the form of Annexure 4-9.

Section 9.2          Subcontracts.

(a)          Contractor shall execute a written Subcontract consistent with the terms and conditions of this Agreement with each first-tier Subcontractor. Contractor shall take commercially reasonable efforts to ensure that the terms of each first-tier Subcontract preserve and protect the rights of Company under this Agreement and satisfy the requirements from the Financing Entities to the extent this Agreement otherwise explicitly requires Contractor to do so. To the extent that Contractor’s obligations or Company’s rights hereunder are relevant to the obligations or activities of a first-tier Subcontractor, Contractor shall take commercially reasonable efforts to ensure that (i) the relevant Contractor obligations are imposed on such first-tier Subcontractor; and (ii) the relevant rights are granted to Contractor and Company by such first-tier Subcontractor, in each case, mutatis mutandis in the terms of the relevant Subcontract.

(b)          Contractor shall require each first-tier Subcontractor to (and Contractor will use commercially reasonable efforts to ensure that each lower tier Subcontractor is required to) release, assign to Company, and waive, any and all rights of recovery against each member of Company Group and its insurers, and against Contractor and any and all other Subcontractors, which the releasing Subcontractor may otherwise have or acquire, in or from or in any way connected with, any Loss to the extent covered and paid by project-specific policies of insurance maintained or required to be maintained pursuant to this Agreement. Contractor shall use commercially reasonable efforts to require all Subcontractors to include in all policies of insurance maintained by the Subcontractors clauses providing that each underwriter shall waive all of its rights of recovery against Company Group.

(c)          Contractor shall ensure that each Critical Subcontract provides, and shall use commercially reasonable efforts to ensure that each other first-tier Subcontract provides: (i) that the rights of Contractor under such Subcontract may be assigned to Company, without the consent of the Subcontractor; and (ii) that if Company or the Collateral Agent provides notice to such Subcontractor that Company or the Collateral Agent (as applicable) will be assuming Contractor’s obligations under such Subcontract, then such Subcontractor shall continue to perform its responsibilities under such Subcontract for the benefit of Company and will not exercise any remedies as a result of the occurrence of any default under its Subcontract before the passage of thirty (30) Days, provided that, Contractor, on the one hand, and such Subcontractor, on the other hand, shall maintain all rights and claims against the other for the portion of the Work performed prior to such assumption of obligations. Contractor shall ensure that each first-tier Subcontractor acknowledges in its Subcontract (and Contractor will use commercially reasonable efforts to ensure that each lower tier Subcontractor acknowledges in its Subcontract) that such Subcontractor shall not have any right to look to Company or the Collateral Agent for the performance of Contractor’s obligations under any Subcontract, unless and until such Subcontractor has received a Notice described in Section 9.2(c)(ii) from Company or the Collateral Agent (as the case may be), and then, only with respect to the Person who gives such Notice.

Section 9.3          Contractor Liability. Contractor shall remain solely and fully responsible to Company for obligations of Contractor that Contractor delegates or subcontracts to any member of Contractor Group. Contractor shall be solely responsible and liable for the acts, defaults and omissions of any member of Contractor Group relating to or arising in connection with this Agreement, as though they were the acts, defaults and omissions of Contractor. This Article 9 does not and shall not release Contractor from any duty, obligation or liability under this Agreement nor does it create any duty, obligation or liability for Company. Contractor shall be solely responsible for promptly settling any disputes that arise with its Subcontractors.

Section 9.4          Termination of Subcontracts. Company may require Contractor to terminate any Subcontract if any Subcontractor that is a party to such Subcontract repeatedly fails to comply in any material respect with the Company policies, persists in any conduct that is prejudicial to safety, health or to the protection of the environment, or repeatedly fails to perform the Work in accordance with the safety and health rules and standards of Applicable Laws. Contractor agrees that it shall have no right and hereby waives any such right to claim any increase to the Contract Price or an adjustment to the Schedule arising out of or due to any such termination.

Section 9.5          Payment by Company. Company may pay any Subcontractor directly pursuant to this Section 9.5 if Contractor has not paid the Subcontractor for its work and Contractor has no justifiable reason for not paying such Subcontractor. In such circumstance, Company is only entitled to directly pay such Subcontractor an amount equal to the delinquent amount under the terms and conditions of the relevant Subcontract. Company may recover any such amounts paid through exercise of its rights of set-off set forth in Section 7.9.

ARTICLE 10
RISK, RESPONSIBILITY, AND INDEMNITY

Section 10.1          Indemnities. Subject to any alternative arrangements set forth in the Secondment Agreement (which shall prevail in the event of any inconsistency with this Section 10.1):

(a)          COMPANY WAIVES, AND SHALL INDEMNIFY CONTRACTOR GROUP FROM AND AGAINST, ANY AND ALL CLAIMS AND LOSSES ARISING OUT OF OR IN CONNECTION WITH any bodily injury, illness or death of any member of Company Group, or the loss or destruction of any property owned by or in the possession of any member of Company Group (other than the Work, Facility or any Materials), to the extent arising out of or incident to the performance of the Work or the presence of any member of Company Group on or adjacent to the Site or any Work Area. The indemnification obligation under this Section 10.1(a) shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for any member of the Company Group under Applicable Law related to workers’ compensation, disability benefit or other employee benefits, and Company expressly waives such protections or defenses to such claims for indemnification.

(b)          CONTRACTOR WAIVES, AND SHALL INDEMNIFY COMPANY GROUP FROM AND AGAINST, ANY AND ALL CLAIMS AND LOSSES ARISING OUT OF OR IN CONNECTION WITH any bodily injury, illness or death of any member of Contractor Group, or the loss or destruction of any property owned by or in the possession of any member of Contractor Group (other than the Work, Facility or Materials to the extent of Contractor’s rights under Section 1.2(b) and the Property Policies), to the extent arising out of or incident to the performance of the Work or the presence of any member of Contractor Group on or adjacent to the Site or any Work Area. The indemnification obligation under this Section 10.1(b) shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for any member of the Contractor Group under Applicable Law related to workers’ compensation, disability benefit or other employee benefits, and Contractor expressly waives such protections or defenses to such claims for indemnification.

(c)          TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE OBLIGATIONS OF, AND THE WAIVER GIVEN BY, COMPANY PURSUANT TO SECTION 10.1(a) OR CONTRACTOR PURSUANT TO SECTION 10.1(b) (INCLUDING THE DEFINED TERMS “CLAIM,” “INDEMNITY” AND “LOSS”) ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT AND SHALL APPLY REGARDLESS OF THE CAUSE OF THE RELEVANT CIRCUMSTANCE, CLAIM OR LOSS, EVEN THOUGH CAUSED IN WHOLE OR IN PART BY (i) A PRE-EXISTING CONDITION, RELEASE, EXPLOSION OR FIRE, (ii) THE SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE, BREACH OF DUTY (STATUTORY OR OTHERWISE), STRICT LIABILITY, OR OTHER LEGAL FAULT, OR (iii) THE DEFECTIVE CONDITION OF VEHICLES OR PREMISES OWNED, SUPPLIED, HIRED, CHARTERED OR BORROWED BY ANY MEMBER OF COMPANY GROUP OR A COMPANY CONTRACTOR OR ANY MEMBER OF CONTRACTOR GROUP, IN EACH CASE WHETHER PRECEDING OR DURING THE EXECUTION OF THIS AGREEMENT. CONTRACTOR ACKNOWLEDGES THAT THIS STATEMENT COMPLIES WITH ANY APPLICABLE EXPRESS NEGLIGENCE RULE AND CONSTITUTES CONSPICUOUS NOTICE.

(d)          Contractor shall Indemnify Company Group from and against any and all Claims and Losses arising out of or in connection with (i) personal injury to or death of, or loss, damage or destruction of the property of, any Third Party, in each case to the extent caused or contributed to by the negligence of or by any member of Contractor Group, or (ii) personal injury to or death of, or loss, damage or destruction of the property of, any Third Party, in each case to the extent caused or contributed to by the strict liability, breach of this Agreement, breach of any Subcontract, or other failure to comply with Applicable Law of or by any member of Contractor Group or (iii) any release, spill or leak of (A) Hazardous Materials brought to the Site or any Work Area by Contractor Group, or generated by the Contractor Group from property in Contractor Group’s possession or control, except to the extent caused by negligence or willful misconduct of Company Group or a Company Contractor or (B) Existing Hazardous Materials, or Hazardous Materials brought to the Site or any Work Area or generated by the Company Group or any Company Contractor, to the extent caused by the negligence or willful misconduct of Contractor Group. Without relieving Contractor of its Indemnity obligations under Section 10.1(d)(iii), Company may take part to any degree it deems necessary in the response to any release, spill or leak (including in the control and removal of pollution or contamination).

(e)          Company shall Indemnify Contractor Group from and against any and all Claims and Losses arising out of or in connection with any release, spill or leak of (i) Existing Hazardous Materials or Hazardous Materials brought to the Site or any Work Area, or generated by, the Company Group or any Company Contractor, except to the extent caused by the negligence of Contractor Group, or (ii) Hazardous Materials brought to the Site or any Work Area or generated by the Company Group or any Company Contractor from property in Contractor Group’s possession or control, except to the extent caused by the negligence or willful misconduct of Contractor Group.

Section 10.2          Lien Indemnification. Except to the extent that Company has failed to timely pay any undisputed amount due under this Agreement, Contractor shall not file or permit to be filed (and shall use commercially reasonable efforts to ensure its Subcontractors do not so file or so permit) any Liens against Company’s property, the Work, the Facility, the Site, any Work Area, any Work Product, or any other portion of the Project without Company’s prior written consent. Should any Subcontractor or any other Person acting through or under Contractor or any Subcontractor file, exercise or assert such a Lien, whether by judicial action and/or other proceeding and arising from or in respect of the performance of Work, Contractor shall immediately provide notice to Company and at Contractor’s sole cost and expense, remove and discharge, by payment, bond or otherwise, such Lien within thirty (30) Days of the filing of such Lien. If Contractor fails to remove and discharge any such Lien within such thirty (30) Day period, then Company may, in its sole discretion and in addition to any other rights that it has under this Agreement, remove and discharge such Lien using whatever means that Company, in its sole and reasonable discretion, deems appropriate, except for making payments directly to any Subcontractor pursuant to Section 9.5. In such circumstance, Contractor shall be liable to Company for all Claims and Losses incurred by Company arising out of or in connection with such removal and discharge to the extent of any undisputed payments owed to such Subcontractors.

Section 10.3          Taxes and Duties Indemnification. Contractor shall Indemnify Company Group from and against any and all Claims and Losses in relation to the Contractor Taxes, against or suffered by any member of Company Group, whether the Contractor Taxes are levied on Contractor or its Subcontractors or their respective employees or otherwise charged to or levied on any Person in relation to or by reason of Contractor’s or any Subcontractors’ performance of the Work and which may be levied by any and all authorities whatsoever. Contractor further Indemnifies each member of Company Group in respect of any Contractor Taxes for which Contractor would be liable pursuant to Section 7.6 to the extent any Government Authority requires such member of Company Group to satisfy the aforementioned liabilities of Contractor. Company shall defend, Indemnify and reimburse Contractor from and against any and all claims for, and resulting liability for, unpaid State Sales Taxes and related penalties and interest, and any dispute resolution costs and attorneys’ fees (including costs of enforcement of this provision) that may be asserted, in each case with regard to any Materials that Contractor purchases under exemption certificates provided by Company and for which State Sales Taxes are later assessed. At Company’s expense, and only with Contractor’s consent, Company will have the right to direct the basis on which any such tax assessment will be paid or contested and to control any contest leading to the settlement of such assessed taxes. Company retains the right to choose the attorneys who will represent Contractor and/or Company’s interest regarding any tax assessments and/or litigation.

Section 10.4          Limitation of Liability.

(a)          Notwithstanding any other provision of this Agreement, (i) in no event shall either Party be liable to the other Party for (A) any indirect, special, incidental (except in case of costs incurred to complete the Work if Contractor is terminated for default) or consequential losses, damages, liabilities or expenses, (B) loss of profits or revenue; loss of use; loss of power; cost of replacement power; loss by way of shutdowns; costs of substitute facilities, goods or services to be installed or operated at locations other than the Site; loss of opportunity; loss of goodwill; or cost of capital; loss of, or increased costs of, bonding or letter of credit capacity, or (C) claims of upstream or downstream customers for any of the aforementioned categories of damages (collectively, “Excluded Losses”) howsoever arising, (ii) Contractor waives and shall Indemnify Company Group from and against Claims by members of Contractor Group for Excluded Losses, and (iii) Company waives and shall Indemnify Contractor Group from and against Claims by members of Company Group for Excluded Losses; provided, however, that the foregoing sub-clauses (i) and (iii) shall not apply to and shall in no way limit (1) Claims for liquidated damages pursuant to this Agreement, (2) Contractor’s Indemnity obligations with respect to the Claims or Losses of Third Parties for personal injury (including death) and loss or destruction of property covered under Section 10.1(d)(i), (3) Contractor’s Indemnity obligations under Section 10.1(b), or (4) with respect only to Contractor Indemnity obligations under Article 11, Contractor’s obligation to Indemnify against Claims or Losses of members of Contractor Group or Third Parties claiming that their Intellectual Property Rights have been infringed or misappropriated.

(b)          Contractor’s maximum aggregate liability to Company for all Claims and Losses arising out of or in connection with this Agreement, whether arising in contract, tort (including negligence whether active or passive), warranty, strict liability or otherwise shall in no case, save as provided in this Section 10.4(b), exceed an amount equal to thirty percent (30%) of the Contract Price; provided, however, that (i) any liability of Contractor with respect to Claims that are covered by any Project-specific policy of insurance required to be procured and maintained by Company or by Contractor or its Subcontractors pursuant to Section 10.5 (including the builder’s all risk policy) shall not be counted toward the foregoing limitation of liability, and (ii) the foregoing limitation of liability shall not be applicable to, and shall in no way limit: (A) Contractor’s Indemnity obligations pursuant to Section 10.1(b) and Section 10.1(d)(i); (B) Contractor’s liability for failure to achieve the Minimum Acceptance Criteria; (C) Contractor’s liability in cases of fraud, fraudulent misrepresentation, gross negligence or willful misconduct of Contractor’s Senior Supervisory Personnel; (D) Contractor’s liability for (1) any failure of Contractor to pay and discharge all amounts due and owing, and all other obligations to, Subcontractors, and (2) any Lien of any Subcontractor, in connection with this Agreement or any Subcontract; (E) Contractor’s obligation to deliver full legal title to and ownership of all Work and all Materials forming a part thereof as required under this Agreement; (F) Contractor’s liability for taxes or liquidated damages; or (G) Contractor’s liability for abandoning the Work.

Section 10.5          Insurance.

(a)          Contractor shall secure and maintain the Contractor insurance policies set forth in Exhibit E for the periods of time and on the terms specified therein. Contractor shall execute the Work in accordance with the terms and requirements of the insurance policies that Company is required to place pursuant to Exhibit E; provided, however, that if any requirements under the Marine Cargo Policy that are not customary require Contractor to incur additional cost, expense or delay for actions or measures not required as part of the Work and not allowed for in Contractor’s project execution plan, Company shall be deemed to have issued a Company Instruction requiring compliance with such requirements and Contractor shall be entitled to a corresponding Change.

(b)          All project-specific insurance coverage carried by Contractor with respect to the risks and liabilities assumed by Contractor hereunder shall extend to and protect Company Group to the full extent and amount of the limits of such coverage, including excess or umbrella insurance policies, and shall be primary to, and receive no contribution from, any other insurance maintained by or on behalf of or benefiting Company Group. The limits and coverages of the insurance obtained by Contractor, except to the extent prohibited or required by law, shall in no way limit the liabilities or obligations assumed by Contractor (nor shall the insolvency, bankruptcy, receivership, or failure to cover a Claim, by or of any insurer). Any and all deductibles in the required insurance policies shall be assumed by, for the account of, and at the sole risk of Contractor. Contractor shall Indemnify Company Group from and against any and all Claims that Company Group may suffer due to Contractor’s or any Subcontractor’s failure to comply with all of the insurance requirements in this Section 10.5, including physical Loss of or damage to the Facility or any Material or Work that are uninsured because of Contractor’s failure to comply with any part of this Section 10.5.

(c)          All insurance obligations hereunder shall be independent of the Indemnity obligations contained in this Agreement and shall remain in full force and effect regardless of whether the Indemnity provisions contained in this Agreement are enforceable.

ARTICLE 11
INTELLECTUAL PROPERTY

Section 11.1          Work Product.

(a)          As between Company and Contractor, Contractor shall retain ownership of Intellectual Property Rights (i) owned by Contractor or its Affiliates prior to the Effective Date (ii) developed or acquired by Contractor or its Affiliates during performance of the Work, but outside the Company Field of Use, or (iii) to the extent that ownership thereof is reserved to Contractor pursuant to the Black & Veatch License Agreement (including with respect to Intellectual Property Rights developed during the creation of the Work Product deliverables) (hereinafter referred to as “Contractor’s Intellectual Property”), regardless of whether such Contractor’s Intellectual Property is included in the Work Product. With respect to such Contractor’s Intellectual Property and any Intellectual Property Rights owned or licensed by Contractor’s Subcontractors or Licensors relating to the Work (“Third Party Intellectual Property”), Contractor, on its own behalf and on behalf of Contractor’s Affiliates hereby grants, and Contractor will cause each Subcontractor to grant, to Company an irrevocable, sublicensable, perpetual, worldwide, and royalty-free transferable (including the right to assign its rights without consent to any purchaser of an interest in all or part of the Facility) license and sublicense under the Contractor’s Intellectual Property and Third Party Intellectual Property to use, modify and create derivative works of the same solely for the purpose of developing, financing, engineering, procuring, designing, financing, constructing, commissioning, operating, repairing, maintaining, debottlenecking, upgrading and expanding the Facility (but not to construct new, additional liquefaction trains or compressors not contemplated by the Scope of Work) (the “Purpose”). To the extent necessary to obtain the Subcontractor licenses described in this Section 11.1(a), Contractor may include the following terms in its Subcontracts or license agreements with Subcontractors and Company shall abide by the same:

“For clarity, the license granted to Contractor and Company includes a license to copy and reproduce deliverables, prepare derivative works incorporating contents of the deliverable, and use the deliverables, solely within the scope of the license granted in this Section [•], which is strictly limited to the Project. Contractor or Company (as applicable) shall cause all derivative works containing Subcontractor Confidential Information that are intended for disclosure to third-parties under this Subcontract to be stamped by Contractor or Company (as applicable) with the words “CONTAINS [SUBCONTRACTOR NAME] CONFIDENTIAL INFORMATION.””

(b)          Subject to Section 11.1(a), Work Product prepared by or on behalf of Contractor or its Affiliates, or Subcontractors shall be owned by Company upon creation, irrespective of any copyright notices or confidentiality legends to the contrary which may have been placed in or on such Work Product by Contractor, its Affiliates, Subcontractors or any other Person. Company shall have the right to use such Work Product for the Purpose. Contractor and its Subcontractors waive in whole all moral rights which may be associated with such Work Product. To the extent, for any reason, such ownership does not otherwise vest in Company, then Contractor agrees that such ownership in such Work Product, effective upon delivery or transmittal of such Work Product to Company or upon termination of this Agreement (even if at the time of termination ), whichever occurs earlier, is hereby assigned from Contractor, on its own and on behalf of its Affiliates and Subcontractors, to Company without further consideration, and, subject to Section 11.1(a), Company owns all right, title and interest in the physical or digital Work Product.

(c)          All written materials, plans, drafts, specifications, computer files or other documents (if any) prepared or furnished by Company, its Affiliates or any of the foregoing Persons’ contractors, consultants or employees shall at all times remain the property of Company, and Contractor shall not make use of any such documents or other media for any other project or for any other purpose than as set forth herein. All such documents and other media, including all copies thereof, shall be returned to Company upon the earlier of the Handover Date and termination of this Agreement, except for one copy to be retained by Contractor for archival purposes.

(d)          The licenses and sublicenses granted herein to Company under the Contractor’s Intellectual Property and Third Party Intellectual Property, including all rights and obligations related thereto, shall be assignable by Company, whether in whole or in part, without the approval or consent of Contractor and Contractor’s Subcontractors to: (i) any entity that acquires substantially all of the assets of Company related to the Facility; (ii) any Affiliate of Company; or (iii) any successor entity in merger, consolidation, or acquisition involving Company; provided, however, that any such assignee or transferee assumes the obligations of Company hereunder with respect to such Intellectual Property Rights and Confidentiality.

Section 11.2          Technology License.

(a)          Notwithstanding anything to the contrary herein, the Black & Veatch License Agreement is the exclusive document governing the ownership and licensing by Contractor or any of its Affiliates to Company of Intellectual Property Rights regarding the Licensed Process owned exclusively by Contractor or any of its Affiliates (“Black & Veatch Intellectual Property”). Company acknowledges that no license to use the Black & Veatch Intellectual Property is granted by this Agreement.

(b)          The ownership and licensing of Intellectual Property Rights and Technical Information in all Work Product furnished or prepared by Contractor, any of its Affiliates, or any of Contractor’s Subcontractors regarding the Licensed Process or directly related to the liquefaction units employing Licensed Process in the performance of the Work shall be exclusively governed by the Black & Veatch License Agreement. For the avoidance of doubt, notwithstanding the licensing of the Licensed Process exclusively pursuant to the Black & Veatch License Agreement, Company’s rights and remedies with respect to any breach or indemnity claim pursuant to Section 11.3, or any failure to satisfy the Performance Standards, Minimum Acceptance Criteria or Performance Guarantees, shall be exclusively governed by this Agreement and shall not be diminished by the terms of this Section 11.2.

Section 11.3          Indemnity.

(a)          Contractor shall, at its own cost and expense, Indemnify Company Group from and against any and all Claims and Losses arising out of or relating to: (i) any claim or assertion that any Work Product, the Work, the Facility, Contractor’s Intellectual Property, Third Party Intellectual Property or Licensed Process (or any portion or part of any of the foregoing) infringes, misappropriates or otherwise violates any Intellectual Property Rights of any Person; or (ii) any breach by Contractor of the representations or warranties in the Black & Veatch License Agreement. In case any Work Product, the Work, the Facility, Contractor’s Intellectual Property, Third Party Intellectual Property or Licensed Process (or any portion or part of any of the foregoing) are in such claim, suit or proceeding alleged or held to constitute such an infringement, misappropriation or violation of Third Party Intellectual Property, and/or its use by Company is enjoined or threatened to be enjoined, Contractor shall, at its own cost and expense at Company’s option, either (A) procure for Company an irrevocable, royalty free, transferable (in connection with the Facility) right and license to continue using such Work Product, Work, the Facility, Contractor’s Intellectual Property, Third Party Intellectual Property and/or Licensed Process or (B) replace the relevant portions or parts of the Work Product, Work, the Facility, Contractor’s Intellectual Property, Third Party Intellectual Property and/or Licensed Process enjoined with substantially equivalent but non-infringing or non-misappropriating Work Product, Work, Contractor’s Intellectual Property, Third Party Intellectual Property and/or Licensed Process, or modify such items so that such Work Product, Work, the Facility, Contractor’s Intellectual Property, Third Party Intellectual Property and the Licensed Process become non-infringing and non-misappropriating; provided, however, that no such replacement or modification shall in any way relieve Contractor of liability for any of its duties, obligations or responsibilities under this Agreement.

(b)          Company shall provide notice to Contractor within thirty (30) Days of any claim, suit and/or proceeding in which such infringement or misappropriation of Intellectual Property Rights is alleged; provided, however, that Company’s failure to provide such notice to Contractor shall not relieve Contractor from any obligation which Contractor would otherwise have pursuant to this Agreement except to the extent that Contractor has been materially prejudiced by such failure to provide such notice. Company shall render such reasonable assistance at Contractor’s cost and expense in the defense thereof as Contractor may require. Company shall have the right at Company’s sole discretion, to participate in the defense of the claim with counsel of Company’s sole choice, at Company’s expense. Contractor shall control the defense and compromise of any such allegation of infringement or misappropriation, but in no event shall Contractor settle any such claim or consent to entry of any judgment or admission of any liability of Company without the prior written consent of Company unless such settlement includes a full, unconditional release of Company, there is no order entered enjoining Company or otherwise to the prejudice of Company, and Company has the right to use the Work Product, Work, Contractor’s Intellectual Property, Third Party Intellectual Property and Licensed Process without restriction with respect to the Facility.

(c)          Notwithstanding any proprietary legends or copyright notices to the contrary, Company may copy or reproduce documents and information furnished by Contractor in connection with Contractor’s performance of the Work, including Contractor’s Intellectual Property, and may distribute such copies or reproductions to others for the limited purposes of designing, installing, commissioning and operating, maintaining, repairing, altering or modifying any facilities forming part of the Facility or obtaining any licenses or permits for or in relation to the Project, as long as such other parties agree to keep such information confidential consistent with Article 12 to fullest extent possible under Applicable Law. Contractor shall obtain all necessary permission and releases from any Third Parties placing proprietary legends or copyright notices on such documents or information.

Section 11.4          Company Intellectual Property Rights. As between the Parties (a) Company shall retain ownership of all of its Intellectual Property Rights whether held by Company or obtained by Company from any Third Party and (b) Company shall acquire exclusive title to all Intellectual Property Rights newly developed or acquired in the Company Field of Use (whether derived from Company’s Intellectual Property Rights, Contractor’s Intellectual Property or Third Party Intellectual Property) during the course of any Work or the Project. Company hereby grants to Contractor, for the purposes of the Work only, a personal, terminable, non-exclusive, royalty-free, non-transferable license to use such Company Intellectual Property Rights, if any, supplied by Company to Contractor, solely for purposes of performing the Work.

Section 11.5          Bankruptcy. All rights, licenses, and sublicenses pursuant to this Agreement are, and shall be deemed to be, rights and licenses (regardless of whether referred to as licenses or sublicenses in this Agreement, such terms intended to be interchangeable as used herein) to “intellectual property” as defined in Section 101(35A) of Title 11 of the United States Code (the “Bankruptcy Code”) and under any other similar or analogous laws, rules or regulations whether in or outside the United States, as amended from time to time (collectively, “Insolvency Laws”). Company shall be deemed to be a “licensee” of Contractor under the Bankruptcy Code, including Bankruptcy Code Section 365(n), and any other applicable Insolvency Laws, and shall be entitled to all protections and privileges thereunder as against Contractor.

ARTICLE 12
CONFIDENTIALITY

Section 12.1          Confidential Information. Subject to this Section 12.1, each receiving Party shall keep confidential and shall not, without the prior written consent of the disclosing Party, divulge or disclose to any Third Party the terms and conditions of this Agreement, or any information received directly or indirectly from the disclosing Party in connection with this Agreement or the Project (collectively referred to as “Confidential Information”), irrespective of whether such information has been furnished prior to the Effective Date or at any time thereafter (including following termination of this Agreement). As between Contractor and Company, the Work Product is considered Confidential Information of both Company and Contractor. Within thirty (30) Days of receipt of Company’s request to do so or expiration or termination of this Agreement, for any reason, and as a condition precedent to Contractor’s right to payment with respect to the final payment pursuant to this Agreement, Contractor shall return to Company all the original Company Confidential Information, regardless of form or medium, and shall destroy all copies and reproductions thereof, regardless of form or medium, in its possession and in the possession of the Persons to whom it was disclosed by Contractor pursuant to this Agreement, except for one (1) copy kept for archival purposes. A senior officer of Contractor shall certify, in writing to Company, Contractor’s compliance with this Section 12.1.

Section 12.2          Permitted Disclosure. Subject to the restrictions set forth in Section 12.1, the receiving Party shall be entitled to disclose Confidential Information without the prior written consent of the disclosing Party if such disclosure is made in good faith:

(a)          to any insurer under a policy of insurance issued pursuant to this Agreement;

(b)          to its Affiliates, directors, employees and officers, or any Subcontractors, who need to know the Confidential Information for the furtherance of the performance of the receiving Party’s obligations under this Agreement or to further the Project (where Company is the receiving Party);

(c)          to any Financing Entity, potential Financing Entity or Government Authority, and to any employee, representative or advisor of such Person, or to any financial markets, to the extent required or advisable in connection with any current or future financing activity related to Company;

(d)          to outside consultants or advisers (including the Independent Engineer) engaged by or on behalf of the receiving Party or any Affiliate of the receiving Party and acting in that capacity in connection with the Project;

(e)          to those contractor(s) that Company retains or proposes to retain to operate or maintain the Work or Facility or construct, operate, maintain or repair any aspect of the Facility (and any Affiliates of such contractors(s)); or

(f)          to any Third Party that is a purchaser or a prospective purchaser of all or any portion of Company, an Affiliate that holds a direct or indirect interest in Company, or the Facility;
provided, however, that (A) such Person must be under legal obligations of confidentiality by written agreement containing terms and subject to conditions substantially similar to those in this Article 12 and (B) Company may not disclose Contractor’s Confidential Information to a LNG Technology Competitor other than pursuant to Section 12.2(f) in connection with a sale or proposed sale to such LNG Technology Competitor, in which case Company shall (1) protect Contractor Confidential Information from being disclosed to the employees of such LNG Technology Competitor who are engaged in activities that are competitive with Contractor’s PRICO technology, and (2) prior to making any such disclosure, obtain an undertaking from the proposed recipient of Contractor’s Confidential Information that it will ensure that any employee that is provided with access to Confidential Information concerning Contractor’s PRICO technology will not directly contribute to or participate in the management or operations of such recipient related to any business of the recipient or its Affiliates that is competitive with Contractor’s PRICO technology.

Section 12.3          Use of Information. Contractor shall not use any Confidential Information received from Company for any purpose other than the performance of its obligations under this Agreement.

Section 12.4          Exceptions. The obligations of the receiving Party under this Article 12 shall not apply to Confidential Information which:

(a)          is known to the receiving Party (as evidenced by its written records) prior to obtaining the same from or on behalf of disclosing Party;

(b)          now or hereafter has entered the public domain through no fault of the receiving Party;

(c)          otherwise lawfully becomes available to the receiving Party from a Third Party under no obligation of confidentiality, provided that the Third Party has not received Confidential Information directly or indirectly from disclosing Party;

(d)          is required to be disclosed to the extent necessary to enable a determination to be made under Section 14.3; or

(e)          is required to be disclosed by the receiving Party to the extent necessary to comply with any Applicable Laws or in accordance with any request by any Government Authority;

and in the event of any disclosure made pursuant to Section 12.4(d) or Section 12.4(e), the receiving Party shall immediately provide Notice to the disclosing Party of such disclosure or, if reasonably practicable, provide Notice to the disclosing Party as soon as possible prior to such disclosure so as to enable the disclosing Party to contest such disclosure or otherwise agree to the content and timing of such disclosure.

Section 12.5          Press Releases. Should Contractor or any of the Subcontractors desire to publish or release any publicity or public relations materials of any kind relating to this Agreement specifically or the Project generally, Contractor shall first submit such material to Company for review. Contractor shall not, and shall ensure that Subcontractors do not, publish or release any such material relating to this Agreement specifically or the Project generally without Company’s prior written consent.

Section 12.6          Enforceability; Survival of Termination; Replacement. The provisions of this Article 12, as they apply to any other Confidential Information, shall be enforceable from and after the Effective Date, shall survive termination or expiry for whatever reason of this Agreement, and shall be without limit for a period of three (3) Years following the Effective Date. The provisions of this Article 12 will replace any confidentiality agreement entered into between the Parties with respect to the Work, the Facility and the Project, but not any confidentiality provisions set forth in the Black & Veatch License Agreement.

Section 12.7          Equitable Relief. The Parties acknowledge and agree that any unauthorized use or disclosure of Confidential Information will cause irreparable harm for which there is no adequate remedy at law. Without prejudice to any other rights or remedies the disclosing Party may have, the disclosing Party shall be entitled to seek (and shall not be precluded by this Agreement from applying for) preliminary or injunctive relief, specific performance or other equitable remedies for any purpose without showing or proving any actual damage has been suffered by the disclosing Party.

ARTICLE 13
TERMINATION OR SUSPENSION

Section 13.1          Termination for Convenience. Company may terminate this Agreement or any portion of the Work at any time for its sole convenience and without cause by giving written notice to Contractor.

Section 13.2          Termination for Default. Upon an Event of Default by a Party, the other Party may by written notice to the defaulting Party, effective immediately or on such other date as the terminating Party may specify, terminate this Agreement, and (except as expressly limited in such Agreement) exercise all other remedies under this Agreement, at law or in equity with respect to such termination and the relevant Event of Default, subject to Section 14.24.

Section 13.3          Events of Default. Each of the following circumstances or events shall constitute an “Event of Default” by the Party specified at the beginning of each sub-clause below:

(a)          By either Party, if: (i) a proceeding is instituted against the relevant Party seeking to adjudicate it as bankrupt or insolvent and such proceeding is not dismissed within sixty (60) Days of filing; (ii) the relevant Party makes a general assignment for the benefit of its creditors; (iii) a receiver is appointed on account of the insolvency of the relevant Party; (iv) the relevant Party files a petition seeking to take advantage of any other Applicable Laws relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts; or (v) the relevant Party is unable to pay its debts when due or as they mature.

(b)          By either Party, if the relevant Party makes or purports to make an assignment of this Agreement in breach of Section 14.2.

(c)          By Company, if Company fails to pay any undisputed amount and such failure continues unremedied or undisputed thirty (30) Days after first written notice thereof by Contractor (it being acknowledged that, from and after the fifteenth (15th) Day of any such failure by Company, Contractor shall also be entitled to suspend the Work prior to terminating the Agreement).

(d)          By Contractor, if Contractor breaches or fails or refuses to perform any material obligation under this Agreement or is otherwise in breach of any of its material obligations under this Agreement and (i) Contractor has not remedied such failure, refusal or breach within thirty (30) Days after the date that Company provides Notice to Contractor of such failure, refusal or breach or (ii) if the breach is of such a nature that it cannot be remedied in thirty (30) Days, Contractor subsequently fails to diligently and continuously implement such remedy until fully remedied.

(e)          By Contractor, if the cap for Delay Liquidated Damages and Performance Liquidated Damages is reached under Article 6.

(f)          By Contractor, if any member of Contractor Group fails or refuses to comply with any Applicable Laws, Site restrictions or proper instructions given by Company or Company’s Representative and such failure or refusal continues for fifteen (15) Days following the earlier of (i) Contractor having knowledge of such failure or refusal or (ii) Company providing Notice to Contractor of such failure or refusal.

(g)          By Contractor, if any member of Contractor Group (i) fails to maintain any required policy of insurance or (ii) fails to maintain or replace the Performance Security as required pursuant to, or otherwise comply with its obligations set forth in, Section 7.8, and in each case such breach or failure is not cured within seven (7) Days after first written notice thereof by Company.

(h)          By Contractor, if it breaches or is in breach of Section 14.7 or Section 14.8.

(i)          By Contractor, if it fails to make prompt payment of any undisputed amount duly owing to Company and such failure continues for thirty (30) Days from the date on which Company or the applicable first-tier Subcontractor provides written Notice to Contractor that such payment is overdue.

(j)          By Contractor, if it fails to remove, or provide security acceptable to Company with regard to, any Lien filed against the Work or the Site by any Subcontractor within thirty (30) Days after the earlier to occur of the date that (i) Contractor receives Notice (whether from Company, any Government Authority or other Third Party) that such Lien has been filed and (ii) Contractor otherwise obtains actual knowledge that such Lien has been filed.

(k)          By Contractor, if either (i) any provision of the Parent Company Guarantees ceases to be valid and binding on or enforceable against Guarantor or Guarantor disaffirms any of its obligations under the Parent Company Guarantee; or (ii) Guarantor fails to materially comply with any provisions of the Parent Company Guarantee, and such failure under (i) or (ii) continues for fourteen (14) Days.

(l)          By Contractor, if Guarantor or any LC Issuer becomes bankrupt, goes into liquidation, has a receiving or administration order made against it, makes a general assignment for the benefit of its creditors, or carries on business under a receiver, trustee or manager for the benefit of its creditors, or if any act is done or event occurs which under any Applicable Laws has a similar effect to any of these acts or events; provided, however, that before an Event of Default shall occur pursuant to this Section 13.3(l), Contractor shall have (i) five (5) Business Days to provide a replacement Parent Company Guarantee from an Affiliate of the Guarantor that is acceptable to Company in its sole discretion or (ii) fifteen (15) Business Days to replace the Letter of Credit, as applicable, with a letter of credit issued by an Acceptable Credit Provider.

(m)          By Contractor, if it repeatedly refuses or is unable to remedy any dangerous or hazardous working practice or to perform a required modification to avoid or remedy a dangerous or hazardous situation without undue delay after receipt of notice thereof.

(n)          By Contractor, if any cap on Contractor’s liability (including under Section 10.4) is reached under this Agreement, such that Contractor has no further liability in relation to the matters to which such cap relates.

(o)          By Contractor, if it abandons the Work or commits fraud or willful misconduct in connection with the performance of the Work or its obligations under this Agreement.

Section 13.4          Consequences of Termination.

(a)          Upon termination for any reason, Company may at its option:

(i)          (A) elect to assume responsibility for and take title to and possession of (1) the Facility and any or all Material remaining at the Site; and (2) any and all other equipment, materials, parts or supplies located outside the Site for which Company has made payment or otherwise assumed the obligation to pay for; and (B) succeed automatically, without the necessity of any further action by Contractor, to the interests of Contractor in any or all first-tier Subcontracts entered into by Contractor with respect to the Work to the extent allowed by such Subcontracts; provided, however, that Contractor shall remain liable for payments due to Subcontractors for Work performed by such Subcontractors prior to the date Company elects to succeed to the interests of Contractor in such Subcontracts, to the extent Contractor has received or subsequently receives such amounts corresponding to such payments from Company. Contractor will, at Company’s direction, take such actions as may be necessary to facilitate the Subcontract assignments contemplated by this Section 13.4(a)(i).

(ii)          finish the Work by whatever method Company may deem expedient and, to the extent the cost and expense of completing the Work exceeds those amounts that would have been payable to Contractor hereunder to complete the Work except for Contractor’s default, Contractor will pay the difference to Company within thirty (30) Days after receipt by Contractor of an invoice, together with reasonable verification, for such cost and expense (or, after the expiration of such thirty (30) Day period, Company shall have the right and authority (without the requirement to provide prior notice to Contractor) to withhold or set-off payments pursuant to Section 7.9).

(b)          Upon termination of this Agreement pursuant to Article 13, Contractor shall:

(i)          immediately discontinue all Work on the date and to the extent specified in the Notice and place no further contracts or Subcontracts;

(ii)          take all actions necessary, or that Company may direct, for the protection, maintenance and preservation of all goods, equipment, materials, parts, supplies, construction equipment, data, Drawings, Specifications, designs, licenses, and the Facility (in whatever stage of completion);

(iii)          if directed by Company, (A) except to the extent that Company has elected, pursuant to Section 13.4(a), to succeed to Contractor’s interests in any first-tier Subcontracts to the extent allowable by such Subcontracts, promptly obtain cancellation or suspension of all first-tier Subcontracts and any other agreements related to the Work and identified in any such direction; and (B) dispose of work in progress (including goods, equipment, materials, parts, and supplies forming, or intended to form, any part thereof) identified by Company in such direction so as to minimize the amount of Company’s Termination Payment under Section 13.6 (if applicable);

(iv)          upon Company’s request, assist with, and cooperate with Company in the (A) planning and implementing of, an orderly and efficient transition of the Work to a successor contractor or other designee of Company, and (B) transfer of data, designs, Permits and information to Company, at Contractor’s sole cost and expense in the case of termination pursuant to a Contractor Event of Default or at Company’s sole cost and expense in the case of termination pursuant to a Company Event of Default or Section 13.1; and

(v)          comply with any other reasonable requests from Company regarding the terminated Work or the Project.

(c)          Contractor acknowledges and agrees that any breach of Section 13.4 by Contractor would cause irreparable harm to Company, for which monetary damages would not be an adequate remedy. Contractor accordingly agrees that, in addition to any other remedies available to Company under Applicable Law, Company may enforce the terms of Section 13.4(a) by decree of specific performance and obtain injunctive relief against any breach of such terms.

Section 13.5          Suspension for Convenience. Company may suspend performance of all or any portion of the Work at any time for an Event of Default or with or without cause by giving written notice to Contractor. Following such notice of suspension by Company, Contractor shall promptly suspend the performance of the Work to the extent specified in the notice and use commercially reasonable efforts to mitigate the impact of the suspension including utilizing its Personnel and equipment in such a manner so as to minimize the cost and expense associated with the suspension. Upon receipt of notice from Company to resume the suspended Work, Contractor shall as promptly as practicable resume Work to the extent required in such notice. Any Claim on the part of Contractor for any Change shall be made in accordance with Article 8; provided, however, that Contractor shall have no entitlement to a Change where any suspension is as a result of any material breach by Contractor of its obligations under this Agreement.

Section 13.6          Termination Payments. Company will pay to Contractor and set-off against amounts due from Contractor to Company (as applicable) a termination payment (the “Termination Payment”) determined, calculated and paid or set-off in accordance with this Section 13.6. The Termination Payment shall be the sole and exclusive liability of Company, and the sole and exclusive remedy of Contractor, with respect to termination of this Agreement and the events giving rise to such termination.

(a)          If this Agreement is terminated by Company pursuant to Section 13.1 or by Contractor pursuant to Section 13.2 for a Company Event of Default, the Termination Payment will be an amount equal to the sum (without duplication of any cost or expense) of:

(i)          any amounts payable and not yet paid by Company in respect of Payment Milestones achieved by Contractor and approved by Company before the effective date of such termination, plus

(ii)          Contractor’s actual and documented Direct Costs, as audited and accepted by an independent quantity surveying firm of international reputation selected by Company and reasonably acceptable to Contractor, reasonably and properly incurred and which could not be avoided in connection with the performance by Contractor of the Work hereunder up to the date of such termination and for which Contractor has not been previously paid (including pursuant to Section 13.6(a)(i)) by Company, plus

(iii)          with respect to Materials to be incorporated into the Facility that have been ordered but have not been delivered to the Site either (A) if Company has elected (in its sole discretion) in writing to take possession of such Materials, all documented Direct Costs incurred by Contractor in connection with such Materials for which Contractor has not been paid, provided such Materials are delivered to Company at the Site or such other place as Company may designate together with all documents necessary to transfer good and unencumbered title thereto to Company; or (B) if Company has elected (in its sole discretion) in writing not to take possession of any Materials, all actual and documented cancellation charges payable by Contractor to its Subcontractors for such Materials as a result of such cancellation, to the extent that such charges are not mitigated despite best efforts to do so by Contractor in accordance with all applicable Subcontracts, plus

(iv)          an amount equal to [**] percent ([**]%) of the amount of Direct Costs set forth in Section 13.6(a)(ii), and (iii)(A), plus

(v)          all documented Direct Costs incurred by Contractor (A) in the removal of Contractor’s equipment from the Site and (B) in connection with the repatriation of Contractor’s employees.

(b)          If Company terminates this Agreement for a Contractor Event of Default pursuant to Section 13.2, the Termination Payment will be an amount equal to the sum (without duplication of any cost or expense) of the amounts described in Section 13.6(a)(i), (ii) and (iii).

(c)          If Company terminates this Agreement for Contractor Event of Default (i) Company may pursue all rights and remedies against Contractor under this Agreement, at law and in equity, including recovery of the incremental cost to Company of completing the Work and any other part of the Project due to such termination and any delay or disruption caused thereby; (ii) Contractor shall not be entitled to receive, and Company may withhold, the Termination Payment until the Facility commences commercial operations and all such incremental costs and Contractor’s liability under this Section 13.6(c) is determined and quantified; and (iii) Company may set-off against the Termination Payment the amount of Contractor’s liability under this Section 13.6(c).

(d)          Company will not be required to pay all or any portion of the Termination Payment, and Contractor will repay any portion of the Termination Payment previously paid to Contractor, to the extent necessary to protect Company from Claims and Losses due to any applicable Set-Off Event.

(e)          The Termination Payment shall not, under any circumstances, exceed an amount equal to the total Contract Price, less the total amount of all payments made by Company to Contractor in respect of the Contract Price as of the date the termination becomes effective, less that portion of the Contract Price, if any, attributable to Work not terminated. The Termination Payment shall not include any consideration for loss of anticipated profits on the terminated Work that remains unperformed as of the date the termination becomes effective.

(f)          The following shall be conditions precedent (in addition to those set forth in Section 13.4) to Company’s obligation to pay Contractor the Termination Payment:

(i)          Contractor shall (A) execute and deliver all such documents and take all such steps, including the transfer of Contractor’s contractual rights, as Company may require for the purpose of fully vesting in Company or its designee all rights, title and interests of Contractor in and to all first-tier Subcontracts and other agreements pertaining to the Work or the Project, to the extent permitted under such Subcontracts or otherwise consented to by the Subcontractors, and other agreements; (B) use all commercially reasonable efforts to secure such transfer of contractual rights under any first-tier Subcontract that does not contain an express right to such transfer;

(ii)          Contractor shall execute and deliver (and cause (A) all first-tier Subcontractors, and (B) all Major Subcontractors of any sub-tier performing Work directly or indirectly for an on-Site first-tier Major Subcontractor, to execute and deliver) to Company all waivers and releases, in form and substance substantially the same as those provided in Annexure 1 acceptable to Company, required to establish that, upon payment of the Termination Payment (1) the Facility and the Site, and any and all interests, estates or improvements related thereto, shall be free from any and all Claims, Liens, security interests or encumbrances and (2) Contractor and the Subcontractors forever release Company from, and waive, all Claims and Losses, arising out of or in connection with performance by Contractor or any Subcontractor of the Work or the termination of this Agreement pursuant to the relevant provisions of this Article 13; and

(iii)          Contractor’s delivering to Company any other information reasonably requested by Company pertaining to the Work or the Project.
Section 13.7          Wrongful Termination. Company shall have the right to terminate this Agreement pursuant to Section 13.2 even if Contractor disputes the occurrence of a Contractor Event of Default. If Company terminates this Agreement pursuant to Section 13.2, and it is later determined pursuant to Section 14.3 that no Contractor Event of Default occurred, such termination by Company shall be treated as a termination pursuant to Section 13.1.

ARTICLE 14
MISCELLANEOUS

Section 14.1          Certain Warranties. Each Party warrants and represents, as of the Effective Date, that (a) it is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or formed; (b) it has all necessary power and authority to enter into and perform its obligations under this Agreement; (c) it is duly qualified or licensed to do business in all jurisdictions wherein the nature of its business and operations or the character of the properties owned or leased by it make such qualification or licensing necessary and where failure to be so qualified or licensed would impair its ability to perform its obligations under this Agreement or would otherwise have a material adverse effect on the other Party; and (d) its execution, delivery and performance of this Agreement has been duly authorized by all necessary action on its part and on the part of its Affiliates (as the case may require).

Section 14.2          Assignment. Neither Party shall assign or novate this Agreement, or any interest therein, without the prior written consent of the other Party; provided, however, that: Company may, upon notice to but without consent of Contractor, assign this Agreement (i) to an Affiliate of Company, (ii) to the Financing Entities and/or the Collateral Agent or any other Person in connection with Company’s efforts to obtain any equity or debt financing, by way of outright or collateral assignment, or (iii) to any Person into or with which Company is consolidated, amalgamated or merged (including by restructuring or reconstitution) or to which the Facility is transferred; provided, further, however, that Company may only assign this Agreement to an LNG Technology Competitor in compliance with Section 12.2. Notwithstanding the above, Contractor can assign this Agreement to an Affiliate if, simultaneously with such assignment, the Guarantor provides Company with a written ratification of the Parent Company Guarantee, confirming that it remains fully valid and fully enforceable against Guarantor following such assignment.

Section 14.3          Governing Law and Dispute Resolution.

(a)          This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provisions or rules that would cause the application of the laws of any jurisdiction other than the State of New York (other than Section 5-1401 and 5-1402 of the New York General Obligations Law or any successor provision thereto).

(b)          Any claim, dispute or controversy arising out of or relating to this Agreement (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (each, a “Dispute”) shall be resolved pursuant to this Section 14.3. The Parties shall attempt to resolve any Dispute promptly by negotiation between executives who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. A Party may give the other Party written notice (a “Dispute Notice”) of a Dispute which has not been resolved in the normal course of business. Such notice shall include: (iv) a statement of that Party’s position and a summary of arguments supporting such position and (v) the name and title of the executive who will be representing that Party and of any other person who will accompany the executive. Within ten (10) Business Days after delivery of the Dispute Notice, the receiving Party shall respond with (A) a statement of that Party’s position and a summary of arguments supporting such position and (B) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within ten (10) Business Days (or as otherwise agreed) after delivery of the summary positions, executives of both Parties shall meet at a mutually acceptable time and place, and shall meet thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All negotiations pursuant to this clause are to be deemed confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. In no event shall this Section 14.3(b) be construed to limit either Party’s right to take any action under this Agreement, including either Party’s rights under Article 13 and each Party shall be entitled to terminate such negotiations by written notification to the other Party at any time. Any Dispute not resolved within thirty (30) Days after receipt of the Dispute Notice shall be settled by arbitration in accordance with Section 14.3(c).

(c)          Disputes shall be administered by the International Chamber of Commerce (“ICC”) and finally settled under the Rules of Arbitration then in force (“ICC Rules”). In addition to the ICC Rules, in matters of document disclosure, and other matters of evidence, the arbitral tribunal shall be guided by the IBA Rules of Evidence. The place and seat of arbitration shall be Chicago. The tribunal shall consist of three (3) arbitrators. The language to be used in the ADR and the arbitration proceeding shall be English. Judgment on any award of the arbitrator may be entered in any court having jurisdiction thereof. In any arbitration, either Party is permitted to introduce any arbitral award arising out of or related to the Project, and to argue that such award should have preclusive effect in an arbitration under this Section 14.3(c). In addition, any arbitral award resulting from an arbitration under this Section 14.3(c) is permitted to be used by parties in any other arbitration arising out of or related to the Project; and the Parties waive any confidentiality in respect of such award for that purpose.

(d)          Notwithstanding any Dispute, it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of Disputes. Company shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement and, except as provided in this Agreement, continue to perform all of its obligations under this Agreement.

(e)          The “contra proferentem” rule of construction shall not apply to this Agreement as the Parties have had the opportunity to take independent legal advice on this Agreement.

Section 14.4          Independent Contractor. Contractor and any Subcontractors shall be fully independent in performing the Work and shall not act as an agent or employee of Company. Nothing in this Agreement shall create an association, joint venture or partnership between the Parties or impose any partnership liability on any Party. Neither Party shall have any right, power or authority to enter into any agreement or commitment or act on behalf of or otherwise bind the other Party without that Party’s prior written consent. Subject to the terms and conditions hereof, Contractor shall be solely responsible for its Personnel and the Personnel of its Subcontractors including (a) directing, controlling and supervising such Personnel; and (b) paying and providing, or as applicable causing its first-tier Subcontractors to pay and provide, all compensation (including wages, overtime pay and other compensation), benefits, contributions, and Taxes and Duties relating to such Personnel. The Personnel of Contractor and its Subcontractors shall not be eligible to participate in the benefit plans of any member of Company Group. Contractor shall Indemnify each member of Company Group from and against any Claims arising out of or relating to any Claims, allegations or findings of employment, joint-employment or co-employment by any member of Company Group of any Personnel of Contractor or its Subcontractors.

Section 14.5          Compliance with Laws. If any member of Contractor Group violates Applicable Laws during the performance of this Agreement, Contractor shall immediately take corrective action at Contractor’s sole expense. If Company or any Government Authority is not satisfied with such corrective actions, Company may take over such corrective action at Contractor’s sole expense without waiver of any other remedy or any acceptance of liability for the non-compliance.

Section 14.6          Conflicts of Interest and Compliance. Contractor shall avoid any conflict of interest between the interests of Contractor (and/or its Affiliates) and the interests of Company (and/or its Affiliates) in the performance of the Work; provided, however, that, in and of itself, Contractor’s performance of work or services for its other customers shall not constitute a breach of this Section 14.6.

Section 14.7          Anti-Corruption Provisions.

(a)          Contractor (x) represents and warrants that Contractor, its Affiliates and its and their respective directors, officers and employees have not promised, made, offered, or authorized, and (y) covenants that such Persons will not promise, make, offer, or authorize, in either case, anything of value, any payment, gift, promise or other advantage (including any fee, rebate, gratuity, gift, sample, travel or entertainment expense, loan or debt forgiveness, donation or grant, or any other form of payment or support in cash or in kind), directly or indirectly, to any employee, officer, director, agent, or representative of any Government Authority, any political party, party official, or candidate for political office (for purposes of this Agreement, “Government Official”), or to any other Person, for the purpose of:

(i)          Obtaining or retaining business or favorable action by any Government Authority, Government Official, or other Person;

(ii)          Inducing or rewarding any official act or decision by any Government Authority or Government Official;

(iii)          Inducing any Government Official to use his or her influence to affect or influence any government act or decision or otherwise secure any improper advantage for any Person; or

(iv)          For any purpose that is otherwise illegal, improper, or prohibited under any Applicable Anti-Corruption Laws.

(b)          Contractor represents and warrants that it has adequate internal controls and has implemented and maintains policies and procedures to detect and prevent the occurrence of a breach of Section 14.7 by the Persons specified in Section 14.7(a)(x) and that such policies and procedures apply to equivalent conduct of any other member of Contractor Group, including all Personnel, who perform Work or are expected to perform Work in connection with this Agreement. Contractor shall use commercially reasonable efforts to cause its Subcontractors to agree to terms that are substantially similar to those set forth in this Section 14.7.

(c)          Contractor represents that it and any and all members of Contractor Group performing Work in connection with this Agreement will maintain accurate books and records that fairly and accurately reflect all transactions relating to this Agreement, and shall maintain those books and records for at least five (5) Years after the date this Agreement expires or is terminated.

(d)          Upon notice from Company, Contractor shall fully cooperate with any audit requested by Company of the Contractor’s facilities, offices, and books and records, including providing access to Contractor Personnel, and Contractor agrees that Company shall have the right to periodically audit and review requested records to, in Company’s sole discretion, ensure Contractor’s compliance with this Section 14.7(d).

(e)          Contractor shall notify Company in writing immediately upon becoming aware of a breach or a suspected or anticipated breach of Section 14.7. In addition to Company’s rights to periodically invoke an audit pursuant to Section 14.7(d), in the event Contractor notifies Company of any breach or suspected breach, Company may perform an audit in direct relation to such potential breach through the use of an independent audit.

(f)          In addition to any other rights and remedies granted under this Agreement or at law or equity, upon any termination pursuant to Section 13.3(h): (i) Contractor shall immediately return to Company a portion of the Contract Price equal to the amount of any monetary payment or thing of value made or given by any member of Contractor Group in breach of any of the provisions of this Section 14.7, and (ii) all of Company’s obligations to make any payment to Contractor pursuant to this Agreement shall immediately cease;  provided, however, if the act of a Subcontractor is the basis of termination of Contractor pursuant to Section 13.3(h), Contractor shall be entitled to be paid all amounts payable pursuant to Section 13.6(b), less any amount Company is entitled to have returned pursuant to this Section 14.7(f).

(g)          Contractor represents and warrants that the due diligence information previously provided by Contractor during the selection process periodically remains accurate and complete throughout its performance of the Work. Until Final Completion, Contractor shall promptly notify Company in writing of any material changes in the due diligence information previously provided to Company concerning any representation or warranty set forth in this Section 14.7.

(h)          Contractor shall comply with Company’s renewal due diligence requirements, as periodically required by Company, or on the occurrence of any significant change to the existing contractual relationship, such a change in the duration or compensation of this Agreement.

(i)          Contractor shall complete any anti-corruption training required by Company and agrees to require Contractor Personnel, including any officers and directors, who interact with any Government Official or Government Authority on behalf of Company to complete such training.

(j)          Contractor shall cause conditions substantially the same as those of this Section 14.7 to be inserted in all of its first-tier Subcontracts, so that Company and Contractor shall have the rights herein set forth with respect to each Subcontractor.

Section 14.8          Export Control.

(a)          The Work is subject to compliance with United States and any other applicable export laws, including any local laws, the Export Administration Regulations (15 C.F.R. Parts 730-774) (“EAR”), the anti-boycott and embargo regulations and guidelines issued under the EAR, the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the Export Administration Act of 1979 (50 U.S.C. App. 2401-2420) (“ITAR”), the Arms Export Control Act of 1976 (22 U.S.C. 2751 et seq.), the International Emergency Economic Powers Act (50 U.S.C. 1701-1707), Executive Order 13222 and sanctions programs implemented by the Office of Foreign Assets Control of the U.S. Department of the Treasury. Contractor shall, and shall ensure that its Subcontractors, comply with (i) any restrictions or conditions concerning the export, re-export, or other transfer of Materials that are in effect now or are hereafter imposed by the United States government, and (ii) any policies or requirements of Company related to the same that are issued or provided to Contractor by Company from time to time. Contractor shall notify Company if changed circumstances arise including ineligibility, a violation or potential violation of the EAR or the ITAR, and the initiation or existence of a United States government or other government investigation, that could affect Contractor’s performance. Nothing in this Agreement is intended to amend, waive or supersede any of the requirements applicable to Contractor under applicable export laws.

(b)          Contractor may not authorize, assist or facilitate any activity prohibited under this Section 14.8 and shall Indemnify Company from and against any Claims arising out of or in connection with any breach of this Section 14.8.

Section 14.9          Investigations of Non-Compliance.

(a)          If Contractor receives a notice of violation or non-compliance with Applicable Laws in the performance of the Work from any Government Authority, Contractor shall, in addition to any other duties which Applicable Laws may impose in connection with such violation or non-compliance (i) fully and promptly respond to all inquiries, investigations, inspections, and examinations undertaken by any Government Authority; (ii) attend all meetings and hearings with respect to the Project required by any Government Authority; (iii) subject to Section 14.9(b), provide all corrective action plans, reports, submittals and documentation required by any Government Authority, and shall provide copies of any such plan, report, submittal or other documentation to Company; and (iv) promptly upon receipt thereof, provide Company with a true, correct and complete copy of any written notice of violation or non-compliance with Applicable Laws, and true and accurate transcripts of any oral notice of non-compliance with Applicable Laws, issued or given by any Government Authority.

(b)          Contractor shall furnish Company with prompt Notice (delivered within two Business Days of receipt of the notice of violation) describing the occurrence of any event or the existence of any circumstance which resulted in any such notice of violation or non-compliance to the extent Contractor has knowledge of any such event or circumstance, and of any legal proceeding alleging such non-compliance. Contractor shall provide Company an opportunity to review and comment on any proposed Contractor response to any material non-compliance with Applicable Laws in connection with the Work prior to Contractor implementing or submitting such response. Contractor shall provide Company prompt Notice of all visits by Government Authorities to the Site, and Company shall provide Contractor with prompt Notice of any such request for a visit received by it from Government Authorities such that Contractor may reasonably prepare for such visit. Company has the right to be present for all planned visits by Government Authorities or meetings with any Government Authorities related to the Work, and Contractor shall use reasonable efforts to notify Company sufficiently in advance of all such planned visits so as to permit Company’s attendance.

Section 14.10          Policies on Drugs, Alcohol and Firearms. Contractor shall implement and maintain a policy on drugs and alcohol and firearms prohibiting the use, possession, transportation, promotion or sale of alcohol, illegal drugs, contraband or weapons, subject always to and in accordance with all existing Applicable Laws. Such policy shall include procedures and testing programs for Personnel of Contractor. Company may audit, inspect, review, examine and study Contractor’s implemented polices on drugs and alcohol and firearms, provided that no such audit shall relieve Contractor’s responsibilities or liabilities under this Agreement. Contractor shall cause all conditions of this Section 14.10 to be inserted in all of its Subcontracts so that Company and Contractor shall have the rights herein set forth with respect to each Subcontractor.

Section 14.11          Company’s Policies. Contractor, in performance of the Work, shall abide by and comply with, and shall ensure that its employees and first-tier Subcontractors abide by and comply with their own policies if they are substantially similar to Company’s Code of Conduct and Business Ethics to the extent the same is provided to Contractor.

Section 14.12          Company’s Approvals. Except to the extent of any Change set forth in a Company Instruction or Approved Change, no (a) approval, deemed approval, comment, instruction or consent given or made by Company or others acting on Company’s behalf, (b) failure to make any comment or instruction in relation to the Work, (c) inspection, examination or testing of, or witnessing of tests in relation to, the Work or (d) other action or failure to act by Company or others acting on Company’s behalf, shall relieve Contractor of liability for, or shall modify, any of Contractor’s duties, obligations or responsibilities under this Agreement.

Section 14.13          Financing Assistance.

(a)          Contractor shall cooperate with and provide reasonable assistance to Company, the Financing Entities and the Project insurers and their independent engineering, environmental, financial, legal, technical and other consultants, officers, employees, representatives and agents, in relation to their due diligence, financial, technical, scientific, engineering, accounting and environmental studies, monitoring, inspections, audits, and the creation and administration of Performance Tests of the Work and the Facility. Contractor shall execute and deliver such further instruments and documents, including notices, assignments, acknowledgements, consents and related instruments that may be reasonably required in order to effectuate the purposes or intent of this Agreement, including to facilitate any financing assignments, provided that such instruments and documents do not materially alter Contractor’s risks of performance or the timeliness of its cash flow.

(b)          Contractor shall cooperate with and assist Company in its negotiations with the Financing Entities to facilitate the Company’s efforts to obtain and maintain financing for the Project. Contractor shall bear its own out-of-pocket expenses incurred in connection with such cooperation and assistance and acknowledges and agrees that the involvement and support of a senior level executive of the Guarantor may be required.

(c)          Contractor shall cooperate with Company’s efforts in obtaining and maintaining financing on a non-recourse (or other) basis for the Project and shall procure and execute such documents and do such other things as Company or the Financing Entities may reasonably request (and upon terms and conditions that are customary for similar types of financing) in connection therewith, including:

(i)          certifying to the Financing Entities that this Agreement is in full force and effect and has not been modified or amended and that there are no defaults under this Agreement to Contractor’s knowledge (except, in each case, as specifically stated in such certification);

(ii)          providing legal opinions to the Financing Entities confirming that this Agreement is a legal, valid and binding obligation enforceable against Contractor;

(iii)          if requested by Company, delivering to the Financing Entities, certified copies of its certificate of formation, articles of incorporation or association, resolutions, financial statements, evidence of insurance, and such similar items as may be reasonably requested by Company on behalf of the Financing Entities;

(iv)          if required by the Financing Entities or the Independent Engineer, submitting any deliverables relating to the planning or management of the Work or technical execution of the Work or other items needed to evaluate the Contractor’s plans for and approach to the execution and management of the Work;

(v)          if reasonably required by the Financing Entities, entering into a direct agreement between the Collateral Agent and Contractor within fourteen (14) Days of a request by Company to do so, on terms reasonably required by the Financing Entities;

(vi)          obtaining and providing a clear Lien and privilege certificate, or similar documentation, run at such time as Company or the Financing Entities direct, evidencing that no Liens have been filed against the Project, the Work or the Facility (or that any such Liens have been bonded or discharged);

(vii)          providing such information as reasonably requested by the Financing Entities in respect of this Agreement and the documents referred to herein and meeting with such Financing Entities at Contractor’s offices when reasonably requested; and

(viii)          modifying or clarifying provisions of this Agreement as reasonably requested by the Financing Entities or Company; provided that such modification or clarification does not materially increase Contractor’s risks of performance, or the timeliness of its cash flow, absent the Parties’ agreement to an equitable Change (agreement to which by Contractor shall not be unreasonably withheld, conditioned or delayed).

(d)          Contractor shall use all commercially reasonable efforts to ensure that its first-tier Subcontractors do all things reasonably necessary to comply with the requests of the Financing Entities that are within the control of Contractor or its first-tier Subcontractors to enable Company to fully utilize the financing received for the Project and consistent with the requirements and limitations of this Section 14.13.

(e)          Company will deliver to Contractor a Notice stating that Company has executed definitive written agreements with the Financing Entities related to the financing of the development and construction of the Facility as soon as reasonably practicable after the date such agreements have been executed.

Section 14.14          Independent Engineer. Contractor shall cooperate with the Independent Engineer in the conduct of his or her duties in relation to the Project and the Work and its obligations to the Collateral Agent and the Financing Entities, including by extending to the Independent Engineer all rights of access, notification, attendance, audit and inspection granted to Company or the Company’s Representative hereunder. No review, approval or disapproval by the Independent Engineer shall serve to expand, reduce or limit the liability of either Party to the other Party under this Agreement.

Section 14.15          Entire Agreement.

(a)          The terms and conditions set forth in this Agreement shall constitute the entire understanding of the Parties relating to the provision of the Work required thereunder. This Agreement may be amended only by a written instrument signed by both Parties.

(b)          Contractor represents and warrants that it shall be fully responsible for any work in connection with the Project that was performed by or at the direction of Contractor prior to the Effective Date, including all work and services performed or provided pursuant to (i) TSA, (ii) the First LNTP, or (iii) any other prior agreement (if any) between Contractor and Company in relation to the Project, and all such work shall be deemed to have been performed as part of the Work under this Agreement and shall be subject to this Agreement for all purposes.

Section 14.16          Notice. All notices, reports and communications required or permitted under this Agreement to be given or sent by one Party to the other shall be in writing, in the English language, and (a) delivered in person or by recognized international courier maintaining records of delivery; (b) transmitted by facsimile (with a copy by mail) to an authorized representative of the receiving Party; provided that the sender can and does provide evidence of successful and complete transmission; or (c) with the exception of any notice or demand regarding a Claim or Change Event or potential Claim or Change Event, by electronic mail (or email) to the electronic mail address designated for that Party below. All notices shall be delivered or transmitted to the following addresses:

If to Company:

Bradford County Real Estate Partners LLC
c/o New Fortress Energy
111 W. 19th Street, 8th Floor
New York, NY 10011
Attention: [**]
Email: [**]

With a copy (which shall not constitute notice) to:

Vinson & Elkins, LLP
1001 Fannin St., Ste. 2500
Houston, TX 77002
Attention: [**]
Email: [**]
Facsimile: [**]

If to Contractor:

Black & Veatch
11401 Lamar Avenue
Overland Park, KS  66211
Attention: [**]
Email: [**]
Facsimile: [**]

Section 14.17          Waiver. The failure of Contractor or Company in any one or more instances to enforce one or more of the terms or conditions of this Agreement or to exercise any right or privilege in this Agreement or the waiver of any breach of the terms or conditions of this Agreement shall not be construed as thereafter waiving any such terms, conditions, rights, or privileges, except to the extent expressly stated otherwise elsewhere in this Agreement.

Section 14.18          No Recourse. Notwithstanding any provision of this Agreement to the contrary, without limiting any protection against liability that may be available at law, and other than against the Guarantor pursuant to the Parent Company Guarantees, (a) there shall be no recourse against any Affiliate of either Party or any of its or their shareholders, partners, members, officers, directors or employees for any liability to the other Party arising out of or in connection with this Agreement whether for breach, default or non-performance of any obligation under this Agreement or for any failure to make any payment(s) required to be made hereunder or thereunder and (b) no such Person shall be named in any action or suit brought by or on behalf of either Party in connection with the enforcement of any of the rights of such Party under this Agreement whether for damages, specific performance or any other equitable relief, it being acknowledged and agreed that this Agreement shall only have recourse to the assets of the other Party.

Section 14.19          No Modifications. No comment, instruction, approval or consent given or made by Company (or others acting on Company’s behalf), and no failure to make any comment or instruction in relation to the Work or the Facility upon inspection, examination or testing of, or witnessing of tests in relation to the Work or the Facility or any other action or failure to act by Company (or others acting on Company’s respective behalf) shall relieve Contractor of liability for, or modify, any of Contractor’s duties, obligations or responsibilities under this Agreement, except as provided by Section 2.4(b).

Section 14.20          Severability. Each provision of this Agreement is severable from the others. Should any provision of this Agreement be found invalid or unenforceable, such provision shall be ineffective only to the extent required by Applicable Law, without invalidating the remainder of such provision or the remainder of this Agreement. Further, to the extent permitted by Applicable Law, any provision found invalid or unenforceable shall be deemed automatically redrawn to the extent necessary to render it valid and enforceable consistent with the Parties’ intent.

Section 14.21          No Third Party Beneficiaries. The provisions of this Agreement are intended for the sole benefit of Company and Contractor and there are no Third Party beneficiaries hereof, other than indemnitees under Section 10.1, the Contractor Group under Section 10.4, assignees contemplated by Section 14.2, and Affiliates under Section 14.18, and all other explicit instances in this Agreement where other entities of the Company Group or Contractor Group are explicitly intended to benefit from provisions of this Agreement.

Section 14.22          No Privity with Company. Company will not be deemed by virtue of this Agreement or otherwise to have any contractual obligation to or relationship with any Subcontractor. Contractor will include a clause to this effect in each Subcontract with first-tier Subcontractors. Contractor will be solely responsible for paying each Subcontractor to whom any amount is due from Contractor for Work, services, Material and equipment or supplies in connection with the Work or the Facility at the time required under the applicable Subcontract or other agreement.

Section 14.23          Survival. The provisions of this Agreement that by their nature survive its termination (including indemnities, waivers, releases, warranties, licenses, and confidentiality and governing law provisions) shall survive, regardless of the basis for such termination. Without limiting the foregoing, the following provisions shall survive in accordance with this Section 14.23: (a) Article 3, Article 10, Article 11, Article 12, Article 13, and (to the extent necessary for the interpretation of any other surviving provision) Article 15 and (b) Section 1.2, Section 1.5, Section 2.2, Section 4.1(b), Section 4.2(b), Section 6.9(b)(iii), Section 7.3, Section 7.4, Section 7.6, Section 7.10, Section 8.6(b), Section 9.3, Section 9.5, Section 14.1, Section 14.2, Section 14.3, Section 14.4, Section 14.7(f), Section 14.8, Section 14.9, Section 14.15, Section 14.16, Section 14.17, Section 14.18, Section 14.19, Section 14.20, Section 14.21, Section 14.23, and Section 14.24.

Section 14.24          Rights and Remedies of Company and Contractor are Cumulative and Not Exclusive. Except as set forth in Section 1.20, Article 3, Section 6.11, Section 6.12, Section 6.15 and Article 8, no single or partial exercise of any right or remedy under this Agreement by Company shall preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy by Company under this Agreement and the rights and remedies of Company and Contractor under this Agreement shall be cumulative and not exclusive of any rights, remedies, powers and privileges provided by or available under common law or in equity, including the right to specific performance, injunctive relief and direct monetary damages; provided however, that neither Party shall have the right to reject or rescind this Agreement. Notwithstanding any other provision of this Agreement, the waivers, releases, and limitations of liability and remedies expressed in this Agreement, or remedies under Applicable Law, shall apply to the maximum extent allowed by Applicable Law, regardless of the legal basis of the claim or liability, even in the event of the fault, negligence or strict liability of the parties to be released or whose liability is limited.

ARTICLE 15
DEFINITIONS AND INTERPRETATION

Section 15.1          Definitions. The following definitions shall have effect throughout this Agreement and the Exhibits and Annexures hereto.

          “Acceptable Credit Provider” means a U.S. bank or U.S. financial institution (including a U.S. branch of a foreign bank or foreign financial institution) that: (a) has unsecured long-term indebtedness rated at least A by S&P and A2 by Moody’s if the bank or financial institution is rated by both S&P and Moody’s, or has unsecured long-term indebtedness rated at least A by S&P or A2 by Moody’s if the bank of financial institution is rated by S&P or Moody’s but not by both S&P and Moody’s, and (b) is acceptable to Company.

          “Affiliate” means, as to any Person, any other Person that (a) controls directly or indirectly such Person, (b) is controlled directly or indirectly by such Person or (c) is directly or indirectly under common control with such Person. For the purposes of this definition, the term “control” (including the term “controlled by”) means the right to exercise more than fifty percent (50%) of the voting rights in such Person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          “Agreement” is defined in the Preamble of this Agreement.

          “Anticipated NTP Notice” is defined in Section 4.1(a).

          “Applicable Anti-Corruption Laws” means all anti-bribery, anti-corruption, anti-fraud, gratuity, or graft, and/or anti-money laundering statutes, laws, rules and regulations applicable to the Parties or their Affiliates, whether as a result of its or their jurisdiction of incorporation or operation, including in connection with any Work performed pursuant to this Agreement, including but not limited to (a) the UK Bribery Act 2010, (b) the US Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Section 78dd-1, et seq.), (c) the Canadian Corruption of Public Officials Act, (d) the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997, which entered into force on February 15, 1999, and the Conventions Commentaries as implemented in the respective member states.

          “Applicable Codes and Standards” means any and all codes, standards or requirements (a) set forth, listed or incorporated by reference in, or attached to this Agreement, the Basis of Design or any Specifications, or (b) imposed by any Applicable Law.

          “Applicable Laws” means all constitutional, common and civil laws, statutes, regulations, rules, codes, ordinances, policies, Permits, Applicable Codes and Standards, orders, judgments and any interpretation of any of the foregoing, of any Government Authority, in each case, applicable to the Facility, the performance of the Work or other obligations under this Agreement. With respect to noise and air emissions by the Facility, “Applicable Laws” means compliance with the noise and emission limits set forth in Exhibit G.

          “Approved Change” means a Change (a) that is finally and unambiguously approved by Company’s countersignature of a Change Request or (b) to which Contractor is entitled pursuant to any resolution, settlement or final judgment in a dispute or arbitration.

          “As-Built Documents” is defined in Section 1.15(a).

          “Asset Management Information” means the information, documents and comprehensive manuals relating to the operation, maintenance, service, repair, overhaul and disposal of, and general asset maintenance and management procedures for, the assets forming the Work (including vendors’ recommendations, details of spare parts, vendors’ manuals and other documentation), including as further described in Exhibit A.

          “Bankruptcy Code” is defined in Section 11.5.

          “Basis of Design” means the document attached hereto as Section 3 of Exhibit A that sets forth crucial design parameters, Specifications and requirements for the Facility and that provides the basis for design, basic and detailed engineering of the Facility, and such term includes any subsequent versions, which shall supersede any prior versions of such document.

          “Black & Veatch Intellectual Property” is defined in Section 11.2(a).

          “Black & Veatch License Agreement” means the Project-specific license agreement for Contractor LNG Technology (as defined therein) to be negotiated and agreed prior to issuance of the Notice to Proceed.

          “Bonus Date” is defined in Section 6.1(d).

          “Books and Records” is defined in Section 7.7(a).

          “Business Day” means a Day (other than a Saturday or Sunday) on which banks are open for business in New York.

          “Cancellation Costs” is defined in Section 7.3(b).

          “Change Event” is defined in Section 8.3(b).

          “Change of Law” means (a) the amendment, repeal or change of an existing Applicable Law, or (b) a new Applicable Law, in either case that takes effect after the Effective Date; provided, however, that “Change of Law” does not include (i) any amendment, repeal, change or implementation of any Applicable Law that (A) concerns Taxes and Duties in a jurisdiction outside of the United States or Taxes and Duties on any member of Contractor Group’s net income, or profits, or (B) has been enacted or promulgated but by its terms has not taken effect as of the Effective Date or (ii) any Government Authority’s refusal or failure to issue, delay in issuing, placement of any condition on, or revocation of, any Contractor Permit, unless such Government Authority’s action or inaction is arbitrary and capricious. For the avoidance of doubt, changes to the Work or the Facility attributable to mitigation measures stipulated in the conditions of Company Permits issued after the Effective Date are considered to be a “Change in Law,” solely to the extent such changes could not have been reasonably anticipated under the Applicable Laws (as of the Effective Date) pursuant to which such Company Permit is issued.

          “Change Request” is defined in Section 8.6(a).

          “Changes” is defined in Section 8.1.

          “Claims” means all claims (including those on account of loss of or damage to property, bodily injury, personal injury, illness, disease, loss of consortium (parental or spousal), loss of support, death, and wrongful termination of employment), demands, notices of violation or non-compliance, governmental requests for information, legal proceedings, Liens, encumbrances, causes of action and other actions, of any kind or nature (including actions in rem or in personam and actions of Government Authorities), whether created by or based upon law (including statute), contract, tort, voluntary settlement or otherwise, or under judicial proceedings, administrative proceedings or otherwise, or conditions in the premises of or attributable to any Person or Persons or any Party or Parties. “Claim” means any of the foregoing.

          “Collateral Agent” means the Person appointed by the Financing Entities to hold such collateral as Company may pledge to the Financing Entities (including this Agreement, the Performance Security and the Facility) in connection with the financing of the Project.

          “Commissioning Spare Parts” is defined in Section 1.17(a).

          “Company” is defined in the Preamble of this Agreement.

          “Company Acceleration Direction” is defined in Section 5.5(c).

          “Company Contractor” means any contractor, vendor, supplier, materialman, architect, engineer, consultant, subcontractor or other Person (other than Contractor or any other member of Contractor Group) performing work or providing goods or services related to the Facility or the Project as an independent contractor of Company; and includes any Person (at any further subcontracting tier) to which such performance is further subcontracted.

          “Company Field of Use” means the loading or transfer of LNG into, and transportation of LNG in trucks or rail cars of any kind and any LNG facility configurations, apparatuses, specifications or methods related the same.

          “Company Group” means Company and its Affiliates, Financing Entities, the Independent Engineer, and its and their respective joint venturers, joint interest owners, co-owners, co-lessees, members and partners, and all of their respective directors, officers, employees, managers, agents and representatives, and any heirs, successors, and assigns of any of the foregoing, in each case excluding member of Contractor Group.

          “Company-Installed Facilities” means, to the extent extending into the Site, those interconnecting pipelines specified in Exhibit T.

          “Company Instruction” is defined in Section 8.2.

          “Company Permits” means the Permits specified as such in Exhibit L.

          “Company-Provided Information” means all drawings, documents, data and other information (regardless of the nature of or manner in which such information is communicated) relating to the Work or the Facility that have been (a) prepared or obtained by a member of Company Group or a Company Contractor or (b) provided or communicated to a member of Contractor Group by or on behalf of a member of Company Group or a Company Contractor, prior to, on or after the applicable Effective Date, including all such information that is included in this Agreement.

          “Company Services” is defined in Section 6.6(b)(i).

          “Company’s Representative” means an individual, appointed by the Company by giving Notice to Contractor, with the authority to communicate to Contractor all information, instructions and decisions of Company to be communicated to Contractor in connection with this Agreement.

          “Concealed Conditions” is defined in Section 1.6(b).

          “Confidential Information” is defined in Section 12.1.

          “Construction Equipment” means the equipment, machinery, structures, scaffolding, materials, tools, supplies and systems, purchased, owned, rented or leased by any member of Contractor Group for use in accomplishing the Work, but not intended for incorporation into the Facility.

          “Contingency” means Tier 1 Contingency and Tier 2 Contingency.

          “Contingency Event” means a Tier 1 Contingency Event or a Tier 2 Contingency Event.

          “Contingency Savings” is defined in Section 8.10.

          “Contract Price” is defined in Section 7.1(a).

          “Contract Schedule” means that schedule attached hereto as Attachment 1 to Exhibit D.

          “Contractor” is defined in the Preamble of this Agreement.

          “Contractor Group” means Contractor, its Affiliates and Subcontractors, and their joint venturers, joint interest owners, co-owners, co-lessees, contractors and subcontractors of any tier, partners, if any, and all of their respective directors, officers, Personnel (including agency Personnel), and any heirs, successors, and assigns of any of the above.

          “Contractor Labor Disturbances” is defined in Section 1.4(d).

          “Contractor Permits” means those Permits identified as Contractor Permits listed in Exhibit L plus any other Permits necessary under Applicable Law in connection with performance of the Work that can be granted in the name of any member of Contractor Group.

          “Contractor Rates” means the rates for personnel, equipment and labor specified in Exhibit C, which will be used to value Changes.

          “Contractor Risk Events” is defined in Section 7.1(b).

          “Contractor Taxes” is defined in Section 7.6(a).

          “Contractor’s Intellectual Property” is defined in Section 11.1(a).

          “Contractor’s Performance Statement” is defined in Section 6.8(a).

          “Contractor’s Representative” means the person appointed as such, or such replacement appointed, in accordance with Section 1.21.

          “Contractor’s Senior Supervisory Personnel” means the Key Personnel, any other Contractor Personnel in a supervisory role (including superintendents, but not foremen or general foremen), or any of the foregoing Persons’ superiors.

          [**]

          [**]

          “Critical Subcontract” means those subcontracts identified as such in Exhibit I, List of Major Subcontractors.

          “Date for RFSU” means the date so specified in the Schedule.

          “Day” means a calendar day.

          “Defect” means any non-compliance of the Facility, the Work, the Work Product or any part of any of the foregoing with the Warranty (including Endemic Defects) and “Defective” shall be construed accordingly. For the avoidance of doubt, to the extent Performance Liquidated Damages have been paid and Contractor has passed the Performance Tests, the corresponding failure of the Facility or Work to achieve the Performance Guarantees shall not be considered a “Defect” or a non-compliance with the Performance Standards.

          “Delay Liquidated Damages” is defined in Section 6.1(a).

          “Design Life” means the design life(s) for the relevant aspects of the Facility set forth in Exhibit A.

          “Direct Cost” means only the actual out-of-pocket costs and expenses that are directly and reasonably incurred by Contractor (not to exceed the competitive market rates in the locality where the Work is performed) in connection with the performance of the Work (excluding any Work that Contractor is required to perform in connection with Defects, Endemic Defects and/or design or Material Defects) for the following items: (i) wages paid for labor in the direct employ of Contractor in the performance of such Work at the Site (such wages to be at the rates set forth in the applicable labor agreements, if any, but shall not include insurance, contributions, assessments, bonuses, incentives, benefits (including sick leave, medical and health benefits, holidays, vacations and pensions) or payroll burdens, whether or not required by Applicable Laws); (ii) cost of materials incorporated into or consumed in connection with the Work; (iii) payments properly made by Contractor to Subcontractors in connection with the Work; (iv) rental charges of necessary machinery and equipment, exclusive of hand tools, used in connection with the Work performed at the Site; (v) costs of transporting goods, materials and/or equipment to the Site; (vi) compensation of professionals or other non-manual personnel employed directly by Contractor, to the extent that their services are directly related to such Work and (vii) any other reasonable out-of-pocket costs or expenses properly demonstrated; less any savings resulting from the reduction, avoidance, or early termination of any of the foregoing items as a result of such Change or the termination of this Agreement. “Direct Costs” shall not include (A) salaries or other compensation of Contractor’s personnel at Contractor’s principal office and branch offices (except as expressly provided in clause (vi) of the previous sentence); (B) expenses of Contractor’s principal and branch offices (except to the extent they are directly engaged in performing or supervising the Work); (C) Contractor’s profit, overhead, contingency or general expenses of any kind; (D)  any replacement, repair or other costs or expenses arising from any loss of or damage to any Contractor’s equipment or other property owned or used by Contractor or its Subcontractors; (E) overtime wages paid by Contractor or any Subcontractor for labor in connection with the performance of the Work, unless and only to the extent that such overtime wages are (1) specified in a Schedule Optimization Notice, (2) paid as part of the compensation payable under Applicable Law for a fifty (50) hour work week, or (3) otherwise previously approved in writing by Company; or (F) costs or expenses other than those specifically set forth above as “Direct Costs.”

          [**]

          “Dispute” is defined in Section 14.3(b).

          “Dispute Notice” is defined in Section 14.3(b).

          “Documents” means all written, numerical or graphic documents, Drawings, specifications, materials, procedures, photographs, models (including CAD and other three-dimensional graphic models), deliverables and any other written, numerical or graphic information (including that information generated or stored by electronic means), that Contractor is required to provide or submit to Company (whether complete or incomplete) under or in connection with this Agreement, or that are customarily provided in physical or electronic documentary form.

          “Drawings” means the graphic and pictorial documents, materials, photographs and models (in written or electronic format) showing the design, location or dimensions of any part of the Facility and/or related property, generally including plans, elevations, sections, details, schedules and diagrams.

          “EAR” is defined in Section 14.8(a).

          “Early Warning” is defined in Section 5.3.

          “Effective Date” is defined in the Preamble of this Agreement.

          “EH&S Plan” is defined in Section 1.3(a).

          “Emissions Guarantee” means the guarantee with respect to emissions set forth in Exhibit G.

          “Endemic Defect” means the same or a substantially similar Defect in a Recurring Element that, during the course of any consecutive twelve (12) Month period, arises, occurs or becomes apparent in a material number of the relevant Recurring Elements.

          “Event of Default” is defined in Section 13.3.

          “Excess Technical Assistance Charges” is defined in Section 7.2(b).

          “Excessive Named Storm Interruptions” means [**].

          “Excluded Losses” is defined in Section 10.4(a).

          “Existing Hazardous Materials” means any Hazardous Material present at the Site as of the Effective Date.

          “Facility” means the natural gas liquefaction facility and logistics terminal to be located at Wyalusing, Pennsylvania, all Materials incorporated therein, and all associated infrastructure for the receipt and liquefaction of natural gas, and the handling, storage and dispatch of LNG, including as specified in Exhibit A, but excluding any Company-Installed Facilities.

          “Final Completion” is defined in Section 5.9(a).

          “Final Completion Certificate” is defined in Section 5.9(b)(i).

          “Final Results Statement” is defined in Section 6.8(b).

          “Financing Entities” means any and all lenders, security, note or bond holders, lien holders and other Persons providing any construction, interim or long-term equity or debt financing, refinancing, or recapitalization for the Company or its Affiliates, their successors and assigns, and any trustees or agents acting on their behalf.

          “First LNTP” means that certain TSA Exhibit A Request for Services dated October 1, 2018.

          “Float” means the amount of time an activity set forth in the Contract Schedule can be delayed without causing a delay to either subsequent tasks, or to the project end date.

          “Force Majeure” means any event or circumstance that is beyond the reasonable control of the Party affected thereby to the extent (i) not within the reasonable control of the Party affected, (ii) not capable of being prevented, avoided, removed, overcome or mitigated by such Party, acting in accordance with Good Industry Practice, (iii) having a material adverse effect on the ability of the affected Party to fulfill its obligations under this Agreement, and (iv) not resulting from any act or omission of a member of the affected Party’s group, including (b) fire, flood, explosion, landslide, earthquakes, hurricanes, typhoons, tropical storms, or tornado, (c) Excessive Named Storm Interruptions, (d) civil disturbance, war, riot or armed conflict, whether declared or undeclared, insurrections or epidemics, (e) rationing, allocation or curtailment by a Government Authority, or a utility regulated by a Government Authority providing a regulated product or service, of normal sources of supply of energy or utilities, (f) act of any Government Authority not in accordance with Applicable Law, or (g) nationwide or regional strikes, transportation accidents caused by Third Parties, embargo, acts of the public enemy or terrorists, or civil disturbance. Force Majeure expressly excludes (A) any climatic conditions or weather conditions, other than Excessive Named Storm Interruptions, (B) economic hardship or financial condition of the relevant Party or any member of Company Group or Contractor Group, as applicable, (C) changes in general economic conditions and exchange rate fluctuations, (D) any Contractor Labor Disturbances, industrial actions, disputes, walkouts, work stoppages, boycotts, strikes or other labor disputes that affect only the Project or that only involve employees or Personnel of members of Contractor Group, (E) an act of any Government Authority in accordance with Applicable Laws, (F) unavailability of qualified labor, except to the extent directly caused by a separate event that constitutes Force Majeure specified in this definition, (G) the conditions of the Site, unless due a Concealed Condition or to any cause listed in sub-clauses (b), (d), or (f) of this definition, (H) non-performance or delay by any Subcontractor, including with respect to the supply of materials or equipment except to the extent directly caused by a separate event that constitutes Force Majeure specified in this definition, (I) any default by a member of Contractor Group except to the extent directly caused by a Force Majeure event specified in this definition, (J) explosion, corrosion, leakage, seeping, breakage or accident to machinery, equipment, pipe or transmission lines, other facilities or vessels in the care, custody or control of any member of Contractor Group except to the extent directly caused by a separate event that constitutes Force Majeure specified in this definition, (K) normal wear and tear, random flaws or breakdowns in any equipment, materials, supplies or items used in the performance of the Work and (L) any condition, event or circumstance for which Contractor expressly assumed responsibility under this Agreement.

          “Good Industry Practice” means (a) using the standards, practices, methods and procedures, and exercising the degree of skill, care, diligence, prudence and foresight, that would be expected to be used and observed by a skilled and experienced market leading U.S. and international engineering, procurement and construction contractor engaged in carrying out activities the same as or similar to the Work under the same or similar circumstances as those contemplated in the applicable Agreement at the time such activities were performed, and (b) implementing environmental best practices. Good Industry Practice is not intended to be limited to the optimum practice or method to the exclusion of all others, but rather to be a spectrum of possible, but reasonable practices and methods.

          “Government Authority” means any federal, state or local government, governmental authority, governmental department, ministry, office, commission, agency, court, board, instrumentality of any government, or judicial, legislative or administrative body, federal state, or local, having jurisdiction over a Party or any portion of the Work, the Facility or the Site.

          “Government Official” is defined in Section 14.7(a).

          “Guarantee Test” means the simultaneous seventy-two (72) hour tests that Contractor is required to perform to determine whether the Facility has achieved the Minimum Acceptance Criteria and the Performance Guarantees, and includes any Guarantee Test Repetitions.

          “Guarantee Test Repetition” means any repetition of the Guarantee Test following an unsuccessful Guarantee Test or Guarantee Test Repetition.

          “Guaranteed Substantial Completion Date” means June 21, 2021, as such date may be adjusted pursuant to Article 8.

          “Guarantor” means BVH, Inc..

          “Handover Certificate” is defined in Section 5.8.

          “Handover Date” is defined in Section 5.8.

          “Hazardous Materials” means any substance that, under Applicable Law, is considered to be hazardous or toxic or is or may be required to be remediated, including (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons; (b) any chemicals, materials or substances which as of the applicable Effective Date are, or hereafter become, defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Applicable Law; or (c) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Government Authority, or which may be the subject of liability under Applicable Law for damages, costs or remediation.

          “ICC” is defined in Section 14.3(c).

          “ICC Rules” is defined in Section 14.3(c).

          “Indemnify” means to indemnify, pay and reimburse, protect, defend, release and hold harmless. Corresponding terms such as “Indemnity” and “Indemnified” shall be construed accordingly.

          “Independent Engineer” means the engineering firm selected (i) by the Financing Entities and approved by Company or (ii) by Company to review the adequacy of the Work.

          “Insolvency Laws” is defined in Section 11.5.

          “Inspection Documents” means that documentation necessary to confirm satisfaction of all requirements applicable to the design and construction of an LNG facility consisting of those requirements of (a) the Pipeline and Hazardous Materials Safety Administration (“PHSMA”) pursuant to 49 C.F.R. Part 193 (including all relevant provisions of 49 C.F.R. Part 193 Subparts A through J) excluding preparation of the FERC Resource Reports, (b) PHMSA Form 18 Evaluation of LNG Siting, Design, Construction and Equipment (last revised as of March 18, 2009), (c) the PHMSA LNG IA Question Set (last updated December 13, 2018) as applicable to the design and construction of an LNG facility, (d) PHMSA Form 4 Standard Inspection Report for an LNG Facility (last revised April 6, 2011) as applicable to the design and construction of an LNG facility, (e) the National Fire Protection Association (“NFPA”) Standard 59A (2016) (f) NFPA Standard 59A (2006), and (g) NFPA Standard 59A (2001) and all other requirements incorporated by reference pursuant to 40 C.F.R. 193.2013 and (h) all requirements of state and local laws including all permits required by such laws for the design, construction and operation of the LNG Facility.

          “Intellectual Property Rights” means any and all proprietary, industrial and intellectual property rights, under the law of any jurisdiction or rights under international treaties, both statutory and common law rights, including (a) (i) patents, supplementary protection certificates, utility models, (ii) trademarks, service marks, logos, trade names, domain names, any other identifiers of source or origin and the goodwill associated therewith, (iii) copyrights, database rights, moral rights and any other rights in works of authorship and (iv) trade secrets, know-how and rights in confidential information, in each case whether registered, registrable or not, including confidential information regarding processes, apparatuses, control systems, operational data, designs, studies, models, drawings, customer lists, supplier lists, financial models, testing results and computer programs; (b) applications and rights to apply for registrations for any of the foregoing in subpart (a), including any extensions, divisions, continuations, continuations-in-part, reexaminations and reissues thereof; (c) all forms of protection of a similar nature or having equivalent or similar effect to any of them which may subsist anywhere in the world; and (d) the right to sue for past, present or future infringement or misappropriation of any of the foregoing and collect and retain damages.

          “Interface Contractors” means all Company Contractors engaged by or on behalf of Company or its Affiliates to perform work, services or other activities that are located on or near the Site or that share a common boundary, including functional or physical contact, between, on the one hand, a system, subsystem or component that forms part of the Facility and, on the other hand, such Company Contractor’s work, and “Interface Contractor” means any one of them.

          “Interface Work” means the work and services to be executed by Interface Contractors.

          “Invoice” is defined in Section 7.3(a).

          “ITAR” is defined in Section 14.8(a).

          “Key Personnel” is defined in Section 1.20(a).

          “Key Personnel LDs” is defined in Section 1.20(b).

          “LC Issuer” is defined in Section 7.8(c)(i).

          “LD Grace Period” is defined in Section 6.1(a).

          “Letter of Credit” is defined in Section 7.8(a)(i).

          “Licensed Process” means the LNG technology process covered by the Black & Veatch License Agreement.

          “Licensor” means any Person granting Contractor (or Company through Contractor) to use any Intellectual Property Rights for the design, engineering, testing, use or operation of the Facility.

          “Liens” means any Claims, liens, security interests, encumbrances or charges of any nature concerning personal or real property.

          “LNG” means liquefied Natural Gas.

          “LNG Technology Competitor” means [**] and any Affiliate or successor in interest to the foregoing resulting from an acquisition, merger, or consolidation, and any incorporated or unincorporated consortium, joint venture, or limited liability entity in which a LNG Technology Competitor is a member.

          “LNTP” is defined in Section 4.2(a).

          “Losses” means all liabilities (including those on account of loss of or damage to property, bodily injury, personal injury, illness, disease, maintenance, cure, loss of consortium (parental or spousal), loss of support, death, and wrongful termination of employment), damages, losses, costs and expenses (including all litigation and arbitration costs and expenses and reasonable attorneys’ fees) that accrue at any time, whether created by or based upon law (including statute), contract, tort, voluntary settlement or otherwise, or under judicial proceedings, administrative proceedings or otherwise, or conditions in the premises of or attributable to any Person or Persons or any Party or Parties. “Loss” means any of the foregoing.

          “Major Subcontractor” means those Subcontractors (a) specifically identified in Exhibit I and (b) any other Subcontractor who enters into one or more Subcontract(s) for the performance of Work valued in excess of [**] dollars ($[**]) in the aggregate.

          “Materials” means all materials, goods, supplies, equipment, systems or other items provided to Company by or on behalf of Contractor or any member of Contractor Group specified or required for the completion of and incorporation into the Facility (excluding Construction Equipment).

          [**]

          “Milestone Date” means, with respect to a Milestone, the date so specified on Exhibit D, including the Date for RFSU and the Guaranteed Substantial Completion Date.

          “Milestones” means the critical path milestones in the progress of the Work that are described on Exhibit D, including RFSU, Substantial Completion, and Final Completion, and “Milestone” means any one of them.

          “Minimum Acceptance Criteria” means Contractor’s guarantee that the Facility shall meet the minimum acceptance requirements set forth in Exhibit G and comply with the Emissions Guarantee.

          “Month” means the applicable calendar Month.

          “Monthly Progress Meeting” is defined in Section 5.2(d).

          “Monthly Progress Meeting Notice” is defined in Section 5.2(d).

          “Monthly Progress Report” is defined in Section 5.2(b).

          “MSDS” is defined in Section 1.5(e).

          “Named Storm” means a storm or weather condition directly affecting the Wyalusing Site that is the subject of a Winter Storm Warning, Winter Weather Advisory, or Wind Chill Advisory/Warning by the U.S. National Weather Service (or equivalent local Government Authority) that applies to an area within the Site.

          “Natural Gas” means combustible gas consisting primarily of methane.

          “Notice” means any approval certificate, instruction, consent, determination, notice, request or other communication that complies with the requirements of Section 14.16.

          “Notice of Final Completion” is defined in Section 5.9(b).

          “Notice of Substantial Completion” is defined in Section 5.7(b).

          “Notice to Proceed” means a notice to proceed issued by Company in the form set forth in Annexure 4-2.

          “NTP Outside Date” is defined in Section 4.4.

          “Operating Personnel” means employees or independent contractors of Company, its affiliates or Company Contractors engaged to perform the functions allocated to Operating Personnel in Exhibit F.

          “Parent Company Guarantee” is defined in Section 7.8(a)(ii).

          “Party” or “Parties” is defined in the Preamble of this Agreement.

          “Payment Milestones” means certain milestones in the performance and progress of the Work against which Contractor’s right to receive certain payments will be measured, as set forth in Exhibit C.

          “Performance Guarantee” means each of Contractor’s guarantees that the Facility shall meet the performance requirements set forth in Exhibit G and “Performance Guarantees” means all of Contractor’s guarantees set forth in Exhibit G.

          “Performance Liquidated Damages” is defined in Section 6.12(a).

          “Performance Remedial Period” is defined in Section 6.10(b).

          “Performance Remedial Work” is defined in Section 6.10(b)(i).

          “Performance Security” is defined in Section 7.8(a)(ii).

          “Performance Standards” is defined in Section 3.1.

          “Performance Tests” means the performance tests required to demonstrate that the Performance Guarantees have been achieved in accordance with Exhibit G.

          “Permits” means permits, licenses, consents, clearances, certificates, approvals, authorizations or similar documents or authorities required by any Government Authority or pursuant to any Applicable Law and that apply to the Facility, the Work, the Site or a Party, including those specified in Exhibit L and all others necessary to complete the Work or for Company’s use, occupancy or operation of the Facility.

          “Permitted Replacements” is defined in Section 1.20(a).

          “Person” means any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Government Authority or other entity having legal capacity.

          “Personnel” means, with respect to any Person, all personnel, crews, supervisors, superintendents, foreman, tradesmen, workers, laborers, servants, watchmen, inspectors and other employees, individual contractors, consultants, agents or representatives of such Person.

          “Planned Interface Activities” is defined in Section 1.7(a).

          “Prime Rate” means an interest rate per annum equal to the per annum “Prime Rate” as published in the Money Rate section of The Wall Street Journal. Interest shall be calculated on a Daily basis and shall assume a three hundred and sixty-five (365)-Day Year. Interest calculations hereunder shall reflect changes in such Prime Rate as of the date on which such change is published in The Wall Street Journal.

          “Progress Report” is defined in Section 5.2(b).

          “Project” means (a) the development, design, engineering, procurement, construction, installation, testing, completion, ownership, operation and repair of the Facility and any associated infrastructure, including all work, services and other things contemplated by this Agreement, and (b) the receipt and liquefaction of natural gas and handling, storage and dispatch of LNG from the Facility.

          “Project Working Schedule” is defined in Section 5.1(a).

          “Property Policies” is defined in Section 1.2(b)(i).

          [**]

          “Provisional Sum” is defined in Section 7.2(a).

          “Provisional Sum Equipment” means those Materials specifically and unambiguously identified as “Provisional Sum Equipment” in Exhibit C.

          “Provisional Sum Equipment Final Price” is defined in Section 7.2(a).

          “Punch-List Items” means minor Defects or incomplete Work that would not, alone or in the aggregate, be reasonably expected to (a) jeopardize the structural, mechanical or electrical integrity of the Facility or (b) result in any breach of Applicable Law by Company, Contractor or any Company Contractor, and which are capable of being corrected or performed without materially interfering with the progress of any remaining Work or, in the case of the Substantial Completion Punch-List, with Company’s commercial operation and use of the Facility.

          “Purpose” is defined in Section 11.1(a).

          “Quality Plan” is defined in Section 1.18.

          “Recovery Plan” is defined in Section 5.4(a).

          “Recurring Element” means any part or portion of the Facility that is identically or substantially replicated or repeated in multiple areas or parts of the Facility.

          “Rely Upon Information” means the information expressly and unambiguously identified as “Rely Upon Information” in Exhibit S.

          “Remedial Plan” is defined in Section 6.11(a).

          “Required Waiver” means a waiver in a form substantially the same as that prescribed in Annexure 1, duly executed by the relevant Person in accordance with the requirements of Section 7.4.

          “RFSU” means the point in the performance of the Work when: (a) all of the Work and conditions set forth in Exhibit A have been satisfied and remain satisfied, except for the RFSU Punch-List, and Contractor has executed and provided to Company’s Representative a certificate in the form of Annexure 4-4 certifying RFSU has occurred; (b) Contractor has (i) obtained all Permits that it is required under this Agreement to obtain before RFSU and provided such Permits to the Company’s Representative; (ii) given to the Company’s Representative all documents or other information in respect of the design, construction, testing, commissioning, completion, occupation, use and maintenance of the Facility which are required by this Agreement to be given to the Company’s Representative before RFSU; (iii) removed all of Contractor’s Equipment from the Site, other than any of Contractor’s Equipment (A) necessary to perform the Work to be performed by Contractor between RFSU and Substantial Completion and the Punch-List Items or (B) retained on the Site with the approval of Company’s Representative, as applicable; (c) the Facility is compliant with, and capable of performing all functions that it must perform between RFSU and Substantial Completion (including pre-commissioning, commissioning, start-up and Guarantee Tests) safely and in accordance with the requirements of this Agreement; (d) power block first fire has been achieved; (e) all Work, components and equipment are ready for safe operation; (f) Contractor has successfully completed all RFSU Tests; (g) final procedures for the Guarantee Test have been submitted by Contractor in accordance with the terms of the Agreement; (h) Contractor and Company have identified and agreed upon the RFSU Punch-List and the value attributable to each such Punch-List Item; and (i) Contractor has furnished to Company the following lien waivers: (i) Final Conditional Lien Waivers from all first tier Subcontractors as well as from all Major Subcontractors of any sub-tier performing Work directly or indirectly for an on-Site first tier Major Subcontractor who have completed all work contemplated by the applicable Subcontracts (other than warranty work), but who have not yet received final payment thereunder; (ii) Final Unconditional Lien Waivers from all first tier Subcontractors as well as from all Major Subcontractors of any sub-tier performing Work directly or indirectly for an on-Site first tier Major Subcontractor who have completed all work contemplated by the applicable Subcontracts (other than warranty work) and have received final payment thereunder; and (iii) an Interim Lien Waiver from Contractor applicable to all Work performed, and all payments to which Contractor is entitled in connection therewith.

          “RFSU Certificate” is defined in Section 5.6(b).

          “RFSU Checklist” means a list of incomplete and/or Defective Work identified by Company’s Representative at the relevant time.

          “RFSU Punch-List” means a list of Punch-List Items identified by the Company’s Representative pursuant to Subsection (g) of the definition of RFSU.

          “RFSU Tests” means those tests specified in Exhibit G as RFSU tests.

          “Schedule” is defined in Section 5.1(a).

          “Schedule Optimization” is defined in Section 5.5(a).

          “Schedule Optimization Allowance” means [**] dollars ($[**]) minus [**].

          “Schedule Optimization Notice” is defined in Section 5.5(b).

          “Scope Adjustments” is defined in Section 8.1.

          “Scope of Work” is defined in Section 1.1(a).

          “Secondees” is defined in Section 2.5(a).

          “Secondment Agreement” is defined in Section 2.5(a).

          “Set-Off Event” is defined in Section 7.9.

          “Site” means all those areas of land (including sub-surface areas) on or in which Contractor will perform the Work (including the location of the Facility), as more particularly described or depicted in Exhibit B.

          “Soil Conditions” means the engineering properties of the soil located on the Site, as they relate to the design of the foundations for the Facility.

          “Specifications” means any and all requirements, standards or specifications for the Facility or the Work set forth or specified in the Scope of Work and the Basis of Design, any Company-Provided Information furnished to Contractor pursuant to the Scope of Work or a Company Instruction, or any Work Product.

          “State Sales Taxes” is defined in Section 7.1(a).

          “Subcontract” means any purchase order, subcontract, or other agreement between Contractor and any Subcontractor or between Subcontractors in connection with the Work.

          “Subcontractor” means any vendor, supplier, materialman, consultant, subcontractor or other Person to which Contractor subcontracts performance of any part of the Work or performance of any other obligation of Contractor under this Agreement, and includes any Person (at any further subcontracting tier) to which such performance is further subcontracted.

          “Substantial Completion” means the point in the performance of the Work when: (a) (i) RFSU has occurred, and all of the conditions to RFSU remain satisfied, in accordance with the requirements of the definition thereof; (ii) Contractor has satisfied all other requirements for completion of the whole of the Work, including as set forth in the Scope of Work and/or Exhibit E, in each case, with respect to the achievement of Substantial Completion and except for the Substantial Completion Punch-List; (iii) Contractor has delivered all spares set forth on Exhibit A or in a Company Instruction that are required to be delivered by Substantial Completion; and (iv) Contractor has furnished to Company the following lien waivers: (A) Final Conditional Lien Waivers from all first tier Subcontractors as well as from all Major Subcontractors of any sub-tier performing Work directly or indirectly for an on-Site first tier Major Subcontractor to whom final payment has not yet been made under the applicable Subcontract; (B) Final Unconditional Lien Waivers from all first tier Subcontractors as well as from all Major Subcontractors of any sub-tier performing Work directly or indirectly for an on-Site first tier Major Subcontractor to whom final payment has been made under the applicable Subcontract; and (C) a Final Conditional Lien Waiver from Contractor in accordance with Annexure 1-3; (b) Contractor has (1)  carried out, and the Facility has passed (or is deemed to have passed), the Guarantee Tests; (2) provided documentation reasonably satisfactory to Company substantiating compliance with the requirements set forth in Section 2.12 of Exhibit A; (3) obtained all Permits that it is required under this Agreement to obtain before Substantial Completion and provided such Permits to the Company’s Representative; (4) given to the Company’s Representative all documents or other information in respect of the design, construction, testing, commissioning, completion, occupation, use and maintenance of the Facility which (I) are required by this Agreement to be given to the Company’s Representative before Substantial Completion; or (II) must necessarily be handed over before the Facility can be used for its intended purpose; and (5) removed, or retained with the approval of Company’s Representative as operator, as applicable, all of Contractor’s Equipment from the Site, other than any of Contractor’s Equipment necessary to perform the Substantial Completion Punch-List and/or provide warranty repairs; (c) Contractor and Company have identified and agreed upon the Substantial Completion Punch-List and the value attributable to each such Punch-List Item; provided that if the Parties cannot agree within five (5) Days, the Independent Engineer shall determine the Substantial Completion Punch-List and associated values; (d) Contractor has delivered all Material and Equipment (if any) specified in Exhibit A as being part of the Work or otherwise included in the Work pursuant to a Company Instruction, to the Site; and (e) the Facility is compliant with, and capable of operation and use by Company (or its designee) in accordance with, Applicable Laws.

          “Substantial Completion Certificate” is defined in Section 5.7(b).

          “Substantial Completion Checklist” means a list of incomplete and/or Defective Work identified by Company’s Representative at the relevant time.

          “Substantial Completion Punch-List” means a list of Punch-List Items confirmed by Company’s Representative pursuant to Subsection (c) of the definition of Substantial Completion.

          “Target Date” is defined in Section 6.1(b).

          “Taxes and Duties” means any tax and similar governmental charge, impost, levy, fee, excise, customs duty (including any duty on imports and exports), assessment or other charge of any kind, however denominated (including income tax, business asset tax, franchise tax, net worth tax, capital tax, estimated tax, withholding tax, use tax, gross or net receipt tax, sales tax, transfer tax or fee, excise tax, real and personal property tax, ad valorem tax, value added tax, payroll related tax, employment tax, unemployment insurance, social security tax, minimum tax, and import tax and other obligations of the same or a similar nature), whether personal, corporate or otherwise, together with any related liabilities, penalties, fines, additions to tax or interest, imposed at the federal, state, local or municipal level, including monetary corrections.

          “Technical Information” is defined in the Black & Veatch License Agreement.

          “Termination Payment” is defined in Section 13.6.

          “Third Party” means any Person who is not a member of Contractor Group or Company Group.

          “Third Party Agreements” means any agreement described in Exhibit Q, executed or to be executed by Company or its Affiliate with a party referred to in Exhibit Q (including any right of way, easement, lease, access and other agreements entered into between Company and various landowners and other Persons with respect to parts of the Site or any adjacent property or other Work Areas), and of which a copy or summary has been provided to Contractor (including by a Scope Adjustment).

          “Third Party Intellectual Property” is defined in Section 11.1(a).

          “Tier 1 Contingency” is defined in Section 8.4.

          “Tier 1 Contingency Events” is defined in Section 8.4.

          “Tier 2 Contingency” means the sum of (a) forty-seven million and no/100 dollars ($47,000,000.00); plus (b) an amount determined by subtracting the Provisional Sum Equipment Final Price from the Provisional Sum pursuant to Section 7.2(a); plus (c) the amount of any unused Tier 1 Contingency.

          “Tier 2 Contingency Event” means those events described in Exhibit R.

          “TSA” means that certain Technical Services Agreement, dated effective as of December 28, 2015, between NFE Management LLC and Black and Veatch Corporation.

          “Unidentified Hazardous Materials” is defined in Section 1.5(d).

          “Unplanned Interface Activities” means any activities of an Interface Contractor that are not contemplated by Exhibit T and are not reasonably inferable as necessary for the completion of the activities contemplated by Exhibit T.

          “Utilities” means public and private utility services, facilities and infrastructure, including water, electricity, gas, ethane, fuel, telephone, drainage, sewerage, industrial waste disposal and electronic communications service, facilities and infrastructure.

          “Warranty” is defined in Section 3.1.

          “Warranty Period” means the period of time ending eighteen (18) Months after the achievement of Substantial Completion, in each case, as the same may be extended in accordance with Section 3.2(b).

          “Week” means seven (7) consecutive Days.

          “Weekly Progress Report” is defined in Section 5.2(b).

          “Work” is defined in Section 1.1(a).

          “Work Area” means any land other than the Site is required for the performance of the Work (including any areas for lay-down, storage, assembly, parking, camp or other purposes and any access ways to such areas).

          “Work Product” means written materials, plans, Documents, Drawings, Specifications, calculations, books and records, computer files, and other tangible manifestations of Contractor’s efforts, created by or on behalf of Contractor at any time in connection with this Agreement or the Project, in each case, that any part of this Agreement requires Contractor to deliver to Company.

          “Year” means three hundred and sixty-five (365) consecutive Days.

Section 15.2          Interpretation.

(a)          Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. All references to Articles, Sections, Exhibits or other subparts thereof are references to Articles, Sections, Exhibits and other subparts to this Agreement, unless expressly stated otherwise herein. Words, obligations, representations, restrictions, rights, remedies or other matters connected by the word “or” are not exclusive of one another, unless expressly stated otherwise, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. The words “this Section,” “this subsection,” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. Unless expressly stated otherwise, “discretion” means sole discretion, and “verifiable” means capable of being verified by an independent Third Party based on information provided to Company by Contractor. The “Work” includes all work, services and other incidental actions that can reasonably be implied or inferred as necessary to complete the Work, even if not expressly mentioned in this Agreement. All references to any statute, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor statute, regulations or amending pronouncement. All references to any Person shall be deemed to include references to such Person’s successors and permitted assigns. All references to any contract, agreement or other arrangement between any parties thereto should be interpreted as such are as superseded, amended or otherwise changed from time to time (as evidenced in writing) unless the contrary is stated herein. The language for day-to-day communications shall be the English language. All documents provided by Contractor to Company under this Agreement shall be in English. All references to monetary amounts are references to United States dollars in immediately available funds. Any reference in this Agreement to a Party providing its consent shall be deemed to be a reference to it providing its prior written consent, unless expressly stated otherwise herein or in this Agreement. Any reference to time shall be considered to be United States Central Standard Time. No term of this Agreement shall be construed in favor of, or against, a Party as a consequence of one Party having had a greater role in the preparation or drafting of this Agreement, but shall be construed as if the language were mutually drafted by both Parties with full assistance of counsel. Unless expressly stated otherwise, wherever a Party’s consent or approval is required, such Party may withhold, delay or condition such consent or approval in its sole discretion.

(b)          Wherever references are made in this Agreement to standards or codes in accordance with which the Work under this Agreement is to be performed or with which the Facility is required or intended to comply with, the edition or revision of the standards or codes current on the Effective Date shall apply unless otherwise expressly stated in this Agreement or required pursuant to Applicable Law or a Company Instruction. Unless directed otherwise pursuant to a Company Instruction, Contractor shall, in preparation of all Work Product, select the more stringent of applicable standards or codes of practice, when not otherwise specified in this Agreement or resolved by the order or priority specified in Section 15.2(c).

(c)          The documents forming this Agreement are, so far as possible, to be taken as mutually explanatory of one another. For the purpose of interpretation, the priority of the documents shall be taken in the following sequence:

(i)	Article 1 - Article 14;

(ii)	the Annexures;

(iii)	Exhibit G, Performance Guarantees;

(iv)	Section 3 (Basis of Design) of Exhibit A;

(v)	Exhibit S, Rely Upon Information;

(vi)	The rest of Exhibit A;

(vii)	Exhibit B;

(viii)	Remainder of Exhibits; and

any other document incorporated by express reference in any of the foregoing but only to the extent of such reference.

[Signature Page Follows]

IN WITNESS WHEREOF, Company and Contractor have each caused this Agreement to be duly executed as of the Effective Date.

COMPANY

BRADFORD COUNTY REAL ESTATE PARTNERS LLC

By:	/s/ [**]
Name:	[**]
Title:	[**]

CONTRACTOR

BLACK & VEATCH CONSTRUCTION, INC.

By:	/s/ [**]
Name:	[**]
Title:	[**]

Signature Page to
Engineering, Procurement and Construction Agreement

EXHIBIT A

PROJECT SCOPE OF WORK

Table of Contents

1.0	INTRODUCTION		1
	1.1	General	1

2.0	KEY COMPONENTS OF THE FACILITIES		1
	2.1	Tie-Ins	1
	2.2	Inlet Gas Receiving	2
	2.3	Mercury Removal	2
	2.4	Acid Gas Removal	2
	2.5	Dehydration	2
	2.6	Natural Gas Liquids (NGL) Recovery, Fractionation and Storage	2
	2.7	Liquefaction	2
	2.8	Refrigeration	2
	2.9	Utilities	3
	2.10	LNG Storage, Loading and Boil-Off Gas Handling	3
	2.11	Flares and Relief Systems	4
	2.12	Storage	5
	2.13	LNG Truck Loading Facilities	6
	2.14	Fire Fighting Systems	6
	2.15	Fireproofing	7
	2.16	Stormwater, Waste Water, and Effluent Water	7
	2.17	Electrical Power System	7
	2.18	Integrated Control and Safety Systems	8
	2.19	Telecommunications and Security Systems	10
	2.20	Buildings	10
	2.21	Spare Parts	11
	2.22	Special Tools	11
	2.23	Lubricants	11
	2.24	Permanent Facilities Fencing and Gates	11

3.0	DETAILED ENGINEERING		11
	3.1	General	11
	3.2	Documentation	19
	3.3	Process Safety	19
	3.4	Piping	20
	3.5	Mechanical Engineering	20
	3.6	Instruments & Controls	21
	3.7	Electrical	22
	3.8	Civil, Structural & Architectural	23
	3.9	Insulation	24
	3.10	Passive Fire Protection	24
	3.11	Coatings	25
	3.12	Cathodic Protection	25

4.0	PROCUREMENT AND MATERIALS MANAGEMENT		25
	4.1	General	25
	4.2	Procurement Plans and Procedures	25
	4.3	Approved Subcontractors (including Vendors)	25
	4.4	Bid Packages	25

A-ii

	4.5	Factory Acceptance Tests	26
	4.6	Storage and Identification	26
	4.7	Expediting	26
	4.8	Packing, Shipping, and Preservation Requirements	26
	4.9	Transportation of Equipment and Materials	26

5.0	CONSTRUCTION		26
	5.1	General	26
	5.2	Project Turnover	28
	5.3	Construction	28

6.0		MECHANICAL COMPLETION	28
	6.1	General	28

7.0	COMMISSIONING, PERFORMANCE TESTING AND START-UP		29
	7.1	Commissioning of Contractor Supplied Systems and Equipment	29
	7.2	Performance Testing	29

8.0	OPERATOR TRAINING		29
	8.1	General	29
	8.2	Topics and Program	29

9.0	Safety		30
	9.1	General	30

10.0	PROJECT MANAGEMENT		30
	10.1	Project Execution Plan	30
	10.2	Project Controls	30

11.0	QUALITY		31
	11.1	General	31
	11.2	Quality Plan	31
	11.3	Subcontractor’s Quality System	32
	11.4	Quality Records	32

12.0	REGULATORY COMPLIANCE		32
	12.1	General	32

13.0	OWNER OBLIGATIONS		33

A-iii

1.0	INTRODUCTION

1.1	General

Company intends to develop a greenfield LNG facility, gas conditioning facilities, power generation facilities, LNG truck loading terminal, comprising two (2) liquefaction units with a nominal average design capacity of three (3) million seven (7) hundred thousand gallons per day, six (6) million gallon LNG Storage Tank and associated facilities for the purpose of liquefying natural gas supplied from the Williams pipeline and loading such LNG into trucks.

The Facilities will include gas conditioning, LNG processing, power generation, utilities, LNG storage and an LNG truck loading terminal. The process Facilities will be self-sufficient in electric power generation, excluding firewater and administration and maintenance buildings.

The Facilities will be designed and constructed to be capable of operation that complies with Applicable Law, as well as requirements from national, regional and local regulations and standards as defined in Attachment 1.

2.0	KEY COMPONENTS OF THE FACILITIES

The Scope of Facilities are as described in this Section 2, and also includes referenced documents.

2.1	Tie-Ins

2.1.1	Feed Gas

A natural gas supply will be furnished to the metering station inside the battery limits of the Project on the North West corner, as defined by the General arrangement. Metering, liquid knockout and pigging facilities will be provided by the pipeline providers. Supply of natural gas will be by Company; Temperatures, pressures, and qualities will be consistent with the BEDD to meet design production rates.

2.1.2	Electrical Power

Power to the Site will be provided via three 34.5 kV feeds; One for the Fire Pump Equipment, One for the Administration, Workshop and Warehouse buildings and one for temporary construction power. Connection location will be as designated by the Engineer within the boundary limits of the project..

2.1.3	Potable Water

Potable and construction water supply to be furnished by wells installed and permitted by the Company for the Project.

2.1.4	Internet

A-1

2.2	Inlet Gas Receiving

The Facilities’ gas receiving facilities will include battery limits isolation valves, high integrity pressure protection system (HIPPS) to provide overpressure protection and a heater to mitigate hydrates and low operating temperatures during the Facilities’ start up. Inlet gas compression will not be provided based on design pressure as given in the BEDD of 800 psig.

2.3	Mercury Removal

The feed gas stream is sent to Mercury removal prior to AGRU. The Facilities’ mercury removal vessel will remove mercury from feed gas to less than 0.01 µg/Nm3 via sacrificial adsorption with metal Sulfide before the gas is sent to the colder sections of the Facilities for cooling and liquefaction.

2.4	Acid Gas Removal

The acid gas removal unit (AGRU) will remove CO2 and H2S from the feed gas stream to prevent corrosion and freezing in downstream units. The expected acid gas removal facilities will utilize an amine solvent used for the removal of CO2 and H2S.

Acid gas from the overhead of the amine regenerator will be processed and thermally oxidized before being dispersed via a stack. Contractor will provide a cold vent for the acid gas to allow operation during short periods of downtime for thermal oxidizer maintenance.

2.5	Dehydration

The feed gas from the AGRU is water saturated and requires treatment in dehydration vessels containing molecular sieve adsorbent to remove the water.

2.6	Natural Gas Liquids (NGL) Recovery, Fractionation and Storage

Contractor will remove only those natural gas liquids (NGLs) from the feed gas required to avoid freeze-ups in the liquefaction unit. Contractor’s Facilities design will re-vaporize any NGL removed from the feed gas to be used as fuel for the Facilities. NGL removal may be either integrated into the liquefaction process or done upstream. There will be no means of removing NGLs off Site.

2.7	Liquefaction

The liquefaction units will precool, liquefy and sub-cool the high pressure treated feed gas. After liquefaction, the pressure of the LNG product will be reduced prior to sending it to the LNG Storage Tanks. Flash gas produced as a result of pressure letdown and boil-off gas generated due to heat in-leakage through LNG Storage Tanks and associated piping will be recycled as fuel for the process by the BOG System.

2.8	Refrigeration

The refrigeration unit(s) will provide the required refrigeration to precool, liquefy, and sub-cool the feed gas.
A-2

2.9	Utilities

Contractor will provide systems and equipment necessary for the safe, reliable and efficient operation of the Facilities, including:

2.9.1	Fuel Gas Systems

The fuel gas will be provided primarily from flash gas generated from pressure letdown of LNG and boil-off gas generated from heat leakage to the LNG Storage Tanks and associated piping.

The fuel gas systems will provide fuel for gas turbines (refrigerant compression and power generation) as well as gas for low-pressure users such as the acid gas thermal oxidizer, steam boilers, regeneration gas heater, flare pilot gas and flare header purge. The fuel gas systems will be designed to limit the Wobbe index rate of change to within the turbine manufacturer’s operating envelope. Contractor’s design will include fuel mixing drum, fuel heater, liquid separators, fuel filters, gas chromatographs, and gas calorimeters. Contractor will fit Gas Turbine exhausts with emissions monitoring equipment as required by the Applicable Permit.

2.9.2	Instrument and Utility Air Systems

The main air system will provide a supply of dried compressed air for instruments and dry compressed air to the utility air system for general Facilities use from the same supply header as well as dry air for Nitrogen generation. Instrument air supply will be protected by the SIS system by limiting the flow to Nitrogen generation air. The instrument air will be supplied to valves, instruments, and control panels as well as dry air supply for the nitrogen generation packages. The utility air will be available as an energy source for air-powered tools.

2.9.3	Nitrogen System

The nitrogen system will include both gaseous and liquid nitrogen. Gaseous nitrogen will supply requirements except any nitrogen required for refrigerant makeup or during peaks of excessive usage during purging activities. Liquid nitrogen supply will be delivered by truck to a liquid nitrogen storage and vaporizing package and will be used as a backup to gaseous nitrogen. Liquid nitrogen storage will be sufficient to meet initial refrigerant fill and anticipated refrigerant makeup requirements. Either a membrane or a pressure-swing adsorption unit will generate gaseous nitrogen on Site.

2.9.4	Diesel Storage

Contractor will provide a diesel storage system capable of re-fueling on Site vehicles and refilling day tanks at permanently installed diesel consumers (including firewater pump drivers, backup generators). Contractor will provide the diesel driven firewater pumps and essential generators with day tanks but will not be hard piped to the diesel storage system.  Transfer will be by tanker truck.

2.10	LNG Storage, Loading and Boil-Off Gas Handling

The Facilities require one (1) single containment LNG Storage Tank with net working capacity of six (6) million gallons. The LNG Storage Tank will be a single containment design with a nine percent (9%) nickel steel inner tank, and a carbon steel outer wall and roof; alternately, pre-stressed concrete is also a suitable material. The LNG Storage Tank will have a design pressure of 2.4 psig and a maximum boil-off rate of 0.08% volume per Day of gross tank contents. Pipework connections to the LNG Storage Tank, including those for filling and emptying, will be made through the tank roof. The LNG Storage Tanks will be fully compliant with Applicable Codes and Standards, including NFPA 59A-2001, NFPA 59A-2006 only with respect to seismic design, and API 620.

Contractor will furnish and equip the LNG Storage Tank with:

A.	temperature instruments in the wall and floor of the LNG Storage Tanks to monitor the temperature profile;

B.	automatic continuous tank level gauging;

C.	density and temperature monitoring to indicate stratification and potential rollover problems and allow early operator action.

The LNG loading pumps will be sized to transfer the LNG at the loading rate of at least 250 up to 300 gallons per minute, to each of 10 LNG truck loading bays simultaneously with two (2) pumps in operation. A third pump will be installed as a spare, so the tank will be equipped with three (3) installed pumps.

The LNG loading piping will be maintained cold continuously. Contractor will determine the arrangement for maintaining the loading line in a cold state. Contractor’s design will include provisions to manage the loading lines during extended Facilities outages.

The boil off gas (BOG) system will be designed to handle the boil off gas vapors generated from flashing of the produced LNG, heat leak into the LNG Storage Tanks and LNG piping, heat leak from the LNG truck loading operations, elevation changes, pump inefficiency and differences in thermal state in the LNG Storage Tanks and LNG trucks. The BOG system will be designed such that BOG vapors can be recovered and used for fuel or recycled. Contractor will set LNG sub-cooling such that BOG generation is sufficient to meet most fuel gas demand with a minimum amount of make-up from the pipeline feed gas.

The discharge pressure of the Boil off Gas Compressor will be high enough to meet the Gas Turbine fuel gas pressure requirement.

2.11	Flares and Relief Systems

The Facilities will include flares and relief systems as required to safely and reliably collect and dispose of waste streams containing vapor and liquid hydrocarbons that result from upset and emergency conditions, as well as from operational conditions such as start-up, shutdown, purging and draining of equipment and pipework. Contractor will design and construct the Facilities with operator initiated emergency de-pressuring capability for select hydrocarbon containing equipment.

Contractor will define the details of the flares and relief systems. At a minimum, Contractor will address warm , cold dry, and a low-pressure hydrocarbon conditions. Required capacity of the flares will be based on analysis of the relieving scenarios and de-pressuring calculations.

Flares will be aggregated into a multi-point ground flare type.

Contractor will:

A.	continuously introduce fuel gas prior to the HIPPS as a purge into the flare disposal systems; and

B.	provide purge gas connections in every disposal system at the header extremities depending on final Facilities layout.

The flare systems will include appropriate knockout drums and dedicated ignition and control panels. Contractor will perform flow and acoustic induced vibration analysis on the final design as required.

2.12	Storage

The Facilities will be designed with sufficient storage for products and utility requirements for an availability of [**] (excluding trucking logistics impacts not within control of the Facilities) as well as safe, efficient and reliable operations.

2.12.1	Refrigerants

Contractor will design the refrigerant storage unit to receive and store flammable refrigerant components required by the Facilities. Refrigerant delivery will be by truck or ISO containers.

Contractor will size the refrigerant storage tanks (i) with sufficient capacity to allow efficient first fills of the system and meet continuous makeup requirements defined in the BEDD of make-up for normal refrigerant losses, and (ii) so that full truckload shipments can be received with minimum required inventory in the tanks. Contractor will provide means to protect the refrigerant storage tanks both from radiation impact from fires elsewhere in the Facilities and from pool fires.

2.12.2	C5+ Condensate

The Facilities will not have long term storage for C5+.  All heavy hydrocarbons will be used in the fuel gas system, a slop drum will be in place if needed to collect excess for disposal.

 Miscellaneous Storage and Loading Facilities

Contractor will provide liquid storage tanks on Site for fluids required to operate and maintain the Facilities. These include demineralized water, firewater, amine, anti-foam, water treating chemicals, and Aqueous Ammonia (19wt%) for SCRs. Contractor will size such tanks so that full truckload shipments can be received with minimum required inventory in the tanks. Contractor will provide such tanks with appropriate bunds to contain spill. For low usage volume chemicals, returnable tote tanks can be used instead of permanent tanks. Storage areas for totes must have convenient road access and contain spills.

Contractor will design and construct the Facilities to include unloading and loading areas for delivery by truck, as applicable, for:

A.	refrigerants;

B.	liquid nitrogen;

C.	diesel; and

D.	other miscellaneous liquids necessary to operate and maintain the Facilities.

2.13	LNG Truck Loading Facilities

Truck loading will include bays with a minimum flowrate of 250 gallons per minute per bay with a minimum pressure of 30 psig. The number of loading bays will be 18. A roof will be provided over the loading bays. The truck tanker loading will be comprised of three primary sections: an empty trailer lot, an 18-bay tanker loading area with one scale to weigh empty trucks upon entry and one scale to weigh loaded trucks upon exit, and a loaded tanker lot. Each individual bay will contain a coriolis meter but not individual scales.  A building will be located in the area to accommodate general administration and break room for drivers. Access roads will be required to connect the empty and loaded tanker lots. All lots to be concreted, and a limited heating system will be installed for the loading bays area.

2.14	Fire Fighting Systems

Contractor will provide firefighting systems and associated equipment to protect personnel, infrastructure, property and the environment at the Facilities.

Contractor will provide necessary firefighting systems, including:

A.	Firewater pumps;

B.	Jockey pump;

C.	Firewater storage tank(s);

D.	Firewater ring main distribution system;

E.	Hydrants;

F.	Fire hose boxes, complete with hoses, nozzles and tools;

G.	Fixed water monitors;

H.	Remotely operated water monitors;

I.	Fixed water spray systems;

J.	High expansion fixed foam systems;

K.	Fixed dry chemical extinguishing systems;

L.	Fixed automatic water sprinkler systems;

M.	Clean agent systems for control and power distribution equipment;

N.	Indoor hydrants and hose reels;

O.	Passive fire protection systems;

P.	Portable water monitors;

2.15	Fireproofing

Contractor will provide passive fireproofing and corrosion protection for designated structural steel, liquid containing vessels, skirts, supports, and anchor bolting in process areas as required.

Fireproofing will be designed to protect structural steel at locations over LNG spill ditches.

2.16	Stormwater, Waste Water, and Effluent Water

The Facilities will include a comprehensive system to handle stormwater drainage within the Site boundary. Such drainage may include ditches, channels, pipes, culverts, manholes, catch basins, detention ponds, and ancillary elements required to support the stormwater drainage system.

The Facilities’ drainage will handle runoff from ground within the newly developed Site boundary that has potential to produce a sheen or that may affect the Facilities.

Contractor will develop the details of the stormwater system with the following categories of effluent to be addressed:

Continuously oil contaminated for effluents with high concentration of hydrocarbon. Continuously oil contaminated refers to areas with a high concentration of hydrocarbons, such as pump/compressor bases, hot oil unit and storage paved area, oily drains from equipment, and hydrocarbon sampling points. Water from these areas will be collected and stored for off Site disposal.

Accidentally oil contaminated (AOC) for water from the paved areas of process units where hydrocarbon pollution may occur. AOC refers to rain, fire and wash water run-off from the paved areas of process units where hydrocarbon pollution may occur. Water from these areas will be collected and released to storm water runoff after verification of no sheen through operating procedure.  If the AOC verification confirmed contamination, then water from these areas will be collected and stored for off Site disposal.

Non-contaminated water for run-off. Non-contaminated water refers to run-off of unpolluted waters from surfaces such as non-process unpaved areas and building roofs. Non-contaminated water will be controlled and treated in accordance with Applicable Law and Applicable Codes and Standards. Contractor will design and construct the stormwater system so that non-contaminated water drains freely to retention and/or detention ponds before being released into local waterways.

Domestic sanitary sewage. Domestic sanitary sewage refers to organic effluents from the buildings where toilet or kitchen facilities are provided. Domestic sanitary sewage will be conveyed from these facilities and collected in holding tanks for removal from site for treatment.

2.17	Electrical Power System

The generators shall be considered as packaged equipment with all generator auxiliaries, protection, controls and monitoring as part of the package. The power generation shall be based on an “N+1” philosophy where N is the number of generators required for normal operation with one generator in a standby mode. All operating generators shall be run in a synchronized mode. Main generators shall be powered by combustion turbines or engine.

The Administrative area will receive power from the local power provider, First Energy, and will not be tied into the plants electrical system.

Black start capability by means of diesel driven backup generators or by means of a grid connection will be provided, per Contractor discretion. Critical loads that must be required to continue to function during a power outage (loss of normal power) will be powered from the backup power system.

Contractor will provide power generation and distribution system including design and specification for components such as;

A.	Step-down transformers;

B.	Switchgear motor control centers (“MCC”), and lower-voltage AC distribution equipment;

C.	Supply and connection of electrical circuits;

D.	Ground electrode, equipment grounding, and lightning protection systems;

E.	Emergency power systems, including DC and AC uninterruptible power equipment;

F.	Fiber and other physical media network and associated equipment for central control and monitoring of the Project;

G.	Installation of all necessary power, control, and instrumentation wiring, conduit, tray, and other components;

H.	Lighting equipment and systems;

I.	Cathodic-protection system;

J.	Temporary construction power system.

2.18	Integrated Control and Safety Systems

2.18.1	General

Contractor will provide the Integrated Control and Safety System (ICSS) components.

2.18.2	Control Room

Contractor will design and construct the Facilities with a single central control room (CCR). Primary operator interface with process controls and safety instrumented systems is to be in the CCR. Engineering work stations for maintenance of process control and safety instrumented systems will be in the same building as the CCR.

2.18.3	Distributed Control Systems

The Distributed control system (DCS) will consist of operator console equipment, system software and hardware, and other required accessories. The software configuration of the DCS will be based on manufacturer’s standard.

There are several electrical powerhouse enclosures throughout the plant that will house DCS control system cabinets and system communication equipment. Data from equipment package PLCs, SIS, FGS, and analyzers (including gas chromatographs) will be monitored in the DCS by soft communication links using Ethernet TCP/IP protocol. Redundant fiber-optic cabling using different routes will connect the DCS, SIS, and FGS cabinets in the electrical powerhouses to the control building.

2.18.4	Safety Instrumented Systems

The safety-instrumented systems (SIS) will be part of the ICSS design and will be independent of the DCS, and provide the necessary process and emergency shutdown functionality. The SIS system is a stand-alone package with standard redundant communication links to the DCS for reporting functions.

2.18.5	Fire and Gas Systems

The fire and gas systems (FGS) will be part of the ICSS design and will be independent of both the DCS and the SIS and will provide fire and gas detection, alarming, and means of activating critical fire-fighting equipment from the CCR. The FGS system will be designed to comply with National Fire Protection Association (NFPA) 72 requirements and will be certified by third party agency for such compliance.

The FGS will receive inputs from fire and gas detection devices and manual call points installed throughout the plant, as well as from stand-alone Fire alarm panels installed inside buildings and from other dedicated fire and gas systems (e.g., vendor-supplied fire and gas systems); signal from the building fire alarm panel shall be through hardwired interface. The FGS hardware will be separated from all other control systems and will not require the correct operation of any other system to fulfil its own functions. An FGS mimic panel will be provided in the Control Building, and it will include alarm lights, horn, and an acknowledge push button in compliance with the requirements of NFPA 72.

The Fire Detection and Alarm System (FDAS) may include:

A.	Ultraviolet / infrared flame detectors;

B.	High temperature detector;

C.	Fire alarm control panels;

D.	Flammable gas detectors;

E.	Low temperature spill detectors;

F.	Flame detectors;

G.	Heat detectors;

H.	Smoke detectors;

I.	Manual alarm call points;

J.	Sirens; and

K.	Flashing beacons.

Fire and gas monitoring systems will be hard-wired from the field devices to the control room fire and gas panel and/or the field remote I/O cabinets.

2.18.6	Process Analyzers

Contractor will equip the Facilities with process analyzers. The process analyzers will be connected to the DCS for remote monitoring, data acquisition and recording calibration events.

Contractor will provide gas chromatographs and calorimeter in the gas turbine fuel system and water analyzers downstream of the gas treating system.

2.18.7	Package Systems Controls and Integration

Where package systems and/or dedicated Programable logic controllers (PLC) are provided, Contractor will integrate packages into the ICSS.

2.18.8	Compressor Controls and Monitoring Systems

Contractor will provide compressor controls and monitoring systems including anti-surge controls.

2.18.9	Continuous Emissions Monitoring Systems

Contractor will equip the Facilities with a continuous emissions monitoring systems (CEMS) for monitoring and reporting of environmental emissions, such as CO2, CO, NOX, and SOX. As part of the Work, Contractor will determine and implement CEMS applications to comply with the requirements of the Agreement and Applicable Law (including Permits). Contractor, has included for five (5) stacks.

2.19	Telecommunications and Security Systems

Contractor will provide the telecommunications and security systems:

A.	Contractor’s telecommunication system design will comply with relevant Applicable Law and Applicable Codes and Standards, including 49CFR193.

B.
The telecommunications systems will enable Facilities wide communications. The system will consist of internal telephone systems for the Facilities, local, domestic and international calls, internet connectivity, ultra and very high frequency radio systems (UHF/VHF), Facilities address and general announcement (PAGA) systems, process and perimeter security, close circuit television systems (CCTV).

2.20	Buildings

Contractor will provide permanent, occupied, and non-occupied buildings required to support the management, operations, and maintenance of the Facilities.

Contractor will provide buildings in accordance with the Buildings List and Building Plan and Elevation drawings.

2.21	Spare Parts

2.21.1	Construction, Commissioning and Start-up Spare Parts

Contractor will ensure that sufficient spares are retained on Site to construct, Commission and start-up the Facilities.

2.22	Special Tools

Contractor will provide the manufacturer recommended special tools required for the installation and maintenance of such equipment.

2.23	Lubricants

Contractor will provide lubricants required for first fills and first changes, including refilling to normal operating levels upon Substantial Completion.

Contractor will store lubricants safely and in accordance with manufacturer’s recommendations. Contractor will dispose of used lubricants in accordance with Applicable Law.

2.24	Permanent Facilities Fencing and Gates

Contractor will provide fencing and access gates for the Facilities in accordance with the Civil Structural Basis of Design.

3.0	DETAILED ENGINEERING

3.1	General

3.1.1	Codes and Standards

The Work will comply with Applicable Codes and Standards, as those set forth in the Codes and Standards List and the PHMSA requirements contained in Attachment 1.

3.1.2	Deliverables List

In accordance with Attachment 2.

3.1.3	Design Philosophy and Criteria

The Facilities will be in compliance with the following philosophies and Basis of Design documents;

400165-0000-U0100	B	12/13/2018	BASIC ENGINEERING DESIGN DATA
400165-0000-DS-0001	C	11/14/2018	CIVIL-SITE BASIS OF DESIGN
400165-0000-E0001	B	12/12/2018	ELECTRICAL BASIS OF DESIGN
400165-0000-K0001	A	10/5/2018	INSTRUMENTATION AND CONTROL BASIS OF DESIGN
400165-0000-P0001	A	10/1/2018	PROCESS DESIGN SIZING CRITERIA
400165-0000-P0002	A	10/1/2018	SAFETY BASIS OF DESIGN
400165-0000-P0003	A	10/1/2018	SPILL CONTAINMENT BASIS OF DESIGN

400165-0000-P0004	A	10/1/2018	ISOLATION PHILOSOPHY
400165-0000-P0005	A	10/1/2018	SPARING PHILOSOPHY
400165-0000-P0006	A	10/1/2018	FREEZE PROTECTION AND HEAT TRACING PHILOSOPHY
400165-0000-P0007	B	12/13/2018	EMERGENCY DEPRESSURING PHILOSOPHY
400165-0000-S0001	C	12/12/2018	STRUCTURAL BASIS OF DESIGN

3.1.4	Engineering Design Documents

The Scope of Facilities are as described in Section 2, and are further defined by the following engineering design documents;

PIPING AND INSTRUMENTATION DIAGRAMS
400165-0000-P2000	C2	10/26/2018	P&ID INDEX
400165-0000-P2001	C2	10/26/2018	EQUIPMENT INDEX
400165-0000-P2002	C2	10/26/2018	PIPING LEGEND
400165-0000-P2003	C2	10/26/2018	INSTRUMENT LEGEND

400165-0000-P2004	C2	10/26/2018	EQUIPMENT LEGEND
400165-0000-P2005	C2	10/26/2018	STANDARD PIPING DETAILS
400165-0000-P2006	C2	10/26/2018	SEAL PLAN DETAILS
400165-0000-P2007	C2	10/26/2018	MOTOR CONTROL DETAILS
400165-0000-P2008	C2	10/26/2018	STANDARD INSTRUMENT / ELECTRICAL DETAILS
400165-0100-P2000	C2	10/26/2018	INLET PIPELINE METERING
400165-0100-P2001	C2	10/26/2018	FEED INLET HEATER
400165-0100-P2002	C2	10/26/2018	FEED GAS PRESSURE CONTROL
400165-0100-P2003	C2	10/26/2018	DELETED - HP SEPARATOR
400165-0100-P2004	C2	10/26/2018	SLOP DRUM
400165-0100-P2005	C2	10/26/2018	AMINE MAKE-UP
400165-0100-P2006	C2	10/26/2018	INLET FILTER / SEPARATOR
400165-0100-P2007	C2	10/26/2018	CONTACTOR FEED / EFFLUENT EXCHANGERS
400165-0100-P2008	C2	10/26/2018	MERCURY REMOVAL BEDS
400165-0100-P2009	C2	10/26/2018	CARBON DUST FILTERS
400165-0100-P2010	C2	10/26/2018	AMINE CONTACTOR
400165-0100-P2011	C2	10/26/2018	AMINE KO DRUM
400165-0100-P2012	C2	10/26/2018	AMINE FLASH DRUM
400165-0100-P2013	C2	10/26/2018	RICH / LEAN EXCHANGERS
400165-0100-P2014A	C2	10/26/2018	AMINE COOLER
400165-0100-P2014B	C2	10/26/2018	AMINE COOLER
400165-0100-P2015	C2	10/26/2018	AMINE REGENERATOR
400165-0100-P2016	C2	10/26/2018	REGENERATOR REFLUX CONDENSER
400165-0100-P2017	C2	10/26/2018	AMINE REGENERATOR REFLUX
400165-0100-P2018	C2	10/26/2018	REGENERATOR REBOILER
400165-0100-P2019	C2	10/26/2018	STEAM BOILER
400165-0100-P2020	C2	10/26/2018	AMINE BOOSTER PUMPS

400165-0100-P2021	C2	10/26/2018	LEAN AMINE FILTERS
400165-0100-P2022	C2	10/26/2018	AMINE CIRCULATION PUMPS
400165-0100-P2023	C2	10/26/2018	AMINE DRAINS
400165-0100-P2024	C2	10/26/2018	AMINE SUMP
400165-0100-P2025	C2	10/26/2018	ANTIFOAM PACKAGE
400165-0100-P2026	C2	10/26/2018	DELETED - SULFUR SCAVENGER PACKAGE A
400165-0100-P2027	C2	10/26/2018	DELETED - SULFUR SCAVENGER PACKAGE B
400165-0100-P2028	C2	10/26/2018	THERMAL OXIDIZER KO DRUM
400165-0100-P2029	C2	10/26/2018	THERMAL OXIDIZER BURNER MANAGEMENT SYSTEM
400165-0100-P2030	C2	10/26/2018	THERMAL OXIDIZER FAN
400165-0100-P2031	C2	10/26/2018	THERMAL OXIDIZER & THERMAL OXIDIZER BURNER
400165-0100-P2032	C2	10/26/2018	THERMAL OXIDIZER STACK
400165-0200-P2000	C2	10/26/2018	MOL SIEVE FILTER / SEPARATOR
400165-0200-P2002	C2	10/26/2018	DEHYDRATORS
400165-0200-P2003A	C2	10/26/2018	DUST FILTERS
400165-0200-P2003B	C2	10/26/2018	DEFROST GAS HEADER
400165-0200-P2008A	C2	10/26/2018	REGENERATION GAS COOLER
400165-0200-P2008B	C2	10/26/2018	REGENERATION KO DRUM
400165-0200-P2009	C2	10/26/2018	REGENERATION GAS COMPRESSOR
400165-0200-P2010	C2	10/26/2018	REGENERATION GAS HEATER
400165-0200-P2011	C2	10/26/2018	REGENERATION GAS COMPRESSOR DETAILS
400165-0300-P2000	C2	10/26/2018	TREATED GAS TO LIQUEFACTION TRAINS
400165-0300-P2001	C2	10/26/2018	DELETED - WATER / GLYCOL DRUM AND PUMPS
400165-0301-P2000	C2	10/26/2018	REFRIGERANT EXCHANGER
400165-0301-P2001	C2	10/26/2018	REFRIGERANT EXCHANGER CORE 2
400165-0301-P2002	C2	10/26/2018	REFRIGERANT EXCHANGER CORE 3
400165-0301-P2003	C2	10/26/2018	REFRIGERANT EXCHANGER CORE 4
400165-0301-P2004	C2	10/26/2018	REFRIGERANT EXCHANGER CORE 5
400165-0301-P2005	C2	10/26/2018	REFRIGERANT EXCHANGER CORE 6
400165-0301-P2006	C2	10/26/2018	REFRIGERANT EXCHANGER CORE 7
400165-0301-P2007	C2	10/26/2018	REFRIGERANT EXCHANGER CORE 8
400165-0301-P2008A	C2	10/26/2018	DELETED - MIXED REFRIGERANT FLOW DISTRIBUTION
400165-0301-P2008B	C2	10/26/2018	DELETED - MIXED REFRIGERANT FLOW DISTRIBUTION
400165-0301-P2008C	C2	10/26/2018	DELETED - MIXED REFRIGERANT EXPANDER
400165-0301-P2008D	C2	10/26/2018	DELETED - MIXED REFRIGERANT EXPANDER HEADER
400165-0301-P2009	C2	10/26/2018	DELETED - MIXED REFRIGERANT EXPANDER DETAILS
400165-0301-P2010A	C2	10/26/2018	DEMETHANIZER
400165-0301-P2010B	C2	10/26/2018	DEMETHANIZER REBOILER
400165-0301-P2010C	C2	10/26/2018	HEAVIES PUMPS
400165-0301-P2011	C2	10/26/2018	REFRIGERANT DISTRIBUTION HEADER
400165-0301-P2012	C2	10/26/2018	LNG PIPING
400165-0301-P2014	C2	10/26/2018	REFRIGERANT SUCTION DRUM
400165-0301-P2015A	C2	10/26/2018	REFRIGERANT COMPRESSOR

400165-0301-P2015B	C2	10/26/2018	REFRIGERANT COMPRESSOR DRIVER
400165-0301-P2016A	C2	10/26/2018	REFRIGERANT COMPRESSOR INTERSTAGE COOLER
400165-0301-P2016B	C2	10/26/2018	REFRIGERANT COMPRESSOR INTERSTAGE COOLER
400165-0301-P2016C	C2	10/26/2018	REFRIGERANT COMPRESSOR INTERSTAGE COOLER
400165-0301-P2016D	C2	10/26/2018	REFRIGERANT COMPRESSOR INTERSTAGE COOLER
400165-0301-P2017	C2	10/26/2018	REFRIGERANT INTERSTAGE DRUM AND PUMPS
400165-0301-P2018A	C2	10/26/2018	REFRIGERANT CONDENSER
400165-0301-P2018B	C2	10/26/2018	REFRIGERANT CONDENSER
400165-0301-P2018C	C2	10/26/2018	REFRIGERANT CONDENSER
400165-0301-P2019	C2	10/26/2018	REFRIGERANT DISCHARGE DRUM AND PUMPS
400165-0301-P2020	C2	10/26/2018	START-UP EXCHANGER
400165-0301-P2021	C2	10/26/2018	REFRIGERANT EXCHANGER INTERNAL DETAILS, CORES 1,2,3
400165-0301-P2022	C2	10/26/2018	REFRIGERANT EXCHANGER INTERNAL DETAILS, CORES 4,5,6
400165-0301-P2023	C2	10/26/2018	REFRIGERANT EXCHANGER INTERNAL DETAILS, CORES 7,8
400165-0301-P2024	C2	10/26/2018	DELETED - TURBINE INLET WATER / GLYCOL CHILLER
400165-0301-P2025	C2	10/26/2018	REFRIGERANT COMPRESSOR SEALS
400165-0301-P2026	C2	10/26/2018	REFRIGERANT COMPRESSOR LUBE OIL DETAILS
400165-0301-P2028	C2	10/26/2018	DEMETHANIZER REFLUX PUMPS
400165-0301-P2031	C2	10/26/2018	SCR AND OXIDATION CATALYST
400165-0400-P2000A	C2	10/26/2018	DELETED - LNG EXPANDER
400165-0400-P2000E	C2	10/26/2018	LNG RUNDOWN HEADER
400165-0400-P2000F	C2	10/26/2018	DELETED - LNG EXPANDER DETAILS
400165-0400-P2001	C2	10/26/2018	LNG STORAGE TANK PROCESS
400165-0400-P2002	C2	10/26/2018	LNG STORAGE TANK INSTRUMENTS
400165-0400-P2003	C2	10/26/2018	CONCRETE HEATING PACKAGE
400165-0400-P2005	C2	10/26/2018	TANK TOP LNG PUMP HEADER
400165-0400-P2006	C2	10/26/2018	LNG IN-TANK PUMP 40-P-0001A
400165-0400-P2007	C2	10/26/2018	LNG IN-TANK PUMP 40-P-0001B
400165-0400-P2008	C2	10/26/2018	LNG IN-TANK PUMP 40-P-0001C
400165-0400-P2015	C2	10/26/2018	LNG SENDOUT HEADER
400165-0400-P2021	C2	10/26/2018	LNG LOADING DRAIN DRUM
400165-0400-P2023	C2	10/26/2018	PROCESS AREA LNG IMPOUNDMENT BASIN
400165-0400-P2024	C2	10/26/2018	LNG TRUCK LOADING PACKAGE
400165-0500-P2000	C2	10/26/2018	[**]
400165-0500-P2001	C2	10/26/2018	[**]
400165-0500-P2002	C2	10/26/2018	[**]
400165-0500-P2003	C2	10/26/2018	SWEEP GAS HEADER
400165-0500-P2004	C2	10/26/2018	REFRIGERANT STORAGE IMPOUNDMENT BASIN
400165-0500-P2005	C2	10/26/2018	REFRIGERANT SURGE DRUM
400165-0600-P2000A	C2	10/26/2018	BOIL OFF GAS HEADER PIPING
400165-0600-P2000B	C2	10/26/2018	BOIL OFF GAS HEADER PIPING
400165-0600-P2001	C2	10/26/2018	BOG SUCTION DRUM
400165-0600-P2002	C2	10/26/2018	BOG COMPRESSOR

400165-0600-P2003	C2	10/26/2018	BOG COMPRESSOR INTERSTAGE COOLER
400165-0600-P2004	C2	10/26/2018	BOG COMPRESSOR DISCHARGE COOLER
400165-0600-P2013	C2	10/26/2018	BOG DISCHARGE HEADER
400165-0600-P2014	C2	10/26/2018	HP FUEL GAS SUPPLY
400165-0600-P2015	C2	10/26/2018	FUEL GAS SUPERHEATER
400165-0600-P2016A	C2	10/26/2018	HP FUEL GAS MIXING DRUM
400165-0600-P2016B	C2	10/26/2018	HP FUEL GAS HEADER AND FILTERS
400165-0600-P2017	C2	10/26/2018	LP FUEL GAS KO DRUM
400165-0600-P2018	C2	10/26/2018	LP FUEL GAS HEADER
400165-0600-P2019	C2	10/26/2018	BOG COMPRESSOR SEALS
400165-0600-P2021	C2	10/26/2018	BOG COMPRESSOR AUXILIARIES
400165-0710-P2000	C2	10/26/2018	OILY WATER SYSTEM - GAS CONDITIONING
400165-0710-P2001A	C2	10/26/2018	OILY WATER SYSTEM - REFRIGERANT MAKE-UP
400165-0710-P2001B	C2	10/26/2018	OILY WATER SYSTEM - UTILITY AREA
400165-0710-P2001C	C2	10/26/2018	OILY WATER SYSTEM - BOG & LIQUEFACTION
400165-0710-P2001D	C2	10/26/2018	OILY WATER SYSTEM - HEADER
400165-0710-P2001E	C2	10/26/2018	OILY WATER SYSTEM - FIRE WATER
400165-0710-P2002	C2	10/26/2018	OILY WATER SEPARATOR
400165-0710-P2003	C2	10/26/2018	WASTEWATER SYSTEM
400165-0710-P2004	C2	10/26/2018	SANITARY COLLECTION
400165-0720-P2000	C2	10/26/2018	AIR COMPRESSOR PACKAGE
400165-0720-P2001	C2	10/26/2018	AIR DRYER PACKAGE
400165-0720-P2002	C2	10/26/2018	INSTRUMENT AIR HEADER
400165-0720-P2003	C2	10/26/2018	DELETED - UTILITY AIR HEADER
400165-0720-P2004	C2	10/26/2018	FIREWATER AIR COMPRESSOR PACKAGE
400165-0730-P2000A	C2	10/26/2018	LIQUID NITROGEN PACKAGE
400165-0730-P2000B	C2	10/26/2018	NITROGEN GENERATION UNIT
400165-0730-P2001	C2	10/26/2018	NITROGEN HEADER
400165-0730-P2002	C2	10/26/2018	NITROGEN HEADER
400165-0740-P2000	C2	10/26/2018	POTABLE WATER PUMPS
400165-0740-P2001	C2	10/26/2018	UTILITY WATER DISTRIBUTION
400165-0740-P2002	C2	10/26/2018	POTABLE WATER DISTRIBUTION
400165-0740-P2004	C2	10/26/2018	DELETED - TEMPERED WATER LOOP
400165-0740-P2005	C2	10/26/2018	UTILITY WATER PUMPS
400165-0740-P2006	C2	10/26/2018	REVERSE OSMOSIS PACKAGE
400165-0740-P2007	C2	10/26/2018	CHEMICAL ADDITION SKIDS
400165-0740-P2008	C2	10/26/2018	ELECTRO-DEIONIZATION PACKAGE
400165-0740-P2009	C2	10/26/2018	DEMINERALIZED WATER
400165-0750-P2000A	C2	10/26/2018	FIREWATER TANK SUPPLY PUMPS
400165-0750-P2000B	C2	10/26/2018	FIREWATER TANKS
400165-0750-P2001	C2	10/26/2018	FIREWATER JOCKEY PUMP
400165-0750-P2002	C2	10/26/2018	FIREWATER PUMP (ELECTRIC)
400165-0750-P2003	C2	10/26/2018	FIREWATER PUMP (DIESEL)

400165-0750-P2004	C2	10/26/2018	FIREWATER PUMP (DIESEL)
400165-0750-P2005	C2	10/26/2018	DELETED - FIREWATER PUMP (DIESEL)
400165-0750-P2017A	C2	10/26/2018	FIREWATER LOOP
400165-0750-P2017B	C2	10/26/2018	FIREWATER LOOP DETAILS
400165-0750-P2018	C2	10/26/2018	FIREWATER LOOP DETAILS
400165-0750-P2020	C2	10/26/2018	FIREWATER LOOP DETAILS
400165-0760-P2000	C2	10/26/2018	GAS CHROMATOGRAPH - GAS CONDITIONING
400165-0760-P2001A	C2	10/26/2018	GAS CHROMATOGRAPH - LIQUEFACTION TRAIN 1
400165-0760-P2001B	C2	10/26/2018	GAS CHROMATOGRAPH - LIQUEFACTION TRAIN 2
400165-0760-P2002	C2	10/26/2018	GAS CHROMATOGRAPH - LNG SENDOUT
400165-0760-P2003	C2	10/26/2018	GAS CHROMATOGRAPH - FUEL GAS
400165-0760-P2005	C2	10/26/2018	GAS DETECTORS
400165-0770-P2000	C2	10/26/2018	AMMONIA STORAGE AND DISTRIBUTION PACKAGE
400165-0770-P2001	C2	10/26/2018	DIESEL FUEL STORAGE
400165-0780-P2001	C2	10/26/2018	GAS TURBINE GENERATOR PACKAGE
400165-0780-P2002	C2	10/26/2018	BACKUP GENERATOR
400165-0900-P2000	C2	10/26/2018	WARM FLARE HEADER
400165-0900-P2001	C2	10/26/2018	GAS CONDITIONING HEADER
400165-0900-P2004	C2	10/26/2018	WARM FLARE KO DRUM
400165-0900-P2005	C2	10/26/2018	WARM FLARE
400165-0900-P2010	C2	10/26/2018	COLD FLARE HEADER
400165-0900-P2011	C2	10/26/2018	COLD FLARE HEADER - TRAIN 1
400165-0900-P2017	C2	10/26/2018	COLD FLARE KO DRUM
400165-0900-P2018	C2	10/26/2018	COLD FLARE
400165-0900-P2019	C2	10/26/2018	LP FLARE

PROCESS FLOW DIAGRAMS
400165-0000-P1000	C	10/26/2018	INDEX AND LEGEND
400165-0100-P1000	C	10/26/2018	INLET SEPARATION
400165-0100-P1001	C	10/26/2018	AMINE TREATING
400165-0100-P1002	C	10/26/2018	AMINE TREATING
400165-0100-P1003	C	10/26/2018	THERMAL OXIDIZER
400165-0200-P1000	C	10/26/2018	DEHYDRATION
400165-0300-P1000	C	10/26/2018	LIQUEFACTION
400165-0400-P1000	C	10/26/2018	LNG SENDOUT AND STORAGE
400165-0500-P1000	C	10/26/2018	REFRIGERANT MAKE-UP
400165-0600-P1000	C	10/26/2018	BOIL-OFF GAS COMPRESSION
400165-0600-P1001	C	10/26/2018	FUEL GAS
400165-0720-P1000	C	10/26/2018	UTILITY & INSTRUMENT AIR
400165-0730-P1000	C	10/26/2018	NITROGEN SYSTEM
400165-0740-P1000	C	10/26/2018	POTABLE WATER / UTILITY WATER
400165-0740-P1001	C	10/26/2018	DEMINERALIZED WATER
400165-0750-P1000	C	10/26/2018	FIRE WATER

400165-0900-P1000	C	10/26/2018	FLARE SYSTEM

400165-0000-P0101	E	12/13/2018	EQUIPMENT LIST

400165-0000-G2000	J	11/30/2018	GENERAL ARRANGEMENT

400165-1APU-E1001	A	12/13/2018	OVERALL ONE-LINE DIAGRAM SHEET 1
400165-1APU-E1002	A	12/13/2018	OVERALL ONE-LINE DIAGRAM SHEET 2

3.1.5

3.1.6	Engineering Design

Contractor will perform necessary engineering to complete the detailed design, procurement support and field engineering for the Facilities, including:

●
Primary engineering activities, including: Revising and updating the basis of design by discipline, implementing studies completed during FEED, design criteria, lists, Specifications, Drawings and calculations.

●	Preparing data sheets for equipment and materials;

●
Preparing detailed Specifications for equipment, materials, and workmanship, including such data, technical information, analyses, or calculations as may be needed either to complete applications for Permits, or to obtain the same;

●
Preparing design calculations and documentation, including such data, technical information, analyses, or calculations as may be needed either to complete applications for Permits or to obtain the same;

●
Preparing engineering lists and schedules, including buildings list, module / piperack list, equipment lists, line lists, valve lists, specialty items lists, instrument lists and DCS input/output schedules;

●	Reviewing, verifying, and approving Subcontractor and Sub-subcontractor calculations, data, documentation, and Drawings.

●	Preparing As Built Drawings in accordance with [Document List] in Attachment 2.

Supporting detailed engineering activities, including:

●	Attend Subcontractor/vendor factory inspections to ensure that requirements of the detailed design are being incorporated;

●	Witnessing of factory acceptance tests (FATs) at Subcontractor/vendor shops for major equipment and packaged equipment units;

●	Preparation of start-up, operating and maintenance manuals;

3.1.7	Equipment Design and Safety Reviews

Contractor will conduct the following design reviews and safety studies;

Hazard and Operability Study (HAZOP) / Layers of Protection Analysis (LOPA):

●	The HAZOP and LOPA will be conducted in accordance with Contractor’s standard Terms of Reference. Company will provide the risk matrix.

●	The HAZOP will be carried out by a team led by an independent facilitator.

●
The HAZOP will be focused on the safety of personnel and the environment during operation and maintenance activities as well as protecting critical plant assets from damage. Design preferences which do not impact safety, health, or the environment will be considered excluded from HAZOP and LOPA scope.

●
Packaged equipment units will be integrated into the main HAZOP study, where possible. Where this is not practicable, the same core team will complete individual packaged equipment unit HAZOP studies at a later date.

●	Safety review of changes to engineering documents after HAZOP will be performed in accordance with the management of change (MOC) procedure prior to start –up of the Facilities.

●	The HAZOP team will be a balanced mix of knowledgeable Contractor personnel and Company personnel and external experienced personnel who are independent of the Contractor.

●	Full recording of deviations, causes and consequences on worksheets will be conducted.

●	Applicable HAZOP guidewords will be utilized.

●
Contractor will be responsible for following-up the actions arising from a HAZOP/LOPA study. The HAZOP independent facilitator will be involved in the early stages of the actions close out procedure to help ensure that the hazards are understood and to assist in the review of the Project responses to the HAZOP team recommendations.

●	Contractor will capture actions from hazard identification studies.

3D Model Review – Contractor will organize and conduct a formal a series of individual sessions at 30/60% model completion to formally review the 3D model prior to deliverables being “Approved for Construction”. 3D Model Reviews will include mechanical handling of equipment including laydown areas, routes, and required space to remove installed equipment and move it to its destination.

3.1.8	Health, Safety, Security and Environmental Engineering

Contractor will develop and update as necessary the principal safety related documentation as per the Deliverables List.

3.1.9	Management of Change

Contractor will utilize Contractor’s standard procedure for management of change which is compliant with 29CFR1910.119 and 49CFR193.

3.1.10	Mechanical Handling

Contractor will develop and implement mechanical handling facilities and spaces through the course of 3D model development. Maintenance routes will be identified for equipment removal and maintenance.

3.2	Documentation

3.2.1	General

Contractor will prepare the documents provided in the Deliverables List. Reviews and submittals will be in accordance with the Document Control Procedure.

Contractor will develop and maintain an electronic register of documentation, showing planned, forecast and actual dates. The master document register (MDR) will be updated on a continuous basis and provided to Company once per Month.

3.2.2	3D Model

A 3D CAD model of the Facilities will be developed during detailed engineering.

The 3D model will be used by Contractor for material take-offs, generating piping isometric Drawings, performing clash checks, reviewing access for operation and maintenance.

Reviews will be performed during the detailed engineering phase to ensure that constructability and maintainability issues are being addressed in the design.  Contractor will conduct two (2) formal Model Reviews at the 30% and 60% stages of engineering completion.

Contractor will make the 3D model view file available to Company as part of the as-built documentation.

3.3	Process Safety

3.3.1	General

Contractor process safety engineering will comply with PHMSA requirements and the Safety Basis of Design.

3.3.2	Fire and Safety

Contractor will provide fire protection design according to Applicable Codes and Standards.

3.3.3	Impounding Basins

Contractor will evaluate the extent of the impounding basins and spillage collection channels for LNG and hydrocarbon containing equipment and piping.

3.3.4	Exhaust and Air Emission Modeling

Contractor will determine the location of the exhausts, vents and other emission points that can affect air intakes and general safety of personnel working on the Site (including SOX emitted in the exhaust gas from the thermal oxidizer and un-combusted sulfur species vented to atmosphere from an unlit thermal oxidizer).

3.4	Piping

3.4.1	General

Contractor will perform piping engineering necessary to complete the Work including:

●	Reviewing plot plans, P&IDs, equipment lists, layout Drawings;

●	Performing piping stress analysis, including seismic, thermal, mechanical, vibration and acoustic analysis;

●	Pipe support design; and

●	Piping Material take-off.

3.4.2	Piping Stress Analysis

Piping stress analysis will be performed to ensure that piping systems will respond acceptably to operating conditions. Contractor will provide the results of such analysis including any assumptions and load cases. As a minimum, load cases will consider operating conditions and design events as stipulated in the Basis of Design.

3.4.3	Piping Supports

Contractor will prepare the following information on pipe supports:

A.	List of cryogenic supports with Drawings;

B.	List of standard supports with Drawings;

C.	Lists of spring supports, with information on design loads, travel range, cold and hot settings;

3.4.4	Piping Specialty Items

Contractor will provide a list of Piping Specialty Items including their design operating conditions, and materials.

3.5	Mechanical Engineering

3.5.1	Materials Selection

Equipment material selections will consider internal and external corrosion and operating conditions for structures, equipment, and piping systems. These areas will include, at a minimum:

●	Acid gas removal units;

●	Mercury corrosion and cracking of aluminum alloys;

●	Effects of low-temperature service on materials;

●	Proper materials for insulation; and

●	Corrosion and stress corrosion cracking caused by cyclical thermal changes.

3.6	Instruments & Controls

3.6.1	Valves and Instrumentation

Datatsheets sheet will include vendor make and model number, design conditions, design parameters, flange and port sizing, material specifications, trim and wetted internals, set points, calibration range and data necessary for sizing and selecting instruments and their internals.

3.6.2	Control Narratives

Contractor will develop complex control narratives for the PCS as well as interlock lists and interlock narratives for the SIS, HIPPS, and FGS.

3.6.3	Cause and Effect Diagrams

Contractor will develop cause and effect diagrams to cover the following:

A.	Process control logic (DCS);

B.	High Integrity Pressure Protection System logic (HIPPS);

C.	Fire and gas (F&G) logic;

D.	Description of each interlock

E.	Safety instrumented system (SIS).

Contractor will (i) incorporate into the cause and effect diagrams relevant Subcontractor/vendor data in order to ensure that there is a sound understanding of the control and shutdown logic throughout the Facilities, and (ii) prepare the cause and effect diagrams such that it is clear where the logic is being implemented (e.g., DCS, SIS, F&G or packaged equipment unit will have their own separate cause and effects charts).

3.6.4	Logic

SIS, ESD and F&G logic will be developed from their respective cause and effect chart. Logic will be based on “function blocks” or similar and will be sufficiently detailed to permit trouble-shooting and future modification of the logic.

Contractor will design trip and logic functions to the integrity level determined by the LOPA analysis. Specifically, for trips associated with the following rotating equipment in service common to liquefaction trains, Contractor will provide 2oo3 (two out of three) voting:

●	Amine Circulation Pumps

●	Amine Booster Pumps

●	Regeneration Gas Compressors

●	BOG Compressors

3.6.5	Safety Instrumented Systems

3.6.5.1	Human Machine Interface

Operator schematics will be built up from standard graphical images.

3.6.5.2	Data Historization

Contractor will provide a DCS that captures the process and event data of the DCS and other connected subsystems.

3.7	Electrical

3.7.1	Electrical Studies

Contractor will perform the following electrical studies:

Motor Starting Study – Contractor will calculate the electrical parameters (voltage and current) and the accelerating torque of the larger motors (larger than 30% of the KVA rating of the supply transformer) during the starting process and evaluate the effect of reduced voltage on other running motors in the Facilities.

Short Circuit Study - Contractor will determine the magnitude of currents flowing throughout the power systems at various time intervals after a fault occurs in the system and evaluate the size and settings for the system’s protective devices and the circuits they protect.

Grounding Study - Contractor will provide a safe and cost-effective ground system design that meets touch and step voltage limits and ampacity limits in accordance to IEEE 80 during worst case fault conditions.

Arc Flash Study - Contractor will determine (i) the hazard level for personnel, (ii) required signage, and (iii) the minimum levels of PPE required when working in the vicinity of energized electrical equipment. Contractor will conduct the arc flash study in accordance with NFPA 70E. Switchgear and motor control centers will have signage determined by the arc flash study indicating level arc flash hazard and required PPE.

Relay Coordination Study – Contractor will determine the available fault currents in the Facilities to maximize power system selectivity by isolating faults to the nearest protective device to avoid nuisance tripping of Facilities equipment.

3.7.2	Electrical Power Systems

Contractor will provide electrical installation Drawings and material quantities for substation Work, power Work, lighting Work, and grounding Work.

Contractor will prepare a wiring methods specification describing the design and installation of wiring and cabling equipment (including cable, cable tray, conduit, transits, and fittings) in the Facilities.

Contractor will develop a ground design specification and layout of the grounding system.

Contractor will specify uninterruptible power supply (UPS) equipment for the instrument, control and telecommunication systems.

Contractor will develop a detailed plan and relevant documentation for the temporary electrical power systems.

3.7.3	Electrical Equipment

Contractor will design motors, UPS, electrical heat tracing and cathodic protection in accordance with the requirements set forth in Electrical Basis of Design.

3.8	Civil, Structural & Architectural

3.8.1	Civil Engineering

Contractor’s civil engineering Work will include:

●	Selecting a finished grade elevation into ensure compliance with the finished grade and point of support limits given in the Civil Structural Basis of Design;

●	Establishing a permanent survey monument and tie-ins to existing survey systems;

●	Providing loads for static, dynamic, dead, live, wind, seismic, transport, overpressure and construction;

●	Providing necessary static and dynamic design calculations to demonstrate stability and resistance to deflection and settlement;

●	Performing of necessary design calculations for ground improvement required to adequately support the Facilities.

3.8.2	Structural Engineering

Contractor’s structural engineering Work will include:

●	Incorporating the requirements of the Civil Structural Basis of Design;

●	Reviewing and verifying operational, installation, transport, environmental (including natural hazards) and accidental loads analyses / design of steelwork;

●	Verifying acceptability of members, joints and foundations;

●	Providing calculations to support construction configurations and assembly methods available for review, but not for approval;

●	Designing lifting attachments, installation aids, temporary supports, and temporary transportation steel;

●	Providing calculations for temporary supports available for review, but not for approval;

●
Performing structural analysis and calculations on cryogenic pipework support, including the LNG loading line to ensure structural support is satisfactorily designed, constructed and installed to handle pipe movement due to cryogenic temperature expansion and potential flow surges.

3.8.3	Buildings Engineering

Contractor will provide the architectural detailing of areas of the Facilities, including buildings and enclosures.

Contractor’s detailed buildings design will include:

●	Performing architectural design / detailing of buildings, workshops, and control rooms using suitably qualified architects;

●	Incorporating the designs and calculations of other disciplines (e.g. HVAC, telecommunications, controls, structural, building services, drainage and electrical);

●	Incorporating computer floor and transit frame design for the control building;

●	Providing general arrangement and detailed architectural Drawings.

3.8.4	HVAC Systems

Contractor will perform heating, ventilation and air conditioning (HVAC) engineering necessary to complete the Work.

Contractor will (i) ensure that HVAC systems incorporate necessary automatic and manual dampers, smoke, heat, and gas detectors and other devices as necessary, and (ii) interface HVAC with the building fire and gas and ESD systems as necessary.

3.9	Insulation

3.9.1	General

Contractor will perform aspects of insulation engineering and will prepare detailed Specifications, Drawings, and procedures for cold and hot insulation, including repair requirements for defective or damaged insulation.

Contractor will determine whether insulated equipment is located inside or outside a fire exposure envelope (FEE), and will ensure that each item of equipment has the correct type of insulation and jacketing.

Contractor will prepare detailed Specifications and Drawings for insulated cryogenic equipment supports.

Contractor will identify equipment, including valves and flanges, which require regular access during operation and maintenance, and will provide insulation boxes with removable covers for these items.

3.10	Passive Fire Protection

Contractor will perform passive fire protection engineering and prepare Specifications and Drawings necessary to complete the Work.

3.11	Coatings

Contractor will perform corrosion protection and painting engineering necessary to complete the Work, in accordance with Specifications.

3.12	Cathodic Protection

Contractor will perform cathodic protection evaluations and, if required, perform engineering and prepare Specifications and Drawings necessary to complete the Work.

4.0	PROCUREMENT AND MATERIALS MANAGEMENT

4.1	General

Contractor will procure equipment and materials for the Work. Procurement of equipment and material includes, but is not limited to, the following activities:

A.	Preparation of documentation, bid lists, and bid packages;

B.	Bidding, bid clarification, and evaluation;

C.	Subcontract/purchase order award;

D.	Subcontractor/vendor kick-off meetings;

E.	Subcontractor/vendor Drawing receipt, review, and approval;

F.	Expediting;

G.	Quality assurance/quality control, including witness testing and acceptance;

H.	Packing and transportation;

I.	Unloading, receiving, and receiving inspection.

4.2	Procurement Plans and Procedures

Contractor will prepare procurement plans and procedures that cover purchasing and materials management activities, materials identification, tracking, procurement progress assessment, reporting, and details of its Project procurement organization.

4.3	Approved Subcontractors (including Vendors)

A list of Subcontractors will be used as a basis for the procurement of equipment.

4.4	Bid Packages

Bid packages for Provisional Sum equipment will be subject to review and approval by the Company prior to issue.

Contractor will conduct necessary bid clarifications and clarification meetings.

4.5	Factory Acceptance Tests

Contractor will procure and maintain Company’s rights of access to equipment test data. The proposed tests to be carried out during fabrication and assembly of the equipment and the procedures involved in such tests, including test sheets, will be submitted to Company for review and approval, as required under the Specifications and inspection and test plans.

Contractor will ensure that Company has the right to visit, in accordance with the Agreement, during manufacture, fabrication, and assembly of the equipment, at the manufacturer’s works or any other location of the Subcontractor locations where the equipment (or any part thereof) is manufactured, and to witness factory acceptance tests.

Within thirty (30) Days of completion of any test referred as a factory acceptance test, Contractor will provide copies of test records, test certificates and correction and performance curves will be supplied by Contractor to Company

4.6	Storage and Identification

Contractor will take care not to damage or deface equipment and material identification numbers and markings. Material identification numbers and markings will be transferred to any cut section of the material. Contractor will maintain written records of such transfers of identification numbers and markings.

4.7	Expediting

Contractor will implement a Subcontractor/vendor expediting, progress monitoring, and reporting program.

4.8	Packing, Shipping, and Preservation Requirements

Contractor will develop, update and issue with orders for equipment and materials, a Specification for adequate packing, crating, protection and preservation of the equipment and materials during transport to the Site, post unpacking, storage and installation through to Commissioning and start-up.

4.9	Transportation of Equipment and Materials

Contractor will be responsible for the transportation of equipment and materials to the Site.

Contractor will be responsible for transportation related Permits.

5.0	CONSTRUCTION

5.1	General

Contractor will install, and test the plant equipment, systems, and control systems necessary for the Project to be a complete and functioning plant. In addition, the Contractor will provide the civil work, foundations, structures, piping, mechanical connections, electrical connections, and tanks for the entire Project, install the auxiliary equipment as well as complete commissioning, startup, and testing of the Project. Construction Services will include the following as applicable to the project for the systems described in the previous sections on this specification;

●	Construction of the Project;

●	Scheduling;

●	Construction labor, supervision;

●	Construction equipment;

●	Safety and loss control program;

●	Site security;

●	Receipt, off-loading and transportation to the Site of rail-shipped equipment and materials;

●	Construction closeout;

●	Provide Site fire protection (during construction);

●	Storm water runoff and control during construction to meet construction permit requirements;

●	Participation in coordination conferences and other meetings as Company may request;

●	Construction parking;

●	Construction power hookups for the entire Site from common interconnect provided by Owner;

●	Telephone service during construction;

●	Broadband internet service;

●	Disposal of solid waste generated from construction and startup and testing activities;

●	Temporary installations, including two offices for Company’s staff;

●	Temporary sanitary facilities with at least one unit marked for women only. Maintenance of these units will be exclusively by contractor;

●	Performance testing of provided equipment and systems to ensure compliance with the requirements of the Agreement;

●	Contractor will provide up to 10 days of on-Site training for Company’s personnel on systems and equipment within Contractor’s scope;

●	Documentation and Submittals and maintaining an on-Site document center which will be made available to Company;

●	Final Construction, Test, Inspections and Startup Reports that pertain to the Contractor’s scope of supply;

●	As Built drawings and documents.

5.2	Project Turnover

Contractor will establish system turnover boundaries and provide a turnover package for each Project system within Contractor’s scope.

5.3	Construction

5.3.1	Construction Noise

Contractor will comply with local requirements and permits.

5.3.2	Liquid and Solid Waste

Contractor will be responsible for prompt removal of liquid and solid waste from construction activities and will maintain good housekeeping and safe conditions. This includes oil used during construction, oily rags, any hazardous waste, including chemical cleaning waste, and water used to flush and hydrostatically test piping and vessels. Waste will be disposed in accordance with local, state and federal requirements.

5.3.3	Hazardous Materials

Contractor will manage and dispose of contractor generated hazardous materials in accordance with local, state, and federal requirements.

6.0	MECHANICAL COMPLETION

6.1	General

Mechanical Completion includes construction completion, construction testing and pre-commissioning activities to the point where the Facilities are ready for Commissioning to commence.

Mechanical Completion will be completed on a system-by-system basis. Contractor will identify, record and populate systems within the project completion system. The Project completion system will be an industry proven, non-proprietary system.

Contractor will provide to Company for review and approval a detailed Mechanical Completion Plan including proposed procedures and a matrix of activities to be performed by system in order to achieve Mechanical Completion along with an accompanying level 3 system completion schedule that will clearly state the logic and date for each system to achieve Mechanical Completion.

Contractor will be responsible for developing procedures, systems, and plans required to perform the Work to achieve Mechanical Completion. Contractor’s Mechanical Completion procedures, systems, and plans will address the following, as a minimum:

●	The definition of Facilities systems;

●
Achievement of Mechanical Completion requires that systems fulfill the requirements for construction completion, construction testing and pre-commissioning in accordance with the guidelines contained in the matrices [NTD: matrix to be added];

●
Company will sign a Contractor issued Mechanical Completion certificate for each system and an overall Mechanical Completion certificate for the Facility when systems have received a Mechanical Completion certificate. Systems will not proceed into Commissioning without Company signature on Mechanical Completion certificate; and

●	Contractor will provide consumables and commissioning and start-up spare parts required for Mechanical Completion, including chemicals and lubricants.

7.0	COMMISSIONING, PERFORMANCE TESTING AND START-UP

7.1	Commissioning of Contractor Supplied Systems and Equipment

See Exhibit F.

7.2	Performance Testing

7.2.1	General

●	Contractor shall be responsible for preparing performance test plan to demonstrate that the plant meets the design and performance requirements.

●
Following commissioning and startup, the following tests shall be conducted at the Site to demonstrate compliance with Contractor’s performance guarantees. Coordination and conductance of the Site testing shall the responsibility of Contractor.

●	All measurement instruments and systems used Final Acceptance Tests shall be calibrated prior to beginning the tests and shall have calibration certificates demonstrating calibration.

8.0	OPERATOR TRAINING

8.1	General

Contractor will provide a training program for operating and maintenance personnel for the systems designed and specified by Contractor. Contractor will conduct training classes over a 10-day period to familiarize 25 personnel with each of the various operating systems, the major equipment and control systems.

8.2	Topics and Program

The following general topics will provide the basis for training:

●	Introduction;

●	Basic Theory of Operation;

●	Equipment;

●	System Description and Operation;

●	Control System;

●	Safety Systems;

●	Start-up/Shutdown;

●	General Maintenance.

9.0	Safety

9.1	General

Safety is a critical component of the successful implementation of this Project. Contractor will be responsible for developing a written safety program and policies to provide safe working conditions and methods during construction of the Project. Contractor’s personnel and Subcontractors will be trained in these procedures.

10.0	PROJECT MANAGEMENT

10.1	Project Execution Plan

Contractor will provide Company a project execution plan (“PEP”). The PEP will provide a comprehensive explanation of Contractor’s approach to satisfying the requirements of the Agreement.

10.2	Project Controls

10.2.1	General

Contractor will provide and implement a detailed Project Controls Program that addresses phases of the work including engineering, procurement, construction, commissioning and start up and covers scheduling, progress reporting, cost and schedule trending, change order management, and invoicing.

Prepare and issue monthly updating of a Milestone Project Schedule (Level I) that contains only the major activities at a summary level of the Project for presentation to top management.

Prepare and issue Project monthly status reports including management summaries, design drawing status, purchase order status and progress charts for engineering, procurement, construction, commissioning and start up activities.

Conduct monthly Project meetings with Company and Company’s contractors to address general Project progress and issues as needed.

Contractor will develop and submit to Company a Level II Master Project Schedule that includes;

●	Full Notice to Proceed when Contractor is fully released to implement the work.

●	Shipping dates and delivery of equipment for the Project and major materials needed for construction, and issuance of major Subcontracts.

●
Construction activities for civil, mechanical, instrumentation and controls, DCS, and electrical work that are detailed and broken down into sub-activities to an appropriate level of work. Site Mobilization when Contractor requires access and begins Site presence will be identified.

●
Start-up and pre-commissioning activities and milestones that will include as an example: pre- commissioning electrical testing, flushing of piping systems, energization of electrical equipment and switchgear, back feed to the main transformer, power up DCS, receiving of first gas, commissioning of gas system, receiving of first fuel oil, commissioning of fuel oil system, test runs and tuning of equipment, initial synchronization, hot commissioning activities, performance test on natural gas, reliability test, and commercial operation.

●	Commercial Operation date when Contractor has satisfied the LNG production requirements of the Contract.

●	As-Built final document submittal serving as the permanent Project record of design, constructing and testing.

The Project Master Schedule will be prepared with activities linked together in the scheduling software and loaded with resources. This schedule will be the used to monitor progress and manage the Project. The Project Master Schedule will be updated weekly with actual Site progress, and issued monthly to the Company.

11.0	QUALITY

11.1	General

Contractor will have a Quality Assurance (“QA”) Program that meets the requirements of ISO 9001.  ISO 9001 Certification is not required.

11.2	Quality Plan

Contractor will prepare a Quality Plan for Contractor’s scope of work and submit to Company for review.

Equipment and materials will be handled and stored in accordance with Contractors Quality Plan.

The Quality Plan will address design control, the procurement process, document control, field Construction quality control such as welding, inspections, and testing.

The Quality Plan will include the measures to be taken for receipt, control, storage, handling, and maintenance of Company provided equipment and components, and Contractor’s designed and specified equipment from receipt of the equipment and components up to commercial operation of the Project.

The Quality Plan will provide a list of quality records that will be maintained during the execution of the Project and turned over to Company prior to or at Final Completion.

The Quality Plan will include the measures to be taken for receipt, control, storage, handling, and maintenance of Company provided equipment and components, and Contractor’s equipment from receipt of the equipment and components up to commercial operation of the Project. This will include:

11.2.1	Packing and Preparation for Shipment

Equipment and materials provided by Contractor will be suitably crated, boxed, or otherwise prepared for shipment to prevent damage during handling and shipping. It will be the responsibility of Contractor to take precautions required to reasonably ensure that equipment and materials arrive in an undamaged and satisfactory working conditions.

11.2.2	Receiving Inspection

As a minimum, the receiving inspection will cover the following requirements for inspection of incoming equipment and materials including items supplied by Company.

●	Shipping Damage Inspection;

●	Item Inspection;

●	Disposition of Received Items;

●	Site Handling and Storage.

11.2.3	Traceability and Storage of Materials and Equipment

Contractor will be responsible for storing materials and equipment, including Company supplied equipment and materials at the Project Site in accordance with manufacturer’s requirements.

Contractor will implement a material control system for tracking materials and equipment, including Company supplied equipment and materials, from the time material and equipment arrive on the Site until installation of the material and equipment.

The Quality Plan will provide a list of quality records that will be maintained during the execution of the Project and turned over to Company prior to or at Final Completion.

11.3	Subcontractor’s Quality System

Contractor will require that it’s’ subcontractors and suppliers have an ISO 9000 qualified QA program or require such subcontractors and suppliers to work under Contractor’s QA program.

11.4	Quality Records

One electronic copy of quality records as specified in Quality Plan and as required by applicable codes and standards, will be submitted to Company prior to or at Completion.

12.0	REGULATORY COMPLIANCE

12.1	General

Contractor will implement a plan and system to complete regulatory compliance in accordance with the permit matrix.

13.0	OWNER OBLIGATIONS

The following items are excluded from the Work and will be addressed by the Company, unless included in the Work pursuant to a Company Instruction.

●	Highway improvements outside of the Site, including turning lanes, signage, or traffic signals outside of the property limits of the facility;

●	Metering skids, metering facilities, pipeline natural gas compression, slug catchers and pig receivers at the upstream piping interface for the feed gas supply;

●	Gas treatment for sendout to a pipeline;

●	Sewer, potable water, and fire water interconnection points at or near the Site boundaries;

●	Installation of rail spurs or rail LNG loading facilities for temporary or permanent use;

●	Temporary/permanent traffic control measures and improvements outside of the Site;

●	Permitting required to access public highways;

●	Water wells and provision of construction, commissioning and hydrotest water;

●	Treatment and disposal of waste waters resulting from construction and startup and testing activities;

●	Provision of Operating Personnel in accordance with Section 2.5;

●	Telecommunications in regard to truck fleet monitoring;

●	Far-field noise attenuation for Facility noise emissions beyond lower than 65dba at property boundary;

●	Structures installed or modified to aid the dispersion of flammable vapors;

●	Bridges intended to minimize wetland impacts;

●	Remediation of any existing (as of the Effective Date) trash piles, hazardous waste or contaminated materials encountered on the Site;

●	Company Permits, including as provided in the matrix in Exhibit L;

●	Acquisition of the Site and any other areas or facilities (including temporary construction laydown or pre-assembly facilities) that are specified in Exhibit B as the responsibility of Company;

●	Railroad spurs and crossings;

●	Operating and maintenance procedures, except as specified elsewhere as Contractor’s responsibility (including Asset Management Information to be provided by the Contractor);

●	Capital spare parts and operating spare parts, other than (a) Commissioning Spare Parts, and (b) any other spare parts required pursuant to a Company instruction.

●	Power line connections to the Site boundary for temporary and permanent use

●	The infrastructure necessary for permanent internet access service

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
16 CFR Part 1201	Safety Standard for Architectural Glazing Material	2002
16 CFR Part 1630	Standard for the Surface Flammability of Carpets and Rugs	2007
18 CFR 380	Regulations Implementing the National Environmental Policy Act	2017
28 CFR Part 36	Nondiscrimination on the Basis of Disability by Public Accommodations and in Commercial Facilities	2016
29 CFR 1910, 1926	Occupational Safety and Health Act (OSHA)	2016
29 CFR Part 1910.1000	Air Contaminants	2009
29 CFR Part 1910.1025	Toxic and Hazardous Substances	2009
29 CFR Part 1910.1200	Hazard Communication	2009
33 U.S.C. §1251	Clean Water Act - Section 402 National Pollutant Discharge Elimination System	2017
40 CFR 423	Steam Electric Power Generating Point Source Category	2016
40 CFR 51	Requirements for Preparation, Adoption, and Submittal of Implementation Plans	2016
40 CFR 60	Environmental Protection Agency “Protection of the Environment	2016
40 CFR 68 Subpart G	Risk Management Plan	2016
49 CFR 192	Transportation of Natural and Other Gas by Pipeline: Minimal Federal Stds	2016
49 CFR 193	Liquefied Natural Gas Facilities: Federal Safety Standards	2016
49 CFR LC12	Transportation, Subpart I	2016
49 CFR Parts 100-185	Hazardous Materials Regulations	2005
AASHTO GDPS	Guide for the Design of Pavement Structures, 4th ed.	1993 + 1998 Supplement
AASHTO LRFDUS	LRFD Bridge Design Specifications, 7th ed.	2014 plus 2016 interim revision
ACCA/ASHRAE 183	Peak Cooling and Heating Load Calculations in Buildings Except Low-Rise Residential Buildings	2007 R2011
ACI 117	Specifications for Tolerances for Concrete Construction and Materials and Commentary	2010 R 2015
ACI 201.2R	Guide to Durable Concrete	2016
ACI 207.1R	Guide to Mass Concrete	2005 R 2012
ACI 207.2R	Report on Thermal and Volume Change Effects on Cracking of Mass Concrete	2007
ACI 207.4R	Cooling and Insulating Systems for Mass Concrete	2005 R 2012 incorporates 2008 errata
ACI 211.1	Standard Practice for Selecting Proportions for Normal, Heavyweight, and Mass Concrete	1991 R 2009
ACI 214R	Guide to Evaluation of Strength Test Results of Concrete	2011

1 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ACI 216.1	Code Requirements for Determining Fire Resistance of Concrete and Masonry Construction Assemblies	2014
ACI 224R	Control of Cracking in Concrete Structures	2001 with 2008 errata
ACI 301	Specifications for Structural Concrete	2016
ACI 304R	Guide for Measuring, Mixing, Transporting, and Placing Concrete	2000 R 2009
ACI 305.1	Specification for Hot Weather Concreting	2014
ACI 305R	Guide to Hot Weather Concreting	2010
ACI 306.1	Standard Specification for Cold Weather Concreting	1990 R 2002
ACI 306R	Guide to Cold Weather Concreting	2016
ACI 308.1	Specification for Curing Concrete	2011
ACI 308R	Guide to External Curing of Concrete	2016
ACI 309R	Guide for Consolidation of Concrete	2005
ACI 311.4R	Guide for Concrete Inspection	2005
ACI 318	Building Code Requirements for Structural Concrete (ACI 318-14) and Commentary (ACI 318R-14)	2014
ACI 350	Code Requirements for Environmental Engineering Concrete Structures and Commentary	2006 including October 9, 2015 errata
ACI 351.1R	Report on Grouting between Foundations and Bases for Support of Equipment and Machinery	2012
ACI 351.2R	Report on Foundations for Static Equipment	2010
ACI 351.3R	Report on Foundations for Dynamic Equipment	2004 R 2011
ACI 357R	Guide for the Design and Construction of Fixed Offshore Concrete Structures	1984 R 1997
ACI 360R	Guide to Design of Slabs-on-Ground	2010 including June 23, 2016 errata
ACI 506.2	Specification for Shotcrete	2013
ACI 530	Building Code Requirements and Specification for Masonry Structures (title became ACI 530/530.1 in 2008)	2013
ACI 530.1	Specification for Masonry Structures (title became ACI 530/530.1 in 2008)	2013
ACI 551.1R	Guide to Tilt-Up Concrete Construction	2014
ACI SP-66	ACI Detailing Manual	2004
AGA	Purging Principles and Practices	2001
AGA Report No. 7	Measurement of Natural Gas by Turbine Meters	2006
AGA 8 Part 1: 2017	Thermodynamic Properties of Natural Gas and Related Gases DETAIL and GROSS Equations of State	2017
2 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
AGA 8 Part 2: 2017	Thermodynamic Properties of Natural Gas and Related Gases GERG–2008 Equation of State	2017
AGA Report 3-1	Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids - Concentric, Square-edged Orifice Meters Part 1: General Equations and Uncertainty Guidelines	2012
AGA Report 3-4	Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids Part: 4 Background, Development, Implementation Procedure, and Subroutine Documentation for Empirical Flange-Tapped Discharge Coefficient Equation	1992
AGA Report No. 5	Natural Gas Energy Measurement	2009
AGMA 6011-J14	Specification for High Speed Helical Gear Units	2014
AHRI 700	Specifications for Refrigerants	2011 with Add. 1
AISC 303	Code of Standard Practice for Steel Buildings and Bridges	2010
AISC 325	AISC Steel Construction Manual	2011, 14th Ed
AISC 326	Detailing for Steel Construction	2009, 3rd ed.
AISC 341	Seismic Provisions for Structural Steel Buildings	2010
AISC 360	Specification for Structural Steel Buildings	2010
AISI 214	North American Standard for Cold-Formed Steel Framing - Truss Design	2012
AISI S100	North American Standard for Cold-Formed Steel Structural Members	2012
AISI S110	Standard for Seismic Design of Cold-Formed Steel Structural Systems	2007 with Supmt.1: 2009
AISI S200	North American Standard for Cold-Formed Steel Framing – General Provisions	2012
AISI S210	North American Standard for Cold-Formed Steel Framing-Floor and Roof System Design	2007
AISI S211	North American Standard for Cold-Formed Steel Framing – Wall Stud Design	2007 with Supmt.1: 2012
AISI S212	North American Standard for Cold-Formed Steel Framing - Header Design	2007
AISI S213	North American Standard for Cold-Formed Steel Framing - Lateral Design	2007 with Supmt.1: 2009
AISI S220	North American Standard for Cold-Formed Steel Framing - Nonstructural Members	2011
AISI S240	North American Standard for Cold-Formed Steel Structural Framing	Not on list
AISI S400	North American Standard for Seismic Design of Cold-Formed Steel Structural Systems	Not on list

3 of 29

NFE List of Standards
Attachment X
Standard No.	Standard Title	Date
AMCA 540	Test Method for Louvers Impacted by Wind Borne Debris	2008
AMCA 550	Test Method for High Velocity Wind Driven Rain Resistant Louvers	2008
ANSI A108.10 (TCNA)	Installation of Grout in Tilework	1999
ANSI A108.1A (TCNA)	Installation of Ceramic Tile in the Wet-Set Method, with Portland Cement Mortar	1999
ANSI A108.1B (TCNA)	Installation of Ceramic Tile on a Cured Portland Cement Mortar Setting Bed with Dry-Set or Latex-Portland Cement Mortar	1999
ANSI A108.4 (TCNA)	Installation of Ceramic Tile with Organic Adhesive or Water Cleanable Tile-Setting Epoxy Adhesive – 2009 Status	1999
ANSI A108.5 (TCNA)	Installation of Ceramic Tile with Dry-Set Portland Cement Mortar or Latex-Portland Cement Mortar	1999
ANSI A108.6 (TCNA)	Installation of Ceramic Tile with Chemical Resistant, Water Cleanable Tile-Setting and -Grout Epoxy	1999
ANSI A108.8 (TCNA)	Installation of Ceramic Tile with Chemical Resistant Furan Resign Mortar and Grout	1999
ANSI A108.9 (TCNA)	Installation of Ceramic Tile with Modified Epoxy Emulsion Mortar/Grout	1999
ANSI A118.1 (TCNA)	American Natational Standard Specifications for Dry-set Portland Cement Mortar	1999
ANSI A118.3 (TCNA)	American Natational Standard Specifications for Chemical-Resistant, Water-cleanable Tile-setting and grouting Epoxy and Water Cleanable Tile-setting Epoxy Adhesive	1999
ANSI A118.4 (TCNA)	American National Standard Specifications for Latex-Portland Cement Mortar	1999
ANSI A118.5 (TCNA)	American National Standard Specifications for Chemical Resistant Furan Mortars and Grouts for Tile Installation	1999
ANSI A118.6 (TCNA)	American National Standard Specifications for Standard Cement Grouts for Tile Installation	1999
ANSI A118.8 (TCNA)	American National Standard Specifications for Modified Epoxy Emulsion Mortar/Grout	1999
ANSI A13.1	Scheme for the Identification of Piping Systems	2007
ANSI A136.1 (TCNA)	American National Standard Specifications for Organic Adhesives for Installation of Ceramic Tile	1999

4 of 29

NFE List of Standards
Attachment X
Standard No.	Standard Title	Date
ANSI A137.1 (TCNA)	American National Standard Specifications for Ceramic Tile	2012
ANSI GISC Z97.1 Glazing Industry Secretariat Committee	Safety glazing materials used in buildings – safety performance specifications and methods of test	2014
ANSI Z21.8 SEE CSA/AM ANSI Z21.8	Installation of Domestic Gas Conversion Burners - Eighth Edition	1994 R 2002
ANSI/ISA 84.00.01	Functional Safety: Safety Instrumented Systems for the Process Industry Sector, Parts 1, 2 and 3	2004
ANSI/RMA IP-14 Rubber Manufacturers Association	Specifications for Anhydrous Ammonia Hose. 7th ed	2003 R 2009
API 1104	Welding of Pipelines and Related Facilities	2013
API 1B	Specification for Oil-Field V-Belt	1995
API 2000	Venting Atmospheric and Low Pressure Storage Tanks	2014
API 2002	API Inspection for Accident Prevention in Refineries	1984
API 2350	Overfill Protection for Petroleum Storage Tanks	2012
API 2555	Method for Liquid Calibration of Tanks	1966
API 2B	Specification for the Fabrication of Structural Steel Pipe	2001
API 520 Part 1 and 2
Sizing, Selection, and Installation of Pressure-Relieving Devices in Refineries; Part I - Sizing and Selection API 520: 2014 and Sizing, Selection, and Installation of Pressure-relieving Devices Part II-Installation API 520 Part 2: 2015.
		2014 and 2015 respectively
API 521	Guide for Pressure-Relieving and Depressuring Systems	2014
API 526	Flanged Steel Pressure Relief Valves	2009
API 527	Seat Tightness of Pressure Relief Valves	2014
API 530	Calculation of Heater-Tube Thickness in Petroleum Refineries	2015
API 534	Heat Recovery Steam Generators	2013
API 537	Flare Details for Petroleum, Petrochemcial and Natural Gas Industries	2017
API 541	iForm-wound Squirrel Cage Induction Motors – 500 Horsepower and Larger	2014
API 546	Brushless Synchronous Machines – 500 kVA and Larger	2008
API 547	General Purpose Form-wound Squirrel Cage Induction Motors-185 kW (250 hp) through 2240 kW (3000 hp)	2017
API 560	Fired Heaters for General Refinery Service	2016
API 594	Check Valves: Flanged, Lug, Wafer, and Butt-welding	2010
API 598	Valve Inspection and Testing	2016
API 5L	Specification for Line Pipe	2012
API 600	Steel Gate Valves, Flanged and Butt Welding Ends	2015
API 602	Compact Steel Gate Valves Flanged, Treaded Welding and Extended Body Ends	2015
API 603	Corrosion-resistant, Bolted Bonnet Gate Valves – Flanged and Butt-welding Ends	2013
API 607	Fire Test for Quarter-turn Valves and Valves Equipped with Nonmetallic Seats	2016
API 608	Metal Ball Valves – Flanged, Threaded, and Welding Ends	2012
API 609	Butterfly Valves: Double-flanged, Lug- and Wafer-type	2016
API 610	Centrifugal Pumps for General Refinery Services	2010
API 611	General-Purpose Steam Turbines for Refinery Services	2008
API 612	Special-Purpose Steam Turbines for Refinery Services	2014
API 613	Special-Purpose Gear Units for Refinery Services	2003
API 614	Lubrication, Shaft-Sealing, and Control-Oil System for Special-Purpose Applications	2008
API 616	Gas Turbines for Refinery Services	2011

5 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
API 617	Centrifugal Compressors for Petroleum, Chemical, and Gas Industry Services	2014
API 618	Reciprocating Compressors for Petroleum, Chemical, and Gas Industry Services	2007
API 619	Rotary-Type Positive Displacement Compressors for General Refinery Services	2010
API 620	Design and Construction of Large, Welded, Low-Pressure Storage Tanks. 11th ed. (including addendum 1 (March 2009), addendum 2 (August 2010), and addendum 3 (March 2012))	2008
API 620	Design and Construction of Large, Welded, Low-Pressure Storage Tanks	(12th edition 2013, (including ADD 1 (2014))
API 623	Steel Globe Valves – Flanged and Butt-welding Ends, Bolted Bonnets	2013
API 625	Tank Systems for Refrigerated Liquefied Gas Storage	2010
API 650	Welded Steel Tanks for Oil Storage	2013
API 653	Tank Inspection, Repair, Alteration and Reconstruction	2014
API 660	Shell and Tube Exchangers for General Refinery Service	2015
API 661	Air Cooled Heat Exchangers for General Refinery Services	2013
API 662 Part 1	Plate Heat Exchangers for General Refinery Services - Part 1 - Plate and Frame Heat Exchangers	2006
API 662 Part 2	Plate Heat Exchangers for General Refinery Services - Part 2 - Brazed Aluminum Plate-fin Heat Exchangers	2006
API 670	Non-Contacting Vibration, Axial Position, and Bearing Temperature Monitoring Systems	2014
API 671	Special Purpose Couplings for Refinery Services	2007
API 672	Packaged, Integrally Geared, Centrifugal Plant and Instrument Air Compressors for General Refinery Services	2004
API 673	Centrifgual Fans for Petroleum, Chemical, and Gas Industry Services	2014
API 674	Positive Displacement Pumps-Reciprocating	2010
API 675	Positive Displacement Pumps-Controlled Volume	2012
API 676	Positive Displacement Pumps-Rotary	2009
API 682	Shaft Sealing Systems for Centrifugal and Rotary Pumps	2014
API 6D	Specification for Pipeline Valves (Gate, Plug, Ball, and Check Valves	2014
API 936	Refractory Installation Quality Control Guidelines—Inspection and Testing Monolithic Refractory Linings and Materials	2014
API Bulletin 2521	Use of Pressure Vacuum Vent Valves for Atmospheric Pressure Tanks to Reduce Evaporation Loss	1966
API MPMS	Manual of Petroleum Measurement Standard	Various dates
API MPMS 3.2	Manual of Petroleum Measurement Standards Chapter 3-Tank Gauging Section 2-Standard Practice for Gauging Petroleum and Petroleum Products in Tank Cars	Not on list
API MPMS 3.3
Manual of Petroleum Measurement Standards Chapter 3-Tank Gauging Section 3-Standard Practice for Level Measurement of Liquid Hydrocarbons in Stationary Pressurized Storage Tanks by Automatic Tank Gauging
		Not on list
API RP 2003	Protection Against Ignitions Arising Out of Static, Lightning and Stray Currents	2008
API RP 500	Recommended Practice for Classification of locations for Electrical Installations at Petroleum Facilities as Class 1, Division 1 and Division 2	2012
API RP 540	Recommended Practice for Electrical Installations in Petroleum Processing Plants	1999
API RP 554 Part 1	Process Control Systems Part 1—Process Control Systems Functions and Functional Specification Development	2007 R2016
API RP 554 Part 2	Process Control Systems— Process Control System Design	2008 R 2016
API RP 554 Part 3	Process Control Systems— Project Execution and Process Control System Ownership	2008 R 2016
API RP 555	Process Analyzers	Not on list
API RP 556	Instrumentation and Control Systems for Fired Heaters and Steam Generators	2011
API RP 583	Corrosion Under Insulation and Fireproofing	2014
API RP 5L1	Recommended Practice for Railroad Transportation of Line Pipe	2009
API RP 651	Cathodic Protection of Aboveground Petroleum Storage Tanks	2014
API RP 683	Quality Improvement Manual for Mechanical Equipment in Petroleum Chemical, and Gas Industries	1993
API RP 752	Management of hazards associated with location of process plant buildings	2009
API RP 753	Management of Hazards Associated with Location of Portable Buildings	2007 R 2012

6 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASA S1.26 American Acoustical Society	American National Standard Methods for Calculation of the Absorption of Sound by the Atmosphere	2014
ASA S12.62 American Acoustical Society	Acoustics – Attenuation of sound during propagation outdoors – Part 2: General method of calculation	2012
ASCE	Anchorage Design Anchorage Design for Petrochemical Facilities	2013
ASCE 41088	Design of Blast Resistant Buildings in Petrochemical Facilities	2010
ASCE 41140	Guidelines for Seismic Evaluation and Design of Petrochemical Facilities – Second Edition	2011
ASCE 41180	Wind Loads for Petrochemical and Other Industrial Facilities	2011
ASCE/SEI 29	Calculation Methods for Structural Fire Protection	2014
ASCE/SEI 32	Design and Construction of Frost Protected Shallow Foundations	2001
ASCE/SEI 5	Building Code Requirements for Masonry Structures	2013
ASCE/SEI 6	Specification for Masonry Structures	2013
ASCE/SEI 7	Minimum Design Loads for Buildings and Other Structures	2005
ASCE/SEI 7	Minimum Design Loads for Buildings and Other Structures	2010
ASHRAE	ASHRAE Fundamentals Handbook	2013
ASHRAE 15	ASHRAE 15, Safety Standard for Refrigeration	2013
ASHRAE 180	Standard Practice for Inspection and Maintenance of Commercial Building HVAC Codes	2012
ASHRAE 34	Designation and Safety Classification of Refrigerants	2013
ASHRAE 62.1	Ventilation for Acceptable Indoor Air Quality	2013
ASME	ASME Boiler & Pressure Vessel Code, Section VIII, Division 1, ‘‘Rules for Construction of Pressure Vessels	2007
ASME	ASME Boiler and Pressure Vessel Code, Section II, “Ferrous Material Specifications”	2013
ASME	ASME "Boiler and Pressure Vessel Code", Section VIII, Divisions 1 & 2, including all latest effective date mandatory addenda and applicable Code Interpretation Cases	2013
ASME	ASME "Boiler and Pressure Vessel Code", Section IX	2013
ASME	ASME Boiler and Pressure Vessel Code, Section I, “Rules for Construction of Power Boilers"	2013

7 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASME (CSD-1)	Controls and Safety Devices for Automatically Fired Boilers	2012
ASME A13.1	Scheme for the Identification of Piping Systems	2015
ASME B1.20.1	Pipe Threads General Purpose (Inch)	1983 (R2006)
ASME B133.8	Gas Turbine Installation Sound Emissions	2011 R 2017
ASME B16.1	Gray Iron Pipe Flanges and Flanged Fittings Classes 25, 125, and 250	2015
ASME B16.1	Cast Iron Pipe Flanges & Flanged Fittings	2015
ASME B16.10	Face to Face and End to End Dimensions of Valves	2017
ASME B16.11	Forged Steel Fittings, Socket-Welding and Threaded	2011
ASME B16.15	Cast Bronze Threaded Fittings	2011
ASME B16.20	Metallic Gaskets for Pipe Flanges Ring-Joint, Spiral-Wound, and Jacketed	2012
ASME B16.21	Nonmetallic Flat Gaskets for Pipe Flanges	2016
ASME B16.24	Cast Copper Alloy Pipe Flanges, Flanged Fittings, and Valves Classes 150, 300, 600, 900, 1500, and 2500	2011
ASME B16.24	Cast Copper Alloy Pipe Flanges, Flanged Fittings, and Valves Classes 150, 300, 600, 900, 1500, and 2500	2016
ASME B16.25	Buttwelding Ends	2012
ASME B16.28	Wrought Steel Buttwelding Short Radius Elbows and Returns	1994
ASME B16.3	Malleable Iron Threaded Fittings, Classes 150 & 300	2011
ASME B16.34	Valves – Flanged, Threaded, and Welding End	2013
ASME B16.36	Orifice Flanges	2015
ASME B16.42	Ductile Iron Pipe Flanges and Flanged Fittings	2016
ASME B16.47	Large Diameter Steel Flanges NPS 26 through NPS 60	2017
ASME B16.48	Line Blanks	2015
ASME B16.5	Pipe Flanges and Flanged Fittings NPS 1/2 through NPS 24	2009
ASME B16.9	Factory-Made Wrought Steel Buttwelding Fittings	2007
ASME B2.1	Pipe Threads (Except Dryseal)	1968 superseded
ASME B31.1	Power Piping	2012
ASME B31.3	Process Piping	2012
ASME B31.4	Pipeline Transportation Systems for Liquid Hydrocarbons and Other Liquids	2012
ASME B31.4	Pipeline Transportation Systems for Liquid Hydrocarbons and Other Liquids	2016

8 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASME B31.5	Refrigeration Piping	2010
ASME B31.8	Gas Transmission and Distribution Piping Systems	2016
ASME B31.9	Building Services Piping	2011
ASME B36.10M	Welded and Seamless Wrought Steel Pipe	2015
ASME B36.19M	Stainless Steel Pipe	2004
ASME B40.100	Pressure Gauges and Gauge Attachments	Not on list
ASME B73.1	Horizontal End Suction Centrifugal Pumps for Chemical Pumps	2012
ASME B73.2	Vertical In-line Centrifugal Pumps for Chemical Process	2016
ASME CSD-1	Controls and Safety Devices for Automatically Fired Boilers	2011
ASME PCC-1	Guidelines for Pressure Boundary Bolted Flange Joint Assembly	2013
ASME PTC 19.5	Flow Measurement	2004
ASME PTC 4.4	Gas Turbine Heat Recovery Steam Generators	2008
ASME PTC-10	Compressor & Exhausters	1997
ASME PTC-12.3	Performance Test Code on Deaerators	1997
ASME PTC-22	Gas Turbine Power Plants	2014
ASME PTC-36	Measurement of Industrial Sound	2004
ASME STS-1	Steel Stacks	2016
ASME TDP-1	Prevention of Water Damage to Steam Turbines Used for Electric Power Generation: Fossil-Fueled Plants	2013
ASSE 1017	Performance Requirements for Temperature Actuated Mixing Values for Hot Water Distribution Systems	2010
ASSE Z117.1	Safety Requirements for Entering Confined Spaces	2016
ASSE Z359.1	Safety Requirements for Personal Fall Arrest Systems, Subsystems and Components, Part of the Fall Protection Code	2007
ASTM A 1008/A 1008M	Standard Specification for Steel, Sheet, Cold-Rolled, Carbon, Structural, High-Strength Low-Alloy, High-Strength Low- Alloy with Improved Formability, Solution Hardened, and Bake Hardenable	2016
ASTM A 106/A 106M	Specification for Seamless Carbon Steel Pipe for High-Temperature Service	2011
ASTM A 126	Specification for Gray Iron Castings for Valves, Flanges and Pipe Fittings	2009
ASTM A 153/A 153M	Specification for Zinc Coating (Hot-dip) on Iron and Steel Hardware	2009
ASTM A 193/A 193M	Standard Specification for Alloy-Steel and Stainless Steel Bolting for High Temperature or High Pressure Service and Other Special Purpose Applications	2016
ASTM A 194/A 194M	Standard Specification for Carbon Steel, Alloy Steel, and Stainless Steel Nuts for Bolts for High Pressure or High Temperature Service, or Both	2017
ASTM A 213/A 213M	Standard Specification for Seamless Ferritic and Austenitic Alloy-Steel Boiler, Superheater, and Heat-Exchanger Tubes	2017
ASTM A 240/A 240M	Standard Specification for Chromium and Chromium-Nickel Stainless Steel Plate, Sheet, and Strip for Pressure Vessels and for General Applications	2013
ASTM A 240/A 240M	Standard Specification for Chromium and Chromium-Nickel Stainless Steel Plate, Sheet, and Strip for Pressure Vessels and for General Applications	2016

9 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASTM A 249/A 249M	Standard Specification for Welded Austenitic Steel Boiler, Superheater, Heat- Exchanger, and Condenser Tubes	2016
ASTM A 252	Standard Specification for Welded and Seamless Steel Pipe Piles	2010
ASTM A 254	Specification for Copper Brazed Steel Tubing	1997 R2007
ASTM A 276/A 276M	Standard Specification for Stainless Steel Bars and Shapes	2017
ASTM A 283/A 283M	Specification for Low and Intermediate Tensile Strength Carbon Steel Plates	2012
ASTM A 306	Specification for Carbon Steel Bars Subject to Mechanical Property Requirements	1964 R1972
ASTM A 328/A 328M	Standard Specification for Steel Sheet Piling	2013
ASTM A 36/A 36M	Specification for Carbon Structural Steel	2008
ASTM A 380/A 380M	Standard Practice for Cleaning, Descaling, and Passivation of Stainless Steel Parts, Equipment, and Systems	2013
ASTM A 387/A 387M	Standard Specification for Pressure Vessel Plates, Alloy Steel, Chromium-Molybdenum	2017
ASTM A 416/A 416M	Standard Specification for Steel Strand, Uncoated Seven-Wire for Prestressed Concrete	2012
ASTM A 416/A 416M	Standard Specification for Steel Strand, Uncoated Seven-Wire for Prestressed Concrete	2017
ASTM A 420/A 420M	Specification for Piping Fittings of Wrought Carbon Steel and Alloy Steel for Low-Temperature Service	2010
ASTM A 502	Standard Specification for Rivets, Steel, Structural	2003 R2015
ASTM A 516/A 516M	Standard Specification for Pressure Vessel Plates, Carbon Steel, for Moderate- and Lower-Temperature Service	2010 R2015
ASTM A 53/A 53M	Specification for Pipe, Steel, Black and Hot-dipped, Zinc-coated Welded and Seamless	2012
ASTM A 539	Specification for Electric-resistance-welded Coiled Steel Tubing for Gas and Fuel Oil Lines	1999
ASTM A 572/A 572M	Specification for High-strength Low-alloy Columbium-vanadium Structural Steel	2012
ASTM A 588/A 588M	Specification for High-strength Low-alloy Structural Steel with 50 ksi (345 MPa) Minimum Yield Point with Atmospheric Corrosion Resistance	2010
ASTM A 615/A 615M	Specification for Deformed and Plain Billet-steel Bars for Concrete Reinforcement	2012
ASTM A 653/A 653M	Specification for Steel Sheet, Zinc-coated Galvanized or Zinc-iron Alloy-coated Galvannealed by the Hot-dip Process	2011
ASTM A 668/A 668M	Standard Specification for Steel Forgings, Carbon and Alloy, for General Industrial Use	2017
ASTM A 706/A 706M	Specification for Low-alloy Steel Deformed and Plain Bars for Concrete Reinforcement	2009

10 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASTM A 722/A 722M	Specification for Uncoated High-Strength Steel Bar for Prestressing Concrete	2012
ASTM A 722/A 722M	Specification for Uncoated High-Strength Steel Bar for Prestressing Concrete	2015
ASTM A 760/A 760M	Standard Specification for Corrugated Steel Pipe, Metallic-Coated for Sewers and Drains	2015
ASTM A 775/A 775M	Standard Specification for Epoxy-Coated Reinforcing Bars	2017
ASTM A 779/A 779M	Standard Specification for Steel Strand, Seven-Wire, Uncoated, Compacted, for Prestressed Concrete	2016
ASTM A 882/A 882M	Standard Specification for Filled Epoxy-Coated Seven-Wire Prestressing Steel Strand	2004 R2010
ASTM A 981/A 981M	Standard Specification for Evaluating Bond Strength for 15.2 mm (0.6 in.) Diameter Prestressing Steel Strand, Grade 270, Uncoated, Used in Prestressed Ground Anchors	2011 R2016
ASTM B 280	Specification for Seamless Copper Tube for Air Conditioning and Refrigeration Field Service	2008
ASTM B 813	Specification for Liquid and Paste Fluxes for Soldering of Copper and Copper Alloy Tube	2010
ASTM C 1012/C 1012M	Standard Test Method for Length Change of Hydraulic-Cement Mortars Exposed to a Sulfate Solution	2009
ASTM C 109/C109M	Grout Cube Testing	2016
ASTM C 1186	Specification for Flat Fiber Cement Sheets	2008 R2012
ASTM C 1278/C 1278M	Specification for Fiber-reinforced Gypsum Panels	2007 R2011
ASTM C 1280	Specification for Application of Gypsum Sheathing	2013
ASTM C 1289	Standard Specification for Faced Rigid Cellular Polyisocyanurate Thermal Insulation Board	2013
ASTM C 1396/C 1396M	Specification for Gypsum Board	2013
ASTM C 140	Test Method For Dampling and Testing Concrete Masonry Units and Related Units	2013
ASTM C 150/C 150M	Specification for Portland Cement	2012
ASTM C 1629/C 1629M	Standard Classification for Abuse-resistant Nondecorated Interior Gypsum Panel Products and Fiber-reinforced Cement Panels	2006 R2011
ASTM C 1658/C 1658M	Standard Specification for Glass Mat Gypsum Panels	2012
ASTM C 172/C172M	Practice for Sampling Freshly Mixed Concrete	2010

11 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASTM C 192/C 192M	Standard Practice for Making and Curing Concrete Test Specimens in the Laboratory	2016
ASTM C 22/C 22M	Specification for Gypsum	2000 R2010
ASTM C 231/C 231M	Standard Test Method for Air Content of Freshly Mixed Concrete by the Pressure Method	2014
ASTM C 270	Specification for Mortar for Masonry Units	2012
ASTM C 28/C 28M	Specification for Gypsum Plasters	2010
ASTM C 31/C 31M	Practice for Making and Curing Concrete Test Specimens in the Field	2012
ASTM C 33/C33M	Specification for Concrete Aggregates	2013
ASTM C 330/C 330M	Specification for Lightweight Aggregates for Structural Concrete	2009
ASTM C 331/C 331M	Specification for Lightweight Aggregates for Concrete Masonry Units	2010
ASTM C 39/C 39M	Standard Test Method for Compressive Strength of Cylindrical Concrete Specimens	2016
ASTM C 403/C 403M	Standard Test Method for Time of Setting of Concrete Mixtures by Penetration Resistance	2016
ASTM C 411	Test Method for Hot-surface Performance of High-temperature Thermal Insulation	2011
ASTM C 42/C 42M	Standard Test Method for Obtaining and Testing Drilled Cores and Sawed Beams of Concrete	2016
ASTM C 452	Standard Test Method for Potential Expansion of Portland-Cement Mortars Exposed to Sulfate	2015
ASTM C 547	Specification for Mineral Fiber Pipe Insulation	2012
ASTM C 552	ASTM C 552, Standard Specification for Cellular Glass Thermal Insulation	2012
ASTM C 557	Specification for Adhesives for Fastening Gypsum Wallboard to Wood Framing	2003 E2006 E2009
ASTM C 578	Standard Specification for Rigid, Cellular Polystyrene Thermal Insulation	2012
ASTM C 617/C 617M	Standard Practice for Capping Cylindrical Concrete Specimens	2015
ASTM C 618	Standard Specification for Coal Fly Ash and Raw or Calcined Natural Pozzolan for Use in Concrete	2008
ASTM C 645	Specification for Nonstructural Steel Framing Members	2013

12 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASTM C 652	Specification for Hollow Brick (Hollow Masonry Units Made from Clay or Shale)	2013
ASTM C 754	Specification for Installation of Steel Framing Members to Receive Screw-attached Gypsum Panel Products	2011
ASTM C 840	Specification for Application and Finishing of Gypsum Board	2011
ASTM C 841	Specification for Installation of Interior Lathing and Furring	2003 R2008 E2008
ASTM C 90	Specification for Loadbearing Concrete Masonry Units	2013
ASTM C 91/C91M	Specification for Masonry Cement	2012
ASTM C 920	Standard for Specification for Elastomeric Joint Sealants	2011
ASTM C 926	Specification for Application of Portland Cement-based Plaster	2013
ASTM C 939/C 939M	Standard Test Method for Flow of Grout for Preplaced-Aggregate Concrete (Flow Cone Method)	2016
ASTM C 94/C 94M	Specification for Ready-mixed Concrete	2013
ASTM C 989	Standard Specification for Slag Cement for Use in Concrete and Mortars”	2009
ASTM C317/C317M	Specification for Gypsum Concrete	2000 R 2010
ASTM C549	Specification for Perlite Loose Fill Insulation	2006 R 2012
ASTM D 1143/D 1143M	Test Method for Piles Under Static Axial Compressive Load	2007 E2009
ASTM D 1248	Standard Specification for Polyethylene Plastics Extrusion Materials for Wire and Cable	2016
ASTM D 1527	Specification for Acrylonitrile-Butadiene-Styrene (ABS) Plastic Pipe, Schedules 40 and 80	1999 R2005
ASTM D 1556/D 1556M	Standard Test Method for Density and Unit Weight of Soil in Place by the Sand-Cone Method	2015 E2016
ASTM D 1557	Standard Test Methods for Laboratory Compaction Characteristics of Soil Using Modified Effort (56,000 ft-lbf/ft3 (2,700 kN-m/m3))	2012
ASTM D 1693	Test Method for Environmental Stress-Cracking of Ethylene Plastics	2013
ASTM D 1784	,Standard Specification for Rigid Poly Vinyl Chloride (PVC) Compounds and Chlorinated Poly Vinyl Chloride (CPVC) Compounds	2011

13 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASTM D 1785	Specification for Poly (Vinyl Chloride) (PVC) Plastic Pipe, Schedules 40, 80 and 120	2012
ASTM D 2113	Standard Practice for Rock Core Drilling and Sampling of Rock for Site Exploration	2014
ASTM D 2166/D 2166M	Standard Test Method for Unconfined Compressive Strength of Cohesive Soil	2016
ASTM D 2167	Standard Test Method for Density and Unit Weight of Soil in Place by the Rubber Balloon Method	2015
ASTM D 2235	Specifications for Solvent Cement for Acrylonitrile-Butadiene-Styrene (ABS) Plastic Pipe and Fittings	2004 R2011
ASTM D 2241	Specification for Poly (Vinyl Chloride) (PVC) Pressure-rated Pipe (SDR-Series)	2009
ASTM D 2282	Specification for Acrylonitrile-Butadiene-Styrene (ABS) Plastic Pipe (SDR-PR)	1999 R2005
ASTM D 2412	Test Method for Determination of External Loading Characteristics of Plastic Pipe by Parallel-plate Loading	2002 R2008
ASTM D 2466	Specification for Poly (Vinyl Chloride) (PVC) Plastic Pipe Fittings, Schedule 40	2013
ASTM D 2467	Specification for Poly (Vinyl Chloride) (PVC) Plastic Pipe Fittings, Schedule 80,	2006
ASTM D 2487	Practice for Classification of Soils for Engineering Purposes (Unified Soil Classification System)	2011
ASTM D 2488	Standard Practice for Description and Identification of Soils (Visual-Manual Procedure)	2009
ASTM D 2564	Specification for Solvent Cements for Poly (Vinyl Chloride) (PVC) Plastic Piping Systems	2012
ASTM D 2657	Standard Practice for Heat Fusion Jointing of Polyolefin Pipe and Fittings	2007
ASTM D 2683	Specification for Socket-type Polyethylene Fittings for Outside Diameter-controlled Polyethylene Pipe and Tubing	2010
ASTM D 2846/D 2846M	Specification for Chlorinated Poly (Vinyl Chloride) (CPVC) Plastic Hot and Cold Water Distribution Systems	2009
ASTM D 2996	Specification for Filament-wound Fiberglass (Glass Fiber Reinforced Thermosetting Resin) Pipe	2001 (2007) E2007
ASTM D 3035	Specification for Polyethylene (PE) Plastic Pipe (DR-PR) Based on Controlled Outside Diameter	2012
ASTM D 312/D 312M	Specification for Asphalt Used in Roofing	2000 R2006
ASTM D 3261	Specification for Butt Heat Fusion Polyethylene (PE) Plastic Fittings for Polyethylene (PE) Plastic Pipe and Tubing	2012
ASTM D 3278	Test Methods for Flash Point of Liquids by Small Scale Closed-cup Apparatus	1996 R2011
14 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASTM D 3309	Specification for Polybutylene (PB) Plastic Hot and Cold Water Distribution Systems	1996a R2002
ASTM D 3468	Specification for Liquid-applied Neoprene and Chlorosulfonated Polyethylene Used in Roofing and Waterproofing, B347	1999 (2006) E2006
ASTM D 3689	Test Methods for Deep Foundations Under Static Axial Tensile Load	2013
ASTM D 3744/D 3744M	Standard Test Method for Aggregate Durability Index”	2011
ASTM D 3966/D 3966M	Standard Test Method for Deep Foundations Under Lateral Load	2007 R2013 E2013
ASTM D 4101	Standard Specification for Polypropylene Injection and Extrusion Materials	2014 E2016
ASTM D 422	Test Method for Particle-size Analysis of Soils	1963 R2007
ASTM D 4253	Standard Test Methods for Maximum Index Density and Unit Weight of Soils Using a Vibratory Table	2016
ASTM D 4254	Standard Test Methods for Minimum Index Density and Unit Weight of Soils and Calculation of Relative Density	2016
ASTM D 4318	Test Methods for Liquid Limit, Plastic Limit and Plasticity Index of Soils	2010
ASTM D 448	Standard Classification for Sizes of Aggregate for Road and Bridge Construction	2008
ASTM D 4637/D 4637M	Specification for EPDM Sheet Used in Single-ply Roof Membrane	2013
ASTM D 4829	Test Method for Expansion Index of Soils	2011
ASTM D 4832	Standard Test Method for Preparation and Testing of Controlled Low Strength Material (CLSM) Test Cylinders	2016
ASTM D 4945	Standard Test Method for High-Strain Dynamic Testing of Deep Foundations	2012
ASTM D 56	Test Method for Flash Point By Tag Closed Tester	2005 R2010
ASTM D 5778	Standard Test Method for Electronic Friction Cone and Piezocone Penetration Testing of Soils	2012
ASTM D 5882	Standard Test Method for Low Strain Impact Integrity Testing of Deep Foundations	2016
ASTM D 6023	Standard Test Method for Density (Unit Weight), Yield, Cement Content and Air Content (Gravimetric) of Controlled Low Strength Material (CLSM)	2016
ASTM D 6913/D 6913M	Standard Test Methods for Particle-Size Distribution (Gradation) of Soils Using Sieve Analysis	2017
ASTM D 6938	Standard Test Method for In-Place Density and Water Content of Soil and Soil-Aggregate by Nuclear Methods (Shallow Depth)	2017
ASTM D 698	Standard Test Methods for Laboratory Compaction Characteristics of Soil Using Standard Effort (12,400 ft-lbf/ft3 (600 kN-m/m3))	2012 E2014 E2015
ASTM D 7383	Standard Test Methods for Axial Compressive Force Pulse (Rapid) Testing of Deep Foundations	2010
ASTM D 93	Test Method for Flash Point By Pensky-Martens Closed Cup Tester	2012

15 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASTM D6947	Standard Specification for Liquid Applied Moisture Cured Polyurethane Coating Used in Spray Polyurethane Foam Roofing System	2007
ASTM E 108	Test Methods for Fire Tests of Roof Coverings	2011
ASTM E 119	Test Methods for Fire Tests of Building Construction and Materials	2012
ASTM E 1966	Test Method for Fire-resistant Joint Systems	2007 R2011
ASTM E 1996	Specification for Performance of Exterior Windows, Glazed Curtain Walls, Doors and Impact Protective Systems Impacted by Windborne Debris in Hurricanes	2012
ASTM E 2072	Standard Specification for Photoluminescent (Phosphorescent) Safety Markings	2010
ASTM E 2231	Standard Practice for Specimen Preparation and Mounting of Pipe and Duct Insulation Materials to Assess Surface Burning Characteristics	2009
ASTM E 2570/E 2570M	Standard Test Method for Evaluating Water-resistive Barrier (WRB) Coatings Used Under Exterior Insulation and Finish Systems (EIFS) for EIFS with Drainage	2007
ASTM E 331	Test Method for Water Penetration of Exterior Windows, Skylights, Doors and Curtain Walls by Uniform Static Air Pressure Difference	2000 R2009
ASTM E 492	Test Method for Laboratory Measurement of Impact Sound Transmission Through Floor-ceiling Assemblies Using the Tapping Machine	2009
ASTM E 605/E 605M	Test Method for Thickness and Density of Sprayed Fire-resistive Material (SFRM) Applied to Structural Members	1993 R2011
ASTM E 814	Test Method of Fire Tests of Through-penetration Firestops	2013
ASTM E 84	Test Methods for Surface Burning Characteristics of Building Materials	2013
ASTM E 90	Test Method for Laboratory Measurement of Airborne Sound Transmission Loss of Building Partitions and Elements	2009
ASTM E 96/E 96M	Test Methods for Water Vapor Transmission of Materials	2013
ASTM E309	Standard Practice for Eddy Current Examination of Steel Tubular Products Using Magnetic Saturation	2016
ASTM F 1145	Standard Specification for Turnbuckles, Swaged, Welded, Forged	2005 R2011
ASTM F 1476	Specification for Performance of Gasketed Mechanical Couplings for Use in Piping Applications	2007
ASTM F 1807	Standard Specification for Metal Insert Fittings Utilizing a Copper Crump Ring for SDR 9 Cross-linked Polyethylene (PEX) Tubing	2013

16 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ASTM F 2159	Standard Specification for Plastic Insert Fittings Utilizing a Copper Crimp Ring for SDR 9 Cross-linked Polyethylene (PEX) Tubing	2011
ASTM F 2389	Specification for Pressure-rated Polypropylene Piping Systems	2010
ASTM F 2623	Standard Specification for Polyethylene of Raised Temperature (PE‑RT) SDR 9 Tubing	2008
ASTM F 2735	Standard Specification for Plastic Insert Fittings for SDR 9 Cross-linked Polyethylene (PEX) and Raised Temperature (PE‑RT) Tubing	2009
ASTM F 2769	Polyethylene of Raised Temperature (PE‑RT) Plastic Hot and Cold-water Tubing and Distribution Systems	2010
ASTM F 438	Specification for Socket Type Chlorinated Poly (Vinyl Chloride) (CPVC) Plastic Pipe Fittings, Schedule 40	2009
ASTM F 439	Specification for Socket Type Chlorinated Poly (Vinyl Chloride) (CPVC) Plastic Pipe Fittings, Schedule 80	2012
ASTM F 441/F 441M	Specification for Chlorinated Poly (Vinyl Chloride) (CPVC) Plastic Pipe, Schedules 40 and 80	2013
ASTM F 442/F 442M	Specification for Chlorinated Poly (Vinyl Chloride) (CPVC) Plastic Pipe (SDR-PR)	2013
ASTM F 493	Specification for Solvent Cements for Chlorinated Poly (Vinyl Chloride) (CPVC) Plastic Pipe and Fittings	2010
ASTM F 876	Specification for Crosslinked Polyethylene (PEX) Tubing	2013
ASTM F 877	Specification for Crosslinked Polyethylene (PEX) Plastic Hot and Cold water Distribution Systems	2011
ASTM F1055	Specification for Electrofusion Type Polyethylene Fittings for Outside Diameter Controlled Polyethylene Pipe and Tubing	2013
ASTM F1281	Specification for Crosslinked Polyethylene/Aluminum/Crosslinked Polyethylene (PEX-AL-PEX) Pressure Pipe	2011
AWC - American Wood Council	National Design, Specification (NDS) for Wood Construction with with 2015 commentary	2015
AWS A5.1/A5.1M	Covered Carbon Steel Arc-Welding Electrodes	2012
AWS A5.17/A5.17M	Carbon Steel Electrodes and Fluxes for Submerged Arc-Welding	1997 R2007
AWS A5.5/A5.5M	“Low-Alloy Steel Covered Arc-Welding Electrodes	2014
AWS D1.1/D1.1M	Structural Welding Code, Steel	2015 Plus 2016 errata
AWS D1.4/D1.4M	Structural Welding Code-Reinforcing Steel	2011
AWS WI, CH 6	Quality Assurance	2015

17 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
AWWA C110/A21.10	Standard for Ductile Iron & Gray Iron Fittings, 2 inches Through 48 inches for Water	2012
AWWA C115/A21.15	Standard for Flanged Ductile-iron Pipe with Ductile Iron or Grey-iron Threaded Flanges	2011
AWWA C151/A21.51	Standard for Ductile-iron Pipe, Centrifugally Cast for Water	2009
AWWA C153/A21.53	Standard for Ductile-iron Compact Fittings for Water Service	2011
AWWA D100	Standard for Welded Carbon Steel Tanks for Water Storage	2011
BS OHSAS 18001	Occupational health and safety management systems – Requirements	2007
CGA 341	Insulated Cargo Tank Specification for Cryogenic Liquids	2007 R2011
CGA S-1.3	Pressure Relief Device Standards - Part 3 - Compressed Gas Storage Containers	2008
CPA A208.1 CPA (Composite Panel Association	Particleboard	2009
CRSI	Manual of Standard Practice	2009
CTI ATC-107	Test Code for Air-cooled Condensers	2011
DASMA 108	Standard Method for Testing Sectional Garage Doors and Rolling Doors: Determination of Structural Performance Under Uniform Static Air Pressure Difference	2012
DASMA 115	Standard Method for Testing Sectional Garage Doors and Rolling Doors: Determination of Structural Performance Under Missile Impact and Cyclic Wind Pressure	2012
EJMA	Standards of the Expansion Joint Manufacturers Association	2008 9th edition
FAA AC No. 70/7460- IJ	Obstruction Marking and Lighting	1995
FCI 70-2	Control Valve Seat Leakage	2013
FEMA NEHRP	Recommended Seismic Provisions for New Buildings and Other Structures	2015
FHWA-IF-99-015	Ground Anchors and Anchored Systems	1999
GA 216	Application and Finishing of Gypsum Panel Products	2013
GA 600	Fire-Resistance Design Manual, 20th Edition	2012
GPA 2166	Methods for Obtaining Natural Gas Samples for analysis by Gas Chromatography	2017
GPA 2172	Method for Calculation of gross Heating Value, Specific Gravity and Compressibility of Natural Gas Mixtures from Compositional Analysis	2014
GPA 2261	Analysis for Natural gas and Similar Gaseous Mixtures by Gas Chromatography	2013
GPA 2265	Determination of Hydrogen Sulfide and Mercaptan Sulfur in Natural Gas	1968

18 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
GPA 8185	Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids	Part 1: 1990 Part 2: 2000 Part 3: 1992
GTI FLACS 9.1	FLACS 9.1 Release 2	2011
GTI PHAST-UDM	PHAST-UDM Version 6.6 and 6. 7	2011
GTI–04/0032	LNGFIRE3: A Thermal Radiation Model for LNG Fires	2004
IBC	International Building Code IBC	2015
ICC A117.1	Accessible and Usable Buildings and Facilities	2009
ICEA P-45-482	Short Circuit Performance of Metallic Shields and Sheaths on Insulated Cable	2013
ICEA S-73-532	Standard for Control, Thermocouple, Extension and Instrumentation Cable	2014
ICEA S-95-658	Power Cables Rated 2000 Volts or Less for the Distribution of Electrical Energy	2009
ICEA S-97-682	Standard for Utility Shielded Power Cables Rated 5 Through 46 KV	2013
IEC 61508-1	Functional safety of electrical/electronic/programmable electronic safety-related systems – Part 1: General requirements	2010
IEC 61508-2	Functional safety of electrical/electronic/programmable electronic safety-related systems – Part 2: Requirements for electrical/electronic/programmable electronic safety-related systems	2010
IEC 61508-3	Functional safety of electrical/electronic/programmable electronic safety-related systems – Part 3: Software requirements	2010
IEC 61508-4	Functional safety of electrical/electronic/programmable electronic safety-related systems – Part 4: Definitions and abbreviations	2010
IEC 61508-5	Functional safety of electrical/electronic/programmable electronic safety-related systems – Part 5: Examples of methods for the determination of safety integrity levels	2010
IEC 61508-6	Functional safety of electrical/electronic/programmable electronic safety-related systems – Part 6: Guidelines on the application of IEC 61508-2 and IEC 61508-3	2010
IEC 61508-7	Functional safety of electrical/electronic/programmable electronic safety-related systems – Part 7: Overview of techniques and measures	2010
IEEE 112	Test Procedure for polyphase Induction Motors and Generator	2004
IEEE 114	Test Procedure for Single phase Induction Motor	2010
IEEE 115	Test Procedure for Synchronous Machines	2009
IEEE 1202	Standard for Flame-Propagation Testing of Wire and Cable	2002 R 2012
IEEE 141	Recommended Practice for Electric Power Distribution for Industrial Plants (Red Book)	1993 R1999
IEEE 142	Recommended Practice for Grounding of Industrial and Commercial Power System” (Green Book)	2007 plus 2014 errata
IEEE 1584	Guide for Performing Arc Flash Hazard Calculations	2002
IEEE 18	Standard for Shunt Power Capacitors	2012
IEEE 242	Recommended Practice for Protection and Coordination of Industrial and Commercial Power Systems (Buff Book)	2001 Plus 2003 errata
IEEE 399	Recommended Practice for Industrial and Commercial Power Systems Analysis (Brown Book)	1997
IEEE 446	Recommended Practice for Emergency and Standby Power Systems for Industrial and Commercial Applications (Orange Book)	1995 R2000
IEEE 484	Recommended Practice for Installation Design and Installation of Vented Lead-Acid Batteries for Stationary Applications	2002 R2008
IEEE 485	Recommended Practice for Sizing Lead-Acid Batteries for Stationary Applications	2010
IEEE 493	Recommended Practice for Design of Reliable Industrial and Commercial Power Systems (Gold Book)	2007
IEEE 80	Guide for Safety in Substation Grounding	2013
IEEE 802.3	Standard for information technology and information exchange between local systems	2015
IEEE 980	Guide for Containment and Control of Oil Spills in Substations	2013
IEEE 998	Guide for Direct Lightning Stroke Shielding of Substations	2012

19 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
IEEE C2	National Electrical Safety Code	2017
IEEE C37.010	Application Guide for AC High Voltage Circuit Breakers Rated on A Symmetrical Current Basis	2016
IEEE C37.2	Standard for Electrical Power System Device Function Numbers, Acronyms, and Contact Designations	2008
IEEE C37.30.1	Requirements for AC High-Voltage Air Switches Rated Above 1000 V	Not on list
IEEE C37.90	Relays and Relay Systems Associated with Electric Power Apparatus	2005 R2011
IEEE C37.90.1	Surge Withstand Capability (SWC) Tests for Relays and Relay Systems Associated with Electric Power Apparatus	2012 plus 2013 errata
IEEE C50.13	Standard for Cylindrical-Rotor 50 Hz and 60 Hz Synchronous Generators Rated 10 MVA and Above	2014
IEEE C57.13	Standard Requirements for Instrument Transformers”	2016
IEEE/ASTM SI 10	American National Standard for Metric Practice	2016
IEEE-C57.12.00	Standard General Requirements for Liquid Immersed Distribution, Power and Regulating Transformers	2015
IEEE-C57.12.01	Standard General Requirements for Dry Type Distribution and Power Transformers	2015
IEEE-C57.12.90	Liquid Immersed Distribution, Power and Regulating Transformers and Guide for Short Circuit Testing of Distribution and Power Transformers	2015 plus corrigendum 1: 2017
IEEE-C62.11	Metal-Oxide Surge Arresters for AC Power Circuits (>1 kV)	2012
IFC	International Fire Code	2015
IPC	International Plumbing Code	2015
ISA 20	Specification Forms for Process Measurement and Control Instruments, Primary Elements and Control Valves	1981
ISA 5.1	Instrumentation Symbols and Identification	2009
ISA 5.2	Binary Logic Diagrams for Process Operations	1976 R 1992
ISA 5.3	Graphic Symbols for Distributed Control/Shared Display Instrumentation, Logic and Computer systems	1983
ISA 5.4	Instrument Loop Diagrams	1991
ISA 5.5	Graphic Symbols for Process Graphics	1985
ISA 51.1	Process Instrumentation Terminology	1979 R1993
ISA 60079-0	Explosive Atmospheres - Part 0: Equipment - General Requirements	Not on list
ISA 60079-15	Explosive Atmospheres - Part 15: Equipment Protection by Type of Protection	Not on list
ISA 60079-29-1	Explosive Atmospheres – Part 29-1: Gas detectors – Performance requirements of detectors for flammable gases	Not on list
ISA 60079-29-2	Explosive Atmospheres - Part 29-2: Gas Detectors - Selection, installation, use and maintenance of detectors for flammable gases and oxygen	Not on list
ISA 71.04	Environmental Conditions for Process Measurement and Control Systems: Airborne Contaminants	2013
ISA 75.01.01	Flow Equations for Sizing Control Valves	2012
ISA 75.05.01	Control Valve Terminology	2016
ISA 75.08.01	Face-to-Face Dimensions for Integral Fanged Globe-Style Control Valve Bodies (ANSI Classes 125, 150, 250, 300, and 600)	2016
ISA 75.08.05	Face-to-Face Dimensions for Buttweld-End Globe-Style Control Valves (ANSI Classes 150, 300, 600, 900, 1500 and 2500)	2016
ISA RP 12.06.01	Recommended Practice for Wiring Methods for Hazardous (Classified) Locations Instrumentation Part 1: Intrinsically Safe	2003
ISA RP 31.1	Specification, Installation, and Calibration of Turbine Flowmeters	1977
ISA RP 60.1	Control Center Facilities	1990
ISA RP 60.3	Human Engineering for Control Centers	1985
ISA RP 60.4	Documentation for Control Centers	1990
ISA RP 60.6	Nameplates, Labels, and Tags for Control Centers	1984
ISA S12.4	Instrument Purging for Reduction of hazardous Area Classification	1970
ISO 14001	Environmental management systems	2015 SEE BS EN ISO 14001 on IHS - Identical to ISO version

20 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
ISO 14617-8	Graphical Symbols for Diagrams - Part 8: Valves and Dampers	Not on list
ISO 14694	Industrial Fans - Specifications for Balance Quality and Vibration Levels	2003 plus amdt 1: 2010 SEE BS ISO 14694+A1 in IHS - Identical to ISO version
ISO 14695	Industrial fans Method of measurement of fan vibration	2003 plus corrigendum 1: 2009 SEE BS ISO 14695 in IHS - Identical to ISO version
ISO 266	Acoustics -- Preferred frequencies	1997 SEE BS EN ISO 266 in IHS - Identical to ISO version
ISO 28921-1	Industrial valves -- Isolating valves for low-temperature applications -- Part 1: Design, manufacturing and production testing	2013 SEE BS EN ISO 28991-1 in IHS - Identical to ISO version
ISO 9001	Quality management systems - Requirements	2008
ISO 9613-1	Acoustics -- Attenuation of sound during propagation outdoors -- Part 1: Calculation of the absorption of sound by the atmosphere	1993
ISO 9613-2	Acoustics -- Attenuation of sound during propagation outdoors -- Part 2: General method of calculation	1996
MSS SP-58	Pipe Hangers and Supports - Materials, Design, Manufacture, Selection, Application and Installation	2009
NACE SP-0169	Control of External Corrosion on Underground or Submerged Metallic Piping Systems	Not on list
NACE SP-0176	Corrosion Control of Steel Fixed Offshore Platforms Associated with Petroleum Production	Not on list
NACE SP-0572	Standard Practice Design, Installation, Operation and Maintenance of Impressed Current Deep Ground Beds	Not on list
NCMA TEK 5	Details for Concrete Masonry Fire Walls	1984 (1996)
NEMA 250	Enclosures for Electrical Equipment	2003
NEMA 250	Enclosures for Electrical Equipment	2014
NEMA BU 1.2	Application Information for Busway Rated 600 V or Less	2013
NEMA ICS 1	Industrial Controls and Systems General Requirements	2000 R 2015
NEMA ICS 2	Industrial Control and Systems Controllers, Contactors, and Overload Relays Rated 600 Volts	2000 R 2005 with errata 2008
NEMA ICS3	Industrial Control and Systems: Medium Voltage Controllers Rated 2001 to 7200 Volts AC	2005 R2010
NEMA ICS6	Enclosures for Industrial Control and Systems	1993 R2016
NEMA MG1	Motors and Generators	2016 plus 2017 Supplmt
NEMA MG2	Safety Standard for Construction and Guide for Selection, Installation and Use of Electric Motors and Generators	2014
NEMA WC 70	Power Cables Rated 2000 Volts or Less for the Distribution of Electrical Energy	2009

21 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
NEMA WC 74	5-46kV Shielded Power Cable for Use in the Transmission and Distribution of Electric Energy	2012
NFPA 10	Portable Fire Extinguishers	2013
NFPA 101	Life Safety Code	2015
NFPA 11	Low Expansion Foam and Combined Agent Systems	2010
NFPA 12	Carbon Dioxide Extinguishing Systems	2011
NFPA 1221	Installation, Maintenance and Use of Emergency Fire Service Communications Systems	2016
NFPA 12A	Standards for Halon 1301 Fire Extinguishing Systems	2009
NFPA 12A	Standards for Fire Extinguishing Systems	2015
NFPA 13	Installation of Sprinkler Systems	2013
NFPA 14	Installation of Standpipe and Hose Systems	2013
NFPA 14	Installation of Standpipe and Hose Systems	2016
NFPA 15	Water Spray Fixed Systems for Fire Protection	2012
NFPA 16	Installation of Foam-water Sprinkle and Foam-water Spray Systems	2015
NFPA 17	Dry Chemical Extinguishing Systems	2013
NFPA 170	Standard for Fire Safety and Emergency Symbols	2015
NFPA 17A	Wet Chemical Extinguishing Systems	2013
NFPA 1901	Automotive Fire Apparatus	2016
NFPA 1961	Fire Hose Connections	2013
NFPA 1962	Inspection, Care, and Use of Fire Hose, Couplings and Nozzles and Service Testing of Fire Hose	2013
NFPA 1963	Fire Hose Connections	2014
NFPA 20	Standard for the Installation of Stationary Pumps for Fire Protection	2013
NFPA 2001	Clean Agent Fire Extinguishing Systems	2015
NFPA 211	Chimneys, Fireplaces, Vents and Solid Fuel-burning Appliances	2013
NFPA 22	Water Tanks for Private Fire Protection	2013

22 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
NFPA 220	Types of Building Connection	2015
NFPA 221	Standard for High Challenge Fire Walls, Fire Walls, and Fire Barrier Walls	2015
NFPA 24	Installation of Private Fire Service Mains and Their Appurtenances	2013
NFPA 24	Installation of Private Fire Service Mains and Their Appurtenances	2016
NFPA 25	Inspection, Testing and Maintenance of Water Based Fire Protection Systems	2012
NFPA 25	Inspection, Testing and Maintenance of Water Based Fire Protection Systems	2014
NFPA 252	Standard Methods of Fire Tests of Door Assemblies	2012
NFPA 255	Standard Method of Test of Surface Burning Characteristics of Building Materials	2006
NFPA 262	Standard Method of Test for Flame Travel and Smoke of Wires and Cables for Use in Air-handling Spaces	2015
NFPA 30	Flammable and Combustible Liquids Code	2012
NFPA 30A	Code for Motor Fuel-dispensing Facilities and Repair Garages	2015
NFPA 31	Installation of Oil-burning Equipment	2011
NFPA 37	Installation and Use of Stationary Combustion Engines and Gas Turbines	2015
NFPA 385	Tank Vehicles for Flammable and Combustible Liquid	2012
NFPA 385	Tank Vehicles for Flammable and Combustible Liquid	2017
NFPA 496	Purged and Pressurized Enclosures for Electrical Equipment	2017
NFPA 497	Classification of Class I Hazardous Locations for Electrical Installations in Chemical Plants	2017
NFPA 5000	Building Construction and Safety Code	2015
NFPA 51B	Fire Protection in use of Cutting and Welding Processes	2014
NFPA 52	Vehicular Natural Gas Fuel Systems Code	2013
NFPA 54	National Fuel Gas Code, Part 2	2015
NFPA 55	Compressed Gases and Cryogenic Fluids Code	2013
NFPA 58	Liquefied Petroleum Gas Code	2014
NFPA 59	Utility LP-Gas Plant Code	2015
NFPA 59A	Production, Storage and Handling of Liquefied Natural Gas (LNG)	2001
NFPA 59A	Production, Storage and Handling of Liquefied Natural Gas (LNG)	2006
NFPA 59A	Production, Storage, and Handling of Liquefied Natural Gas (LNG), 2001* NFPA 59A 1994 requirements incorporated by reference into 33 CFR 127 are met by NFPA 59A-2001.)	2013
NFPA 59A	Production, Storage and Handling of Liquefied Natural Gas (LNG)

23 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
NFPA 600	Industrial Fire Brigades	2015
NFPA 654	Prevention of Fire and Dust Explosions from the Manufacturing, Processing and Handling of Combustible Particulate Solids	2013
NFPA 68	Guide for Venting of Deflagrations	2013
NFPA 69	Explosion Prevention Systems	2014
NFPA 70	National Electrical Code	2014
NFPA 704	Identification of the Hazards of Materials for Emergency Response	2012
NFPA 70E	Standard for Electrical Safety in the Workplace	2015
NFPA 72	National Fire Alarm Code	2013
NFPA 750	Water Mist Fire Protection Systems	2014
NFPA 750	Water Mist Fire Protection Systems	2015
NFPA 77	Recommended Practice on Static Electricity	2014
NFPA 780	Installation of Lightning Protection Systems	2017
NFPA 85	Boiler and Combustion Systems Hazard Code	2015
NFPA 850	Recommended Practice for Fire Protection for Electric Generating Plants and High Voltage Direct Current Converter Stations	2015
NFPA 853	Installation of Stationary Fuel Power Plants	2015
NFPA 86	Standards for Ovens and Furnaces	2015
NFPA 91	Exhaust Systems for Air Conveying of Vapors, Gases, and Noncombustible Particulate Solids	2015
NFPA 96	Standard for Ventilation Control and Fire Protection Cooking Operations	2014
PCI MNL 124	Design for Fire Resistance of Precast Prestressed Concrete	2011
PI-201-77	Compacted Density	1977
PTI DC35.1	Recommendations for Prestressed Rock and Soil Anchors, (Tie rod installation and stressing)	2014
RPI RP 2218	Fireproofing Practices in Petroleum and Petrochemical Processing Plants	2013
SAMA PMC 33.1	Electromagnetic Susceptibility of Process Control Instrumentation	1978

24 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
SAMA RC 6	Filled System Thermometers	1963/1973
SDI ANSI/NC1.0 ANSI/SDI NC-2017	Standard for Noncomposite Steel Floor Deck	2010
SDI ANSI/RD1.0 ANSI/SDI RD 2017	Standard for Steel Roof Deck	2010
SMACNA/ANSI	HVAC Duct Construction Standards-Metal and Flexible	2005
SPRI ANSI/SPRI/FM4435- ES-1	Test Standard for Edge Systems Used with Low Slope Roofing Systems.	2011
SSPC PA 1	Shop, Field and Maintenance Painting	2016
SSPC SP 1	Solvent Cleaning	2015, E2016
SSPC SP 10	Near-White Blast Cleaning	2007
SSPC SP 2	Hand Tool Cleaning	1982 E 2000, E 2004
SSPC SP 3	Power Tool Cleaning	1982 E2004
SSPC SP 5	White Metal Blast Cleaning	2007
SSPC SP 6	Commercial Blast Cleaning	2007
SSPC SP 8	Pickling	1983 E2004
TEMA	Standards of the Tubular Exchanger Manufacturers Association	2007
TIA 222-H	Steel Antenna Towers and Antenna Supporting Structures”	TIA 222-G; 2005 TIA 222-G-1: 2007 Addendum TIA 222-G-2: 2009 R 2014 TIA -G-3: 2014 TIA 222-G-4: 2014
UL 1	Flexible Metal Electrical Conduit	2005 with revisions through July 3, 2012
UL 1040	Fire Test of Insulated Wall Construction	1996 (with Revisions through October 2012)
UL 1203	UL Standard for Safety Explosion-Proof and Dust-Ignition-Proof Electrical Equipment for Use in Hazardous (Classified) Locations	Not on list
UL 1256	Fire Test of Roof Deck Construction	2002 (with Revisions through January 2007)

25 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
UL 1453	Electric Booster and Commercial Storage Tank Water Heaters	2004 (with Revisions through July 2011)
UL 1479	Fire Tests of Through-penetration Firestops	2003 (with Revisions through October 2012)
UL 1479	Fire Tests of Through-penetration Firestops	2003 (with Revisions through October 2012)
UL 1598	UL Standard for Safety Luminaries	Not on list
UL 1709	UL Standard for Safety Rapid Rise Fire Tests of Protection Materials for Structural Steel - Fourth Edition	2011
UL 1715	Fire Test of Interior Finish Material	1997 (with Revisions through Jan 2013)
UL 181	Factory-made Air Ducts and Air Connectors	2005 with revisions through October 2008
UL 181A	Closure Systems for Use with Rigid Air Ducts and Air Connectors	2013
UL 181B	Closure Systems for Use with Flexible Air Ducts and Air Connectors	2013
UL 1820	Fire Test of Pneumatic Tubing for Flame and Smoke Characteristics	2004 (with Revisions through May 2013)
UL 1995	Heating and Cooling Equipment	2011
UL 1996	Electric Duct Heaters	2009 (with Revisions through November 2011)
UL 2024	Standard for Safety Optical-Fiber and Communications Cable Raceway	2011 (with Revisions through April 2011)
UL 2043	Fire Test for Heat and Visible Smoke Release for Discrete Products and their Accessories Installed in Air-handling Spaces	2008
UL 2200	Stationary Engine Generator Assemblies	2012 with Revisions through June 2013
UL 2518	Air Dispersion System Materials	2002
UL 2518	Air Dispersion System Materials	2005

26 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
UL 263	Standard for Fire Test of Building Construction and Materials	2011
UL 268	Smoke Detectors for Fire Prevention Signaling	2009
UL 268A	Smoke Detectors for Duct Application	2008 (with Revisions through September 2009)
UL 378	Draft Equipment	2006 with revisions through Jan 2010
UL 4	Armored Cable	2004 with revisions through October 16, 2013
UL 412	Refrigeration Unit Coolers	20011(with Revisions through Aug 2012)
UL 44	Standard for Safety Thermoset-Insulated Wires and Cables	2014 with revisions through February 9, 2015
UL 464	Audible Signal Appliances	2016
UL 467	Electrical Grounding and Bounding Equipment	2013 with revisions through June 7, 2017
UL 498	Electrical Attachment Plugs and Receptacles	2017 with revisions through July 28, 2017
UL 499	Electric Heating Appliances	2005 (with Revisions through Feb 2013)
UL 5	Safety Requirements for Surface Metal Raceways and Fittings	2016
UL 50	Electric Cabinets and Boxes	2015
UL 508	Standard for Industrial Control Equipment	1999 (with Revisions through March 2013)
UL 51	Standard for Power-Operated Pumps and Bypass Valves for Anhydrous Ammonia, LP-Gas, and Propylene	2013 with revisions through May 18, 2015
UL 514	Electrical Outlet Boxes and Fittings	2013
UL 536	Flexible Metallic Hose	1997 (with Revisions through June 2003)

27 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
UL 555	Fire Dampers	2006 (with revisions through May 2012)
UL 555C	Ceiling Dampers	2006 (with Revisions through May 2010)
UL 555S	Smoke Dampers	1999 (with Revisions through May 2012)
UL 586	High-Efficiency, Particulate, Air Filter Units	2009
UL 6	Rigid Metal Conduit	2007 with revisions through November 14, 2014
UL 641	Type L Low-temperature Venting Systems	2010 (with Revisions through May 2013)
UL 67	Electric Panelboards	2009 with revisions through December 14, 2016
UL 710B	Recirculating Systems	2011
UL 719	Non-metallic Sheathed Cables	2015
UL 723	Standard for Test for Surface Burning Characteristics of Building Materials	2008 with revisions through September 2010
UL 823	Electric Heaters for Use in Hazardous Location	2006 with revisons through April 22, 2016
UL 834	Heating, Water Supply and Power Boilers Electric	2004 (with Revisions through Jan 2013)
UL 842	Valves for Flammable Fluids	2007 with revisions through October 2012
UL 844	Electric Lighting Fixtures for Use in Hazardous Locations	2012 with revisions thorugh Marh 11, 2016

28 of 29

NFE List of Standards
Attachment X

Standard No.	Standard Title	Date
UL 845	Standard for Safety Motor Control Centers	2005 with revisions through July 15, 2011
UL 870	Safety Standard for Wireways, Auxiliary Gutters, and Associated Fittings	2016
UL 900	Air Filter Units	2004 (with Revisions through Feb 2012)
UL 924	Emergency Lighting and Power Equipment	2006 with revisions through Feb 2011
UL 924	Emergency Lighting and Power Equipment	2016 with revisions through March 8, 2017

29 of 29

EXHIBIT A

ATTACHMENT 2 DOCUMENTS LIST

DELIVERABLE NAME	REVIEW (R) APPROVAL (A) INFORMATION (I)	ISSUED FOR RECORD (AS-BUILT)
Basic Engineering Design Data (BEDD)	A	N/A
PDRI Assessment	I	N/A
Project Execution Plan	R	N/A
Process Hazard Analysis (HAZOP) Report	A	N/A
Process Risk Analysis (SIL review) Report	I	N/A
Cause and Effect Diagram	I	Yes
Relief Studies	I	N/A
Operating Manual (2 copies)	R	N/A
Catalyst and Chemical Summary	I	N/A
Process Description	I	N/A
Process Simulation/Material and Energy Balance	I	N/A
Utility Balances	I	N/A
PFDs	R	N/A
P&IDs	R	Yes
Mechanical Line Schedule	I	N/A
Piping Specials Listing and Data Sheets	I	N/A
Tie-In Schedule	I	No
Pipe Support Schedule	I	N/A
Project Specifications – Piping	I	N/A
Pipe Material Class, Wall Thickness/	I	N/A
Facility and Equipment Arrangement Drawings	R	Yes
Tower Brackets and Pipe Supports	I	No
Pipe Support Details	I	N/A
Isometric Drawings (all)	I	No
3D Model View File	I	No

DELIVERABLE NAME	REVIEW (R) APPROVAL (A) INFORMATION (I)	ISSUED FOR RECORD (AS-BUILT)
Supplier Document Review and Markups	I	Yes
Equipment Data Sheets	I	N/A
OSHA 1910/PSM Documentation	I	N/A
Noise Studies – Obtain from Suppliers	R	N/A
Project Specifications – Equipment	R	N/A
Lubricant Summary	I	N/A
Supplier Document/Drawing Reviews	I	N/A
On-Site or Factory Witness/Acceptance Testing	I	N/A
Spare parts Recommendations	I	N/A
Project Specifications – Structural	I	N/A
Foundation Location Plan	I	Yes
Plans and Sections – Steel	I	No
Steel Fabrication Drawings	I	N/A
Structural Fireproofing Requirements	R	N/A
Plot Plan	R	Yes
Site Grading/Development Plans	R	No
Roads	R	No
Railroads	R	No
Paving	R	No
Landscaping	R	No
Fencing	R	No
Sidewalks	R	No
Underground and Sewer Drawings: Composites	R	Yes
Instrument Index	I	N/A
Instrument Specifications and Data Sheets	I	N/A
Project-Specific Specifications – Instruments	I	N/A
Instrument Legend Sheet	I	N/A
Distributed Control System (DCS, SIS)	R	N/A

DELIVERABLE NAME	REVIEW (R) APPROVAL (A) INFORMATION (I)	ISSUED FOR RECORD (AS-BUILT)
Graphic Screens	A	Yes
Control System Block Diagram	R	Yes
Logic Diagrams	I	Yes
Analyzers/CEMS	I	N/A
Control Panel Layout	R	N/A
Instrument Installation Details with BOQ	I	N/A
Control Room Layout	A	N/A
Loop Drawings	I	N/A
Factory Acceptance Tests	I	N/A
Spare Parts, Recommended Operating	R	N/A
Plant Electrical Load List	R	N/A
Electrical System Calculations: Short Circuit	I	N/A
Electrical System Calculations: Load Flow	I	N/A
Electrical System Calculations: Motor Starting	I	N/A
Electrical System Calculations: Relay Coordination	I	N/A
Project-Specific Specifications – Electrical	I	N/A
Heat Tracing (electrical)	I	N/A
Legend Sheet	I	N/A
Lighting Plans and Details	I	No
Aircraft Warning Lights	I	N/A
Cable Tray Plans and Details	I	N/A
Conduit and Cable Schedule	I	Yes
Grounding Plans and Details	I	No
Cathodic Protection	I	No
Temporary Construction Power	I	No
Communication Plans and Details	R	No
Underground Composite Plan (duct bank)	R	Yes
Area Classification	R	N/A

DELIVERABLE NAME	REVIEW (R) APPROVAL (A) INFORMATION (I)	ISSUED FOR RECORD (AS-BUILT)
Schematics and Wiring Diagrams (CASES)	I	Yes
Electrical One-Line Diagram	R	Yes
UPS System	I	N/A
Electrical Switchgear/MCC Layouts	I	N/A
Lightning Protection Design	I	N/A
Heat Trace Design	I	N/A
On-Site or Factory Witness/Acceptance Testing	I	N/A
Fire Protection System Description	A	N/A
Building Fire Protection (sprinklers, etc.)	I	Yes
A/G Fire Protection (sprinkler, monitors, deluge, etc.)	I	Yes
B/G Fire Protection (pipe, valve stations, etc.)	I	Yes
Fire Water Storage Design (tank, pond, etc.)	I	N/A
Facility Noise Analysis and Report	A	N/A
Site Baseline Noise Assessment	A	N/A
Welding Procedures	I	N/A
Flexibility and Stress Studies	I	N/A
Building System Descriptions	R	N/A
Life Safety Review	I	N/A
Building Layout	R	No
Building Design – Architectural Envelope	R	N/A
Building Systems Design (plumbing, electrical, etc.)	I	N/A
HVAC Design (performance specification)	I	N/A
Cranes and Hoists Specification	I	N/A
Project Schedule Management: Schedule Updates	R	N/A
Project Schedule Management: Payment Schedule	R	N/A
Progress Curves and Progress Analysis	R	N/A
Supplier List	R	N/A
Purchasing Plan	R	N/A

DELIVERABLE NAME	REVIEW (R) APPROVAL (A) INFORMATION (I)	ISSUED FOR RECORD (AS-BUILT)
Traffic Plan and Coordination	R	N/A
RFQ Status Reports	I	N/A
Material Status Reports	I	N/A
Standard Quality Planning and Assurance	R	N/A
Receiving Inspection Plan	I	N/A
Supplier/Third Party Design Contractor Quality Assurance Audits	I	N/A
Project Audit Plan	R	N/A
ISO 9001 Supplier Audits	I	N/A
Field Construction Quality Assurance Audits	I	N/A
Project Inspection Plan (ITP)	R	N/A
Review Supplier Welding Procedure	I	N/A
Review Supplier Testing Plan	I	N/A
Startup and Commissioning Plan	R	N/A
Mechanical Completion Plan	R	N/A
Turnover Package Preparation	R	N/A
Process Safety and Operator Training	A	N/A
Performance Guarantee Analysis	A	N/A

Exhibit B
Site Diagrams – Areas and Restrictions
[**]

Exhibit C
NFE Marcellus

Notes:
1.	[**]
2.	[**]
3.	[**]

Exhibit C
Black & Veatch
Billing Rates and Expense Schedules
[**]

Milestone Payment Schedule

ANTICIPATED MONTH OF MILESTONE ACHIEVEMENT	MILESTONE	TOTAL PRICE	NOTES
Jan-19	Signing of EPC Contract	[**]
	Subtotal	[**]	Net 10 Payment Terms
Jan-19	Award of LNG Storage Tank Subcontractor	[**]
	Award PO for Combustion Turbines	[**]
	Issue Plot Plan Rev 0	[**]
	Award PO for BOG Compressors	[**]
	Award LNG Pumps	[**]
	Subtotal	[**]
Feb-19	Issue PFDs Rev 0	[**]
	Issue Equipment List	[**]
	Award PO for Refrigerant Exchangers with Cold Box	[**]
	Issue Electrical Underground Drawings Rev 0	[**]
	Issue Drainage / Erosion Control Drawings	[**]
	Subtotal	[**]
Mar-19	Conduct Model Review 30%	[**]
	Mobilize Subcontractor for Sitework	[**]
	Mobilize BVCI on Site	[**]
	Issue Area Classifications Rev A	[**]
	Award PO for Fire Water Pumps	[**]
	Subtotal	[**]
Apr-19	Mobilize Electrical Subcontractor	[**]
	Issue Equipment Layout Rev A for Liquefaction	[**]
	Issue Cathodic Protection Specs	[**]
	Award PO for Standby Diesel Generators	[**]
	Award PO for Long Lead Valves	[**]
	Subtotal	[**]
May-19	Award PO for Structural Steel	[**]
	Issue Major Foundation Drawings for Liquefaction Rev A	[**]
	Issue Major Foundation Drawings for Heat Recovery Rev A	[**]
	Complete Grading for LNG Tank	[**]
	Subtotal	[**]

Jun-19	Issue Foundations for Piperack	[**]
	Start Undergrounds	[**]
	Award Field Erected Tank Subcontract	[**]
	Award PO for Largebore Steel Pipe	[**]
	Award PO for CEMs	[**]
	Subtotal	[**]
Jul-19	HAZOP Review Meeting Held	[**]
	Issue P&IDs	[**]
	Issue One Line Diagrams	[**]
	Issue Cable Tray Rev A	[**]
	Issue Equipment Layout for Heat Recovery	[**]
	Subtotal	[**]
Aug-19	Conduct Model Review 60%	[**]
	Issue Aboveground Grounding Drawings Rev A	[**]
	Issue Major Foundation Drawings for the Water Treatment & Storage Area	[**]
	Award a PO for Instrumentation	[**]
	Subtotal	[**]
Sep-19	Issue LB Pipe Iso's for Piperack	[**]
	Start Deliveries of Rebar	[**]
	Issue Instrument Index Rev A	[**]
	Issue Underground Grounding Drawings	[**]
	Finish Process Area Site Grading	[**]
	Subtotal	[**]
Oct-19	Start Combustion Turbine Foundation	[**]
	Start Liquefaction C Foundations	[**]
	Issue Instrument Installation Plans & Details Rev A	[**]
	Issue Smallbore Isos for Piperack	[**]
	Issue Logic Diagrams	[**]
	Subtotal	[**]
Nov.19	Release Steel for Fabrication on Gas Treatment Area	[**]
	Start Deliveries of Air Cooled Heat Exchanger	[**]
	Hydro of Underground Fire Water Complete	[**]
	Finish Pouring LNG Tank Foundation	[**]
	Start Issuing Largebore Isos for Liquefaction C	[**]
	Subtotal	[**]
Dec-19	Conduct Model Review 90%	[**]
	Award PEMB Subcontractor	[**]
	Issue Control Block Diagrams Rev A	[**]
	Issue Cable Tray Plans and Details for Aux Area Rev 0	[**]
	Issue Major Foundation Drawings for Aux Power F	[**]
	Subtotal	[**]
Jan-19	Set First Gas Engine Generator	[**]
	Start of Unit Substation Transformers Deliveries at Site	[**]
	Start Deliveries of Combustion Turbine Generator	[**]
	Complete Flare Foundation Pours	[**]
	Complete Major Foundation Pours for Liquefaction C Areas	[**]
	Subtotal	[**]
Feb-19	Start Issuing Schematics and Wiring Diagrams	[**]
	Start Largebore Pipe Deliveries	[**]
	Complete Major Foundation Pours on Heat Recovery Area	[**]
	Subtotal	[**]
Mar-19	Fire Water Pumps Delivered on Site	[**]
	Issue Cable / Raceway Schedule Rev 0	[**]
	Start Deliveries of BOG Compressors	[**]
	Subtotal	[**]
Apr-19	Start Deliveries of Mixed Refrigerant Compressor	[**]
	Complete Major Foundation Pours for Truck Loading Area	[**]
	Start Erection of Structural Steel in Liquefaction D Area	[**]
	Set Refrigerant Compressor for Liquefaction C	[**]
	Subtotal	[**]
May-19	Start Deliveries of Regen Gas Compressor	[**]
	Start Aboveground Largebore Pipe in Gas Treatment Area	[**]
	Start Aboveground Largebore Pipe in Power Generation Area	[**]
	Start Erection of PEMB Control Building	[**]
	Subtotal	[**]

Jun-19	Start of Power House Package Deliveries at Site	[**]
	Start Delivery of CEMs at Site	[**]
	Start Hydro for Fire Water Tank	[**]
	Set BOG Compressor	[**]
	Subtotal	[**]
Jul-19	Start Delivery of LNG Pumps	[**]
	Start Erection of Steel for Refrigerant Make-Up	[**]
	Start Cable Pulls through Piperack	[**]
	Subtotal	[**]
Aug-19	Start Erection of Steel for Truck Loading Area	[**]
	Set Power House B	[**]
	Start Erection of AGPP LB Pipe for Admin Bldg	[**]
	Subtotal	[**]
Sep-19	Complete Erection of Steel for Piperack	[**]
	DCS/SIS Delivered to Site	[**]
	Start Erection of AGPP LB Pipe for Water Treatment	[**]
	Subtotal	[**]
Oct-19	Complete Major Foundation Pours on Piperack	[**]
	Start Erection of Field Erected Tanks in the Gas Storage Area	[**]
	Start Erection of AGPP SB Pipe in Liquefaction D	[**]
	Subtotal	[**]
Nov-19	Complete Erection of Steel for Gas Storage Area	[**]
	Start Install of DCS	[**]
	Start Cable Pulls for Aux Power B	[**]
	Subtotal	[**]
Dec-19	Finish Setting Largebore Pipe for Piperack	[**]
	Start Terminations for Aux Power B	[**]
	Complete Erection of Cable Trays in Piperack	[**]
	Subtotal	[**]
Jan-19	Set Electrical Equipment / Transformers in Piperack Area	[**]
	Completion of PEMB Control Room Bldg	[**]
	Complete Erection of PEMB for Admin Bldg	[**]
	Subtotal	[**]
Feb-19	Finish Setting Smallbore Pipe for Piperack	[**]
	Start Piperack Lighting	[**]
	Subtotal	[**]
Mar-19	Complete Cable Pulls for Liquefaction C Area	[**]
	Complete Cable Pulls for Liquefaction D Area	[**]
	Subtotal	[**]
Apr-19	Complete Heat Trace Installation on Piperack	[**]
	Complete Cable Terms for Liquefaction D	[**]
	Subtotal	[**]
May-19	DCS Available in Aux F	[**]
	Start Commission of Truck Loading Area	[**]
	Subtotal	[**]
Jun-19	Substantial Completion	[**]
	Switchgear Communication Complete	[**]
	Subtotal	[**]
[**]

Provisional Sum Equipment

Package	Tag	Service	Total Quantity	Type	Capacity/Duty		Size	Budgetary Price (1000 $)	Lead Time (weeks)
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Exhibit D
Schedule
[**]

EXHIBIT E

INSURANCE REQUIREMENTS

1.          Without in any manner limiting the generality of any other provision of this Agreement or in any way limiting the liability of Contractor under the Agreement or otherwise, Contractor shall procure at its own expense and maintain in full force and effect from commencement of Work under the Agreement until (unless specified otherwise below) expiration of the warranty period of the Agreement, the following insurance coverages with carriers reasonably acceptable to Company:

(a)          Workers’ Compensation Insurance in accordance with applicable regional and/or national law, extended by the Broad Form All States Endorsement, United States Longshoremen and Harborworkers’ Coverage Endorsement, and Voluntary Compensation Coverage Endorsement.

(b)          Employer’s Liability Insurance with a policy limit of US$25,000,000 per occurrence and in the aggregate.

(c)          Commercial General Liability Insurance covering all premises and operations including independent contractors, products and completed operations (products and completed operations to be maintained for a period commensurate with the warranty period), Blanket contractual liability, XCU Hazards, Broad Form Property Damage, and Independent Contractors endorsements, covering personal injury, bodily injury and property damage with limits of liability of US$25,000,000 each occurrence and in the aggregate.  Coverage shall include legal liability of Contractor for personal and bodily injuries and property damage arising out of the performance of the Work by or on behalf of Contractor under the Agreement subject to the policy terms and conditions and shall be extended by an endorsement stipulating that the limits of liability shall include punitive or exemplary damages awarded against an Insured in all jurisdictions where such damage awards are not contrary to established law.

(d)          Comprehensive Automobile Liability Insurance applicable to all owned, Hired, leased and non-owned vehicles, subject to a combined single limit for bodily injury and property damage equal to US$25,000,000.

(e)          If applicable, Aircraft Liability Insurance (including helicopters), with a combined single limit of US$25,000,000 per occurrence and in the aggregate for bodily injury (including passengers) and property damage, covering owned and non-owned aircraft used in the performance of the Works.

(f)          The above required US$25,000,000 limits of liability can be maintained through any combination of primary and excess policies as Contractor may deem appropriate.

2.          Without in any manner limiting the generality of any other provision of this Agreement or in any way limiting the liability of Company under the Agreement or otherwise, Company shall procure at its own expense and maintain in full force and effect from commencement of Work under the Agreement until (unless specified otherwise herein below) the expiration of the warranty period of the Project, at least the following minimum insurance coverages with carriers reasonably acceptable to Contractor:

(a)          Commercial General Liability Insurance covering legal liability of Company for personal and bodily injuries and property damage with limits of liability of US$25,000,000 each occurrence and in the aggregate.  The policy will apply to losses arising out of the performance of this Agreement by Company and Company’s other contractors subject to the policy terms and conditions and shall be extended by an endorsement stipulating that the limits of liability shall include punitive or exemplary damages awarded against an Insured in all jurisdictions where such damage awards are not contrary to established law.

(b)          Comprehensive Automobile Liability Insurance applicable to all owned, Hired, leased and non-owned vehicles, subject to a combined single limit for bodily injury and property damage equal to US$25,000,000.

(c)          Workers’ Compensation Insurance in accordance with applicable regional and/or national law, extended by the Broad Form All States Endorsement, United States Longshoremen and Harborworkers’ Coverage Endorsement, and Voluntary Compensation Coverage Endorsement.

(d)          Employer’s Liability Insurance with a policy limit of US$25,000,000.

(e)          The above required US$25,000,000 limits of liability can be maintained through any combination of primary and excess policies as Company may deem appropriate.

(f)          Construction All Risks insurance covering physical loss or damage to the Project including all activities by Contractor, Company, or Company’s other contractors, for the benefit of the Company, Lender(s), Contractor, its affiliates, and their respective subcontractors and vendors performing work, each as insureds.  Coverage shall be written on an all risks, replacement cost basis for the total constructed value of the Project, including work outside the scope of Contractor’s Work that is undertaken by or for Company.  The Company shall ensure the policy includes endorsement for Contractor’s Continuing Expense (as defined in Attachment 1 to this Exhibit E) for US$10,000,000.  A sublimit of $1,000,000 for claim preparation expense will be included in policy terms.

(g)          From and after Substantial Completion and through the expiration of the warranty period, Company will maintain an all risks property policy consistent with their financing obligations covering the full replacement value of the Facility.  Company will cause its insurers to issue a waiver of subrogation in favor of Contractor, and Contractor’s subcontractors at any tier, consistent with the rights and obligations of this Agreement.

(h)          Inland Transit and Open Ocean Cargo coverage shall be procured by Company or one of its affiliates with appropriate limits of liability per conveyance and in the aggregate on a replacement cost basis, taking into account the value of each ocean cargo conveyance and the aggregate value of all the conveyances, and Company and Contractor shall mutually agree to Delay in Start Up coverage under such Inland Transit or Open Ocean Cargo coverage. Coverage may be included with the Construction All Risks insurance or a stand-alone basis at Company’s sole discretion.

3.          If Company carries property damage insurance covering the Facility, then (a) to the extent that secondary damage to the Facility is caused by Defects occurring after the Handover Date and (b) Contractor acknowledges its obligation, pursuant to Article 3, to repair or replace such secondary damage, Company will use all commercially reasonable efforts to pursue a claim under such property damage insurance for recovery of the cost of repairing or replacing the relevant damage, the Parties shall coordinate and cooperate with each other in the pursuit of such claim and the performance of Contractor’s obligations under Article 3, and to the extent any proceeds of insurance are recovered by Company under such property damage insurance with respect to damage to the Facility repaired or replaced by Contractor pursuant to Article 3, Company shall pay the amount of such proceeds to Contractor; provided, however, that Contractor shall be liable to Company for (and Company may set off against the amount otherwise payable to Contractor pursuant to this paragraph) an amount per claim equal to the lesser of the deductible under such property damage insurance and one million dollars ($1,000,000).  If Company does not carry property damage insurance covering the Facility and a Defect causes secondary damage to another part of the Facility, then to the extent that, on a per occurrence basis, the cost to Contractor of repairing or replacing secondary damage to the Facility in Accordance with Article 3 exceeds one million dollars ($1,000,000), Company shall bear, and shall pay to Contractor to the extent incurred by Contractor, 100% of the excess costs.

4.          Endorsements and Other Requirements.  The insurance carried in accordance with paragraphs 1 and 2 of this Exhibit E shall conform to the endorsements and/or requirements as specified below:

(a)          Notice of Cancellation:  To the extent commercially available, the Construction All Risk policy shall be non-cancelable except for non-payment of premium.  All policies required in this Exhibit E shall provide 60 days written notice by the insurance carrier to Contractor, Company, and Lender in the event of cancellation or non‑renewal, with the exception of non-payment of premium, in which case no less than 10 days written notice shall be provided.

(b)          Additional Insured:  Company and Company’s officers, directors, agents and employees, as well as Company's parent and its officers, directors, agents and employees, shall be additional insureds with respect to the insurances required in this Exhibit E, paragraph 1 (c), (d) and (f) to the extent of Contractor’s indemnity obligations to Company for third party bodily injury and property damage.

Contractor, and its affiliated companies and their subcontractors, at any tier, and vendors, officers, directors, agents and employees shall be additional insureds with respect to the insurances required in this Exhibit E, paragraph 2 (a), (b), and (e), to the extent of Company’s indemnity obligations to Contractor for third party bodily injury and property damage and shall be an additional named insured with respect to the insurance required in this Exhibit E, paragraph 2(f).

(c)          Waiver of Subrogation:

(1)          Insurers, as respects part 1 of this Exhibit E, excluding (e) Aircraft Liability, shall waive all rights of subrogation against Company and its officers, directors, agents and employees, as well as Company's parent and its officers, directors, agents and employees.  In addition, Insurers shall waive any right of set off and counterclaim and any other right to deduction whether by attachment or otherwise.  However, insurers’ waiver of subrogation shall not apply to warranty obligations of any insured.

(2)          Insurers, as respects parts 2 of this Exhibit E, shall waive all rights of subrogation against Contractor, subcontractors at any tier and vendors performing work at the Site.  In addition, insurers shall waive any right of set off and counterclaim and any other right to deduction whether by attachment or otherwise.  However, insurers’ waiver of subrogation shall not apply to warranty obligations of any insured.

(d)          Severability of Interest: All insurances required in accordance with Exhibit E shall include a requirement to the effect that:

"each of the several insureds or named insureds covered by this policy shall have the same protection he would have had, had this policy been issued individually to each of them; provided, however, that the inclusion hereunder of more than one insured shall not operate to increase the total liability of the insurer beyond the limit of liability stated in the policy.

The respective rights, interests and protection provided for each of the several insureds covered under this policy shall not be compromised or invalidated, either directly or indirectly, as a result the deliberate act(s) of any other insured acting autonomously without the knowledge of another insured.

For the purpose of this insurance, a deliberate act(s) shall mean any intentional act, and/or neglect and/or error and/or omission; failure to disclose any material fact, circumstance or occurrence; misrepresentation; and/or breach of any duty or condition, which may result in a reduction in, or declination of, coverage and/or insurance proceeds that would have otherwise been provided under this policy had the deliberate act(s) not occurred."

(e)          Security: All insurances shall be maintained with insurers of recognized responsibility mutually acceptable to Company and Contractor.  In addition, all insurances shall strictly comply with all applicable laws, rules, and regulations governing the placement and maintenance of insurance in the U.S.

(f)          Non-Limitation of Liability: Nothing contained in these provisions relating to coverage and amounts of insurance required hereunder shall operate as a limitation of Contractor's liability in tort or contract under this Agreement.  In calculating the unexpended amounts of Contractor's limits of liability, any insurance proceeds actually received by Contractor (whether or not paid directly to Contractor or paid to Contractor through Company) under insurance coverage obtained by Company will not operate to reduce the unexpended limits of liability.  Any insurance deductibles paid by Contractor shall operate to reduce such limits of liability.

(g)          Evidence of Insurance/Rights to Inspect and Review: Prior to the commencement of any Work, Contractor shall provide Company with certificates of insurance, executed by an authorized representative of Contractor's insurance carrier or broker, evidencing the coverages obtained by Contractor as required in this ExhibitE.  Company shall have the right but not the duty to inspect and review any policies provided pursuant to part 1 of this Exhibit E. Prior to the commencement of any Work, Company shall provide Contractor with certificates of insurance, executed by an authorized representative of Company's insurance carrier or broker, evidencing the coverages obtained by Company as required in this Exhibit E.  Contractor shall have the right but not the duty to inspect and review any policies provided pursuant to part 2 of this Exhibit E. Company shall provide Contractor with a true and complete copy of the insurance policies procured by Company pursuant to part 2 of this Exhibit E, upon Company’s receipt of such policies.  Company shall provide Contractor with a true and complete copy of the Construction All Risks insurance policy procured by Contractor pursuant to paragraph 2 of this Exhibit E, upon Company’s receipt of such policy.  Following review of the insurances by the Parties, Contractor may request modifications to the policy and shall bear all costs associated with such modifications.

(h)          Failure to Comply:  If Contractor fails to comply with its obligations as specified in this Exhibit E, Company shall have the right, but not the duty, to furnish or arrange, at its own expense, all or any part of the insurance required of Contractor and recover all associated costs from sums due or which may become due to Contractor pursuant to this Agreement.

If Company fails to comply with its obligations as specified in this Exhibit E, Contractor shall have the right, but not the duty, to furnish or arrange, at its own expense, all or any part of the insurance cover required of Company and recover all associated costs from sums due or which may become due to Company, pursuant to this Agreement.

(i)          Assistance with Claims: Contractor shall, at its own cost, give all such reasonable assistance to Company as may be appropriate in connection with any claims that may be made under the policies of insurance effected pursuant to this Exhibit E and Company shall give to Contractor all such reasonable assistance as may be required by Contractor.

(j)          Material Alteration of Insurance:  Neither Company nor Contractor shall make any material alteration to the terms of any insurance without the other's prior written approval.

Endorsement No.   _____

CONTRACTORS CONTINUING EXPENSE
BUILDER’S RISK INSURANCE

In consideration of the Policy Premium charged, it is agreed that this Policy is extended to insure Contractors “Continuing Expense” on property in the course of construction following physical loss or damage under the policy.

Continuing Expense is defined as:

1)
Expenses incurred by Contractors employees (direct payroll, overburden and travel related expenses) related to the recovery of a covered loss (coverage shall not apply for the continuation of project works that are not subject to the covered loss).

2)	Additional utility expenses.

3)	Defense Expenses (however specifically excluding any third party claims, demands or actions).

4)	Additional costs on Surety Bonds and/or Letter(s) of Credit.

5)	Fees for License or Permits incurred or required due to the extension of the completion of the project.

6)	Valuable Papers of the account of the contractor not otherwise covered.

7)	Interest incurred by the contractor related to the procurement of materials, equipment or supplies not paid/or reimbursed by the owner.

8)	Expenses related to the use of temporary facilities at the project site.

9)
Additional amounts by which the cost of the permanent or temporary works uncommenced at the date of physical loss or damage shall exceed the cost to the contractor which would have been incurred but for a delay caused by physical loss or damage.

10)	Sue & Labor (Loss Mitigation - Pre-Event) - Which become necessary as a result of an insured loss to preserve and protect property and which are incurred by the insured over the projected cost of the building or structure not otherwise covered. Coverage shall apply even if the threat does not impact the project however costs are incurred.

11)
Idle charges on equipment (owned or rented), etc. that has not sustained physical damage but due to the covered loss continue to incur and accrue charges or expenses to the project during the period of repair and reconstruction.

12)
Cost and expenses incurred by the contractor related to reinstatement or preservation of warranties or similar agreements for equipment and/or systems impacted by an otherwise covered loss. Such indemnity can include replacement notwithstanding the part could be repaired but must be replaced in order maintain the full conditions of the warranty. Any such warranties or conditions must be supported by written contract executed prior to the loss.

13)
Crane Re-Erection Expense - If a tower, gantry or pole crane not covered under this Policy is lost or damaged by a covered cause of loss at the project site, the Company will pay the reasonable and necessary costs incurred by the Insured to re-erect a tower or pole crane necessary to complete the insured project.

14)	General Conditions / Extended General Conditions in addition to project overhead and profit.

a.
Extended Field Office Overhead (FOO) would be defined as “actual additional cost of staffing and support cost, including trailers, utilities, and similar time- related expenses, stationed on the project site that are reasonably and necessarily incurred during a delay to the critical path schedule caused solely by direct physical loss or direct physical damage to insured property, but does not include costs that otherwise would have been incurred as a result of concurrent delays to the project from other causes or additional costs that are directly related to the scope of the repair.”

b.
Home Office Overhead (HOO) would be defined as “actual additional cost of staffing and support cost, including scheduling, safety, risk management, quality control, and similar time-related expenses, stationed in the contractor’s home office that are reasonably and necessarily incurred during a delay to the critical path schedule caused solely by direct physical damage to insured property, but does not include costs that otherwise would have been incurred as a result of concurrent delays to the project from other causes or home office administrative costs that are directly related to project cost, such as executives, accounting, human resources, and payroll.”

The “Contractor’s Continuing Expense” shall also include:

Additional expenses incurred by the Insured (Contractor) as set forth above (1 through 13) when access to the designated premises (project site / single or multiple) is specifically prohibited by order of civil or military authority as a result of a loss or peril not otherwise excluded and the “Continuing Expense” coverage provided by this policy is subject to the following additional provisions:

1)	Insurers or Underwriters shall pay “Continuing Expense” incurred from the date of loss (subject to the trigger of coverage of a property damage nature).

2)
Insurers or Underwriters shall only pay for the time required with the exercise of due diligence and dispatch to rebuild, repair or replace that part of the property sustaining the loss commencing with the date of such loss through the policy expiration or termination date of the policy.

3)	As soon as practicable after any loss, then Insured (Contractor) shall utilize every available means to reduce the amount of loss including:

a)	Resumption of construction, business or business operations completely or partially

b)	Making use of materials, equipment, supplies or other property at the Insured’s premises or elsewhere; or

c)	Making use of substitute facilities or services where practical and such reduction will be taken into account arriving at the amount of such loss.

Exhibit F

PRE-COMMISSIONING, COMMISSIONING, AND STARTUP PROCEDURES

A Project Specific Startup, Commissioning, and Turnover plan shall be developed for the Project. Commissioning and Startup is the transitional phase between plant construction completion and commercial operations. It encompasses all activities that bridge these two phases including systems turnover, checkout of systems, commissioning of systems, introduction of feedstock, and performance testing.

Commissioning is the use of a disciplined, systematic and professional methodology, to convert the constructed industrial facility into an integrated and operational industrial unit. This process should be implemented in a safe and efficient manner within the defined time-frame and budget. New guidelines, latest lessons learned, and modern practical notes for the commissioning of industrial plants are addressed.

Mechanical completion is not the project objective; it is successful commercial operation that defines a successful project. Successful commercial operation requires a successful startup.

The Project Specific Pre-Commissioning, Commissioning, and Startup Plan is scope specific and will address, but not be limited to:

•	Safety

•	Key Components

•	Materials Management

•	Mechanical Completion

•	Schedule

•	Progress Tracking and Reporting

•	Test Equipment

•	Operator Training

•	Quality

•	Regulatory Compliance

Pre-commissioning and commissioning will be done in phases as construction is completed. Details of how the commissioning is to be carried out, or commissioning packages, will be planned and completed by trained operators. The operators will execute the commissioning as a second phase of their training, which will in turn give them plant experience and ownership.

A successful plant commission has at least four parts:

•	No Loss Time Accidents. No commissioning can be considered a success if it is not done safely. Safety must be stressed from the very beginning of the design, construction and commissioning

•	No Equipment Damage

•	On Test Product within a reasonable period. Less than two days would be considered very good, seven days would be acceptable, and above fourteen days would be less than acceptable.

•	No Environmental Incidents. Again, this is a function of many disciplines. The environmental impact can be reduced by successfully making on test product within a reasonable period.

EXHIBIT G

TESTING; MINIMUM ACCEPTANCE CRITERIA; PERFORMANCE GUARANTEES; PERFORMANCE LIQUIDATED DAMAGES

1.	PERFORMANCE GUARANTEES AND MINIMUM ACCEPTANCE CRITERIA

1.1.
The following are the Performance Guarantees and Minimum Acceptance Criteria for the Facility, which the Contractor must achieve (or pay corresponding Performance Liquidated Damages (as required or permitted)) as a condition to successfully completing the Guarantee Tests and achieving Substantial Completion.

1.2.
As used herein, “LNG Production Rate” or “LNGPR” is defined as the flowrate in gallons per day as measured in accordance with this Exhibit G of the net LNG in storage after the final flash from the process plant into the LNG storage tank and other boil off losses due to heat leak into the storage tank and the associated pipeline, including loading system pipeline which must be maintained cold, and taking into account loading of LNG at the truck racks.

1.3.	LNG Production
Parameter	Unit	Performance Guarantee	Minimum Acceptance Criteria	Testing Method[1]	Liquidated Damages
LNG Production Rate	gallons/day	[**]*	[**]%	LNG product flow meter over a 72-hour continuous period	$[**]
* Based on the “Design” case composition, pipeline conditions [**], and ambient design conditions ([**]) in the BEDD. To be corrected by simulation model for actual feed composition and conditions, boil-off gas generation and actual ambient conditions.

The applicable liquidated damages for actual production rate will be calculated linearly between the specified increment for which the relevant actual production rate falls.

1.4.	Fuel Gas Consumption
Parameter	Unit	Performance Guarantee	Minimum Acceptance Criteria	Testing Conditions	Liquidated Damages
Fuel Gas Consumption	Btu HHV Fuel Gas/gallon of LNGPR	[**]*	[**]%
Calculated as the measured Facility Fuel Gas flow (corrected for temperature, pressure, and molecular weight) multiplied by its heating value, based on chromatographic analysis as described in this Exhibit G section 4.6(f) during the LNG Production Rate Performance Test
$[**]
* Based on the “Design” case composition (hydrocarbon and CO2 content), pipeline conditions ([**]), and ambient design conditions ([**]) in the BEDD. To be corrected by simulation model for actual feed composition and conditions, boil-off gas generation and actual ambient conditions.

1 This assumes the LNG will be produced over a 72-hour continuous period and NFE shall provide sufficient truck offloading of LNG to maintain performance of the test as required throughout.

[**]

1.5.	LNG Quality

Set forth below is the LNG quality guarantee, which is a Minimum Acceptance Criteria.
Parameter	Unit	Minimum Acceptance Criteria	Testing Conditions
C5+	Mole %	[**]	1 sample per 72 hours and laboratory analysis
Nitrogen	Mole %	[**]	1 sample per 72 hours and laboratory analysis
Sulfur (See Note 1 below)	gr/100 SCF	[**]	1 sample per 72 hours and laboratory analysis
Note 1:  Sulfur in the feed gas shall be considered as a maximum of [**] per the BEDD.

2.	EMISSIONS GUARANTEES

Set forth below are the Emissions Guarantees, each of which is a Minimum Acceptance Criterion.

2.1.	Pollutant Emissions to Atmosphere

Only the Refrigerant Compressor Gas Turbine Drivers and Gas Turbine Generators will be equipped with Continuous Emissions Monitoring Systems (“CEMS”) and only that equipment is subject to the guarantees of this section 2.1.
Parameter	Unit	Minimum Acceptance Criteria	Testing Conditions
NOx	vol. in flue gas	[**]	On line analyzer at turbine stack
CO	vol. in flue gas	[**]	On line analyzer at turbine stack

2.2.	Noise Emissions
Parameter	Unit	Minimum Acceptance Criteria	Testing Conditions
Noise emissions	dB(A)	[**]	See Note 1 below
Note 1:  The Sound Level Tests shall be conducted in accordance with a test procedure developed by Contractor and approved by Company in writing.  Test measurements and procedures shall be based on Applicable Codes and Standards including ANSI S1.4, ANSI S1.11, ANSI S1.13, ANSI S12.9, ANSI S12.18, and ASME PTC 36.  Measurement uncertainties shall be applied in accordance with the referenced test standards. All Sound Level Tests shall be conducted with all systems operating in a safe and stable mode within their design operating envelopes with all applicable Equipment in normal operating service.

3.	TECHNICAL AND PROCESS OPERATING CONDITIONS

3.1.	As a condition to achieving Substantial Completion, and as part of the Guarantee Tests, Contractor shall achieve each of the following Minimum Acceptance Criteria:

(a)	LNG Loading Rates

Parameter	Unit	Minimum Acceptance Criteria	Testing Conditions

LNG Loading rate into trucks	gallons per minute (“gpm”)	[**]	[**]

[_]	[_]	[_]	[_]

4.	CONTRACTOR TESTING REQUIREMENTS.

4.1.	Introduction.

(a)	Contractor shall observe the procedures and requirements described in this Exhibit G during the RFSU Tests, the Guarantee Tests, and any Guarantee Test Repetitions.

(b)
Contractor shall carry out the start-up and commissioning of the Facility and the Guarantee Tests utilizing the Company’s Personnel, who shall work together with Contractor’s Personnel under the direction and supervision of Contractor at all times.  Company shall designate one person to coordinate with Contractor in preparing for and conducting of the start-up and commissioning of the Facility and the Guarantee Tests (the “Company’s Designee”). Contractor shall designate one person to ensure that the RFSU Tests and the Guarantee Tests are carried out in accordance with the requirements of Article 6 of the Agreement and this Exhibit G (the “Process Advisor”).

(c)
Contractor shall give all direction during the start-up and commissioning of the Facility and Guarantee Tests in writing and in accordance with the Facility’s standard operating procedures and maintenance manuals.

(d)	Prior to commencing the start-up and commissioning of the Facility and any Guarantee Tests, Contractor shall give prior notice to Company in accordance with Article 6 of the Agreement.

(e)	As provided in Section 6.6(b) of the Agreement, the Company will (i) furnish Natural Gas for commissioning and the Guarantee Test and (ii) provide trucks for LNG offtake prior to Handover.[2]

4.2.	RFSU Tests.

As a pre-condition to Contractor’s achievement of RFSU, Contractor shall perform and verify the following.

(a)
ensure that all pre-commissioning activities, inspections, testing and certifications required pursuant to Exhibit F (Pre-Commissioning; Commissioning; Start-Up; and Training), or any procedures developed thereunder, have been completed.

(b)
complete all verification activities, inspections, tests and audits necessary, in accordance with Good Industry Practice to ensure that the Facility can safely undertake the start-up activities specified in Exhibit F (Pre-Commissioning; Commissioning; Start-Up; and Training) (or any plans or procedures developed thereunder) and the Guarantee Tests.

(c)	Plant Safety Systems.

Shutdown devices will be checked for proper functioning prior to initial startup of the system.  It will be verified that the liquefaction facility systems provide emergency protection as designed. The test will include firstly an acceptance test for the entire Integrated Control and Safety System (ICSS) for the Facility.  Secondly, a complete set of loop checks for the system will be completed.  Then finally, before introducing Natural Gas into the Facility or any system of the Facility for the first time, all applicable safety shutdowns will be separately initiated by their control room push buttons.

4.3.	Pre-Conditions to Commencement of Guarantee Tests.

After achieving RFSU, and prior to commencing the Guarantee Tests, Contractor shall (a) complete the start-up activities specified in Exhibit F (Pre-Commissioning; Commissioning; Start-Up; and Training) (or any procedures developed thereunder), (b) bring the Facility into a state of stable operation, and (c) complete all verification activities, inspections, tests and audits necessary, in accordance with Good Industry Practice, any plans or procedures developed pursuant to Exhibit F (Pre-Commissioning; Commissioning; Start-Up; and Training), Exhibit A (Scope of Work) to ensure:

(a)
That the Facility is fully operable and that adequate, constant, and uninterrupted supplies of raw material, electricity, water, natural gas, and any other imported utilities and chemicals will be available (subject to Company complying with its obligations, including the obligation to make natural gas available for receipt by Contractor) for the duration of the Guarantee Tests.

1 Nomination procedure during the 72-hour performance test to be determined.

(b)
That there are no limitations to the offtake or disposal (as applicable) of LNG, products and effluent which would otherwise restrict the operation of the Facility at the Performance Guarantee levels, caused by elements of the Facility within the Scope of Work.

(c)	Compliance with the requirements of any technology licensor, Subcontractor or Government Authority for the commissioning or start-up of the Facility or any part thereof ,.

(d)
That all meters and gauges needed to perform the Guarantee Tests (including all meters and gauges for any back-up instruments or methods that may be required during the Guarantee Tests) have been calibrated in accordance with all applicable International Society of Automation (“ISA”) standards and have achieved the level of accuracy and reliability required or specified by the Original Equipment Manufacturer (“OEM”).

(e)
That all flow meter factors have been checked, verified and agreed with Company (The meter factor, “F,” shall be determined by the fixed characteristics of the flow meter and shall be used for converting raw measurements of flow into actual flow quantity.  If any flow meter factor is not automatically compensated to take into account temperature, pressure or material composition, manual adjustment to the indicated flow shall be made by Contractor according to ISA standard practice).

(f)	That all Punch-List Items identified as being required to be completed prior to testing have been completed.

(g)	Not Used.

(h)	Completion of LNG Liquefier Turndown Test.

The purpose of this test is to confirm the stability of each liquefication train at [**] percent ([**]%) turndown.

(i)	Readiness of Natural Gas Metering

The flow meters are to be calibrated and tested per meter system vendor calibration audit manuals.

(j)	Not Used.

(k)	Completion of Acid Gas Removal Turndown Test

Purpose of the test is to confirm the stability of the Acid Gas Removal Unit at [**] percent ([**]%) of the Natural Gas flow. During this test, one liquefaction train will operate at [**] percent ([**]%) capacity.

(l)	Readiness of Dehydration System, by:

(i)	Completion of Regeneration Gas Compressor Test

The compressor will be observed for safe operation for its normal operating envelope.

(ii)	Completion of Molecular Sieve Driers Sequence Control Function Test

A full functional test will be observed twice; first just prior to startup for all the driers, and a second time during normal operation.  The Molecular Sieve Dehydration system shall be operated to verify operation on the designated automatic schedule.

(m)	Not Used

(n)	Completion of Boil Off Gas Compressors Test

Each compressor will be observed for safe operation at its normal operating envelope.

(o)	Completion of Essential Power Generation Tests

(i)	Back-Up Generators

This test will demonstrate startup, shutdown, and operation in the field of this piece of equipment.  Auto start-up on simulated power failure will be tested.

(ii)	Electrical Distribution.

This test will ensure that all equipment, breakers, transformers, bus duct, and major cable runs, are operating within their rated capacity.  Transfer of loads will also be tested along with demonstration of UPS performance.

(p)	Completion of Fire Protection System Test

(i)	Firewater Distribution.

The test will demonstrate compliance with NFPA 25.

(ii)	Fire and Gas Detection.

All detectors will be field function tested per vendor’s procedures.

(q)	Completion of Plant and Instrument Air Tests

(i)	Air Compressor Package.

The Air Compressor package will be tested for delivery pressure and flow to demonstrate that the equipment operates at its design specification.  Auto startup of the compressors shall be tested on emergency power bus.  Control system “Lead-Lag” functions shall be demonstrated for the number of compressors required to maintain full plant operation.

(ii)	Air Driers.

Exit flow and dew point will be tested to demonstrate design specification is met.

(r)	Completion of Water Systems Tests

(i)	Water Treatment Unit.

The outlet flow for capacity and exit stream compositions will be checked to ensure its design specification.  This will be done using online instrumentation, grab samples or laboratory analysis.

(ii)	Service Water Unit.

The outlet flow for capacity will be checked to ensure the design intent is met.

(s)	Nitrogen System Readiness

Outlet flow capacity, O2 specification and header pressure of the nitrogen generation system will be checked to ensure it meets the design specification.

(t)	Heavies Removal Unit System Readiness

The heavies removal unit is to be operated and tested to verify compliance with LNG specifications and the avoidance of freezing in the liquefaction process.

(u)	Not Used.

(v)	Demin Water

The outlet flow for capacity and exit stream quality will be checked against specifications. This will be done using online instrumentation, grab samples or laboratory analysis.

(w)	Flares

The flare tips will be observed for flame stability at a mutually agreed flow.  The flares are designed for emergency operations and are not required to meet the applicable visible emission requirements.

(x)	Not Used.

(y)	Storm Water

The outlet flow for capacity will be checked to ensure the design intent is met.

(z)	Inspection Documents

Certification of satisfaction of all requirements of the Inspection Documents..

4.4.	Guarantee Test Procedures.

Contractor shall carry out the Guarantee Tests in accordance with the following requirements, guidelines and procedures:

(a)
All the primary instruments and any back up instrument required for cross-checking such primary instrument (if applicable) that are subject to the Guarantee Tests (the “Instruments”) shall be identified by Contractor and submitted to Company for approval by no later than thirty (30) Days prior to the start of testing. Upon written approval by Company, the list of Instruments shall be deemed a part of Exhibit G. Contractor shall obtain required measurements of Instruments contained within the Distributed Control System (“DCS”), in the form of hourly averages of readings recorded by the DCS during the period of the Guarantee Test.  Contractor shall report such averages on a direct printout and the Company’s Personnel shall record the same in an agreed form of test log.  No deviations from the procedures specified in this paragraph shall be permitted, except by mutual written agreement of Contractor and Company.

(b)	Company’s designated laboratory shall carry out all required sampling and laboratory analysis under the direction of Contractor. Such analysis shall be recorded in an agreed form of test log.

(c)
To the extent, and only to the extent, any laboratory analysis to be conducted as part of the Guarantee Tests cannot be performed in the Facility’s online analyzer or elsewhere within the Facility, an external laboratory reasonably acceptable to Company shall conduct such laboratory analysis using appropriate methods (including instances where calibrated analyses are provided, in which case such calibrated analyses may be used by such external laboratory).  Such external laboratory must be (i) approved by both Company and Contractor and (ii) properly accredited by the appropriate accreditation authority to carry out such laboratory analysis.

(d)
Any external laboratory conducting environmental testing shall provide (i) hourly and daily averaged data to Company and Contractor while carrying out any such environmental testing and (ii) a draft report showing the results of such environmental testing for review by Company and Contractor within two (2) Days after completion of such environmental testing.

(e)	Throughout the period of the Guarantee Tests, Contractor shall deliver all production into the LNG storage tank at the Site and Company must provide sufficient off-taking from the storage tank.

4.5.	Guarantee Test Conditions.

The conditions upon which the Guarantee Tests are based are as follows:

(a)
At the pipeline battery limit, the composition, pressure, temperature and flow availability of the feed Natural Gas will be within the range of feed gas compositions, pressures, temperatures, and flow rates set forth in Exhibit S.

(b)	Not Used.

(c)	During the continuous 72-hour period of the Guarantee Tests, the following conditions must be met:

(i)	No flaring or venting is permitted from the Facility, other than normal continuous flows and minor emergency flaring up to a maximum of one-hour duration in the aggregate;

(ii)	The loading lines are being maintained cold, with adequate re-circulation;

(iii)	Not Used;

(iv)	Fire and Gas (F&G) safety systems are functioning;

(v)
During the Guarantee Tests, the Facility, including all ancillary systems at the Facility, shall be operated in a manner that it will typically be operated under normal conditions pursuant to the relevant operation and maintenance manuals and shall not be operated in a manner to impact the ability of the Facility being performance tested to meet or exceed its guarantee performance;

(vi)	Company shall provide off-take of LNG such that the level of the LNG storage tank will not limit the Guarantee Tests; and

(vii)
Company shall ensure that utilities provided by, or under the control of, Contractor that are required for the Guarantee Test shall be continuously available for the duration of the Performance Test, without interruption.

(d)
Contractor shall confirm that the Guarantee Test conditions: (i) have been satisfied prior to commencement of the Guarantee Tests and (ii) continue to be satisfied during the conduct of the Guarantee Tests.

4.6.	Guarantee Test Evaluation.

(a)
All measurements taken during any Guarantee Tests shall be averaged over the period of the relevant Guarantee Tests; provided, however, if any individual measurement is demonstrably inconsistent with all other measurements of the same data or variable, (or if it is determined that a specific measurement is incorrect or flawed), then such measurement shall be considered void and not included in the Guarantee Test evaluation unless it is critical to evaluation of the values in Section 2.

(b)
Tolerances of all the Instruments used for the Guarantee Tests shall be agreed between Company and Contractor in writing prior to the Performance Tests; provided, however, that the tolerances for the Instruments measuring the performance parameters shall be identified by Contractor and submitted to Company for approval by no later than sixty (60) days prior to the Guarantee Tests and upon written approval by Company, such Instruments tolerances shall be deemed a part of Exhibit G. The agreed Instrument tolerances shall be used to correct Instrument average readings prior to assessing the results of any Guarantee Tests against the Minimum Acceptance Criteria and the Performance Guarantees.

(c)
If the compositions, characteristics or conditions, in each case, of any parameters differ from those set forth in Exhibit S (Rely Upon Information) and such difference materially affects the results of any Guarantee Tests, then the Minimum Acceptance Criteria and the Performance Guarantee parameters shall be adjusted (i) by applying the relevant data to any applicable models or simulations used to determine the original requirements of this Exhibit G, or (ii) in the absence of such models or simulations, in accordance with engineering principles reasonably acceptable to Company , or (iii) subject to Contractor’s rights under Article 8 of the Agreement, Company may require Contractor to do any or all of the following: (A) implement any Scope Adjustments necessary to overcome the non-conformity with the Rely Upon Information, (B) delay the Guarantee Tests until the relevant conditions have been brought in line with the parameters specified in Exhibit S (Rely Upon Information), and (C) repeat the Guarantee Tests.

(d)
LNG production in gallons per hour will be calculated based on the  measurement of the LNG product flow meter upstream of the tank, with correction to account for the final flash from the process plant into the LNG storage tank and other boil off losses due to heat leak into the storage tank and the associated pipeline over a 72-hour continuous period.

(e)
The LNG composition will be measured by sampling the product rundown and conducting a gas chromatographic analysis in accordance with GPA 2261.  The in-tank composition after final flash will be calculated from this analysis using measured rundown pressures and rundown temperatures, LNG tank pressures and simulations undertaken with HYSYS. The density of the LNG in the tank will also be calculated from this composition using the Revised Klosek and McKinley method or other method mutually agreed by Contractor and Company. The Btu content of the LNG will be calculated from the composition using data in GPA 2145 and calculated according to GPA 2172.

(f)
The Fuel Gas consumption (averaged over the duration of the test) shall be calculated based on measurements from flow measurement devices on the high and low pressure fuel gas systems and using the same chromatographic analysis methods and data described above in Section 4.6(e).

(g)	Ambient temperature will be measured using appropriate ambient temperature measurement instrumentation as determined by the Contractor, and agreed by Company.

4.7.	Environmental Compliance

(a)
The Company will coordinate and pay for CEMS testing and certification to be performed by an independent third party testing Subcontractor, and a testing procedure approved by Company that is based on the requirements of Applicable Law, including the terms of the Air Permit. Contractor is responsible for preparing and submitting plans and procedures for initial monitoring and testing that are compliant with Applicable Law, including the terms of the Air Permit, in a timely manner sufficient for approval by Company and the authority having jurisdiction to support Contractor’s schedule for testing.  Contractor shall ensure that the CEMS is operating in accordance with Applicable Law, including the Air Permit, prior to conducting any Performance Tests.

(b)
Contractor shall conduct emissions tests to demonstrate the ability of the Facilities to be compliant with the emissions estimates referenced in the  Air Permit application included in Exhibit L. Any changes to Applicable Law, including the final Air Permit, are not guaranteed by Contractor’s design unless Company issues a Company Instruction requiring compliance with any stricter criteria imposed in the final Air Permit.  Scheduling of emissions tests shall be as required by the authority having jurisdiction. Contractor is responsible for preparing and submitting a testing procedure compliant with Applicable Law and the terms of the Air Permit in a timely manner sufficient for approval by Company and the authority having jurisdiction to support Contractor’s schedule for testing.

(c)	Contractor shall submit to Company a final written test report for the emissions tests.

Exhibit H

ESH&S and Quality Control Requirements

Environmental, Safety, Health, and Security

A Project Specific Environmental, Safety, Health, and Security, shall be developed for the Project. The basis for the plan is Black & Veatch’s Corporate Safety Manual, the project specifications, and all Permitting Requirements. Once established, this document becomes the tool by which the safety standards for the project are communicated. The objective of the ESH&S is to prevent incidents causing injury or depletion of assets of NFE or Black & Veatch and ensure compliance in all respects of the Permitting and Environmental Requirements.

The Project Specific ESH&S Plan is scope specific and will address, but not be limited to:

•	Alcohol and Substance Abuse Policy

•	New Employee Safety Orientation

•	Training

•	Safety Meetings

•	Site Sanitation

•	Medical Facilities

•	Daily Safety Inspections and Tours

•	Incident Reporting

•	Incident Investigation Procedures

•	Safety and Health Program relating to Subcontractors

•	Subcontractor Compliance with HSEP requirements

•	Construction Equipment Operating Policy

•	Hazard Identification and Control

•	Inspections and Audits

•	Excavations and Underground Work

•	Personal Protective Equipment

•	Emergency Response Plan

•	Security

•	Environmental Action Plan

•	Incident Investigations

•	Safe Work Practices

•	Fall Protection

•	Steel Erection

•	Demolition

•	Hazardous Waste

•	Cranes and critical lifts

•	Equipment and Scaffolds

•	Proper Tool Usage

•	Employee Involvement (Behavior Based Safety)

•	First-Aid/Near-miss Reporting and Tracking

•	Start-up and Commissioning

Quality Control Requirements

 CONTRACTOR shall maintain a documented, functional quality management system and ensure its sub-subcontractors, suppliers, and sub-suppliers maintain a documented, functional quality management system to ensure the quality of Work. CONTRACTOR 's systems will be in compliance with an internationally recognized quality standard.

•	The Quality Plan will address design control, the procurement process, document control, field Construction quality control such as welding, inspections, and testing.

•
The Quality Plan will include the measures to be taken for receipt, control, storage, handling, and maintenance of equipment and components, and Contractor’s designed and specified equipment from receipt of the equipment and components up to commercial operation of the Project.

•	The Quality Plan will provide a list of quality records that will be maintained during the execution of the Project and turned over to Company prior to or at Final Completion.

•	Contractor will be responsible for storing materials and equipment at the Project Site in accordance with manufacturer’s requirements.

•	The Quality Plan will provide a list of quality records that will be maintained during the execution of the Project and turned over to Company prior to or at Final Completion.

Quality Records

•	One electronic copy of quality records as specified in Quality Plan and as required by applicable codes and standards, will be submitted to Company prior to or at Final Completion.

Exhibit I
Procurement and Subcontracting

This Section sets forth overall requirements for Contractor’s procurement and subcontracting activities for the Work. Contractor shall implement an integrated procurement and subcontracting approach to ensure the most effective overall provision of equipment, materials, and services for the Work.

Under this Exhibit, "Procurement" encompasses purchasing and subcontracting, as well as materials functions listed below:

Purchasing and subcontracting include such activities as:

•	Planning - Overall Procurement Plan and Subcontracting Plan

•	Development

•	Control (supplier data and material)

•	Purchasing of equipment/materials and contracting for services including:

o	Specification

o	Supplier qualification

o	Financial checks and qualifications

o	Bidder List

o	Requisitioning

o	Bid Inquiry

o	Evaluation and Negotiations

o	Approvals

o	Subcontract and Order Placement

•	Subcontract and Order Administration (post-award)

•	Expediting

•	Source Inspection

•	Transportation and Logistics

•	Claims Settlement

•	Subcontract and Order Close-out

Field materials functions include such activities as:

•	In-transit storage (if applicable)

•	Warehousing, including receiving, storage, preservation and distribution

•	Field procurement

•	Surplus disposal

•	Customs clearing and importing

Exhibit I
Major Subcontractors

1.	Substructures

•	[**]

2.	Fireproofing

•	[**]

3.	Pre-Engineered Metal Buildings

•	[**]

4.	Electrical Construction

•	[**]

5.	Perlite

•	[**]

6.	Insulation & Lagging/Coatings

•	[**]

7.	Mechanical / Pipe / Structural

•	[**]

8.	LNG Tank

•	[**]

9.	Firewater Tank

•	[**]

10.	Heavy Haul & Heavy Lift

•	[**]

Requisition Number	Description	Vendor/Supplier Name	Headquarters (Country)
CIVIL/STRUCTURAL
61.2005	Oil Water Separator/CT Water Wash Drains Tank
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
61.2009	Package Lift Station
[**]
[**]
[**]
[**]
61.4001	Structural Steel
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.1001	Hoists and Trolleys
[**]
[**]
[**]
[**]
ELECTRICAL
63.1003	Standby Diesel Generators
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
63.3600	Powerhouse
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
63.3804	Distribution Transformers
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
INSTRUMENTATION
64.0202	Integrated Control and Safety System
		[**]	[**]
		[**]	[**]

Requisition Number	Description	Vendor/Supplier Name	Headquarters (Country)
		[**]	[**]
		[**]	[**]
		[**]	[**]
64.0408	Fire and Gas Detecton Field Devices
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
64.0602	Restriction Orifices and Orifices Plates
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
64.0604	Avergaging Pitot Tubes
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
64.0607	Sight Flow Indicators
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
64.0608	Rotameters
		[**]	[**]
		[**]	[**]
64.0611	V-Cone Flowmeters
		[**]	[**]
		[**]	[**]
64.0605	Ultrasonic Flowmeters
[**]
[**]
[**]
[**]
[**]
64.3001	Continuous Emission Monitoring Analyzer
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
64.3004	Gas Chromatograph
		[**]	[**]
		[**]	[**]

Requisition Number	Description	Vendor/Supplier Name	Headquarters (Country)
CHEMICAL
65.1100	Antifoam Injection System
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
65.1113	Ammonia Forwarding Skid

65.1310	Raw Water Treatment Equipment

65.2100	Wastewater Treatment
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
65.2200	Sanitary Waste Treatment Equipment
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
65.3310	SCR and Oxication Catalyst

PIPING
66.1211	Fabricated Steel Pipe
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
66.2000	Piping Specialties
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]

Requisition Number	Description	Vendor/Supplier Name	Headquarters (Country)
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
66.2071	Pipe Supports
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
66.3240	Cryogenic Gate Globe Check Valves
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
66.3440	Cryogenic Ball Valves
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
66.3330	Cryogenic Butterfly Valves
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
MECHANICAL EQUIPMENT
67.0423	LNG Truck Loading Package
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.2100	Filters & Coalescers
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.4101	Compressed Air Equipment Skid
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]

Requisition Number	Description	Vendor/Supplier Name	Headquarters (Country)
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.4102.1	Liquid Nitrogen Package
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.4102.2	PSA Nitrogen Package
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.4106	Amine Antifoam Injection Package
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.5111	Shop Fabricated Pressure Vessles - Carbon Steel
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.5112	Shop Fabricated Pressure Vessles - Heavy Wall Carbon Steel
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.5121	Shop Fabricated Pressure Vessles - Alloy Steel
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]

Requisition Number	Description	Vendor/Supplier Name	Headquarters (Country)
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.5150	Shop Fabricated Pressure Vessles - Towers - Columns
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.5303	Diesel Storage Tanks
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.5310	Shop Fabricated Tanks
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.5340	Vacuum Jacketed Cryogenic Storage Vessel
[**]
[**]
		[**]	[**]
67.5810	Tower Internals
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.6140	Steam Boilers
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.6200	Regeneration Gas Heater
		[**]	[**]
		[**]	[**]

Requisition Number	Description	Vendor/Supplier Name	Headquarters (Country)
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.6320	Incinerators - Process Tailgas
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.6350	Flares
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.7100	Shell & Tube Heat Exchangers
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.7200	Plate Type Heat Exchanger
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.7300	Refrigerant Exchanger
		[**]	[**]
67.7500	Air Coolers
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]

Requisition Number	Description	Vendor/Supplier Name	Headquarters (Country)
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.7941	Electric Heaters
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.9121	Combustion Turbine Drives
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.9201	General Service Pumps
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.9210	Horizontal Pumps
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.9220	API Horizontal Pumps
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.9215	Sealless Can Design Pumps
		[**]	[**]
67.9236	Vertical Can Pumps
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.9275	Fire Water Pumps

Requisition Number	Description	Vendor/Supplier Name	Headquarters (Country)
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.9279	Expanders
		[**]	[**]
67.9280	Sump Pumps
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.9282	LNG Pumps
		[**]	[**]
		[**]	[**]
67.9282.2	LNG Pumps-Demethanizer
		[**]	[**]
		[**]	[**]
67.9372	Regeneration Gas Compressors
		[**]	[**]
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.9373.2	BOG Compressor
		[**]	[**]
		[**]	[**]
		[**]	[**]
67.9373.1	Refrigerant Compressor
		[**]	[**]

EXHIBIT J

FORM OF PROGRESS REPORTS

Exhibit J	1

Form of Progress Reports	1

1 Details of Reporting Procedures	3

2 Weekly Progress Report	3

3 Monthly Progress Report	4

4 Registers and Documentation	5

5 Timing, Revision, and Issuing	5

1	Details of Reporting Procedures

Contractor shall provide details of its proposed reporting procedures for Company review. Details of data to be provided together with the associated frequency shall be provided. Contractor shall describe how the reported data will demonstrate that effective control of the various Work activities is being maintained and how such reported data can be verified by Company.

2	Weekly Progress Report

Contractor shall issue a Weekly Progress Report to Company no later than the Wednesday of the Week following the reporting Week. The Weekly Progress Report shall contain but not be restricted to the following commentary and information:

•	The information listed in Section 5.2(b) of the Agreement;

•	Overall Work weekly synopsis;

•	Updated Project Working Schedule (weekly for construction onsite, bi-monthly for engineering and procurement);

•	Forecast expenditures to date;

•	% of Contract Price spent / % of Facility complete (bi-monthly);

•	Planned and actual progress of the Work (weekly for construction onsite, bi-monthly for engineering and procurement);

•	Engineering;

•	Procurement;

•	Construction;

•	Personnel status, including all direct and indirect manpower on Site broken down by trade or discipline and Contractor or Subcontractor;

•	Description of any action items identified in the previous Monthly Progress Meeting and the current status or resolution thereof;

•	7 Day look ahead schedule for the Work (weekly for construction onsite, bi-monthly for engineering and procurement);

•	Problem areas (current and anticipated); and

•	Description of any other matters affecting performance of the Work and remedial actions that have been taken or will be taken.

3	Monthly Progress Report

Contractor shall issue a Monthly Progress Report to Company no later than five (5) Business Days after the last Day of each Month. The Monthly Progress Report shall contain but not be restricted to the following commentary and information:

•	The information listed in Section 5.2(b) and Section 5.2(c) of the Agreement;

•	Overall Work Monthly synopsis;

•	Updated Project Working Schedule;

•	Forecast expenditures to date;

•	% of Contract Price spent / % of Facility complete;

•	Planned and actual progress of the Work;

•	Engineering;

•	Procurement;

•	Construction;

•	Engineering discipline and overall engineering manpower histograms showing the baseline, current plan, actual headcount and forecasted manpower required by Month for scheduled completion of the Work;

•	Overall construction and construction craft manpower histograms showing the baseline, current plan, actual headcount and forecasted manpower required by Month for scheduled completion of the Work;

•	Description of any action items identified in the previous Monthly Progress Meeting and the current status or resolution thereof;

•	15 Day look ahead schedule for the Work;

•	30-Day forecast of the Work to be performed;

•	Problem areas (current and anticipated); and

•	Description of any other matters affecting performance of the Work and remedial actions that have been taken or will be taken.

The Monthly Progress Report shall be supported by appropriate updated charts, registers, and other documentation reasonably required by Company. This shall include, but not be restricted to, the following:

•	Material Status Report;

•	Level III Schedule with Critical Path Method (CPM) activities listed;

•	Milestone Register; and

•	Site progress photographs.

The Monthly Progress Report shall be used as a basis of agenda and discussion for the Monthly Progress Meeting to be held no later than fifteen (15) Business Days from the last Day of each Month.

4	Registers and Documentation

Contractor shall produce and maintain adequate registers and documentation indicating accurate data related to issue, receipt, completion, etc. Registers and records shall cover, but not be restricted to, the following topic:

•	Drawing and document registers;

•	Procurement registers covering inquiries, purchasing, inspection, shipping, etc.;

•	Vendor data registers;

•	Equipment lists;

•	Instrument lists;

•	Line lists; and

•	Change Request, Company Instruction and Approved Change registers.

The register shall show required completion dates for these deliverables as the baseline, according to the project schedule and actual status of these deliverables. CPM projected completion dates will be shown alongside the required Milestone Dates.

5	Timing, Revision, and Issuing

The timing, revision and issuing of the above shall be in accordance with the requirements of the Agreement and such reports shall be issued to Company in accordance with the timing requirements set forth in this Exhibit J.

The format and content of the reports indicated above, and elsewhere in this Exhibit J shall be agreed with Company in advance. The form, including use of pictorial representations, S-curves, charts, photographs and the like shall follow Contractor's normal practice; provided Company's requirements stated herein are covered. Contractor is required to provide 3-Month “look-ahead” schedules every Month for Company's review at Monthly Progress Meetings, which shall include a detailed list of critical CPM activities.

Exhibit L

PERMITS

NFE Permits

1.	Conditional Use Permit

2.	Land Development Plan Approval

3.	PADEP PAG-02 NPDES General Permit for Stormwater Discharges Associated with Construction Activities (Phase 1)

4.	PADEP PAG-02 NPDES General Permit for Stormwater Discharges Associated with Construction Activities (Phase 2)

5.	PADEP PAG-02 NPDES General Permit for Stormwater Discharges Associated with Construction Activities (Phase 3 Shultz property)

6.	PADEP General Permit 8 Temporary Road Crossings

7.	PADEP General Permit 5 Utility Line Stream Crossings, if applicable

8.	PADEP General Permit 7 Minor Road Crossings

9.	PADEP Plan Approval to Construct, Modify or Reactivate an Air Contamination Source

10.	PADEP State-Only Operating Permit (Air Emissions)

11.	PENNDOT Highway Occupancy Permit

12.	PADEP Submerged Land License Agreement

13.	PADEP Public Water Supply Permit

14.	PADEP Certificate of Construction/Modification Completion (Public Water Supply)

15.	PADEP PAG-03 NPDES General Permit for Discharges of Stormwater Associated with Industrial Activity

16.	Bradford County Sanitation Committee On-Lot Septic System Permit

17.	PADEP PAG-10 NPDES General Permit for Discharges from Hydrostatic Testing of Tanks and Pipelines

18.	Pennsylvania State Programmatic General Permit (“PAGPSP-5”)

19.	USACE Nationwide Permit 27 Aquatic Habitat Restoration, Enhancement, and Establishment Activities

BV Permits

1.	Occupancy Permit

2.	Certificate of Use

3.	Building Permits

4.	Fire Official Construction Permit

5.	Fire Official Operational Permit

6.	FAA Tall Structure Review

7.	Perimeter fencing and signage

8.	Heavy Haul Permits

Exhibit N

Contractors Key Personnel

[**]

EXHIBIT O

INFORMATION MANAGEMENT

Contractor will prepare a Document Control Procedure and submit to Company for information. The Document Control Procedure will describe Contractor’s work processes for maintaining document records, managing internal and external reviews of documents developed by Contractor, and transmittal procedures between Company and Contractor.  The Document Control Procedure will also address receiving, quality control, and reviews of subcontractor and vendor deliverables.

Non-technical documentation management requirements will be addressed in Contractor’s Communication Management Plan.

Contractor will issue to Company a Master Document Register (MDR) which will list the documents, drawings and reports that will be submitted to Company.   The MDR will list individual documents and drawings that will be submitted

Contractor will update the MDR as documents are issued to Contractor’s Document Control will issue the current MDR twice monthly.

Contractor shall issue documents to Company for review or for information based on the categories indicated in the Contract. Distribution of Project documentation to Company for review, approval or information will be in accordance with the List of Deliverables in Exhibit A Scope of Work.

Documents submitted to Company for Approval shall be reviewed and comment logs returned to Contractor within seven (7) calendar days.  Comments will be reviewed individually between Contractor and Company and resolutions consistent with the terms of the Contract agreed and recorded in the log, executed via signature by Company’s and Contractor’s authorized representatives.  Contractor will revise documents in accordance with the agreement and resubmit within seven (7) calendar days. Company shall provide documented approval within seven (7) calendar days from Contractor’s revised submittal.  Contractor will not advance work governed by a document requiring approval until either receiving approval or the period for submittal has lapsed.  In the latter case the document will be considered Approved.

Documents submitted to Company for Review shall be reviewed and comment logs returned to Contractor within seven (7) calendar days.  Comments will be reviewed individually between Contractor and Company and resolutions consistent with the terms of the Contract agreed and recorded in the log, executed via signature by Company’s and Contractor’s authorized representatives.  Contractor will revise documents in accordance with the agreement and resubmit within seven (7) calendar days. Contractor will advance work on agreement of the comments.

Contractor will not consider comments in documents submitted for Information.

In the event that Contractor requires input data, a clarification to Company requirements, or any other information from Company in order to advance the Work, Contractor will prepare a Request for Information (RFI) and issue it to Company.  The RFI will be prepared in MS Word format, and will include the following:

•	A unique identifying number;

•	Date of transmittal;

•	A clear statement of the specific information requested; and

•	A clear statement of Contractor’s action or assumption if Company doesn’t respond within seven (7) calendar days from the RFI date of transmittal.

Each RFI will be transmitted to Company in both native MS Word format and in Adobe Portable Document Format (PDF) format.  The PDF version will include signatures from Contractor’s Project Manager or Project Engineering Manager indicating their approval of the RFI

Company shall provide the requested information or clarification within seven (7) calendar days from the date of transmittal via a clear statement on the RFI form and transmitted back to Contractor with any accompanying attachments that are required to complete the response.  Company’s RFI response shall be signed by Company’s Authorized Representative.

Notwithstanding anything to the contrary in Exhibit, the provisions of — General Terms and Conditions shall prevail for the giving of formal notice under the Contract. Contractor’s Systems and Procedures related to communication shall address verbal communications, and electronic mail, written communications, meetings, Monthly Project Leadership Meetings, Minutes of Meetings.

Exhibit Q

Third Party Agreements

Exhibit R

Tier 2 Contingency Events

This Exhibit R provides an exhaustive list of Tier 2 Contingency Events that may occur during the performance of the Work and in respect of which Contractor shall be entitled to cost relief ([**]) in accordance with Article 8.3(b)(xiii).  Contractor is entitled to a Change on account of verifiable Tier 2 Contingency Events to the extent of the verifiable direct costs resulting therefrom, in all cases subject to the terms and conditions set forth in Article 8.   Capitalized terms used in this Exhibit R have the meaning given in the Agreement.  The term “Pricing Data” means the pricing data and cost break down information used by Contractor to prepare its cost proposal(s) for the Agreement, including as the Parties may expressly acknowledge to be Pricing Data for the purpose of this Exhibit R.  The Tier 2 Contingency Events are: [**].

EXHIBIT S

RELY UPON INFORMATION

The following information shall be considered Rely Upon Information for all purposes under Section 1.12 of the Agreement.
Data No.	Description	Document No.	Document Revision	Document Date	Procore Folder
001	Inlet gas composition and pressure data set forth in Attachment 1 to this Exhibit S	Exhibit S, Attachment 1
003	Probabilistic Seismic Hazard Development of OBE & SSE Response Spectra		1	November 14, 2018
005	GEOVision Wyalusing LNG Site Suspension PS Velocities Wyalusing, Pennsylvania	Report 18362-01	Rev 0	October 18, 2018	0300- Geotech-Survey; November 11, 18 Ver. 1
008	Site Layout and Wetlands Delineation.dwg (Called Civil Survey.dwg in Procore)	N/A	N/A	N/A	0200–Design-Engr-Submittals; June 25, 2018 Ver. 1
009	Bluhm Gas Sales GW Lab Results	8083590	N/A	August 13, 2018
010	Wyalusing Livestock Auction GW Lab Results	8083589	N/A	August 13, 2018
011	Susquehanna River GW Lab Results	8083588	N/A	August 13, 2018
012	Phase I Environmental Site Assessment	N/A	N/A	May 2, 2018	0200–Design-Engr-Submittals; June 25, 2018 Ver. 1
013	Phase I Environmental Site Assessment Figure & Appendices	N/A	N/A	May 2, 2018	0200–Design-Engr-Submittals; June 25, 2018 Ver. 1
014	New Fortress Energy Existing Site Conditions (“Site Layout and Wetlands Delineation.dwg”)	N/A	N/A	Oct 23, 2018
015	New Fortress Energy Existing Site Conditions	DS-0003	0	Oct 25, 2018
016	Post Construction Storm Water Management Plan	N/A	N/A	October 5th. 2018

ATTACHMENT 1  FEED GAS

Table 1‑1	Feed Gas Conditions
PARAMETER	UNIT	VALUE
Minimum Pressure(1)	psig	[**]
Maximum Allowable Operating Pressure(1)	psig	[**]
Operating Temperature Range	˚F	[**]
Note: Battery Limit Conditions shall be used for rating the LNG production capacity

1)	Set by [**].

Table 1‑2	Feed Gas Composition Ranges
COMPONENT (MOL %)	LEAN CASE	RICH CASE
Nitrogen	[**]	[**]
Carbon Dioxide	[**]	[**]
Methane	[**]	[**]
Ethane	[**]	[**]
Propane	[**]	[**]
Iso-Butane	[**]	[**]
n-Butane	[**]	[**]
Iso-Pentane	[**]	[**]
n-Pentane	[**]	[**]
n-Hexane	[**]	[**]
n-Heptane	[**]	[**]
n-Octane	[**]	[**]
Benzene	[**]	[**]

Table 1‑3	Feed Gas Contaminants
FEED GAS COMPONENT	UNIT	MAXIMUM LIMIT IN FEED GAS(4)
Water(1,5)	lbs H20/MMSCF	[**]
Carbon Dioxide	mol %	[**]
Oxygen	ppmv	[**]
H2S	grain/100 SCF	[**]
Total Sulfur(2,3)	grain/100 SCF	[**]
Mercury	μg/Nm3	[**]
Note: Any regeneration gas from the Pretreatment System may not be reinjected back into the pipeline

1)	Water content at [**].

2)	Includes H2S; [**].

3)	Gas source is [**].

4)	Shall be included in Lean, Design, and Rich cases.

Feed gas shall contain[**].

Exhibit T

PLANNED INTERFACE ACTIVITIES

CONTRACTOR shall identify, define, and manage Interfaces (technical, execution, and organizational) during execution of the WORK, COMPANY and  COMPANY’S CONTRACTORS, regulatory agencies and vendors through a structured process to effectively accomplish the WORK.

CONTRACTOR shall provide Interface Coordination with the primary task to manage CONTRACTOR’S Internal and External Interfaces, manage the Interface Management Process, and coordinate CONTRACTOR’s interaction with COMPANY and all other involved entities.

COMPANY and COMPANY’s CONTRACTORS shall complete their External Interface obligations in a timely manner to ensure compliance with the requirements of this Exhibit T.

Term	Definition
External Interface	Interface that occurs between CONTRACTOR and external organizations, such as OWNER, OWNER’s other subcontractor’s and regulatory agencies.
Internal Interface
Interface that occurs entirely between CONTRACTOR’S and CONTRACTOR’s other corporate entities or entirely between CONTRACTOR’S and its subcontractors and vendors (i.e., entirely lying within CONTRACTOR’S scope).

Critical Interface
Interface that is significantly overdue and impacting CONTRACTOR’S work, has the potential to impact CONTRACTOR’S work if expedient action is not taken, has outstanding issues that need additional management attention, or is  a non-performing interface that has been elevated to OWNER for resolution or has a significant cost of schedule impact

Physical Interface	A common physical boundary between two adjacent elements.
Receiver	Organization responsible for receiving, reviewing, processing, using, etc. the interface information generated by another organization, i.e., Provider
Provider	The organization responsible for producing interface information or deliverables. Also referred to as the "Generating Organization."

Liberty Logistics Center

PLANNED INTERFACE ACTIVITIES

Interface Issue No.	Interface Title / Description	Originator	Interface Party	Commentary
001	Gas Pipeline and Metering Station Installed	BV	[**]	[**]
002	Gas Metering Skid Location & Skid Size	BV	[**]	[**]
003	Electrical Power	BV	[**]	[**]
004	Submitted and Final Permits	BV	[**]	[**]
005	Water Well Driller	BV	[**]	[**]
006	Highway Widening and turning lane Contractor	BV	[**]	[**]
007	Wetlands	BV	[**]	[**]
008	Railroad Crossing to laydown and storage area	BV	[**]	[**]
009	Access use of Bluhm’s Gas property	BV	[**]	[**]
010	Wyalusing Community Relations	BV	[**]	[**]
011	Internet Service for Plant	BV	[**]	[**]
012	Access use of Shultz’ property	BV	[**]	[**]
013	Removal of trash pile in wetlands area	BV	[**]	[**]

Annexure Version
Confidential
ANNEXURE 1

REQUIRED WAIVERS

Annexure 1-1

ANNEXURE 1-1

CONTRACTOR’S INTERIM LIEN WAIVER

STATE OF [_____]

COUNTY/PARISH OF [_____]

The undersigned, Black & Veatch Construction, Inc. (“Contractor”), has been engaged under the Engineering, Procurement and Construction Agreement (“Agreement”) with Bradford County Real Estate Partners LLC (“Owner”), for the design, engineering, scheduling, procurement, fabrication, manufacture, construction, erection, installation, pre-commissioning, commissioning, start-up, demonstration, and testing and warranty of the Facility (the “Project”), which is located in Wyalusing, Pennsylvania, and is more particularly described as follows:

(the “Property”).

Upon receipt of the sum of U.S.$___________________ (amount in invoice submitted with this Contractor’s Interim Lien Waiver), Contractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Project and the Property that Contractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor by or on behalf of Contractor (including, without limitation, any Subcontractor) in connection with the Project through the date of _________________, 20___ (date of the invoice submitted with this Contractor’s Interim Lien Waiver) and reserving those rights, privileges and liens, if any, that Contractor might have in respect of any amounts: (i) withheld by Owner under the terms of the Agreement from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Contractor to or on account of Owner for the Project; or (ii) for Work performed in connection with Milestones listed in Exhibit [E] of the Agreement which have not yet been billed in the invoice submitted with this Contractor’s Interim Lien Waiver or in prior invoices.  Other exceptions are as follows:

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Contractor expressly represents and warrants that all employees, laborers, materialmen, and Subcontractors employed by Contractor have been paid in accordance with their respective contracts or subcontracts for all work, materials, equipment, services, labor and any other items performed or provided in connection with the Project through ___________, 20__ (date of Contractor’s last prior invoice). Exceptions are as follows:

Annexure 1-2

(if no exception entry or “none” is entered above, all such payments have been made)

This Contractor’s Interim Lien Waiver is freely and voluntarily given and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Interim Lien Waiver, that it is fully informed with respect to the legal effect of this Contractor’s Interim Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Contractor’s Interim Lien Waiver in return for the payment recited above.

This Contractor’s Interim Lien Waiver has been executed by its duly authorized representative.

FOR CONTRACTOR:

Applicable to invoice(s) No. __

Signed:

By:

Title:

Date:

Annexure 1-3

ANNEXURE 1-2

SUBCONTRACTOR’S INTERIM LIEN WAIVER

STATE OF [_____]

COUNTY/PARISH OF [_____]

The undersigned, ___________________________ (“Subcontractor”) who has, under an agreement with Black & Veatch Construction, Inc. (“Contractor”), furnished certain materials, equipment, services, and/or labor for the design, engineering, scheduling, procurement, fabrication, manufacture, construction, erection, installation, pre-commissioning, commissioning, start-up, demonstration, and testing and warranty of the Facility (the “Project”), which is located in Wyalusing, Pennsylvania, and is more particularly described as follows:

(the “Property”).

Upon receipt of the sum of U.S.$___________________ (amount in invoice submitted with this Subcontractor’s Interim Lien Waiver), Subcontractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Project and the Property that Subcontractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Subcontractor (including, without limitation, any sub-subcontractor) in connection with the Project through the date of _______________, 20___ (date of the invoice submitted with this Subcontractor’s Interim Lien Waiver) and reserving those rights, privileges and liens, if any, that Subcontractor might have in respect of any amounts withheld by Contractor from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Subcontractor to or on account of Contractor for the Project. Other exceptions are as follows:

(if no exception entry or “none” is entered above, Subcontractor shall be deemed not to have reserved any claim.)

Subcontractor expressly represents and warrants that all employees, laborers, materialmen, sub-subcontractors and subconsultants employed by Subcontractor in connection with the Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided through _______________, 20__ (date of Subcontractor’s last prior invoice). Exceptions are as follows:

Annexure 1-4

(if no exception entry or “none” is entered above, all such payments have been made)

This Subcontractor’s Interim Lien Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Interim Lien Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Interim Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Interim Lien Waiver in return for the payment recited above.

This Subcontractor’s Interim Lien Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:

Applicable to invoice(s) No. __

Signed:

By:

Title:

Date:

Annexure 1-5

ANNEXURE 1-3

CONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER

STATE OF [_____]

COUNTY/PARISH OF [_____]

The undersigned, Black & Veatch Construction, Inc. (“Contractor”), has been engaged under the Engineering, Procurement and Construction Agreement (“Agreement”) with Bradford County Real Estate Partners LLC (“Owner”), for the design, engineering, scheduling, procurement, fabrication, manufacture, construction, erection, installation, pre-commissioning, commissioning, start-up, demonstration, and testing and warranty of the Facility (the “Project”), which is located in Wyalusing, Pennsylvania, and is more particularly described as follows:

(the “Property”).

Upon receipt of the sum of U.S.$ (amount in invoice for final payment submitted with this Contractor’s Final Conditional Lien Waiver), Contractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Project and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise related to payment for the Work that Contractor has or may have had against Owner arising out of the Agreement or the Project (“Claims”), to the extent known to Contractor at the time of the execution of this Contractor’s Final Conditional Lien Waiver, except for the following disputed claims in the amount of U.S.$_______________________:

Annexure 1-6

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Except for work and obligations that survive the termination or expiration of the Agreement, including, without limitation, warranties and correction of Defective Work, Contractor represents that all of its other obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement or the Project have been fully satisfied.

This Contractor’s Final Conditional Lien Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Final Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Contractor’s Final Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Contractor’s Final Conditional Lien Waiver in return for the payment recited above. Contractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all Claims of Contractor, whether or not known to Contractor as of the date of execution of this document by Contractor.

This Contractor’s Final Conditional Lien Waiver has been executed by its duly authorized representative.

FOR CONTRACTOR:

Applicable to invoice No(s): (If all, print “all”)

Signed:

By:

Title:

Date:

Annexure 1-7

ANNEXURE 1-4

CONTRACTOR’S FINAL UNCONDITIONAL LIEN WAIVER

STATE OF [_____]

COUNTY/PARISH OF [_____]

The undersigned, Black & Veatch Construction, Inc. (“Contractor”), has been engaged under the Engineering, Procurement and Construction Agreement (“Agreement”) with Bradford County Real Estate Partners LLC (“Owner”), for the design, engineering, scheduling, procurement, fabrication, manufacture, construction, erection, installation, pre-commissioning, commissioning, start-up, demonstration, and testing and warranty of the Facility (the “Project”), which is located in Wyalusing, Pennsylvania, and is more particularly described as follows:

(the “Property”).

Contractor has been paid in full for all work, materials, equipment, services and/or labor furnished in connection with the Project, and Contractor hereby waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Project and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise related to payment for the Work that Contractor has or may have had against Owner arising out of the Agreement or the Project (“Claims”), to the extent known to Contractor at the time of the execution of this Contractor’s Final Unconditional Lien Waiver, except for the following disputed claims in the amount of U.S.$_______________________:

Annexure 1-8

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Except for work and obligations that survive the termination or expiration of the Agreement, including, without limitation, warranties and correction of Defective Work, Contractor represents that all of its other obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement or the Project have been satisfied, including, but not limited to payment to Subcontractors in accordance with their respective subcontracts and employees and payment of Taxes.

This Contractor’s Final Unconditional Lien Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Final Unconditional Lien Waiver, and that it is fully informed with respect to the legal effect of this Contractor’s Final Unconditional Lien Waiver.  Contractor understands, agrees and acknowledges that, upon execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all Claims of Contractor, whether or not known to Contractor as of the date of execution of this document by Contractor.

This Contractor’s Final Unconditional Lien Waiver has been executed by its duly authorized representative.

FOR CONTRACTOR:

Applicable to invoice No(s): (If all, print “all”)

Signed:

By:

Title:

Date:

Annexure 1-9

ANNEXURE 1-5

SUBCONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER

STATE OF [_____]

COUNTY/PARISH OF [_____]

The undersigned,  (“Subcontractor”), has, under an agreement with Black & Veatch Construction, Inc. (“Contractor”), furnished certain materials, equipment, services, and/or labor for the design, engineering, scheduling, procurement, fabrication, manufacture, construction, erection, installation, pre-commissioning, commissioning, start-up, demonstration, and testing and warranty of the Facility (the “Project”), which is located in Wyalusing, Pennsylvania, and is more particularly described as follows:

(the “Property”).

Upon receipt of the sum of U.S.$,  Subcontractor waives, relinquishes, remits and releases any and all privileges and liens or claims of privileges or liens against the Project and the Property, and all claims, demands, actions, causes of action or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise against Bradford County Real Estate Partners LLC (“Owner”) or Contractor,  which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Contractor or the Project, to the extent known to Subcontractor at the time of the execution of this Subcontractor’s Final Conditional Lien Waiver.

Except for work and obligations that survive the termination or expiration of the agreement between Subcontractor and Contractor, including warranties and correction of defective work, Subcontractor represents that all of its other obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Contractor and Subcontractor, the Project or sub-subcontracts have been fully satisfied.

This Subcontractor’s Final Conditional Lien Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Final Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Final Conditional Lien Waiver in return for the payment recited above.  Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

This Subcontractor’s Final Conditional Lien Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:

Applicable to invoice  No(s). (If all, print “all”)

Signed:

By:

Title:

Date:

Annexure 1-10

ANNEXURE 1-6

SUBCONTRACTOR’S FINAL UNCONDITIONAL LIEN WAIVER

STATE OF [_____]

COUNTY/PARISH OF [_____]

The undersigned,  (“Subcontractor”), has, under an agreement with Black & Veatch Construction, Inc. (“Contractor”), furnished certain materials, equipment, services, and/or labor for the design, engineering, scheduling, procurement, fabrication, manufacture, construction, erection, installation, pre-commissioning, commissioning, start-up, demonstration, and testing and warranty of the Facility (the “Project”), which is located in Wyalusing, Pennsylvania, and is more particularly described as follows:

(the “Property”).

Subcontractor has been paid in full for all work, materials, equipment, services and/or labor furnished by or on behalf of Subcontractor to or on account of Contractor for the Project, and Subcontractor hereby waives, relinquishes, remits and releases any and all privileges and liens or claims of privileges or liens against the Project and the Property, and all claims, demands, actions, causes of action or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise against Bradford County Real Estate Partners LLC (“Owner”) or Contractor, which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Contractor or the Project, to the extent known to Subcontractor at the time of the execution of this Subcontractor’s Final Unconditional Lien Waiver.

Except for work and obligations that survive the termination or expiration of the agreement between Subcontractor and Contractor, including warranties and correction of defective work, Subcontractor represents that all of its other obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Contractor and Subcontractor, the Project or sub-subcontracts have been fully satisfied, including, but not limited to payment to sub-subcontractors and employees of Subcontractor and payment of taxes.

This Subcontractor’s Final Unconditional Lien Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Unconditional Lien Waiver, and that it is fully informed with respect to the legal effect of this Subcontractor’s Final Unconditional Lien Waiver.  Subcontractor understands, agrees and acknowledges that, upon execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

This Subcontractor’s Final Unconditional Lien Waiver has been executed by its duly authorized representative.

Annexure 1-11

FOR SUBCONTRACTOR:

Applicable to invoice  No(s). (If all, print “all”)

Signed:

By:

Title:

Date:

Annexure 1-12

ANNEXURE 2

FORM OF PARENT GUARANTEE

[To be issued on letterhead of Guarantor]

This guarantee and indemnity agreement (hereinafter referred to as the "Guarantee") effective on this the [9th] day of January, 2019, is entered into by BVH, Inc. (hereinafter referred to as "Guarantor"), in favor of Bradford County Real Estate Partners LLC (together with its successors and assigns hereunder and under the Agreement, the “Company”).

In consideration of Company entering into (i) an Engineering, Procurement and Construction Agreement between Company and Guarantor’s wholly owned affiliate Black & Veatch Construction, Inc. (together with its successors and assigns under the Agreement, the “Contractor”) for the Facility and dated the 4th day of January, 2019 (as such agreement is amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) and accepting this Guarantee in respect of such Agreement it is agreed as follows:

1.          In this Guarantee:

(a)          unless otherwise defined herein, terms defined in the Agreement have the same meanings when used herein; and

(b)          references to the “Agreement” mean the Agreement identified in the second paragraph above as supplemented, amended or extended from time to time.

2.          Guarantor hereby covenants and agrees unconditionally and irrevocably with Company, its successors and assigns that:

(a)          Contractor shall properly and diligently observe the provisions of and perform its obligations and discharge its liabilities, whether actual or contingent, now or hereafter arising under or in connection with the Agreement (whether arising by way of payment, indemnity or otherwise) (“Guaranteed Obligations”).

(b)          If Contractor fails to perform or defaults in any manner whatsoever in the due and proper performance of any Guaranteed Obligations, or commits any breach of any Guaranteed Obligations, Guarantor shall, forthwith upon written request from Company so to do, secure or cause (including, as may be necessary, by contracting with a third party) the assumption and proper and diligent performance and discharge of those Guaranteed Obligations remaining unfulfilled.

Annexure 2-1

(c)          Guarantor shall pay to Company on demand all monies due and owing by Contractor to Company under the Agreement or pursuant to any claims made by Company arising under or in connection with the Agreement, in each case, subject to Guarantor’s right pursuant to Section 5 to rely, as though it were Contractor, on any claims, rights, privileges, defenses, excuses, waivers or limitations available to Contractor under the Agreement.

3.          This Guarantee shall be given as a primary obligation of Guarantor and not merely as surety and accordingly Company shall not be obliged before enforcing this Guarantee to: (a) take any action in court or by way of arbitration or otherwise against Contractor; (b) take enforcement action or make any claim against or any demand on Contractor or exhaust any remedies against Contractor; (c) enforce any other security held by Company in respect of the Guaranteed Obligations of Contractor under the Agreement; or (d) exercise any diligence against Contractor.

4.          As a separate and independent obligation, Guarantor shall, on demand, indemnify and hold Company harmless from and against any and all losses, damages, liability and expenses, of whatsoever nature (including, without limitation, all legal fees and expenses on an indemnity basis) suffered or incurred by Company (a) to the extent arising in connection with any breach by Guarantor of any obligations in this Guarantee, whether or not any such breach is caused, in whole or in part, by negligence of Guarantor, and (b) if any of Contractor’s Guaranteed Obligations is or becomes unenforceable, invalid or illegal due to Contractor’s bankruptcy or insolvency or other basis described in Section 9, in which case the amount of loss, damage, liability or expense shall be equal to the amount that Company would otherwise have been entitled to recover from Contractor, had such Guaranteed Obligations been fully enforceable.

5.          Notwithstanding any other provision of this Guarantee, Guarantor shall not have any greater liability to Company than Guarantor would have had to Company under the Agreement had Guarantor been an original party to the Agreement in place of Contractor and the Agreement been fully enforceable. Guarantor shall be entitled in respect of the obligations, duties, and liabilities under this Guarantee to raise, and rely on, as though it were Contractor, any claims, rights, privileges, defenses, excuses, waivers or limitations available to Contractor under the Agreement, provided that any award or judgment between Contractor and Company under the Agreement (whether in arbitration or litigation, by default or otherwise) shall be conclusive and binding for the purposes of determining Guarantor’s obligations under the Guarantee but no such judgment shall be required to enforce Guarantor’s obligations under this Guarantee (but in the absence of such a judgment, Guarantor is entitled to dispute the validity of the Company’s claim pursuant to the terms of the Agreement).

6.          This Guarantee shall be in addition to, and not in substitution for, and will not merge with, any rights or remedies that Company may have against Contractor arising under the Agreement or otherwise, and Guarantor shall not be released from the obligations hereunder by reason of any time or forbearance granted by Company to Contractor or Guarantor. This Guarantee is a continuing guarantee and indemnity and extends to any and all of Contractor’s Guaranteed Obligations under or arising in connection with the Agreement.

Annexure 2-2

7.          Guarantor makes the following representations and warranties:

(a)          It has the power to enter into and perform its obligations under this Guarantee;

(b)          It has taken all necessary corporate action to authorize the entry into and performance of this Guarantee and to carry out the transactions and discharge the obligations contemplated by this Guarantee; and

(c)          This Guarantee is its valid and binding obligation enforceable in accordance with its terms, and Guarantor acknowledges and agrees that Company has agreed to enter into the Agreement and to accept this Guarantee in reliance on these representations and warranties.

8.          If any payment by Contractor or Guarantor or any other surety or discharge given by Company is avoided or reduced as a result of insolvency or similar event (a) the liability of Guarantor shall continue as if the payment or discharge had not occurred, and (b) Company shall be entitled to recover the value or amount of that security or payment from Guarantor as if the payment or discharge had not occurred. If Contractor fails to pay, perform or observe any Guaranteed Obligation, or to comply with any terms and conditions of the Agreement in any respect, Guarantor shall not accept any distribution, payment or proceeds of any type from Contractor, and shall redirect and pay to Company any such amounts as may be received by Guarantor to the extent Company is entitled thereto.

9.          Subject to Guarantor’s rights and privileges provided in paragraph 5 (excepting for subparagraphs (h) and (i) below), the liability of Guarantor hereunder shall not in any way be reduced, released, discharged, diminished or affected by:

(a)          The granting of any waiver, time or indulgence to Guarantor or to Contractor by Company;

(b)          Not used;

(c)          Suspension or termination (in whole or in part) of Contractor’s services or Work under the Agreement;

(d)          Any breach of the Agreement by Company or any other thing done or neglected to be done by Company;

(e)          Any lack of power, authority or legal personality or change in the constitution or business organization of Contractor or the illegality of any relevant contracts or obligation;

Annexure 2-3

(f)          Any variation to the scope of work or services under the Agreement (including, without limitation, by way of a Change Order);

(g)          The amendment, novation, modification, supplement, waiver of, consent to departure from, or extension of any terms or conditions of the Agreement by Company;

(h)          Any disability, incapacity, insolvency, administration or similar proceedings with respect to Contractor;

(i)          Any reorganization, change in ownership, merger, consolidation, change in status or like arrangement in respect of either Contractor or Guarantor;

(j)          Any assignment of this Guarantee or the Agreement, or the granting or creation of any mortgage, pledge, charge or other encumbrance over or in respect of this Guarantee or the Agreement or any of Company’s rights or benefits under or pursuant to this Guarantee or the Agreement; or

(k)          Any act, omission, matter or thing which, but for this paragraph 9, would reduce, release, discharge, diminish or affect any of Guarantor’s obligations under this Guarantee.

10.          Guarantor shall not initiate or join in the initiation of any bankruptcy proceeding against Contractor. If Contractor fails to pay, perform or observe any Guaranteed Obligation, or to comply with any terms and conditions of the Agreement in any respect, Guarantor shall not accept any distribution, payment or proceeds of any type from Contractor, and shall redirect and pay to Company any such amounts as may be received by Guarantor to the extent Company is entitled thereto.

11.          UNTIL SUCH TIME AS ALL OF THE CONTRACTOR’S OBLIGATIONS AND THE GUARANTOR’S OBLIGATIONS ARE INDEFEASIBLY SATISFIED OR TERMINATED, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNIFICATION, CONTRIBUTION OR REIMBURSEMENT, AND ANY BENEFIT OF, OR RIGHT TO ENFORCE, ANY REMEDY THAT GUARANTOR NOW HAS OR MAY HEREAFTER HAVE UNDER ANY AGREEMENT, AT LAW, OR IN EQUITY, TO ASSERT ANY CLAIM AGAINST CONTRACTOR IN RESPECT OF THE GUARANTEED OBLIGATIONS, OR AGAINST ANY PROPERTY, NOW OR HEREAFTER HELD AS SECURITY FOR THE GUARANTEED OBLIGATIONS AND ANY AND ALL SIMILAR RIGHTS GUARANTOR MAY HAVE AGAINST CONTRACTOR UNDER APPLICABLE LAW OR OTHERWISE AS A CONSEQUENCE OF GUARANTOR’S PAYMENT OF ALL OR ANY PORTION OF THE GUARANTEED OBLIGATIONS.  If, notwithstanding the foregoing, any amount is paid to Guarantor on account of any such subrogation, indemnity, contribution or reimbursement rights at any time, such amount shall be held in trust by the Guarantor for the benefit of Contractor and shall forthwith be paid by the Guarantor to Contractor to be credited and applied against the Guaranteed Obligations, whether matured, unmatured, absolute or contingent.

Annexure 2-4

12.          All payments under this Guarantee shall be made to the account specified in the relevant demand of the Agreement and shall be made free of any withholding or deduction and Guarantor shall have no right of set-off, deduction, abatement or counterclaim except for those rights it exercises on behalf of Contractor under the Agreement.

13.          Any notices or communications to be made by Guarantor or Company to the other under or in connection with this Guarantee shall be in writing and made to the other at the following addresses:

Guarantor:

[**]

Attention: [**]

Email: [**]

Facsimile: [**]

With a copy (which shall not constitute notice) to:

BVH, Inc.

[**]

Attention: [**]

Email: [**]

Facsimile: [**]

Company:

Bradford County Real Estate Partners LLC

[**]

Attention: [**]

Email: [**]

With a copy (which shall not constitute notice) to:

[**]

Attention: [**]

Email: [**]

Facsimile: [**]

Annexure 2-5

Any notice or communication delivered or made by one person to the other under this Guarantee shall be effective:

(a)          If by way of facsimile, when received as evidenced by confirmation; or

(b)          If by way of letter, when it has been left at the relevant address.

14.          Any provision of this Guarantee which is prohibited, illegal, invalid or unenforceable in any jurisdiction is ineffective as to that jurisdiction only to the extent of the prohibition, illegality, invalidity or unenforceability and will not invalidate any other provision of this Guarantee so long as the material purposes of this Guarantee can be determined and effectuated.

15.          Guarantor shall, promptly on demand, pay to Company the amount of all costs, charges and expenses incurred in connection with the enforcement or exercise of any rights under this Guarantee.

16.          No failure to exercise, nor delay in exercising, any right or remedy under this Guarantee shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of any right or remedy.

17.          This Guarantee shall be governed by and construed in accordance with the laws of the state of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the state of New York (other than Section 5-1401 and 5-1402 of the New York General Obligations Law or any successor provision thereto).

18.          Any claim, dispute or controversy arising out of or relating to this Guarantee (including, the breach, termination or invalidity thereof, and whether arising out of tort or contract) (each, a “Dispute”) shall be administered by the International Chamber of Commerce (“ICC”) and finally settled under the ICC Rules of Arbitration (“ICC Rules”) then in force.  The place and seat of arbitration shall be Chicago.  The tribunal shall consist of three (3) arbitrators.  The language to be used in the arbitration proceeding shall be English. Any production of documents shall be limited to the documents on which each Party specifically relies in its submissions.  Judgment on any award of the arbitrator may be entered in any court having jurisdiction thereof.  In any arbitration, either Party is permitted to introduce any arbitral award arising out of or related to the Project, and to argue that such award should have preclusive effect in an arbitration under this paragraph 18.  In addition, any arbitral award resulting from an arbitration under this paragraph 18 is permitted to be used by parties in any other arbitration arising out of or related to the Project; and the Parties waive any confidentiality in respect of such award for that purpose.

Annexure 2-6

19.          This Guarantee constitutes the entire agreement of Guarantor and Company with respect to the subject matter hereof and supersedes all prior agreements, negotiations and understandings, both written and oral, between Guarantor and Company with respect to the subject matter hereof.

20.          This Guarantee is solely for the benefit of Company and its respective successors and permitted assigns, and this Guarantee shall not otherwise be deemed to confer upon or give to any other third party any remedy, claim, reimbursement, cause of action, or other right, except as provided in paragraph 21 hereof.

21.          Guarantor shall not assign or sub-contract or otherwise transfer, or purport to transfer, any of its rights or obligations under this Guarantee without the prior written consent of Company.  Company may assign or otherwise transfer any of its rights or obligations under this Guarantee to any Affiliate, or to any other Person to whom any rights in respect of the Guaranteed Obligations are duly assigned pursuant to the Agreement, including by collateral assignment, without the prior written consent of Guarantor or Contractor, and any such assignees may further assign the same subject to the above terms. The Guarantor shall cooperate with, and provide reasonable assistance to, Company and any such assignee, and shall execute and deliver such further instruments and documents that may be reasonably required, in order to effectuate any such assignment, provided that such further instruments and documents do not materially increase the risk exposure of or the timeliness of cash flow to Contractor or Guarantor.

22.          Not Used.

23.          This Guarantee may only be amended by a written agreement that is signed by or on behalf of both Company and Guarantor.

24.          This Guarantee shall be a continuing security and shall not be discharged by the performance of any particular Guaranteed Obligation or subject to any reduction, limitation, impairment, set-off, defense, counterclaim, discharge, or termination for any reason. This Guarantee shall continue in full force and effect until all of the Guaranteed Obligations of Contractor under the Agreement and all obligations, liabilities and guarantees of Guarantor under this Guarantee have been fulfilled or otherwise resolved, at which point this Guarantee shall expire of its own terms and shall be returned to Contractor.

25.          Guarantor shall not take any photographs of any part of the Facility, issue a press release, advertisement, publicity material, financial document or similar matter or participate in a media interview that mentions or refers to the Work under the EPC Agreement, or any part of the Facility without the prior written consent of Company.  Guarantor acknowledges that Company may be required from time to time to make filings in compliance with applicable securities laws, including a copy of this Guarantee.

[Signature Page Follows]

Annexure 2-7

IN WITNESS of which this Guarantee has been duly executed by a duly authorized representative of Guarantor and delivered on the day above written.

COMPANY

BRADFORD COUNTY REAL ESTATE PARTNERS LLC

By:

Name:

Title:

GUARANTOR

BVH, INC.

By:

Name:

Title:

Annexure 2-8

ANNEXURE 3

FORM OF LETTER OF CREDIT

LETTER OF CREDIT

[To be issued on letterhead of Issuing Bank]

Letter of Credit No. ________

Date:  __________________, 20____.

Amount of: U.S.$[______________]

Beneficiary: [Beneficiary Name] [Address] [Address] Phone: [ ] Attn: [ ]	Applicant and Account Party: [Name Of Company] [Address] [Address] Phone: [ ] Attn: [ ]

We, [insert Issuing Bank’s name and address] (the “Issuing Bank”), hereby issue our Letter of Credit No. __________ (this “Letter of Credit”) in favor of [Beneficiary Name] (“Beneficiary”) in the amount not exceeding [_____________________ dollars (U.S.$_________)] (the “Stated Amount”) at the request and for the account of [Name of Contractor] (“Applicant”).

We are informed that this Letter of Credit is issued: (a) in connection with the Engineering, Procurement and Construction Agreement originally between [______________] (“Original Contractor”) (Original Contractor or Original Contractor’s successors and assigns thereunder, as applicable, “Contractor”) and [_____________] (“Original Company”) (Original Company or Original Company’s successors and assigns thereunder, as applicable, “Company”), dated [________], 20[__] (as amended, restated, supplemented or otherwise modified from time to time, the “Contract”); and (b) to support Contractor’s obligations under the Contract.

Funds under this Letter of Credit are available by payment against the presentation of your draft(s) drawn at sight on the Issuing Bank in substantially the form of Attachment 1 attached hereto and accompanied by a drawing certificate in substantially the form of Attachment 2 attached hereto appropriately completed and signed by Beneficiary.

Partial drawings are permitted.  All banking charges under this Letter of Credit are for account of Applicant.

1Presentation to be permitted in [New York], [New York].
Annexure 3-1

This Letter of Credit is transferable in its entirety and not in part, upon transfer request by Beneficiary to Issuing Bank hereunder at the below-stated place for presentation, substantially in the form of Attachment 3 attached hereto appropriately completed and signed by Beneficiary; Upon our transfer of this Letter of Credit, the person identified as the transferee shall become the Beneficiary, whose name and address for any requested payment by wire transfer of funds shall be substituted for that of the transferor on any demands, requests, or consents then or thereafter required to be made by Beneficiary.  Subject to compliance with applicable law, Issuing Bank must acknowledge and shall effect the transfer in accordance with the aforementioned notice and shall issue its advice of the transfer to the transferor and transferee. PRIOR TO EFFECTING ANY TRANSFER, WE ARE OBLIGATED TO VERIFY THE PROPOSED TRANSFEREE AND RESERVE THE RIGHT NOT TO HONOR (AND TO TREAT AS NULL AND VOID) A TRANSFER THAT IS NOT IN COMPLIANCE WITH ANY APPLICABLE LEGAL SANCTIONS OR ANTI-TERRORISM AND ANTI-MONEY LAUNDERING LAWS AND REGULATIONS.

The Stated Amount shall be automatically and permanently reduced (a) by the amount of any payments received by Beneficiary pursuant to this Letter of Credit and/or (b) upon the Beneficiary providing to the Issuing Bank a written statement, substantially in the form of Attachment 4 hereto and appropriately completed and signed by Beneficiary, stating that this Letter of Credit shall be reduced to the amount specified in such statement.

All demands for payment must be presented to the Issuing Bank located at [insert Issuing Bank’s name and address]1

Drawings may also be presented to us by facsimile transmission to facsimile number [**] (each such drawing, a “Fax Drawing”); provided, however, that a fax drawing will not be effectively presented until you confirm by telephone our receipt of such fax drawing by calling us at telephone number [**]. If you present a fax drawing under this Letter of Credit you do not need to present the original of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full and final drawing the original Standby Letter of Credit must be returned to us by overnight courier.

Presentation(s) to the Issuing Bank must be made not later than 5:00 p.m., Central Time on the then-effective expiration date.

This Letter of Credit shall expire on [__________], 20[__] but such expiration date shall be automatically extended for a period of one year on [________], 20[__], and on each successive expiration date thereafter, unless (a) at least one hundred-twenty (120) calendar days before the then-current expiration date we notify the Beneficiary by certified mail, at their respective address set forth above, that we have decided not to extend this Letter of Credit beyond the then-current expiration date ( with a copy of such notice sent to the Applicant) , or (b) before the then-current expiration date, Beneficiary provides to the Issuing Bank a written statement, substantially in the form of Attachment 4 hereto and appropriately completed and signed by Beneficiary, stating that this Letter of Credit shall be reduced to the amount of zero dollars ($0.00) together with the original of this Letter of Credit and amendments (if any).  In the event Beneficiary is so notified by us pursuant to clause (a) of the immediately preceding sentence, any unused portion of this Letter of Credit shall be immediately available for payment to Beneficiary upon Beneficiary’s presentment of drafts drawn at sight and drawing certificates in substantially the form of Attachment 1 and Attachment 2 attached hereto appropriately completed and signed by Beneficiary.  In any event, this Letter of Credit will not be extended beyond [________], 20[__] (“Final Expiration Date”).

If we receive your draft and drawing certificate in full compliance with the terms and conditions of this Letter of Credit at or before 10:00 a.m., Central Time, on a Business Day, we will honor your demand for payment no later than the close of business on the next Business Day.  If we receive your draft and drawing certificate in full compliance with the terms and conditions of this Letter of Credit after 10:00 a.m., Central Time, on a Business Day, we will honor your demand for payment no later than the close of business on the second (2nd) Business Day following such receipt.  “Business Day” means any day other than a Saturday, a Sunday or any other day commercial banks in [New York], [New York] are authorized or required to be closed, and a day on which payments can be effected on the Fedwire System.

If a demand for payment made by Beneficiary hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, the Issuing Bank shall give Beneficiary and Applicant prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefore and that the Issuing Bank will hold any documents at Beneficiary’s disposal or upon Beneficiary’s instructions return the same to Beneficiary.  Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, Beneficiary may attempt to correct any such non-conforming demand for payment provided any corrected documents are presented on or before then present expiry date.

We will promptly notify Beneficiary and Applicant of any notice received or action filed alleging the insolvency or bankruptcy of the Issuing Bank, or alleging any violations of regulatory requirements which could result in suspension or revocation of our charter or license to do business.  In the event we become unable to fulfill our obligations under this Letter of Credit for any reason, notice shall be given immediately to each of you.

Annexure 3-2

This Letter of Credit is subject to the International Standby Practices (1998), International Chamber of Commerce Publication No. 590 (“ISP98”).  This Letter of Credit shall (as to matters not governed by ISP98) be construed in accordance with and governed by the internal law of the state of New York, without regard to the conflicts of law principles thereof. The parties hereby irrevocably submit to the exclusive jurisdiction of, and shall bring all legal actions or proceedings in, the courts of the State of New York sitting in the County of New York, Borough of Manhattan (and all appellate courts having jurisdiction thereover), and the United States Federal District Courts located in the County of New York in the State of New York (and all appellate courts having jurisdiction thereover) with respect to any action or proceeding arising out of or relating to this Letter of Credit and consent to the service of process in any manner permitted by law; provided, however, if each of such state court and such federal court determines that it does not have competent jurisdiction or that venue with respect to any dispute does not properly lie with such court, then such jurisdiction will not be exclusive and the parties may bring any legal action or proceeding with respect to such dispute in any court of competent jurisdiction. Each party hereto irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding relating to a dispute arising out of or relating to this agreement and for any counterclaim with respect thereto. The UNCITRAL Convention on Independent Guarantees and Standby Letters of Credit does not apply to this Letter of Credit.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified or amplified by reference to any document, instrument, or agreement referred to herein other than the ISP98 and any notices, drafts or demands delivered in accordance with the terms of this Letter of Credit.

[Name of Issuing Bank]

By:

Name:

Title:

Annexure 3-3

EXHIBIT BATTACHMENT 1

EXHIBIT CLETTER OF CREDIT NUMBER __________

DRAFT

To:          [Issuing Bank Name]

[Issuing Bank Address]

Re:          Letter of Credit No. ____________

______________________, 20___

Pay at sight to order of ourselves ___________________________ and ____/100 U.S. dollars (U.S.$______________).  This draft is presented under Letter of Credit No. _____________ dated ____________________, issued by you for the account of [Name of Contractor].

[BENEFICIARY NAME]

By:

Name:

Title:

Annexure 3-4

EXHIBIT DATTACHMENT 2

EXHIBIT ELETTER OF CREDIT NUMBER __________

DRAWING CERTIFICATE

To:          [Issuing Bank Name]

[Issuing Bank Address]

Re:          Letter of Credit No. ____________

Gentlemen:

Reference is made to the Letter of Credit No. _____________ (the “Letter of Credit”) issued by you in favor of [Beneficiary Name] (“Beneficiary”).  Capitalized terms used herein without definition have the meanings given in the Letter of Credit.

In accordance with the Contract, the undersigned, an officer of Beneficiary, hereby certifies that Company is entitled to payment of U.S.$[_______________].

You are requested to remit payment of this drawing in immediately available funds by wire transfer to the following account:

[Insert Beneficiary’s Account Information]

In witness whereof, the undersigned has executed and delivered this certificate as of this _______ day of __________________, 20___.

[BENEFICIARY NAME]

By:

Name:

Title:

Annexure 3-5

EXHIBIT FATTACHMENT 3

EXHIBIT GLETTER OF CREDIT NUMBER __________

FORM OF TRANSFER NOTICE

Date: ________________________

To:          [Issuing Bank]

[Issuing Bank address]

Re:          Letter of Credit No. ___________________

Gentlemen:

For value received, the undersigned Beneficiary hereby irrevocably transfers to:

Name of Transferee

Address of Transferee

all rights of the undersigned Beneficiary to draw under, and to transfer, the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned Beneficiary in such Letter of Credit are transferred to the transferee, and the transferee shall have the sole rights as Beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised to direct to the transferee without necessity of any consent of or notice to the undersigned Beneficiary.

Please effect the aforementioned transfer no earlier than the following date: [_________], [____].

The original of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse hereof, and forward it direct to the transferee with your customary notice of transfer.

[Signature Follows]

Annexure 3-6

Sincerely,

[BENEFICIARY NAME]

Authorized Name & Title

Authorized Signature

Telephone Number

The above signature, with title as stated, conforms with that on file with us and is authorized for execution of such instruments.

Name & Address of Bank

Authorized Name & Title
Authorized Signature
Telephone No.

This form must be executed in duplicate.

FOR BANK USE ONLY

Confirmation of Authenticating Bank’s signature performed by: ____________________________________________________

Date: _____________________ Time: _____________ a.m./p.m.

Addl Info.:__________________________________________

Annexure 3-7

ATTACHMENT 4

Letter of Credit number __________

Form of Notice of Entitlement to Reduction in Stated Amount

Date:          __________________________

To:          [Issuing Bank Name]

[Issuing Bank Address]

Re:          Letter of Credit No. ____________

Gentlemen:

Reference is made to the Letter of Credit No. _____________ (the “Letter of Credit”) issued by you in favor of [Beneficiary Name] (“Beneficiary”).

In accordance with the terms of the Letter of Credit, Beneficiary hereby requests that the Letter of Credit be reduced to an amount equal to [          dollars (U.S.$          )].

[BENEFICIARY NAME]

By:

Name:

Title:

Annexure 3-8

ANNEXURE 4

NOTICES; STATEMENTS; CERTIFICATES

Annexure 4-1

ANNEXURE 4-1

FORM OF LIMITED NOTICE TO PROCEED

Date:_____________________________________

Via [____________]

[Insert Name and Address]

Re: Limited Notice to Proceed for the Engineering, Procurement and Construction Agreement, between Bradford County Real Estate Partners LLC (“Company”) and Black & Veatch Construction, Inc. (“Contractor”), dated [●], 2019 (the “Agreement”)

This Limited Notice to Proceed is issued on this [●] day of [●], 20[__], by Company to Contractor, pursuant to Section 4.2 of the Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Agreement. Contractor is hereby instructed to commence the following Work only, in accordance with the Agreement:

[Insert description of LNTP Work] (“LNTP Work”).

Until a Notice to Proceed is issued by Company pursuant to Section 4.3 of the Agreement, the maximum total cost and expense that Contractor may incur in performing the LNTP Work shall be $[●] (“Cap”).

If a Notice to Proceed is issued, all payments made by Company to Contractor with respect to the LNTP Work shall be offset against the amounts becoming due under the Agreement.

For and on behalf of:

BRADFORD COUNTY REAL ESTATE PARTNERS LLC

By:

Name:

Title:

By its signature hereto, the undersigned hereby acknowledges and accepts this Limited Notice to Proceed.

For and on behalf of:

BLACK & VEATCH CONSTRUCTION, INC.

By:

Name:

Title:

cc:          [Contractor Name and Address]

Annexure 4-2

ANNEXURE 4-2

FORM OF NOTICE TO PROCEED

Date:_____________________________________

Via [____________]

[Insert Name and Address]

Re: Notice to Proceed for the Engineering, Procurement and Construction Agreement, between Bradford County Real Estate Partners LLC (“Company”) and Black & Veatch Construction, Inc. (“Contractor”), dated [●], 2019 (the “Agreement”)

This Notice to Proceed is issued on this [●] day of [●], 20[__], by Company to Contractor pursuant to Section 4.3 of the Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Agreement. Contractor is hereby instructed to commence the Work in accordance with the Agreement on the date of receipt of this Notice to Proceed.

For and on behalf of:

BRADFORD COUNTY REAL ESTATE PARTNERS LLC

By:

Name:

Title:

By its signature hereto, the undersigned hereby acknowledges and accepts this Notice to Proceed.

For and on behalf of:

BLACK & VEATCH CONSTRUCTION, INC.

By:

Name:

Title:

cc:          [Contractor Name and Address]

Annexure 4-3

ANNEXURE 4-3

FORM OF CONTRACTOR’S NOTICE OF RFSU

Date:_____________________________________

Via [____________]

[Insert Name and Address]

Re: RFSU under the Engineering, Procurement and Construction Agreement, between Bradford County Real Estate Partners LLC (“Company”) and Black & Veatch Construction, Inc. (“Contractor”), dated [●], 2019 (the “Agreement”)

This Notice of RFSU is issued on this [●] day of [●], 20[__], by Contractor to Company pursuant to Section 5.6(b) of the Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Agreement. Contractor hereby notifies Company, and certifies, that all of the conditions for RFSU set out in the Agreement were satisfied on the [●] day of [●], 20[__].

Executed and delivered to Company this [●] day of [●], 20[__], for and on behalf of:

BLACK & VEATCH CONSTRUCTION, INC.

By:

Name:

Title:

Annexure 4-4

ANNEXURE 4-4

FORM OF RFSU CERTIFICATE

Date:_____________________________________

Via [____________]

[Insert Name and Address]

Re: RFSU under the Engineering, Procurement and Construction Agreement, between Bradford County Real Estate Partners LLC (“Company”) and Black & Veatch Construction, Inc. (“Contractor”), dated [●], 2019 (the “Agreement”)

This RFSU Certificate is issued by Company to Contractor pursuant to Section 5.6(b)(i) of the Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Agreement. Company hereby certifies, by the issuance of this RFSU Certificate, that the conditions for RFSU set out in the Agreement were satisfied on the [●] day of [●], 20[__]. Company hereby confirms that Contractor’s application for this RFSU Certificate was made on the [●] day of [●], 20[__] and, pursuant to Section 5.6(b) of the Agreement, such date is the date RFSU was achieved.

Notwithstanding the issuance of this RFSU Certificate, this RFSU Certificate will not (a) constitute acceptance by Company or Company’s Representative of Contractor’s performance of its obligations under this Agreement; (b) be taken as an admission or evidence that the Work performed with respect to RFSU complies with this Agreement; (c) prejudice any rights or powers of Company or Company’s Representative or (d) relieve Contractor of any obligations under the Agreement or at law that survive issuance of this RFSU Certificate.

Pursuant to Section 5.6(b)(i) of the Agreement, attached as Schedule 1 to this RFSU Certificate is the RFSU Punch-List.

Executed and delivered to Contractor this [●] day of [●], 20[__], for and on behalf of:

BRADFORD COUNTY REAL ESTATE PARTNERS LLC

By:

Name:

Title:

Annexure 4-6

SCHEDULE 1

RFSU PUNCH-LIST1

1NTD: RFSU Punch-List to be attached pursuant to Section 5.6(b)(i) of the Agreement.
Annexure 4-7

ANNEXURE 4-5

FORM OF CONTRACTOR’S NOTICE OF SUBSTANTIAL COMPLETION

Date:_____________________________________

Via [____________]

[Insert Name and Address]

Re: Substantial Completion under the Engineering, Procurement and Construction Agreement, between Bradford County Real Estate Partners LLC (“Company”) and Black & Veatch Construction, Inc. (“Contractor”), dated [●], 2019 (the “Agreement”)

This Notice of Substantial Completion is issued on this [●] day of [●], 20[__], by Contractor to Company pursuant to Section 5.7(b) of the Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Agreement. Contractor hereby notifies Company, and certifies, that all of the conditions for Substantial Completion set out in the Agreement were satisfied on the [●] day of [●], 20[__].

Executed and delivered to Company this [●] day of [●], 20[__], for and on behalf of:

BLACK & VEATCH CONSTRUCTION, INC.

By:

Name:

Title:

Annexure 4-8

ANNEXURE 4-6

FORM OF SUBSTANTIAL COMPLETION CERTIFICATE

Date:_____________________________________

Via [____________]

[Insert Name and Address]

Re: Substantial Completion under the Engineering, Procurement and Construction Agreement, between Bradford County Real Estate Partners LLC (“Company”) and Black & Veatch Construction, Inc. (“Contractor”), dated [●], 2019 (the “Agreement”)

This Substantial Completion Certificate is issued by Company to Contractor pursuant to Section 5.7(b)(i) of the Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Agreement. Company hereby certifies, by the issuance of this Substantial Completion Certificate, that the conditions for Substantial Completion set out in the Agreement were satisfied on the [●] day of [●], 20[__]. Company hereby confirms that Contractor’s application for this Substantial Completion Certificate was made on the [●] day of [●], 20[__] and, pursuant to Section 5.7(b)(i) of the Agreement, such date is the date of Substantial Completion.

Notwithstanding the issuance of this Substantial Completion Certificate, this Substantial Completion Certificate will not (a) constitute acceptance by Company or Company’s Representative of Contractor’s performance of its obligations under this Agreement; (b) be taken as an admission or evidence that the Work performed with respect to Substantial Completion complies with this Agreement; (c) prejudice any rights or powers of Company or Company’s Representative or (d) relieve Contractor of any obligations under the Agreement or at law that survive issuance of this Substantial Completion Certificate.
Pursuant to Section 5.7(b)(i) of the Agreement, attached as Schedule 1 to this Substantial Completion Certificate is the Substantial Completion Punch-List.

Executed and delivered to Contractor this [●] day of [●], 20[__], for and on behalf of:

BRADFORD COUNTY REAL ESTATE PARTNERS LLC

By:

Name:

Title:

Annexure 4-9

SCHEDULE 1

SUBSTANTIAL COMPLETION PUNCH-LIST2

2NTD: RFSU Punch-List to be attached pursuant to Section 5.7(b)(i) of the Agreement.

Annexure 4-10

ANNEXURE 4-7

FORM OF CONTRACTOR’S NOTICE OF FINAL COMPLETION

Date:_____________________________________

Via [____________]

[Insert Name and Address]

Re: Final Completion under the Engineering, Procurement and Construction Agreement, between Bradford County Real Estate Partners LLC (“Company”) and Black & Veatch Construction, Inc. (“Contractor”), dated [●], 2019 (the “Agreement”)

This Notice of Final Completion is issued on this [●] day of [●], 20[__], by Contractor to Company pursuant to Section 5.9(b)(i) of the Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Agreement. Contractor hereby notifies Company, and certifies, that all of the conditions for Final Completion set out in Section 5.9(a) of the Agreement were satisfied on the [●] day of [●], 20[__].

Executed and delivered to Company this [●] day of [●], 20[__], for and on behalf of:

BLACK & VEATCH CONSTRUCTION, INC.

By:

Name:

Title:

Annexure 4-11

ANNEXURE 4-8

FORM OF FINAL COMPLETION CERTIFICATE

Date:_____________________________________

Via [____________]

[Insert Name and Address]

Re: Final Completion under the Engineering, Procurement and Construction Agreement, between Bradford County Real Estate Partners LLC (“Company”) and Black & Veatch Construction, Inc. (“Contractor”), dated [●], 2019 (the “Agreement”)

This Final Completion Certificate is issued by Company to Contractor pursuant to Section 5.9(b)(i) of the Agreement.  Capitalized terms not defined herein shall have the meaning set forth in the Agreement. Company hereby certifies, by the issuance of this Final Completion Certificate, that the conditions for Final Completion set out in Section 5.9(a) of the Agreement were satisfied on the [●] day of [●], 20[●], and pursuant to Section 5.9(b) of the Agreement, such date is the date of Final Completion.

Notwithstanding the issuance of this Final Completion Certificate, this Final Completion Certificate will not (a) constitute acceptance by Company or Company’s Representative of Contractor’s performance of its obligations under this Agreement; (b) be taken as an admission or evidence that the Work performed with respect to Final Completion complies with this Agreement; (c) prejudice any rights or powers of Company or Company’s Representative or (d) relieve Contractor of any obligations under the Agreement or at law that survive issuance of this Final Completion Certificate.
Executed and delivered to Contractor this [●] day of [●], 20[●], for and on behalf of:

BRADFORD COUNTY REAL ESTATE PARTNERS LLC

By:

Name:

Title:

Annexure 4-12

ANNEXURE 4-9

MAJOR SUBCONTRACTOR FORM OF CONSENT4

Date:_____________________________________

Via [____________]

[Insert Name and Address]

Re: Subcontractor Consent under the Engineering, Procurement and Construction Agreement, between Bradford County Real Estate Partners LLC (together with its successors and assigns thereunder, “Company”) and Black & Veatch Construction, Inc. (“Contractor”), dated [●], 2019 (the “Agreement”)

Dear Sirs,

This Subcontractor Consent, Acknowledgment and Agreement (this “Consent and Agreement”) is delivered pursuant to Section 9.1(b) of the Agreement.  Reference is also made to that certain subcontract dated [__________] (as amended, restated, supplemented or otherwise modified from time to time, the “Subcontract”) by and between Contractor (together with Contractor’s successors and assigns thereunder, “Contractor Party”) and [_____________] (the “Subcontractor”) for the execution of certain work and services in connection with the Project. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subcontract.

Subcontractor hereby acknowledges and agrees:

(a)          that the rights of Contractor Party under the Subcontract may be assigned, in whole or in part, to Company (subject to paragraph (e) below), or to the collateral agent (or a suitable substitute) for the benefit of the Company’s financing entities (collectively, the “Collateral Agent”), without the consent of the Subcontractor;

(b)          that, upon notification to the Subcontractor from Company or the Collateral Agent (as applicable) that such person will be assuming Contractor Party’s obligations arising under the Subcontract, the Subcontractor will not exercise any remedies as a result of the occurrence of any default under the Subcontract before the passage of thirty (30) Days;

(c)          that if Company or the Collateral Agent provide Notice to the Subcontractor that Company or the Collateral Agent (as applicable) will be assuming Contractor Party’s obligations that accrue under the Subcontract from and after the date of such assumption, then the Subcontractor shall continue to perform its responsibilities under the Subcontract for the benefit of Company or the Collateral Agent (as applicable); provided that, Contractor Party, on the one hand, and the Subcontractor, on the other hand, shall maintain all rights and claims against the other for the portion of the Work performed prior to such assumption of obligations;

1NTD: Any capitalized terms not defined in the relevant subcontract must be added to this form based on the EPC Agreement definitions.
Annexure 4-13

(d)          Subcontractor shall execute and deliver such further instruments and documents, including notices, assignments, acknowledgements, consents and related instruments that may be reasonably required in order to effectuate the purposes or intent of this Consent and Agreement, including to facilitate any financing assignments; and

(e)          In the case of an assignment to Company, such assignment shall only become effective upon Company providing to Subcontractor a parent company guarantee from an Affiliate of Company whose creditworthiness is reasonably acceptable to Subcontractor, guaranteeing the payment by Company of all amounts payable by Company for work under the assigned Subcontract from time to time.

Notwithstanding the foregoing, the Subcontractor specifically understands and agrees that it shall not have any right to look to Company or the Collateral Agent for the performance of Contractor Party’s obligations under the Subcontract, unless and until the Subcontractor has received a notice described in clause (c) above from Company or the Collateral Agent (as the case may be), and then, only with respect to (i) the Person who gives such Notice, and (ii) future obligations under the Subcontract.
Executed and delivered to Company this [●] day of [●], 20[__], for and on behalf of:

[SUBCONTRACTOR]

By:

Name:

Title:

Annexure 4-14

ANNEXURE 4-10

FORM OF CONTRACTOR’S PERFORMANCE STATEMENT

This Contractor’s Performance Statement is issued on this [●] day of [●], 20[●], by Black & Veatch Construction, Inc. (“Contractor”), to Bradford County Real Estate Partners LLC (“Company”), pursuant to Section 6.8(a) of that certain Engineering, Procurement and Construction Agreement, between Company and Contractor, dated [●], 2019 (the “Agreement”).  Pursuant to Section 6.8(a) of the Agreement, Contractor hereby submits, in the form of the attachments hereto, its final results statement of the results of the Guarantee Test commenced by Contractor on [●], 20[●] and completed on [●], 20[●].

Contractor certifies that all information contained in this Contractor’s Performance Statement is true and correct.
Executed and delivered to Company this [●] day of [●], 20[●], for and on behalf of:

BLACK & VEATCH CONSTRUCTION, INC.

By:

Name:

Title:

Annexure 4-15

ANNEXURE 4-11

FORM OF FINAL RESULTS STATEMENT

This Final Results Statement is issued on this [●] day of [●], 20[●], by Bradford County Real Estate Partners LLC (“Company”), to Black & Veatch Construction, Inc. (“Contractor”), pursuant to Section 6.8(b) of that certain Engineering, Procurement and Construction Agreement, between Company and Contractor, dated [●], 2019 (the “Agreement”).  Pursuant to Section 6.8(b) of the Agreement, Company attaches the verified results of the Guarantee Test commenced by Contractor on [●], 20[●] and completed on [●], 20[●].  Company hereby certifies that:

1.          Contractor has achieved each of the Performance Guarantees.

2.          Contractor has failed to achieve the following Performance Guarantees:

[Insert description]

Notwithstanding the issuance of this Final Results Statement, Contractor shall not be relieved of any obligations under the Agreement or at law that survive the issuance of this Final Results Statement, including with respect to risk of loss or damage to the Work prior to achievement of Substantial Completion and issuance of a Substantial Completion Certificate by Company.
Executed and delivered to Contractor this [●] day of [●], 20[●], for and on behalf of:

BRADFORD COUNTY REAL ESTATE PARTNERS LLC

By:

Name:

Title:

Annexure 4-16

ANNEXURE 5

FORMS OF INVOICE

ANNEXURE 5-1

FORM OF INTERIM INVOICE
CONTRACTOR'S NAME: ...................................…………………………………….

ADDRESS: ..........................................................…………………………………..

SEQUENTIAL INVOICE NUMBER:…………………….

FOR WORK PERFORMED DURING: ……………………………….(Date)

DATE OF INVOICE:…………………………………………………………………

TO:
COMPANY: [NEW FORTRESS ENERGY] ADDRESS: .........................................................… COMPANY CONTACT: .........................................................…

Project name: [NFE Pennsylvania LNG Facility]

Contract Title:………………… (the “Agreement”)

Contract Number: ……………

COMPANY REPRESENTATIVE: (Name):…………………………………(Title.)………….

Phone Number: ………………………………

Contractor hereby makes application for payment to Company as shown below in connection with the above referenced Agreement between the Parties.

1.	Original Contract Price (Exhibit C of Agreement)	$0.00
2.	Net change by Approved Changes (Exhibit 1)	$0.00
3.	Contract Price to date (Line 1 + Line 2)	$0.00
4.	Total invoiced to date for progress of the Work - (Exhibit 2)	$0.00
5.	Total invoiced to date for Payment Milestones - (Exhibit 2)	$0.00
6.	Total invoiced and paid to date	$0.00
7.	Less previous Invoices	$0.00
8.	Current Payment Due	$0.00
9.	Balance of Contract Price remaining (Line 3 less Line 6)	$0.00

Contractor certifies that (i) this invoice represents the amount to which Contractor is entitled pursuant to the terms of the Agreement; (ii) the Work described herein has been completed; (iii) the Payment Milestones and/or progress of the Work described herein have been achieved; (iv) good title to the Materials and equipment (or portion thereof) to which this invoice relates will pass upon payment of this invoice, or has passed already, to Company; (v) Company has paid to Contractor the amounts identified as “paid” in this invoice (or any attachment hereto) and, if applicable, Contractor has been paid all amounts that Contractor is entitled to be paid for completion of the Work described in all previous months’ invoices; (vi) Contractor remains in compliance with all Performance Security and insurance requirements under the Agreement; and (vii) the name, address and routing number of the financial institution, the name and number of Contractor’s account and its address of record are correct, and any other details necessary to make  payment via wire transfer are attached to this invoice. All Lien Waivers required under the Agreement in connection with this invoice are attached hereto as Exhibit 3, and any additional information required or requested by Company in connection with this invoice is attached hereto as Exhibit 4.

Annexure 5-1

[NFE PENNSYLVANIA LNG FACILITY]

DATE OF INVOICE: MMM/DD/YYYY

INVOICE NUMBER: XXXX - XXXXXX

Payment is to be made by wire transfer or ACH on or before [insert due date] to:
[___________]
[___________]
Account # XXXXX
Acct. Type: [___]
ACH Format: [___]
ABA #[___________]
Credit: [___________]
Swift Code: [___________]

CONTRACTOR

Signed:

Name:

Title:

Date:                             __, YYYY

COMPANY APPROVAL:

AMOUNT APPROVED by Company for Payment: U.S. $______________

COMPANY

Signed:

Name:

Title:

Date:                             __, YYYY

The AMOUNT APPROVED by Company is without prejudice to any rights of Company under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this invoice.

Annexure 5-2

EXHIBIT 1

LIST OF APPROVED CHANGES

The following is a full and complete list of all Approved Changes:

Change Order No.	Description of Approved Change	Approved Amount

Total		$0.00

Annexure 5-3

EXHIBIT 2

1.          DESCRIPTION OF PAYMENT MILESTONES – SECTION 7.3

No. of Payment Milestone	Description of Payment Milestone	Previously Invoiced Amount ($ USD)	Amount of Payment Milestone Completed this Month ($ USD)	This Month Invoice Amount ($ USD)

Total			$0.00	$0.00

2.          DESCRIPTION OF THE PROGRESS OF THE WORK - SECTION 7.3

[Contractor to include a detailed, narrative describing the Work that has been fully completed during the previous period.]

3.          DESCRIPTION OF ANY OTHER AMOUNTS DUE AND PAYABLE TO CONTRACTOR PURSUANT TO THE AGREEMENT - SECTION 7.3

[Contractor to include a detailed, narrative describing any other amounts due pursuant to the Agreement.]

Annexure 5-4

EXHIBIT 3

LIEN WAIVERS

[To be attached to each invoice.]

Annexure 5-5

EXHIBIT 4

ADDITIONAL INFORMATION REQUIRED OR REQUESTED BY COMPANY

[To be attached to each invoice.]

Annexure 5-6

ANNEXURE 5-2

FORM OF FINAL INVOICE

CONTRACTOR'S NAME: ...................................…………………………………….

ADDRESS: ..........................................................…………………………………..

SEQUENTIAL INVOICE NUMBER:…………………….

FOR WORK PERFORMED DURING: ……………………………….(Date)

DATE OF INVOICE:…………………………………………………………………

TO:
COMPANY: [NEW FORTRESS ENERGY] ADDRESS: .........................................................… COMPANY CONTACT: .........................................................…

Project name: [NFE Pennsylvania LNG Facility]

Contract Title:………………… (the “Agreement”)

Contract Number: ……………

COMPANY REPRESENTATIVE: (Name):…………………………………(Title.)………….

Phone Number: ………………………………

Contractor hereby makes application for payment to Company as shown below in connection with the above referenced Agreement between the Parties.

1.	Original Contract Price (Exhibit C of Agreement)	$0.00
2.	Net change by Approved Changes (Exhibit 1)	$0.00
3.	Contract Price to date (Line 1 + Line 2)	$0.00
4.	Total invoiced to date for progress of the Work - (Exhibit 2)	$0.00
5.	Total invoiced to date for Payment Milestones - (Exhibit 2)	$0.00
6.	Total invoiced and paid to date	$0.00
7.	Less previous Invoices	$0.00
8.	Current Payment Due	$0.00
9.	Balance of Contract Price remaining (Line 3 less Line 6)	$0.00

Annexure 5-7

ADJUSTMENTS. Summary and explanation is listed below of any adjustments required to reconcile all previous invoices, payments, Approved Changes and Change Order Requests,

(Attach supporting documentation.)

Total Adjustments	$0.00

Total Final Payment Due (Line 9 +/- Total Adjustments)	$0.00

Contractor certifies that (i) this invoice represents the amount to which Contractor is entitled pursuant to the terms of the Agreement; (ii) the Work described herein has been completed; (iii) the Payment Milestones and/or progress of the Work described herein have been achieved; (iv) good title to the Materials and equipment (or portion thereof) to which this invoice relates will pass upon payment of this invoice, or has passed already, to Company; (v) Company has paid to Contractor the amounts identified as “paid” in this invoice (or any attachment hereto) and, if applicable, Contractor has been paid all amounts that Contractor is entitled to be paid for completion of the Work described in all previous months’ invoices; (vi) all payrolls, taxes, bills for Materials and equipment, and any other indebtedness connected with the Work for which Contractor or its Subcontractors are liable have been paid; (vii) Contractor remains in compliance with all Performance Security and insurance requirements under the Agreement; and (viii) the name, address and routing number of the financial institution, the name and number of Contractor’s account and its address of record are correct, and any other details necessary to make  payment via wire transfer are attached to this invoice. All Lien Waivers required under the Agreement in connection with this invoice are attached hereto as Exhibit 3, and any additional information required or requested by Company in connection with this invoice is attached hereto as Exhibit 4.

Annexure 5-8

NFE PENNSYLVANIA LNG FACILITY
DATE OF INVOICE: MMM/DD/YYYY
INVOICE NUMBER: XXXX - XXXXXX

Payment is to be made by wire transfer or ACH on or before [insert due date] to:
[___________]
[___________]
Account # XXXXX
Acct. Type: [___]
ACH Format: [___]
ABA #[___________]
Credit: [___________]
Swift Code: [___________]

CONTRACTOR

Signed:

Name:

Title:

Date:                             __, YYYY

COMPANY APPROVAL:

AMOUNT APPROVED by Company for Payment: U.S. $

COMPANY

Signed:

Name:

Title:

Date:                             __, YYYY

The AMOUNT APPROVED by Company is without prejudice to any rights of Company under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this invoice.

Annexure 5-9

EXHIBIT 1

LIST OF APPROVED CHANGES

The following is a full and complete list of all Approved Changes:

Change Order No.	Description of Approved Change	Approved Amount

Total		$0.00

Annexure 5-10

EXHIBIT 2

1.          DESCRIPTION OF PAYMENT MILESTONES - SECTION 7.3
No. of Payment Milestone	Description of Payment Milestone	Previously Invoiced Amount ($ USD)	Amount of Payment Milestone Completed this Month ($ USD)	This Month Invoice Amount ($ USD)

Total			$0.00	$0.00

2.          DESCRIPTION OF THE PROGRESS OF THE WORK - SECTION 7.3

[Contractor to include a detailed, narrative describing the Work that has been fully completed during the previous period.]

3.          DESCRIPTION OF ANY OTHER AMOUNTS DUE AND PAYABLE TO CONTRACTOR PURSUANT TO THE AGREEMENT - SECTION 7.3

[Contractor to include a detailed, narrative describing any other amounts due pursuant to the Agreement.]

Annexure 5-11

EXHIBIT 3

LIEN WAIVERS

[To be attached.]

Annexure 5-12

EXHIBIT 4

ADDITIONAL INFORMATION REQUIRED OR REQUESTED BY COMPANY

[To be attached.]

Annexure 5-13